As filed with the Securities and Exchange Commission on July 21, 2017

Registration No. 333-215110

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

(Amendment No. 5)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE SPHERE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	7370	98-0550257
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

301 McCullough Drive
4th Floor, Charlotte, North Carolina 28262
(704) 909-2806

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Shlomi Palas
301 McCullough Drive
4th Floor, Charlotte, North Carolina 28262
(704) 909-2806

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter J. Gennuso, Esq. Rob D. Powell, Esq. Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, NY 10017 (212) 908-3958	James M. Jenkins, Esq. Alexander R. McClean, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604 (585) 232-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share (3)(4)	$9,800,000	$1,135.82
Over-allotment of Common Stock, par value $0.001 per share, granted to the underwriter (3)(5)	720,000	83.45
Pre-Funded Warrants to Purchase Common Stock and Common Stock issuable upon exercise thereof (6)	9,800,000	—
Warrants to Purchase Common Stock (3)(7)	—	—
Common Stock Issuable upon Exercise of Warrants (3)(8)	10,780,000	1,249.40
Common Stock Issuable upon Exercise of Over-allotment of Warrants, granted to the underwriter (3)(5)(8)	792,000	91.79
Representative’s Warrants to Purchase Common Stock (3)(7)	—	—
Common Stock Issuable upon Exercise of Representative’s Warrants (3) (8)	460,250	53.34
Total	$22,552,250	$$2,613.80 (9)

(1)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (“Securities Act”). Amounts of securities calculated represent the aggregate of securities being sold in the two prospectuses contained in the registration statement.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)

The proposed maximum offering price is based on the combined maximum total of two offerings included in this registration statement; the first offering relates to a firm underwritten offering of $4,800,000 of securities, and the second offering relates to a best efforts offering of up to $5,000,000 of securities.

(5)

We have granted the underwriter in the firm underwritten offering an option for up to 45 days from the closing date of the offering to purchase up to an additional number of shares of common stock equal to 15% of the total number of shares of common stock and pre-funded warrants and/or up to an additional number of warrants equal to 15% of the warrants to be offered in the firm underwritten offering.

(6)

The proposed maximum offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $9,800,000.

(7)	No fee pursuant to Rule 457(g) under the Securities Act.
(8)

For the purpose of calculating the Proposed Maximum Aggregate Offering Price, an exercise price of 110% was assumed for the warrants to be offered hereunder and 125% for the Representative’s Warrants (as defined in the prospectus to which this registration statement forms a part).

(9)	$4,352.43 of which has been previously paid.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This registration statement contains two separate prospectuses for the following concurrent offerings, both of which entail the sale of Shares, Pre-Funded Warrants and Warrants (as such terms are defined in the registration statement):

1.	The Underwritten Offering - The first offering prospectus relates to a firm underwritten offering by the Company of $4,800,000 of our securities, consisting of up to 1,536,000 Shares or Pre-Funded Warrants, and Warrants to purchase up to 1,536,000 Warrant Shares.

2.	The Best Efforts Offering - The second offering prospectus relates to a best efforts offering being conducted by the Company of no less than $1,000,000 and up to $5,000,000 of our securities, consisting of no less than 320,000 Shares or Pre-Funded Warrants and up to 1,600,000 Shares or Pre-Funded Warrants, and Warrants to purchase no less than 320,000 Warrant Shares and up to 1,600,000 Warrant Shares.

The complete prospectus relating to the combined offerings follows immediately after this Explanatory Note. The prospectus for each separate offering will be identical except (i) for the additional or alternate pages which appear in the registration statement immediately following the complete prospectus, titled “Additional/Alternate Page(s) for Underwritten Prospectus” and “Additional/Alternate Page(s) for Best Efforts Prospectus”; and (ii) to update, remove or insert references to the other offering and the number of securities being offered, to the extent the context clearly requires it.

See the sections contained in the additional/alternate pages following the complete prospectus entitled “Underwriting” and “Plan of Distribution” for more information on the Underwritten Offering and Best Efforts Offering.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this preliminary prospectus is a part becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated July 21, 2017

BLUE SPHERE CORPORATION

$9,800,000

Up to 3,136,000 Shares of Common Stock and/or

Pre-funded Warrants to Purchase Shares of Common Stock and

Warrants to Purchase up to 3,136,000 Shares of Common Stock

This Company is offering up to $9,800,000 of its securities through two concurrent offerings, (1) a firm underwritten offering of $4,800,000 of its securities (the “Underwritten Offering”), and (2) a best efforts offering being conducted by the Company of no less than $1,000,000 and up to $5,000,000 of its securities (the “Best Efforts Offering”, and collectively with the Underwritten Offering, the “Offering” or the “Offerings”). The Best Efforts Offering will end on or before September 15, 2017, the Underwritten Offering will not terminate.

The combined Offerings consist of up to 3,136,000 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase up to 3,136,000 shares of our Common Stock (each whole warrant, a “Warrant”). This prospectus also includes the shares of Common Stock that are issuable from time to time upon exercise of the Warrants (the “Warrant Shares”). This prospectus also includes an offering to each purchaser whose purchase of shares of Common Stock in this Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Common Stock immediately following the consummation of this Offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (the “Pre-Funded Warrants”), in lieu of Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding Common Stock. Each Pre-Funded Warrant will be immediately exercisable for one share of our Common Stock and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of Common Stock are being sold to the public in this Offering, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per share. This Offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this Offering (the “Pre-Funded Warrant Shares”, along with the Shares, the Warrants, the Warrant Shares, and the Pre-Funded Warrants, the “Securities”). For each Pre-Funded Warrant we sell, the number of Shares we are offering will be decreased on a one-for-one basis. Because we will issue one Warrant for each share of Common Stock or Pre-Funded Warrant sold in this Offering, the number of Warrants sold in this Offering will not change as a result of a change in the mix of the Shares and Pre-Funded Warrants sold. Each Share of Common Stock or Pre-Funded Warrant is being sold together in a fixed combination with a Warrant to purchase one share of Common Stock for a public offering price of $3.00 per share of Common Stock or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant) and $0.125 per Warrant, or of $3.125 per combination of share of Common Stock (or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant)) and warrant. Each Warrant is immediately exercisable for one share of our Common Stock at an exercise price of $3.30 per share, or 110% of the per share price of our Common Stock in the Offering. Each Warrant expires five years from the date of issuance. The shares of Common Stock and Warrants will be issued and will trade separately. Any reference in this prospectus to the shares of Common Stock sold in the Offering shall relate to all shares of our Common Stock sold in the Offering, regardless of whether sold in the form of Shares or Pre-Funded Warrants.

The Underwritten Offering consists of up to 1,536,000 Shares or Pre-Funded Warrants, and Warrants to purchase up to 1,536,000 Warrant Shares. The Best Efforts Offering consists of no less than 320,000 Shares or Pre-Funded Warrants and up to 1,600,000 Shares or Pre-Funded Warrants, and Warrants to purchase no less than 320,000 Warrant Shares and up to 1,600,000 Warrant Shares.

This registration statement contains two separate prospectuses, both of which entail the sale of Shares, Pre-Funded Warrants and Warrants. The prospectus for both Offerings will be identical except (i) for the additional or alternate pages which appear in the registration statement immediately following the complete prospectus, titled “Additional/Alternate Page(s) for Underwritten Prospectus” and “Additional/Alternate Page(s) for Best Efforts Prospectus”; and (ii) to update, remove or insert references to the other offering and the number of Securities being offered, to the extent the context clearly requires it. See the sections contained in the additional/alternate pages following the complete prospectus entitled “Underwriting” and “Plan of Distribution” for more information on the Underwritten Offering and Best Efforts Offering, respectively.

Our Common Stock is quoted on the OTCQB® Venture Marketplace (the “OTCQB”) under the symbol “BLSP”. On July 20, 2017, the closing sale price of our Common Stock was $2.65 per share. Currently, there is no established public trading market in the United States for our Common Stock and quotes of our Common Stock on the OTCQB may not be indicative of the market price on a national securities exchange. On January 20, 2017, we filed an application to have our Common Stock and the Warrants listed on The NASDAQ Capital Market under the symbols “BLSP” and “BLSPW”, respectively. No assurance can be given that our application will be approved. Listing of our Common Stock on The NASDAQ Capital Market is a condition to consummation of the Offerings. The Pre-Funded Warrants are not and will not be listed for trading on any national securities exchange.

On June 13, 2017, the Company filed a registration statement on Form S-1 (the “Self-Underwritten Registration Statement”) seeking to register up to 1,440,000 shares of Common Stock and warrants to purchase up to 1,440,000 shares of Common Stock pursuant to a self-underwritten offering conducted on a “best-efforts” basis, with no minimum amount of shares is required to be sold (the “Self-Underwritten Offering”). On June 19, 2017, the Self-Underwritten Registration Statement went effective. On June 23, 2017, the Self-Underwritten Offering was fully subscribed; the Company received gross proceeds of $4,500,000 from investors, and the Company issued 1,440,000 shares of Common Stock and warrants to purchase up to 1,440,000 shares of Common Stock (the “June 2017 Warrants”).

On August 15, 2016, the Company filed a registration statement on Form S-1 (the “Resale Registration Statement”) seeking to register 684,872 shares of Common Stock on behalf of certain selling security holders named therein (“Selling Security Holders”). On September 14, 2016, the Resale Registration Statement went effective. The Company has not and will not receive any proceeds from the sale of the Common Stock by the Selling Security Holders.

Investing in our Securities involves a high degree of risk. For more information, see the section of this prospectus entitled “Risk Factors”.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). For more information, see the subsection entitled “Emerging Growth Company” in the Prospectus Summary.

The Company is currently in the development stage and has limited operations and revenues to date, and there can be no assurance that the Company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment. See the section entitled “Risk Factors” in this prospectus.

	Per Share	Per Pre-Funded Warrant	Per Warrant	Total Per Share or Pre- Funded Warrant and Warrant(3)
Public offering price	$3.00	$2.99	$0.125	$3.125
Underwriting discount and commissions(1)	$0.24	$0.24	$0.01	$0.25
Proceeds, before expenses, to Blue Sphere Corporation(2)	$2.76	$2.75	$0.115	$2.875

(1)

We have agreed to issue warrants to Maxim Group LLC (“Maxim” or the “Representative”) (or its designated affiliates) and to reimburse the Representative for its out-of-pocket expenses in connection with the Offerings, subject to a cap of $180,000 in the aggregate, including but not limited to the fees (in the case of the Underwritten Offering, not to exceed $75,000) of its legal counsel. See the sections contained in the additional/alternate pages following the complete prospectus entitled “Underwriting” and “Plan of Distribution” for more information on the Representative’s compensation.

(2)	We estimate our total expenses for the Offering to be approximately $580,000.
(3)	Assumes exercise of the Pre-Funded Warrants, if any, in full.

The Representative expects to deliver the Shares, Pre-Funded Warrants and Warrants to purchasers against payment within three (3) business days following execution of the Underwriting Agreement.

In connection with the Underwritten Offering, we have granted the Representative an option for a period of up to 45 days following the closing of the Offering to purchase up to an additional 15% of the total number of Shares and/or Warrants sold in the Underwritten Offering at the public offering price, less the underwriting discounts and commissions.

Maxim Group LLC

Sole Book-Running Manager

(for the Underwritten Offering)

and

Placement Agent

(for the Best Efforts Offering)

Chardan

 Co-Manager

(for the Underwritten Offering)

The date of this prospectus is _____________ , 2017

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate only as of the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus is not an offer or solicitation relating to the Securities in any jurisdiction in which such an offer or solicitation relating to the Securities is not authorized. You should not consider this prospectus to be an offer or solicitation relating to the Securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

For investors outside the United States: neither we nor any of the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of the Securities and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing in the Securities offered hereby. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our Securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” or similar terms are to Blue Sphere Corporation and its subsidiaries.

Our Company

We are an international Independent Power Producer (“IPP”) that is active in the global clean energy production and waste-to-energy markets. We aspire to become a key player in these rapidly growing markets by developing or acquiring projects with clean energy technologies, including but not limited to waste-to-energy facilities that generate clean energy, such as electricity, natural gas, and heat, as well as soil amendment and other by-products. These markets provide tremendous opportunity, insofar as we believe there is a virtually endless supply of waste and organic material that can be used to generate power and valuable by-products. In particular, the disposal of organic material to landfills in most parts of the world is a costly problem with environmentally-damaging consequences. We seek to offer a cost-effective, environmentally-safe alternative.

Our Projects

We are currently constructing or operating, or in negotiations to develop, as applicable, nineteen (19) projects related to our strategy of acquisition, development or operations of waste-to-energy facilities, which includes developing projects for which we have entered into nonbinding letters of intent to acquire additional biogas facilities in Italy and to develop and construct waste-to-energy facilities in the United States, the Netherlands, the United Kingdom and Israel. We continue to evaluate a pipeline of similar projects in the pre-development phase in the above listed countries, and we are also evaluating projects in other countries such as the Czech Republic, Poland, Canada and Mexico.

We are currently operating the following projects:

United States (operating)

●	Charlotte, NC Waste to Energy Anaerobic Digester 5.2 MW Plant

●	Johnston, RI Waste to Energy Anaerobic Digester 3.2 MW Plant

Italy (operating)

●	Soc. agr. AGRICERERE srl – Tromello (Blue Sphere Pavia) 999 KW Plant
●	Soc. agr. AGRIELEKTRA srl – Alagna (Blue Sphere Pavia) 999 KW Plant
●	Soc. agr. AGRISORSE srl - Garlasco (Blue Sphere Pavia) 999 KW Plant
●	Soc. agr. GEFA srl – Dorno (Blue Sphere Pavia) 999 KW Plant

We currently have entered into definitive agreements to consummate the acquisition of the following projects:

Italy (consummating acquisition)

●	Cantu, Italy. Acquisition of fully operating .990 KW Clean Energy Plant from Pronto-Verde, A.G.
●	Udine, Italy. Acquisition of fully operating .990KW Clean Energy Plant from Pronto-Verde, A.G.

We currently have nonbinding letters of intent to develop the following projects:

United States (negotiating and/or conducting due diligence)

●	Red Springs, NC. New Construction waste-to-energy Anaerobic Digester 3.0 MW Plant
●	Wallace, NC. New Construction waste-to-energy Anaerobic Digester 3.0 MW Plant

Italy (negotiating and/or conducting due diligence)

●	Cortona, Italy. Acquisition of fully operating 1.25MW Clean Energy Plants from Pronto-Verde, A.G.
●	Costa de Nobili, Italy. Acquisition of two fully operating 990 KW each from Rienergy S.r.l

The Netherlands (developing and negotiating)

●	Sterksel, NL. New Construction waste-to-energy Anaerobic Digester 10.0 MW Plant *
●	Terramass, NL. New Construction waste-to-energy Anaerobic Digester 2.5 MW Plant

*

On December 8, 2016, Blue Sphere Brabant B.V., a wholly owned subsidiary of the Company in the Netherlands, won a grant to sell renewable gas on a per MWg basis to Rijksdienst voor Ondernemend Nederland (“RVO”) under the Renewable Energy Production Incentive Scheme. The grant provides for the sale of up to 234,466.589 MWh per year, for a maximum total value of the grant equal to €151,934,350.00 (approximately USD $161,642,955) paid over twelve (12) years, from the date the facility begins production. The grant is conditioned upon the following: (1) the construction must be assigned to a supplier (EPC) within one (1) year, with RVO receiving a copy of the assignment; (2) the facility must begin production within four (4) years; (3) notice of any material changes (i.e., in location, receiver, power, required dates, etc.) must be given to RVO; and (4) RVO is entitled to receive an annual progress report of the realization of the facility.

2

The United Kingdom (negotiating and/or conducting due diligence)

●	Carlton Forest, GB. New Construction waste-to-energy Pyrolysis Plant 7.5MW (electricity) + 10MW (thermal)
●	Hull, GB. New Construction waste-to-energy Pyrolysis Plant 15MW (electricity) + 15MW (thermal)
●	Seal Sands, GB. New Construction waste-to-energy Pyrolysis Plant 16MW (electricity) + 23MW (thermal)

We are currently negotiating nonbinding letters of intent to develop the following projects:

Italy (negotiating and/or conducting due diligence)

●	Ostellato, Italy. New Construction of two 1MW Anaerobic Digester Plants with Energy Lab, S.p.A

Israel (negotiating and/or conducting due diligence)

●	Rishon, IL. New Construction of a MRF (Materials Recycling Facility) + a 2.5MW Anaerobic Digester Plant

Our strategy is to continue to expand in the future, including through acquisition of additional projects. From time to time, we negotiate, conduct due diligence and enter into nonbinding letters of intent for projects that we are evaluating. However, until due diligence is complete, further negotiations are finalized and the parties have executed a definitive agreement, there can be no assurance that we will be able to enter into any development or acquisition transaction, on the terms in the applicable letter of intent, if any, or at all, or any other similar arrangements. In the case of new construction projects for which we have not entered into definitive agreements, the power output identified herein reflects management’s position, determined based on a review of relevant factors including, but not limited to, pre-existing relationships with purchasers in the region, demand, land and facility space, environmental and engineering analysis, and the availability of feedstock and other sources of input. Furthermore, any such transactions that we do enter into would be subject to the uncertainties regarding our existing projects described in the “Risk Factors” section.

Our Strategy

Our main focus is providing tailored solutions internationally to produce clean energy primarily out of the treatment of waste. We are focused on waste-to-energy projects in the United States, Italy, the Netherlands, the United Kingdom and Israel and are in the process of developing a pipeline of similar projects. We believe there is a virtually endless supply of waste suitable for such projects and the demand for energy (particularly from such projects) is growing consistently.

Our model is to acquire or build, own and operate waste-to-energy facilities. We select projects with signed, long-term agreements with waste producers or waste haulers for feedstock, with national governments or electricity corporations for energy output and with private entities for the sale of other project by-products (such as renewable energy credits, heat and soil amendment). We are currently focused on several types of projects: (i) anaerobic digestion to electricity, (ii) landfill gas to energy, (iii) anaerobic digestion to gas, (iv) gasification, (v) incineration and (vi) energy crop to electricity.

Another component of the clean energy and waste-to-energy industry in the United States is renewable energy credits (“RECs”). A REC represents a MWh or KWh of clean energy. Many states, including North Carolina and Rhode Island, the sites of our two United States projects, require their utilities to prove that a portion of the energy they sell is produced from clean or renewable sources. A REC is used to demonstrate that the relevant unit of energy has a clean or renewable source. Consequently, utilities purchase RECs from producers of clean and renewable energy. Our agreements with Duke Energy Carolinas, LLC (“Duke Energy”) and The Narragansett Electric Company d/b/a National Grid (“National Grid”), for our North Carolina and Rhode Island projects, respectively, provide for “bundled” pricing for the sale of electricity and RECs.

We expect our projects to generate revenue through sales of thermal and electrical energy, energy efficiency technologies and RECs, and by-products, project development services, and tipping fees from accepting waste, as applicable to a particular project. On or about November 18, 2016, the Waste to Energy Anaerobic Digester 5.2 MW Plant in Charlotte, NC, of which we are a 25% owner, commenced commercial operations and started to provide its output to Duke Energy pursuant to the power purchase agreement with Duke Energy. On or about June 23, 2017, the Waste to Energy Anaerobic Digester 3.2 MW Plant in Johnston, RI, of which we are a 22.75% owner, commenced commercial operations and started to provide its output to National Grid pursuant to the power purchase agreement with National Grid. The commencement of the commercial operations includes the gradual intake of waste from the facility’s feedstock suppliers, increasing the parasitic load to the digesters, completing the waste-water-treatment resources and completing all other mechanical features needed for the facility to operate at full capacity. Both the North Carolina Facility and the Rhode Island Facility are in the mechanical completion and ramp-up phase of the project. We estimate that the North Carolina Facility will achieve mechanical completion by September 30, 2017, and that the Rhode Island Facility will achieve mechanical completion by October 30, 2017.

Our strategy is to integrate all activities and components that make up a waste-to-energy project and provide a turn-key, one-stop shop solution for waste-to-energy development. We are also actively seeking to acquire facilities that are in various stages of development. We work with and outsource key components of projects to engineering, procurement and construction (“EPC”) providers and other project participants that provide the most economically viable solution for each individual project. The EPC providers may also be the provider of the technology used for each project. We believe this provides us the flexibility and freedom to tailor the best solution for each project. We expect that we will remain involved in managing and financing all aspects of our projects throughout their lifetimes or until they are sold. We believe this assures all of the involved parties, including waste producers, financing stakeholders, EPC and technology providers, and customers, that there is long-term continuity and responsibility for each project.

We aim to be distinctive and successful in the waste-to-energy market by:

●	providing a one-stop, turn-key/build, own and operate/transfer solution;
●	identifying and obtaining the rights to lucrative projects without incurring material expense;
●	delivering seamless and professional project implementation through a combination of our own expertise and the use of third-party experts with a track-record of success;
●	being technology agnostic and using mature and well-known technologies and when necessary to tailor-make cost-efficient and effective solutions for our projects;
●	leveraging our management’s more than 30 years of experience in successful implementation of large and complex projects;
●	building local and international teams to support each project;
●	obtaining political, property, non-performance and insolvency insurance for our projects; and

3

●	our projects receiving almost all of their revenue in United States dollars or Euros, whether operating in the United States, Europe or the developing world.

Change in Operator in Italy and Transfer of North Carolina and Rhode Island Project Agreements

As fully described herein, the Company has terminated its four Plant EBITDA Agreements (as defined below) with Austep S.p.A., an Italian corporation (“Austep”), the Company’s former partner in Italy that operated, maintained, and supervised the Company’s four facilities in Italy. Notwithstanding, these facilities are currently operating and the Company is in the process of replacing Austep with a new operator, as more fully described below. The Company believes that the termination of the Plant EBITDA Agreements with Austep and the engagement of a new operator will result in the facilities being operated under terms that are more advantageous to the Company, which the Company believes will improve profitability. Therefore, the Company believes that there will ultimately be no material negative impact resulting from this change in operating partner.

Also as fully described herein, we understand that the agreements relating to the development and operation of our facilities in North Carolina and Rhode Island will be transferred by Austep to its affiliated entity, Andion Italy S.r.l. (“Andion”). Presently, the agreements are validly in force and the parties continue to develop, operate, maintain, and supervise the facilities in North Carolina and Rhode Island, as more fully described below. We anticipate that, following the transfer, Andion will continue to operate, maintain, and supervise the facilities for the foreseeable future.

Background - The Company’s Agreements with Austep S.p.A and its Affiliates

As previously disclosed, the Company, through its indirect, wholly-owned subsidiary, Bluesphere Pavia S.r.l (“Blue Sphere Pavia”), owns Agricerere S.r.l., Agrielektra S.r.l., Agrisorse S.r.l. and Gefa S.r.l (each, an “SPV” and collectively, the “SPVs”), each of which is engaged in the operation of an anaerobic digestion biogas plant located in Italy for the production and sale of electricity to Gestore del Servizi Energetici GSE, S.p.A., a state-owned company, pursuant to a power purchase agreement (the “SPVs PPA”).

The Company was a party to a Framework EBITDA Guarantee Agreement (the “Framework EBITDA Agreement”) with Austep, pursuant to which Austep had performed technical analyses of our operating anaerobic digestion plants in Italy that we identified as potential acquisition targets, and upon acquiring any such plants, set forth a framework to negotiate individual agreements pursuant to which Austep would operate, maintain and supervise each plant and guarantee agreed-upon levels of EBITDA to us for a specified period. In connection with the acquisition of the four SPVs, each SPV entered into a Plant EBITDA Guarantee Agreement with Austep (collectively, the “Plant EBITDA Agreements”), pursuant to which Austep operated, maintained and supervised each biogas plant owned by the SPVs (the “SPV Facilities”) and provided that we would receive specified levels of annual aggregate EBITDA.

Our nonconsolidated affiliate, Orbit Energy Charlotte, LLC (“OEC”), owns and operates a waste-to-energy anaerobic digester plant located in Charlotte, North Carolina (the “North Carolina Facility”). The design, development and delivery of the North Carolina Facility was performed by Auspark LLC (“Auspark”), an affiliate of Austep, pursuant to an Amended and Restated Turnkey Agreement for the Design, Construction and Delivery of a Biogas Plant, dated June 5, 2014 and as amended or modified by letter agreement on January 22, 2015, February 3, 2015, March 31, 2016 and August 26, 2016 (the “NC Turnkey Agreement”). In addition, OEC, Austep and Austep’s operating entity, Austep USA Inc. (“Austep USA”), entered into a Service, Maintenance and Operation Agreement (the “NC O&M Agreement”), dated June 5, 2014, pursuant to which Austep USA will perform the day-to-day operation, management, service, and maintenance operations at the North Carolina Facility and, Austep guaranteed Austep USA’s performance thereunder.

Our nonconsolidated affiliate, Orbit Energy Rhode Island, LLC (“OERI”), owns and operates a waste-to-energy anaerobic digester plant located in Johnston, Rhode Island (the “Rhode Island Facility”). The design, development and delivery of the Rhode Island Facility was performed by Auspark LLC pursuant to an Amended and Restated Turnkey Agreement for the Design, Construction and Delivery of a Biogas Plant, dated April 7, 2015 and as amended or modified by letter agreement on March 31, 2016 and August 26, 2016 (the “RI Turnkey Agreement”). OERI has been in negotiations with Austep and Austep Rhode Island LLC to enter into an agreement for the day-to-day operation, management, service, and maintenance of the Rhode Island Facility, but has not entered into such agreement.

Austep’s Liquidation/Restructuring

From the Official Records of the Companies’ Register (the “Official Records”), the Company learned that on June 20, 2017, Austep was put in voluntary liquidation by shareholders’ resolution pursuant to Article 2484 of the Italian Civil Code. Furthermore, the Official Records show that on June 30, 2017, Austep filed a petition in the Bankruptcy Court of Milan (the “Milan Court”) for a creditors’ settlement procedure (i.e., a “concordato preventivo”) pursuant to Article 161, paragraph 6 of the Italian Bankruptcy Law, seeking permission to submit a restructuring plan to the court contemplating a partial continuity of its operations, which will then need to be approved by a majority of Austep’s creditors and by the court.

On July 17, 2017, the Company received a copy of the decree issued by the Milan Court dated July 6, 2017, whereby the Milan Court approved Austep’s petition for a creditors’ settlement procedure and declared that Austep shall, by November 3, 2017, submit (i) the final debt restructuring plan (i.e., a “proposta di concordato preventivo”) and (ii) a request for certification of the restructuring agreement’s debts (i.e., a “domanda di omologa di accordi di ristrutturazione dei debiti”).

The Milan Court appointed a judicial commissioner to supervise Austep’s activities through November 3, 2017 and report to the Court every fact constituting a breach of Austep’s obligations under the relevant provisions of the Italian Bankruptcy Law. Austep must also provide an update to is financial status and expenses to the Milan Court on a monthly basis. In addition, the Milan Court declared that Austep shall not, without the Milan Court’s authorization, (i) perform any extraordinary operation, (ii) repay any receivable accrued before the opening of the judicial procedure, or (iii) suspend any pending agreement or enter into any new loan agreement.

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Continuity of Performance of the SPV Facilities

Upon initially learning of Austep’s liquidation/restructuring, the Company began planning and implementing a remedial action plan designed to insure minimal disruption to the SPV Facilities, provide for the short-term and long-term operation of the SPV Facilities on equal or better terms, and hold Austep accountable for any economic losses incurred as a result of the foregoing.

Present Operation of the SPV Facilities

On July 12, 2017, Austep personnel shut down the engines at all of the SPV Facilities, and exited all four sites. The Company immediately notified Banca IMI S.p.A. (“Banca IMI”), the SPVs’ lender, and began coordinating with Banca IMA on its remedial action plan.

On July 14, 2017, the Company notified Austep’s liquidator, in accordance with the Plant EBITDA Agreements, that because (i) Austep had neglected specified contractual obligations concerning maintenance of the SPV Facilities, which each SPV had notified Austep of on June 21, 2017, and (ii) Austep, without notice, abandoned the SPV Facilities, the Company had taken over direct management and supervision of the SPV Facilities to ensure their proper operation, safety and security. The Company reserved all rights to claim any and all damages arising as a consequence of Austep’s conduct, including costs incurred by the Company in its intervention.

Also on July 14, 2017, the Company entered into a Biogas Plants’ Ordinary Management Proposal with Società Agricola Burnigaia Società Semplice d/b/a La Fenice (“La Fenice”), an Italian company experienced in the operation of biogas plants, pursuant to which La Fenice will immediately operate and supervise the SPV Facilities (the “Interim Operation Agreement”). The Interim Operation Agreement provides that we will pay La Fenice €10,000 + VAT per facility per month. The Interim Operation Agreement renews automatically each month, unless terminated by either party. The Company and La Fenice are operating pursuant to the Interim Operation Agreement, and are presently negotiating a definitive agreement.

Pursuant to the Interim Operation Agreement, La Fenice personnel were on-site at the SPV Facilities on July 14, 2017 and began start-up of the engines at each facility. The SPV Facilities have begun transmitting electricity to the grid, and we anticipate that by August 5, 2017, all SPV Facilities will be generating at full capacity.

Termination of Plant EBITDA Agreements

On July 18, 2017, the SPVs delivered to Austep a notice of termination of the Plant EBITDA Agreements due to several breaches of Austep’s obligations, representations and warranties thereunder including without limitation those outlined in the notice provided to Austep’s liquidator on July 14, 2017. The Company further notified Austep that, as a consequence of early termination, (i) it is obligated to pay to a penalty of €85,000 to each SPV, and (ii) that Austep will be deemed liable to hold the SPVs harmless and indemnified for any direct and indirect losses (including loss of business), damages, costs of engaging replacement contractors and suppliers, costs relating to the supply of feedstock for years 2017 through 2018, insurance premium costs, costs incurred in connection with the financing facility agreement with Banca IMI, and any other expenses or other liabilities incurred or to be incurred by the SPVs as a consequence of or in connection with Austep’s breaches, actions and/or omissions under the Plant EBITDA Agreements.

As a result of the foregoing events, the SPV Facilities were not being operated or supervised for approximately three days. Presently, the SPV Facilities are now being operated and supervised by La Fenice and Company personnel pursuant to the Interim Operation Agreement, and Austep is no longer engaged in the operation of the SPV Facilities.

The Company will withhold its costs and damages arising from the loss in generation at the SPV Facilities, and the costs or remediating and implementing this short-term operational solution, from any amounts payable to Austep under the terminated Plant EBITDA Agreements.

Long-Term Plans for Operation of the SPV Facilities

The Company intends for the Interim Operation Agreement to serve as a short-term solution to remediate any potential losses resulting from Austep’s breach of performance and its liquidation/restructuring. The Company is also currently negotiating with multiple prospective operators who can perform full-service operation, maintenance, and supervision of the SPV Facilities, and supply feedstock to the SPV Facilities, on equal or better terms than Austep under the now-terminated Plant EBITDA Agreements. The Company also asked the prospective operators to assess and report on the current situation at each of the SPV Facilities and address any measures, actions or improvements that it recommends.

On July 13, 2017, the Company received a binding proposal for services from a primary biogas plant operator pursuant to which the operator will perform operation, maintenance, and supervision of the SPV Facilities for the duration of the SPVs PPA for €419,623 plus 22% VAT per facility per year. The operator has agreed to guarantee annual gross revenues of €2,150,000 per facility, subject to certain assumptions consistent with historical performance. To the extent that annual gross revenues exceed the specified threshold, the operator would be entitled to 50% of such excess. In addition, the SPVs and the operator would share equally in savings from consumption reductions resulting from management or technical improvements designed and implemented by the operator.

The Company anticipates receipt of an additional binding proposal from a prospective operator. The Company intends to have the SPVs enter into definitive agreements with a long-term operator for the operation, maintenance, and supervision of the SPV Facilities by August 4, 2017; however, the Company cannot make any guarantees that it will be successful in entering into any such definitive agreement within this time frame or that it will be successful in negotiating terms and conditions favorable to the Company.

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Continuity of Performance of the North Carolina Facility and Rhode Island Facility

According to the Official Records, on June 29, 2017, Austep entered into a Business Unit Lease Agreement (“BULA”) with Andion Italy S.r.l. (“Andion”), with the intent of assuring the regular operation of certain operations and agreements by Andion. Andion is wholly owned by Arcus Holdings Sa, a Luxembourg entity owned by White Cloud Capital II SCSp, which controls Austep Holdings S.p.A. Austep Holdings S.p.A. wholly-owns Austep and Austep USA, and Austep USA wholly-owns Auspark LLC and Austep Rhode Island LLC. Andion is not subject to the liquidation/restructuring of Austep.

The BULA provides for, among other things, the transfer of Austep’s entire United States operations and, accordingly, the agreements relating to the operation of our North Carolina Facility and Rhode Island Facility; specifically, the NC Turnkey Agreement, NC O&M Agreement and RI Turnkey Agreement. The Plant EBITDA Agreements were not transferred under the BULA. The term of the BULA is three (3) months from the effective date of the BULA, and will automatically renew if not terminated by one of the parties with at least thirty (30) days’ written notice. The BULA will become effective upon execution by all parties, and is subject to finalization of negotiations with unions regarding all employees who will not be transferred with the BULA.

Presently, the NC Turnkey Agreement, NC O&M Agreement and RI Turnkey Agreement are validly in force, and the parties continue to develop, operate, maintain, and supervise the North Carolina Facility and the Rhode Island Facility in accordance with the terms of such agreements. If and when the BULA becomes effective, we anticipate that Andion will continue to operate, maintain, and supervise the North Carolina Facility and the Rhode Island Facility for the foreseeable future.

NASDAQ Listing Application and Proposed Symbols

On January 20, 2017, we filed an application to have our Common Stock and Warrants listed on The NASDAQ Capital Market under the symbols “BLSP” and “BLSPW”, respectively.  No assurance can be given that our application will be approved. Listing of our Common Stock on The NASDAQ Capital Market is a condition to consummation of the Offering. The Pre-Funded Warrants are not and will not be listed for trading on any national securities exchange.

Restated Financial Statements

On November 11, 2016, we filed amendments to our Transition Report for the transition period from October 1, 2015 through December 31, 2015 and to our Quarterly Reports for the periods ending March 31, 2016 and June 30, 2016. All such amendments were filed to reflect the Company’s restatement of its consolidated financial statements for such respective periods due to the application of the equity method of accounting for the investments in the SPVs in Italy (defined herein). We applied the equity method as a result of our former Plant EBITDA Agreements between the SPVs and Austep, whereby Austep operated, maintained and supervised each biogas plant, which prevented us from exercising a controlling influence over operating policies of the facilities. On July 18, 2017, we terminated the Plant EBITDA Agreements. Under this method, our equity investment is reflected in our financial statements as an investment in nonconsolidated subsidiaries and the net earnings or losses of the investments is reflected as equity in net earnings of nonconsolidated companies. We believe that, while the revised financial statements reflected substantial modifications, the revenues and expenses that had been previously reported are now reflected in a line item for the Company’s nonconsolidated wholly-owned subsidiaries, and the modifications result in no impact to our operational results. Therefore, the modifications were substantially a matter of presentation.

For more information concerning the termination of the Plant EBITDA Agreements, see the subsection of this Prospectus Summary entitled “Change in Operator in Italy and Transfer of North Carolina and Rhode Island Project Agreements”.

Reverse Stock Split

On November 23, 2016, our stockholders approved a reverse split of our Common Stock at a ratio reasonably necessary to satisfy the minimum requirements for listing on The NASDAQ Capital Market. On March 24, 2017, we effectuated a reverse split of our Common Stock upon the filing of our Certificate of Amendment No. 2 to our Amended and Restated Articles of Incorporation, at a ratio of 130-to-1 (the “Reverse Stock Split”), such that each 130 shares of Common Stock issued and outstanding immediately prior to the effective time of the Reverse Stock Split automatically combined into 1 validly issued, fully paid and non-assessable share of Common Stock without any further action by the Company or the holder thereof.

Unless otherwise indicated in this prospectus, all Common Stock share and per share information in this prospectus gives effect to the Reverse Stock Split.

Our Corporate Information

We are a Nevada corporation. Our principal executive offices are located at 301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262 and our telephone number is (704) 909-2806. We also have office space located at 35 Assuta St. Even Yehuda, Israel 40500. Our web address is http://www.bluespherecorporate.com. The information on our website does not form a part of this prospectus.

Summary Risks

Before you invest in our Securities, you should carefully consider all the information in this prospectus, including matters set forth in the section of this prospectus entitled “Risk Factors”. We believe that the following are some of the major risks and uncertainties that may affect us:

●	We have a limited operating history which makes it difficult to evaluate our business and prospects;

●	We have a history of losses and can provide no assurance of our future operating results;

●	We will require additional funding, and our future access to capital is uncertain. Insufficient capital may limit our ability to pursue our projects;

●	We have incurred substantial indebtedness;

●	Project construction and development requires significant outlays of capital and is subject to numerous risks;

●	Our power purchase agreements, which we expect to be the primary source of future revenue for our projects, require us to meet certain milestones and other performance criteria;

●	Our business model depends on performance by third parties under contractual arrangements; and

●	Acquisition, financing, construction and development of new projects and project expansions may not commence as anticipated or at all.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.

We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).

We could remain an “emerging growth company” for up to five years from the last day of our fiscal year in which the first sale of our common equity securities occurred pursuant to an effective registration statement under the Securities Act, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues are $1 billion, as adjusted, or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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THE OFFERINGS

Securities Offered in Both Offerings (Combined)	Up to 3,136,000 shares of our Common Stock or Pre-Funded Warrants, and Warrants to purchase up to 3,136,000 shares of Common Stock.

Amount of Both Offerings (Combined)	$9,800,000

Amount of and Securities Offered in the Best Efforts Offering

Concurrent with the Underwritten Offering, we are offering up to $5,000,000 of our Securities to members of the general public, provided that a minimum of $1,000,000 must be raised to conduct a closing the Best Efforts Offering. The Best Efforts Offering consists of no less than 320,000 shares of our Common Stock or Pre-Funded Warrants and up to 1,600,000 shares of our Common Stock or Pre-Funded Warrants, and Warrants to purchase up to 1,600,000 shares of Common Stock.

Amount of and Securities Offered in the Underwritten Offering

Concurrent with the Best Efforts Offering, we are offering $4,800,000 of our Securities to members of the general public in a firm commitment underwritten offering, consisting of up to 1,536,000 shares of our Common Stock or Pre-Funded Warrants, and Warrants to purchase up to 1,536,000 shares of Common Stock.

Offering Price (Both Offerings)	$3.00 per Share of Common Stock or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant), and $0.125 per Warrant, or $3.125 per combination of share of Common Stock (or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant)) and warrant.

Description of the Pre-Funded Warrants	This prospectus also includes an offering to each purchaser whose purchase of shares of Common Stock in this Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Common Stock immediately following the consummation of this Offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants, in lieu of Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding Common Stock. Each Pre-Funded Warrant will be immediately exercisable for one share of our Common Stock and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of Common Stock are being sold to the public in this Offering, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per share. This Offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this Offering. For each Pre-Funded Warrant we sell, the number of Shares we are offering will be decreased on a one-for-one basis. Because we will issue one Warrant for each share of Common Stock or Pre-Funded Warrant sold in this Offering, the number of Warrants sold in this Offering will not change as a result of a change in the mix of the Shares and Pre-Funded Warrants sold.

Description of the Warrants	The Warrants will have an exercise price of $3.30 per share, subject to adjustment as set forth therein and will expire five years from the date of issuance. The Warrants are exercisable immediately. Investors will receive one Warrant for each share of Common Stock purchased in the Offering.

Shares of Common Stock Issued and Outstanding Before Both Offerings	3,682,762

Shares of Common Stock Issued and Outstanding After Both Offerings	6,818,762 (9,954,762 if the Pre-Funded Warrants and Warrants being offered hereby are exercised in full)

Term of the Offering	The Best Efforts Offering will end on or before September 15, 2017, and the Underwritten Offering will not terminate.

Over-allotment Option (Underwritten Offering)	We have granted the underwriter an option for up to 45 days from the closing date of the Offering to purchase up to an additional number of shares of Common Stock equal to 15% of the total number of shares of Common Stock and Pre-Funded Warrants and/or up to an additional number of Warrants equal to 15% of the Warrants to be offered in the Underwritten Offering.

Representative’s Warrants	We have agreed to issue the Representative (or its designated affiliates), at the closing of the Offerings, share purchase warrants covering a number of shares of Common Stock equal to up to three and one-half percent (3.5%) of the total number of shares of Common Stock and Pre-Funded Warrants sold in the Offerings, including pursuant to the over-allotment option.

Use of Proceeds	The Company will use the net proceeds from the Offering for its general corporate purposes and working capital, to fund the development of new and current projects and facilities, to finance project acquisitions, and to repay an outstanding bridge loan of the Company. See the section entitled “Use of Proceeds.”

Risk Factors	See the prospectus section titled “Risk Factors” and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in the Securities.

Market for Common Stock	Shares of the Company’s Common Stock are quoted on the OTCQB® Venture Marketplace under the symbol “BLSP”. On July 20, 2017, the closing sale price of our Common Stock was $2.65 per share.

NASDAQ Listing Application and Proposed Symbols	On January 20, 2017, we applied to have our Common Stock and Warrants listed on The NASDAQ Capital Market under the symbols “BLSP” and “BLSPW”, respectively. No assurance can be given that our application will be approved. Listing of our Common Stock on The NASDAQ Capital Market is a condition to consummation of the Offering. The Pre-Funded Warrants are not and will not be listed for trading on any national securities exchange.

Dividends	We have not declared or paid dividends on our Common Stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Unless otherwise indicated in this prospectus, all Common Stock share and per share information in this prospectus gives effect to the Reverse Stock Split. Any reference in this prospectus to the shares of Common Stock sold in this Offering shall relate to all shares of our Common Stock sold in this Offering, regardless of whether sold in the form of Shares or Pre-Funded Warrants.

The number of shares of our Common Stock issued and outstanding before the Offering is as of July 21, 2017. The number of shares of our Common Stock outstanding before and after the Offering assumes all Shares or Pre-Funded Warrants and Warrants offered in this prospectus are purchased, and excludes:

●	5,992 shares of our Common Stock are issuable upon the exercise of options granted under our 2010 Incentive Plan;

●	2,085,942 shares of our Common Stock are issuable upon exercise of our currently outstanding warrants, with a weighted average exercise price of $5.04 per share;
●	225,000 shares of our Common Stock that would be issuable upon exercise of the Debenture Refinance Warrants (as defined below), which will be issued following the closing of this Offering upon certain conditions precedent being met, at an exercise price based on the Refinance Price Formula (as defined below);

●	53,847 shares of our Common Stock that would be issuable upon exercise of certain warrants that are subject to dispute in the Prassas Litigation (as defined below), at an exercise price of $6.50 per share;
●	235,849 shares of our Common Stock are issuable upon exercise of our currently outstanding convertible notes;
●	954,927 shares of our Common Stock that will become issuable September 24, 2017 upon full conversion of all of our currently outstanding convertible 2015 Debentures (as defined below), or in the alternative, upon closing of the Debenture Refinance, 1,432,391 shares of our Common Stock that would become issuable upon exercise six-months following issuance of the Convertible Debentures (as defined below), which will be issued following the closing of this Offering upon certain conditions precedent being met (including repayment of the 2015 Debentures), in both cases, based on a conversion price equal to 80% of the average reported closing price of the Common Stock on the OTCQB Venture Marketplace calculated using the five trading days immediately preceding the date above (in the case of the Convertible Debentures, such formula was assumed because an exercise price is currently indeterminable using the Refinance Price Formula);
●	230,400 shares of our Common Stock issuable upon exercise of the over-allotment option; and
●	Up to 117,824 shares of our Common stock issuable upon exercise of the Representative’s Warrants issued in both the Underwritten Offering and the Best Efforts Offering.

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SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data*

	For the Year ended September 30, 2015 (audited)	For the Year ended December 31, 2016 (audited)	For the Three Months ended December 31, 2015 (audited)	For the Three Months ended March 31, 2016 (unaudited)	For the Three Months ended March 31, 2017 (unaudited)
Revenue from Services	$—	588	—	—	—

Loss from Operations	$5,317	7,516	1,106	1,980	1,194

Finance Expense (Income)	$2,145	1,728	75	41	940

Income (Loss) from Change in Fair Value of Warrant Liability	$—	1,390	(219)	(1,190)	337

Loss from extinguishment of Debenture	$—	—	—	—	615

Equity (loss) earnings in Nonconsolidated Subsidiaries	$—	444	(38)	(670)	64

Equity Earnings in Nonconsolidated Affiliates	$—	5,961	—	—	367

Net Loss	$7,462	1,801	1,288	3,881	1,981

Balance Sheet Data*

	As of December 31, 2016 (audited)	As of December 31, 2015 (audited)	As of March 31, 2017 (unaudited)
Current Assets	$1,905	3,303	1,811

Investments in Nonconsolidated Affiliates	$10,137	7,570	10,734

Investments in Nonconsolidated Subsidiaries	$4,429	4,993	4,563

Total Assets	$16,521	15,896	17,156

Total Current Liabilities	$11,574	10,808	13,891

Total Long Term Liabilities	$7,171	8,574	7,076

Total Stockholders’ Deficit	$(2,224)	(3,486)	(3,811)

Total Liabilities and Stockholders’ Deficit	$16,521	15,896	17,156

* The Company changed its fiscal year to end on December 31st each year, effective January 1, 2016. The Company filed an Annual Report on Form 10-K for the fiscal year ending September 30, 2015, and a Transition Report on Form 10-Q for the three-month period ended December 31, 2015, as amended by Amendments No. 1 and No. 2 to the Transition Report on Form 10-Q for the three-month period ended December 31, 2015. Pursuant to Rule 13a-10 of the Exchange Act, the Company has included the audited financial statements for the three-month period ended December 31, 2015 with its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

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RISK FACTORS

Investing in our Securities involves a high degree of risk. You should carefully consider the following risk factors before deciding whether to invest in the Company. If any of the events discussed in the risk factors below occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of our Securities could decline. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

Risks Relating to Financial Position and Need for Additional Capital

Our independent auditors’ report states that there is substantial doubt that we will be able to continue as a going concern.

Our independent registered public accounting firm, Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu Limited, state in their audit report, dated February 14, 2017, that our recurring losses from operations raise substantial doubt about our ability to continue as a going concern. There is a risk that we will continue to incur expenses without generating significant revenue into the future. Our source of funds to date has been the sale of our common stock and warrants, debt financing, development fees and disbursements from our projects in Italy. Because we cannot ensure that any of our projects currently in development will ever become operational or that we will be able to generate any significant revenue from our operating projects, obtaining new sources of equity or debt financing will be difficult.

We have a limited operating history which makes it difficult to evaluate our business and prospects.

The Company has a limited operating history upon which you can base an evaluation of its business and prospects. Our facility in North Carolina commenced commercial operations on or about November 18, 2016, and our facility in Rhode Island commenced commercial operations on or about June 23, 2017. In December 2015, we acquired four biogas plants in Italy pursuant to the Italy Projects Agreement (as defined below). On June 29, 2017, we entered into share purchase agreements to purchase two operating plants for the production of electricity from vegetal oil located in Udine, Italy and Cantu, Italy, and anticipate closing both acquisitions during the third quarter of 2017. We can provide no assurance that we will successfully acquire such plants. We have also entered into nonbinding letters of intent for the acquisition or development of other projects, but there is no assurance that we will successfully acquire or develop such projects. Accordingly, our business is subject to substantial risks, uncertainties and expenses that are difficult to evaluate. Our ability to generate revenue and become and remain profitable will depend on, among other things:

●	our ability to satisfy the conditions for obtaining ownership of our projects for those projects we have entered into definitive signed agreements for;
●	our ability to enter into definitive signed agreements for the acquisition of our projects for which we have entered into term sheets, letters of intent or memoranda of understanding;
●	our ability to obtain adequate financing for our projects on terms and upon timing consistent with our expectations;
●	our ability to develop and construct our projects at our projected cost and within our projected timetables;
●	our ability to effectively manage the operations at our projects;
●	our ability to develop and maintain an effective internal corporate organization; and
●	our ability to attract, hire and retain qualified and experienced management as well as technical and operations personnel.

There can be no assurance that our projects will generate sufficient revenue or that we will have adequate working capital to meet our obligations as they become due. Readers should consider the risks and difficulties frequently encountered by companies like ours, particularly in rapidly evolving markets. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We have a history of losses and can provide no assurance of our future operating results.

As of March 31, 2017, we had working capital deficit of $12,080,000 and stockholders’ deficit of $3,811,000. As of December 31, 2015, and 2016, we had working capital deficit of $7,505,000 and $9,669,000, respectively, and stockholders’ deficit of $3,486,000 and $2,224,000, respectively. For the three months ended March 31, 2017, we incurred net losses of $1,981,000. For the years ended September 30, 2015 and December 31, 2016, we incurred net losses of $7,462,000 and $1,801,000, respectively. For the three months ended December 31, 2015, we incurred net losses of $1,288,000. As of March 31, 2017, and December 31, 2016, we had an aggregate accumulated deficit of $48,474,000 and 46,493,000, respectively. There is a substantial risk that we will incur additional substantial operating losses for the foreseeable future, and we may never achieve or maintain profitability. We anticipate that our expenses will increase as we continue to implement our project development and construction plan and expand our general and administrative operations. As a result, our projects will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our Common Stock.

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Any delay in, or failure to, accomplish our acquisition, financing and development plans could adversely affect the ability of our projects to generate revenues and become profitable.

Because of the numerous uncertainties associated with the acquisition, financing, and development of our projects, we are unable to predict the timing of when we will become profitable, if ever. No assurances can be given about if we will close acquisitions of additional biogas plants in Italy, the Netherlands, the United States, the United Kingdom or Israel, or if we will be able to continue to develop a pipeline of projects. We may fail to satisfy the conditions in our acquisition, financing and development agreements, and project construction may not be completed on the schedule or within the budget that we intend, or at all. The foregoing could materially and adversely affect the ability of our projects to generate revenue and become profitable. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future.

We will require additional funding, and our future access to capital is uncertain. Insufficient capital may limit our ability to pursue our projects.

All of our current and future projects will require significant amounts of financing from us and/or our partners. We also may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. There can be no assurance that additional funds will be available on acceptable terms or at all. We may be required to pursue sources of additional capital through various means, including debt or equity financings. Future financings through equity financings are likely to be dilutive to existing stockholders. Newly issued securities may include preferences, voting rights, warrants or other derivative securities, which may have additional dilutive effects to existing stockholders. Further, we may incur substantial costs to obtain additional funding, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which will adversely impact our financial condition. Our ability to obtain additional funding may be impaired by general market conditions and/or our financial condition, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our projects’ future revenues from operations, if any, is not sufficient to satisfy our capital needs, we may not be able to pursue our projects and our business, financial condition and results of operations may be materially and adversely affected.

We have incurred substantial indebtedness.

As of March 31, 2017, we had indebtedness of approximately $13,177,000. Our level of indebtedness increases the possibility that we may not have sufficient cash to pay, when due, the principal, interest or other amounts due in respect of such indebtedness. Our level of indebtedness, combined with other financial obligations and contractual commitments, could:

●	make it difficult for us to satisfy our obligations with respect to such indebtedness, which could result in events of default under the loan agreements and instruments governing the indebtedness;
●	require us to dedicate a substantial portion of our cash flow from operations to payments on indebtedness, thereby reducing funds available for working capital, capital expenditures, and other corporate purposes;
●	increase our vulnerability to adverse economic and industry conditions, which could place us at a competitive disadvantage compared to competitors that have relatively less indebtedness;
●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and
●	limit our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, and other corporate purposes.

We may incur additional indebtedness in the future, including through the issuance of convertible notes. If we incur a substantial amount of additional indebtedness, the related risks that we face could become more significant. Additionally, the terms of any future debt that we incur may impose requirements or restrictions that further affect our financial and operating flexibility.

Risks Relating to Business and Industry

Project construction and development requires significant outlays of capital and is subject to numerous risks.

The construction and development of our projects involves numerous risks. We are required to outlay significant capital for preliminary engineering, permitting, legal, and other expenses before we can determine whether a project is feasible or economically attractive. In order to successfully construct and develop our projects, we need to negotiate satisfactory engineering, procurement and construction agreements and feedstock supply and power purchase agreements, receive all required governmental permits and approvals, obtain financing, and timely implement construction and development. Successful completion of a particular project may be adversely affected by numerous factors, including: (i) failure or delay in obtaining required government permits and approvals with acceptable conditions; (ii) unavailability of financing; (iii) uncertainties relating to land costs for projects; (iv) engineering problems; (v) construction delays and contractor performance shortfalls; (vi) work stoppages; (vii) cost over-runs; (viii) failure of equipment and materials supply; (ix) adverse weather conditions; and (x) environmental and geological conditions.

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Our power purchase agreements, which we expect to be the primary source of future revenue for our projects, require us to meet certain milestones and other performance criteria.

Our power purchase agreements typically require us to meet certain milestones and other performance criteria, including the commencement of a project’s commercial operations by a certain date. Our failure to meet these milestones and other criteria, including minimum quantities once we have achieved commercial operations, may result in termination of these contracts, in which case we would lose any future cash flow from the relevant project and may be required to pay fees and penalties to our counterparty. We cannot assure you that we will be able to perform our obligations under such contracts or that we will have sufficient funds to pay any fees or penalties thereunder. In the past, our projects have been subject to fees and penalties under the Amended and Restated Renewable Energy Purchase Agreement, dated October 12, 2012 and amended on April 25, 2013, January 31, 2014, January 29, 2015 and September 30, 2016, by and between OEC and Duke Energy Carolinas, LLC (as amended, the “Duke PPA”), and the Power Purchase Agreement, dated May 26, 2011 and amended on April 11, 2013, December 9, 2013, January 9, 2015 and May 27, 2016, by and between OERI and The Narragansett Electric Company d/b/a National Grid (as amended, the “National Grid PPA”) to extend certain milestones. The Duke PPA and National Grid PPA required us to commence commercial operations of the North Carolina Facility and the Rhode Island Facility, respectively, by December 31, 2015. Because commercial operations of the North Carolina Facility were not commenced within 60 days of December 31, 2015, OEC was required to pay $500,000 of liquidated damages to Duke Energy pursuant to the Duke PPA during the first quarter of 2016; York Renewable Energy Partners LLC (“York”), our joint venture partner in the North Carolina and Rhode Island projects, was responsible for contributing these funds to OEC. Because commercial operations of the Rhode Island Facility were not commenced by December 31, 2015, OERI paid an additional “Development Period Security” payment of $22,500 pursuant to the National Grid PPA; York was responsible for contributing these funds to OERI. On May 27, 2016, National Grid agreed to modify the date to commence commercial operations to June 30, 2017. As an incentive and evidence of good faith to achieve commercial operation, OERI posted additional collateral in the amount of $22,500, such funds having been contributed to OERI by York. Although York was responsible for these amounts, we are heavily dependent on the Duke PPA and National Grid PPA as the expected primary source of future revenue for our North Carolina and Rhode Island projects, respectively.

We are heavily dependent on fixed price power purchase agreements as the expected primary source of revenue for our projects.

We have entered into fixed price power purchase agreements with respect to our current projects. Currently, we are heavily dependent on the Duke PPA, National Grid PPA and SPVs PPA as the expected primary source of future revenue for our North Carolina Facility, Rhode Island Facility and SPV Facilities, respectively. A material decrease in the output to these purchasers, a material adverse change in the terms of the purchase and sale of energy by these purchasers, or a material adverse change in the financial condition of these purchasers could significantly reduce the revenues of our projects and reduce our earnings.

Our business model depends on performance by third parties under contractual arrangements.

Our businesses depend on third parties to, among other things, own and/or operate our projects, purchase energy produced by our projects, and supply and deliver the goods and services necessary for the construction and operation of our projects. Specifically, the design, development and delivery of the North Carolina Facility and the Rhode Island Facility is performed by Auspark LLC, an affiliate of Austep, and the operation of our North Carolina Facility, are performed by Austep USA Inc., an affiliate of Austep. Assuming that the BULA becomes effective, whereby Austep will transfer all of its United States operations and, accordingly, the agreements relating to the operation of our North Carolina Facility and Rhode Island Facility, Andion will become our contractual partner at the North Carolina Facility and the Rhode Island Facility. In addition, La Fenice is presently operating and supervising the SPV Facilities pursuant to the Interim Operation Agreement, and we anticipate entering into a long-term agreement with a new operator in the near future. If we are unable to enter into a long-term agreement with a new operator in the near future on terms as favorable to us as the former Plant EBITDA Agreements, our financial results could be adversely impacted. For more information concerning the termination of our former Plant EBITDA Agreements, see the subsection entitled “Change in Operator in Italy and Transfer of North Carolina and Rhode Island Project Agreements” in the “Prospectus Summary” section of this prospectus.

The viability of our projects depends significantly upon the performance of these third parties in accordance with long-term contracts. If these third parties cannot or will not perform their contractual obligations, whether due to their financial condition, force majeure events, changes in laws or regulations, or otherwise, we may not be able to secure alternate arrangements on substantially the same terms or at all for the goods and services provided under such contracts. In addition, some of the owners and operators of our projects may be smaller companies that are more likely to experience financial and operational difficulties than relatively larger, well-established companies, which could result in interruptions or delays in the operation of our projects. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Austep is in the process of liquidation/restructuring, and we can provide no assurances that the Company’s ongoing efforts to mitigate the impact and maintain continuity of performance at our affected facilities will be successful, or that it will not have a material effect on our business, financial condition and results of operations.

On June 20, 2017, Austep, S.p.A. was put in voluntary liquidation by shareholders’ resolution pursuant to Article 2484 of the Italian Civil Code. On June 30, 2017, Austep filed a petition in the Bankruptcy Court of Milan (the “Milan Court”) for a creditors’ settlement procedure pursuant to Article 161, paragraph VI of the Italian Bankruptcy Law, seeking permission to submit a restructuring plan to the court contemplating a partial continuity of its operations within one hundred and twenty (120) days, which will then need to be approved by a majority of Austep’s creditors and by the court. On June 29, 2017, Austep entered into a Business Unit Lease Agreement with Andion S.r.l. providing for, among other things, the transfer of its entire United States operations and, accordingly, the agreements relating to the operation of the North Carolina Facility and the Rhode Island Facility; specifically, the NC Turnkey Agreement, NC O&M Agreement and RI Turnkey Agreement. The SPV Facilities were not transferred under the BULA. All information stated above was obtained by the Company from the Official Records of the Companies’ Register in Italy. If the BULA does not become effective or if Austep’s restructuring is unsuccessful, it could have an adverse impact on the operations and financial results of the North Carolina Facility and the Rhode Island Facility.

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The SPV Facilities in Italy

In response to the liquidation/restructuring of Austep and the subsequent shut-down of the SPV Facilities by its personnel, on July 14, 2017 the Company notified Austep’s liquidator that it had taken over direct management and supervision of the SPV Facilities, and thereafter on July 18, 2017, the Company terminated all four Plant EBITDA Agreements. Notwithstanding the foregoing, the SPV Facilities are currently operating, the Company has put in place a new operator to perform interim operations, and the Company is receiving bids to enter into definitive agreements for long-term operations of the SPV Facilities from other operators. The Company believes that the termination of the Plant EBITDA agreements and the engagement of a new long-term operator will result in the SPV Facilities being operated under terms that are more advantageous to the Company, which the Company believes will improve profitability, and thus that there will ultimately be no material negative impact resulting from this change in operating partner. However, we can make no assurances that the Company will be successful in entering into any such definitive agreements with a new operator, or that it will be successful in negotiating terms and conditions more favorable to the Company than the terms of the Plant EBITDA Agreements. If the interim operator is unable to operate the SPV facilities as profitably as Austep, if the engines at the SPV facilities are shut down or do not timely achieve full generation, or if we are unable to enter into a long-term agreement with a new operator in the near future on terms as favorable to us as the former Plant EBITDA Agreements, it could have an adverse impact on the operations and financial results of the SPVs.

The North Carolina Facility and The Rhode Island Facility

Presently, the NC Turnkey Agreement, NC O&M Agreement and RI Turnkey Agreement are validly in force, and the parties continue to develop, operate, maintain, and supervise the North Carolina Facility and the Rhode Island Facility in accordance with the terms of such agreements. The BULA will become effective upon execution by all parties, and is subject to finalization of negotiations with unions regarding all employees who will not be transferred with the BULA. If and when the BULA becomes effective, we anticipate that the BULA will become effective, and that Andion will continue to develop, operate, maintain, and supervise the North Carolina Facility and the Rhode Island Facility pursuant to the NC Turnkey Agreement, NC O&M Agreement and RI Turnkey Agreement, as applicable, for the foreseeable future. However, we can make no assurances that the BULA will become effective, that the NC Turnkey Agreement, NC O&M Agreement and RI Turnkey Agreement will be transferred and performed by Andion, or that such transfer will ultimately be a viable long-term solution. If the BULA does not become effective or if Andion cannot assume or perform the NC Turnkey Agreement, NC O&M Agreement and RI Turnkey Agreement as effectively as Austep USA or Auspark LLC, as applicable, it could have an adverse impact on the operations and financial results of the North Carolina Facility and the Rhode Island Facility.

For more information concerning the foregoing, see the subsection entitled “Change in Operator in Italy and Transfer of North Carolina and Rhode Island Project Agreements” in the “Prospectus Summary” section of this prospectus.

Any of the foregoing matters could have a material effect on our business, financial condition and results of operations.

We are a minority owner in our North Carolina and Rhode Island projects.

We are the owner of 25% of the North Carolina project and 22.75% of the Rhode Island project through certain joint ventures, and therefore are minority owners of these projects. The partnerships have contracted for the design, construction and operation of the North Carolina Facility and for the design and construction of the Rhode Island Facility. Our share of any net earnings (losses) generated by the North Carolina and Rhode Island projects is earned in accordance with our ownership of these projects. See the section of this prospectus entitled “Description of Business” for definitions and further information. As minority owners in the North Carolina and Rhode Island projects, we do not have full authority to control or make decisions concerning the development, contracting, ultimate operations of or sale of these projects. In addition, our right to receive distributions from each project is subject to certain priorities in favor of York, including, among other things, with respect to distributions from the North Carolina project and distributions upon a liquidation event for the Rhode Island project, York’s right to receive repayment its unrecovered capital contributions to each project, plus an annual rate of return of nine percent (9%) on such unrecovered capital contributions. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

The SPV Financing Agreement is an off-balance sheet arrangement that is secured by the assets of the SPVs.

The SPVs, Banca IMI S.p.A. (“the SPVs’ lender”) and Intesa San Paolo S.p.A. are party to a certain €22,080,000 Financing Agreement, dated February 25, 2013 (the “SPV Financing Agreement”). As of March 31, 2017, €17,395,402 was outstanding under the SPV Financing Agreement. Because our former Plant EBITDA Agreements between the SPVs and Austep, whereby Austep operated, maintained and supervised each biogas plant, prevented us from exercising a controlling influence over operating policies of the SPVs, we applied the equity method of accounting for the investments in the SPVs and the amounts owed under the SPV Financing Agreement are not reflected on our consolidated balance sheet. However, if we were to apply another method of accounting we could be required to consolidate the SPVs and the associated debt at that time, which could negatively affect our financial condition. On July 18, 2017, we terminated the Plant EBITDA Agreements and Austep is no longer operating the SPV Facilities. It is uncertain at this time whether the new long-term agreements currently being negotiated will require us to apply another method of accounting, because the accounting treatment will be dependent upon the terms of the definitive long-tern agreement. For more information concerning the termination of the Plant EBITDA Agreements, see the subsection entitled “Change in Operator in Italy and Transfer of North Carolina and Rhode Island Project Agreements” in the “Prospectus Summary” section of this prospectus.

In addition, amounts outstanding under the SPV Financing Agreement are secured by the assets of the SPVs. If the SPVs were to default under the SPV Financing Agreement, and the SPVs’ lender were to foreclose on the secured assets, this could have a material effect on our business, financial condition and results of operations.

We may not be able to obtain feedstock or other inputs at acceptable prices, which could increase our operating costs significantly and harm our financial condition and results of operations.

We believe we have all definitive agreements needed to supply all feedstock needed for operation of our current projects, including an Organic Waste Delivery Agreement, dated October 13, 2016, between OERI and Renewable Organics Management LLC, for the supply of feedstock upon commencement of operations at our Rhode Island project. Although we and our third party operators can obtain certain project inputs pursuant to fixed price arrangements, we and they are vulnerable to the availability and price fluctuations of certain raw materials and utilities, such as feedstock and electricity. Our and our third party operators’ ability to operate our projects is dependent upon the availability of feedstock and utilities at reasonable prices. Market conditions can impact the availability and price of these inputs, and our and our third party operators’ suppliers may be unable to deliver our requirements for these inputs at acceptable prices or at all. During periods when availability of these inputs decreases or their prices increase, we or our third party operators may incur significant increases in operating costs without being able to increase the selling price of our projects’ energy output under fixed price power purchase agreements. This could have a material adverse effect on our financial condition and results of operations.

Our operations in foreign markets could cause us to incur additional costs and risks associated with doing business internationally.

Our operations in markets outside the United States subject us to additional costs and risks, including:

●	compliance with foreign requirements regulating the environment and the waste-to-energy market;
●	difficulties in establishing, staffing and managing international operations;
●	U.S. laws and regulations related to foreign operations, including tax and anti-corruption laws and regulations;

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●	differing intellectual property laws;
●	differing contract laws that impact the enforceability of agreements among energy suppliers and energy consumers;
●	imposition of special taxes;
●	strong national and international competitors;
●	currency exchange rate fluctuations; and
●	political and economic instability in the countries in which we operate.

Our failure to manage the risks associated with international operations could limit the future growth of our business and adversely affect our business, financial condition and results of operations. We may be required to make a substantial financial investment and expend significant management efforts in connection with our international operations.

We conduct our operations in Israel, and therefore our results may be adversely affected by political, economic and military instability in Israel and its region.

Although our principal executive office is in the United States, a substantial part of our business and management is based in Israel and some of our officers, employees, consultants and directors are residents of Israel. Therefore, our business, financial condition and results of operations could be adversely affected by political, economic and military instability in Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and could make it more difficult for us to raise capital.

Operations in the developing world could cause us to incur additional costs and risks associated with doing business in developing markets.

We are seeking to operate in the developing world (such as, e.g., countries in Eastern Europe), which would make us vulnerable to political, economic and social instability in such areas. Many areas of the developing world have experienced political, economic and social uncertainty in recent years, including an economic crisis characterized in some cases by increased inflation, high domestic interest rates, negative economic growth, reduced consumer purchasing power and high unemployment. Currently, many of the countries in the developing world where we have been or may be pursuing projects have been pursuing economic stabilization policies, including the encouragement of foreign trade and investment and other reforms, but there is no guarantee these policies will be successful or stay in place. Political, economic and social instability in these countries may have an adverse effect on our business, financial condition and results of operations.

Acquisition, financing, construction and development of new projects and project expansions may not commence as anticipated or at all.

Our strategy is to continue to expand in the future, including through acquisition of additional projects. From time to time we enter into nonbinding letters of intent for projects that we are evaluating. However, until the negotiations are finalized and the parties have executed a definitive agreement, there can be no assurance that we will be able to enter into any development or acquisition transaction, on the terms in the applicable letter of intent or at all, or any other similar arrangements.

The acquisition, financing, construction and development of new projects involves numerous risks, including:

●	difficulties in identifying, obtaining and permitting suitable sites for new projects;
●	assumptions with respect to the cost and schedule for completing construction;
●	the ability to obtain financing for a project on acceptable terms or at all;
●	delays in deliveries of, or increases in the prices of, equipment;
●	the unavailability of sufficient quantities of waste or other fuels for startup;
●	permitting and other regulatory issues, license revocation and changes in legal requirements;
●	labor disputes and work stoppages;
●	unforeseen engineering and environmental problems;
●	cost overruns; and
●	weather conditions and certain force majeure events.

In addition, new projects have no operating history and may employ recently developed technology and equipment. A new project may be unable to fund principal and interest payments under its debt service obligations or may operate at a loss. In certain situations, if a project fails to achieve commercial operation, at certain levels or at all, termination rights in the agreements governing the project financing may be triggered, rendering all of the project’s debt immediately due and payable. As a result, the project may be rendered insolvent and we may lose our interest in the project.

Some of our projects require a relatively long development and/or construction cycle, and are subject to regulatory, planning and market changes, all of which can affect our ability to finish the projects.

Some of our projects may require a relatively long development and or construction cycle. These long periods of development can subject us to certain regulatory, municipal planning and financial market changes after having invested capital into the development phases of the projects. These changes could have an adverse effect on our ability to finish such projects.

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Changes in climate conditions could materially affect our business and prospects.

Significant changes in weather patterns and volatility could have a positive or negative influence on our existing business and our prospects for growth. Such changes may cause episodic events (such as floods or storms) that are difficult to predict or prepare for, or longer-term trends (such as droughts or sea-level rise). These or other meteorological changes could lead to increased operating costs, capital expenses, disruptions in facility operations or supply chains, changes in waste generation and interruptions in waste deliveries, and changes in energy pricing, among other effects.

We may face intense competition and may not be able to successfully compete.

There are a number of other companies operating in the renewable energy and waste-to-energy markets. These include service or equipment providers, consultants, managers, buyers and/or investors. In contrast to the standard market approach in these markets, we seek to provide a one-stop shop, turn-key solution to project owners.

We may not have the resources to compete with our existing competitors or with any new competitors. Most of our competitors have significantly greater personnel, financial and managerial resources than we have, and we may fail to maintain or expand our business. Moreover, as the demand for renewable energy increases, new companies may enter the market, and the influx of added competition will pose an increased risk to us. Increased competition could harm our business, prospects, financial condition and results of operations.

We rely on key personnel, and if we are unable to retain or hire qualified personnel, we may not be able to maintain or expand our business.

The development of our business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and the engagement of key employees and contractors who have critical industry experience and relationships that we will rely on to implement our business plan. The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to maintain or expand our business, which could adversely affect our business, prospects, financial condition and results of operations. In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel. Our inability to attract and retain the necessary personnel could have a material adverse effect on us. We have no “key man” insurance on any of our key employees.

In the past we have experienced material weaknesses in our internal control over financial reporting, which caused us to restate certain financials in 2016. If we fail to establish and maintain a system of disclosure controls and procedures and an effective system of internal control over financial reporting, we may not be able to accurately and timely disclose information about us and our financial results or prevent fraud. Any inability to accurately and timely disclose information and financial results could harm our business and reputation and cause the value of our Securities to decline.

A system of disclosure controls and procedures is necessary to ensure that information required to be disclosed by us in the reports that we file under the Exchange Act is recorded, processed, summarized and reported, within the time specified in the SEC’s rules and forms. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. If we cannot disclose required information or provide reliable financial reports, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. Due to lack of segregation of duties, limited resources, and lack of a formal audit committee and financial expert on our Board, we concluded that our internal controls over financial reporting were not effective as of December 31, 2016. We have taken certain steps to address these deficiencies, but we continue to determine how best to change our current system and implement a more effective system. There can be no assurance that implementation of any changes will be completed in a timely manner or that they will be adequate once implemented.

As reported in our Annual Report on Form 10-K for the period ended December 31, 2016, our management concluded that our internal control over financial reporting was not effective as of December 31, 2016 in ensuring that (i) information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (ii) information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. As a result, we were required to restate certain financials in 2016.

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During 2016, we established an audit committee comprised of only disinterested directors, recruited a seasoned Chief Financial Officer, and began implementing and evaluating new internal controls over financial reporting and disclosure controls and procedures. Although management is still evaluating the design of these new controls and procedures, we believe that our improved processes and procedures will assist in the remediation of our material weaknesses. Once placed in operation for a sufficient period, we will subject these controls and procedures to appropriate tests in order to determine whether they are operating effectively. Management, with oversight from the audit committee, is committed to the remediation of known material weaknesses as expeditiously as possible. If we have continued material weaknesses in our internal financial reporting, our financial condition could be impaired or we may have to restate our financials, which could cause us to expend additional funds and would have a material impact on our ability to generate profits and on the success of our business.

Volatility in foreign exchange currency rates could adversely affect our financial condition and results of operations.

We have significant exposure to revenues, expenses and certain asset and liability balances denominated in Euros. In addition, we conduct transactions in various currencies, which increases our exposure to fluctuations in foreign currency exchange rates relative to the U.S. Dollar. Fluctuations in the exchange rates of the Euro relative to the U.S. Dollar can significantly affect our operating results and equity earnings. Our operating and equity earnings are adversely affected when the U.S. Dollar strengthens relative to other currencies and are positively affected when the U.S. Dollar weakens. In the future, a larger portion of our international revenue may be denominated in foreign currencies, which will subject us to additional risks associated with fluctuations in those foreign currencies. In addition, we may be unable to successfully hedge against any such fluctuations.

If our strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

We do not believe there is a track record for companies pursuing our specific strategy, and there is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful and our projects do not generate revenue or profit, the value of our Securities could decrease and our stockholders could lose their investments.

We are and may become subject to litigation claims or suits, government investigations, and other proceedings that may result in adverse outcomes.

We are currently party to the Barkats Litigation, in which the New York Court has issued a Temporary Restraining Order in favor of JS Barkats PLLC, prohibiting us and Mr. Shlomo Palas, our Chief Executive Officer, from “transferring or dissipating [our] assets … to the extent of $652,000”. We are also currently party to the Prassas Litigation, in which a complaint was filed against us alleging breach of contract and further (a) seeking unpaid fees in the amount of USD $1,601,317.67 plus interest, (b) seeking issuance of an order of prejudgment attachment and garnishment on our bank accounts, other property held by us and all payments owed to us from third parties, (c) seeking an injunction restraining us from transferring funds or property outside of the court’s jurisdiction or alternatively that the court appoint a receiver to manage, operate, control and take possession of our assets, and (d) seeking a declaration that Prassas Capital, LLC has been granted a contractual right to purchase 53,847 shares of Common Stock at a price of $6.50 per share (after giving effect to the Reverse Stock Split). For more details on the Barkats Litigation and the Prassas Litigation, see the section entitled “Litigation”. In addition, at any given time we may be or may become subject to other litigation claims or suits, government investigations, and other proceedings involving competition, project operations, local regulatory matters, health and safety, hazardous materials usage tax, labor and employment, contract disputes, or other matters. The Barkats Litigation, Prassas Litigation, and any such claims, suits, government investigations, and proceedings are inherently uncertain and their results cannot be predicted with certainty. Regardless of the outcome, such proceedings can have an adverse impact on us because of legal costs, diversion of management resources, and other factors. Determining reserves for our current and pending litigation is a complex, fact-intensive process that requires significant judgment. Defense of any such proceedings could be costly and involve significant time and attention of our management and other resources, may result in monetary liabilities or penalties, and may require us to change our business in an adverse manner. It is possible that a resolution of any such proceedings, including the Barkats Litigation or the Prassas Litigation, could adversely affect our business, consolidated financial position, results of operations, or cash flows in a particular period or the industry as a whole.

These proceedings could also result in reputational harm and/or regulatory sanctions, decrees or orders preventing us from engaging in certain business activity or practices. Any of these consequences could adversely affect our business and results of operations.

Risks Relating to the Regulation of Projects

We may be unable to obtain, modify, or maintain the regulatory permits, approvals and consents required to construct and operate our projects.

In order to construct and operate our projects, we must obtain and modify numerous environmental and other regulatory permits and certifications from federal, state and local agencies and authorities, including air permits and wastewater discharge permits. A number of these permits and certifications must be obtained prior to the start of construction of a project, while other permits are required to be obtained at or prior to the time of first commercial operation or within prescribed time frames following commencement of commercial operations. Any failure to obtain or modify the necessary environmental and other regulatory permits and certifications on a timely basis could delay the construction or commercial operation of our projects. In addition, once a permit or certification has been issued for a project, we must take steps to comply with each permit’s or certification’s conditions, which can include conditions as to timely construction and commencement of the project. Failure to comply with these conditions could result in revocation or suspension of the permit or certification and/or the imposition of penalties or other consequences. We also may need to modify existing permits to reflect changes in project design or requirements, which could trigger a legal or regulatory review under a standard that may be more stringent than when the permits were originally granted.

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Obtaining and modifying necessary permits and certifications is a time-consuming and expensive process, and we may not be able to obtain or modify them on a timely basis or at all. In the event that we fail to obtain or modify all necessary permits and certifications, we may be forced to delay construction or operation of a project or abandon the project altogether, which could have a material adverse effect on our business, financial condition and results of operations. In addition, we may be required to make capital expenditures on an ongoing basis to comply with increasingly stringent federal, state, provincial and local environmental, health and safety laws, regulations and permits.

We are subject to environmental laws and potential exposure to environmental liabilities.

Because of the nature of our projects, we are subject to various federal, state and local environmental laws and regulations that govern our operations, including the import, handling and disposal of non-hazardous and hazardous wastes, and emissions and discharges into the environment. Failure to comply with these laws and regulations could result in costs for corrective action, penalties or the imposition of other liabilities. We also are subject to laws and regulations that impose liability and clean-up responsibility for releases of hazardous substances into the environment. Under certain of these laws and regulations, a current or previous owner or operator of property may be liable for the costs of remediating the release or spill of hazardous substances or petroleum products on or from its property, without regard to whether the owner or operator knew of, or caused, the contamination, and such owner or operator may incur liability to third parties impacted by such contamination. Failure to comply with applicable environmental laws and regulations and the imposition of environmental liability could have a material adverse effect on our business, financial condition and results of operations.

Changes in applicable laws and regulations can adversely affect our business, financial condition and results of operations.

There has been substantial debate recently in the United States and abroad in the context of environmental and energy policies affecting climate change, the outcome of which could have a positive or negative influence on our existing business and our prospects for growing our business. Governmental entities that regulate our operations or projects may adopt new laws, regulations or policies, or amend or change the interpretation of existing laws, regulations or policies, at any time. We have no control over these changes, which could potentially have an adverse effect on our business, prospects, financial condition and results of operations.

Our business and reputation could be adversely affected if we or third parties with whom we have a relationship fail to comply with United States or foreign anti-corruption laws or regulations.

Our business and operations may be conducted in countries where corruption has historically penetrated the economy to a greater extent than in the United States. It is our policy to comply, and to require our local partners and those with whom we do business to comply, with all applicable anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act, and with applicable local laws of the foreign countries in which we operate. Our business and reputation may be adversely affected if we or our local partners fail to comply with such laws.

Risk Relating to our Securities and the Offering

Future sales of our Common Stock by existing stockholders could cause the price of our Securities to decline.

If our existing stockholders sell substantial amounts of our Common Stock in the public market, or if there is a perception that our stockholders might sell shares of our Common Stock, the price of our Securities could decrease significantly. If the holders of our convertible notes or warrants elect to convert or exercise, or if we issue additional convertible notes or warrants, the conversion or exercise of these securities into shares of our Common Stock could also decrease the price of our Securities. A decline in the price of our Common Stock might impede our ability to raise capital through the issuance of additional shares of our Common Stock or other securities.

We may allocate net proceeds from this Offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section entitled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the Offering set forth in the section entitled “Use of Proceeds” represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our projects’ future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including success of our management’s initiatives, cash generated by our operations and project acquisition and development. We may find it necessary or advisable to use portions of the proceeds from the Offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds”. You may not have an opportunity to evaluate the information on which we base our decisions on how to use the proceeds and may not agree with the decisions made. Additional information is available in the section entitled “Use of Proceeds”.

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The market price for our Securities may be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your Securities at or above your purchase price, which may result in substantial losses to you.

Our stock price may be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. First, our Common Stock is more sporadically and thinly traded compared to the shares of such larger, more established companies. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of shares of our Common Stock are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our Securities, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Securities will be at any time. Moreover, the OTCQB is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our Securities if a market does develop. If a more active market for our Securities develops, the price of our Securities could be highly volatile. The low and/or volatile price of our Securities may make it difficult for holders to sell our Securities at an acceptable price to them or at all. If an active market for our Securities does not develop, the fair market value of our Securities could be materially adversely affected.

In addition, because there is currently a low price for our Common Stock, many brokerage and clearing firms are not willing to effect transactions in our Common Stock or accept our shares for deposit in an account. Many lending institutions will not permit the use of low priced common stock as collateral for loans.

Holders of our Common Stock may incur dilution. Our certificate of incorporation authorizes the issuance of shares of “blank check” preferred stock.

We may issue additional shares of Common Stock or securities convertible into or exchangeable for shares of our Common Stock in order to raise additional capital, which could dilute existing stockholders’ percentage ownership of the Company. Our Board has the authority to cause us to issue additional shares of Common Stock and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of shares of our Common Stock in the future.

We are authorized to issue up to 1,750,000,000 shares of common stock, par value $0.001 per share, and up to 500,000,000 shares of preferred stock, $0.001 par value, in one or more series and with such rights, preferences and privileges as our Board may determine. Shares of our “blank check” preferred stock provide the Board with broad authority to determine voting, dividend, conversion, and other rights of such shares. As of July 21, 2017, there were 3,682,762 shares of our Common Stock issued and outstanding, no shares of our preferred stock issued and outstanding, up to 326,579 shares of Common Stock reserved and available for issuance under the 2016 Incentive Plan, 5,992 shares of our Common Stock are outstanding and issuable upon the exercise of options granted under our 2010 Incentive Plan, up to 2,085,942 shares of our Common Stock issuable upon exercise of our currently outstanding warrants, up to 225,000 shares of our Common Stock that would be issuable upon exercise of the Debenture Refinance Warrants (which will be issued following the closing of this Offering upon certain conditions precedent being met), up to 235,849 shares of our Common Stock issuable upon exercise of our currently outstanding convertible notes, and up to 53,847 shares of our Common Stock that would be issuable upon exercise of certain warrants that are subject to dispute in the Prassas Litigation. In addition, there were up to 954,927 shares of our Common Stock that will become issuable September 24, 2017 upon full conversion of all of our currently outstanding convertible 2015 Debentures, or in the alternative, upon closing of the Debenture Refinance, up to 1,432,391 shares of our Common Stock that would become issuable upon exercise six-months following issuance of the Convertible Debentures, which will be issued following the closing of this Offering upon certain conditions precedent being met (including repayment of the 2015 Debentures), in both cases, based on a conversion price equal to 80% of the average reported closing price of the Common Stock on the OTCQB Venture Marketplace calculated using the five trading days immediately preceding the date above (in the case of the Convertible Debentures, such formula was assumed because an exercise price is currently indeterminable using the Refinance Price Formula).

Our Board may generally issue common and preferred shares, or convertible securities to purchase those shares, without further approval by our shareholders. Any preferred shares we may issue will have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our Board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions. The issuance of additional securities may cause substantial dilution to our stockholders.

Our Common Stock is a “penny stock”, as defined in the Exchange Act. Trading of our Common Stock may be restricted by the Securities and Exchange Commission’s “penny stock” regulations, which may limit a stockholder’s ability to buy and sell our stock.

Our Common Stock is subject to the regulations of the SEC promulgated under the Exchange Act that require additional disclosure for trading in penny stocks. The SEC regulations generally define penny stocks to be any equity security that is not listed on a national securities exchange and has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require broker-dealers to (i) approve the customer for the specific penny stock transaction and receive from the customer a written agreement to the transaction; (ii) furnish the customer a disclosure document describing the risks of investing in penny stocks; (iii) disclose to the customer the current market quotation, if any, for the penny stock; and (iv) disclose to the customer the amount of compensation the firm and its broker will receive for the trade. In addition, after executing the sale, a broker-dealer must send to its customer monthly account statements showing the market value of each penny stock held in the customer’s account. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may adversely affect the ability of broker-dealers and stockholders to trade our Common Stock.

As an issuer of “penny stock,” the safe harbor provided by the federal securities laws relating to forward-looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor in the event of a private legal action against us based on a claim that any forward-looking statement in our reports contained a material misstatement of fact or omitted a material fact necessary to make the statement not misleading. Such an action, whether successful or not, could have a material adverse effect on our business.

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Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never paid dividends or made other cash distributions on our Common Stock. We currently intend to retain our future earnings to support operations and to finance expansion, and therefore we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

There is a limited public market for our Common Stock.

Trading in our Common Stock is conducted on the electronic bulletin board in the over-the-counter market. As a result, a holder of our Common Stock may find it difficult to dispose of or to obtain accurate quotations as to the market value of our Common Stock, and our Common Stock may be less attractive for margin loans, investment by financial institutions, as consideration in future capital raising transactions or for other purposes.

We filed an application to have our Common Stock and Warrants listed on The NASDAQ Capital Market. We can provide no assurance that our Common Stock or Warrants will be listed, and if listed, that our Common Stock and Warrants will continue to meet NASDAQ listing requirements. If we fail to comply with the continuing listing standards of The NASDAQ Capital Market, our securities could be delisted.

On January 20, 2017, we filed an application to have our Common Stock and Warrants listed on The NASDAQ Capital Market. Listing of our Common Stock on The NASDAQ Capital Market is a condition to consummation of the Offering. The Pre-Funded Warrants are not and will not be listed on a national securities exchange. We anticipate that our Common Stock and Warrants will be eligible to be listed on The NASDAQ Capital Market, subject to actions which may be required to meet the exchange’s listing requirements. However, we can provide no assurance that our application will be approved, and, if approved, that an active trading market for our Common Stock and Warrants will develop and continue. As a result, you may find it more difficult to purchase and dispose of our Common Stock and Warrants and to obtain accurate quotations as to the value of our Common Stock. For our Common Stock and Warrants to be listed on The NASDAQ Capital Market, we must meet the current NASDAQ Capital Market initial and continued listing requirements. If we were unable to meet these requirements, our Common Stock and Warrants could be delisted from The NASDAQ Capital Market. Our Common Stock could continue to trade on the over-the-counter bulletin board following any delisting from The NASDAQ Capital Market. Any such delisting of our Common Stock and Warrants could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock and Warrants, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.

We completed the Reverse Stock Split in order to meet the initial listing requirements of The NASDAQ Capital Market. However, we cannot assure you that we will be able to comply with the minimum price requirements of The NASDAQ Capital Market.

We completed the Reverse Stock Split in order to achieve the requisite increase in the market price of our Common Stock to be in compliance with the minimum price requirements of The NASDAQ Capital Market. We cannot assure you that the market price of our Common Stock following the Reverse Stock Split will remain at the level required for the period of time required for listing or for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our Common Stock declines following the effectuation of a reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and jeopardize our ability to obtain or maintain The NASDAQ Capital Market’s minimum price requirements. In addition to specific listing and maintenance standards, The NASDAQ Capital Market has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our Common Stock and Warrants.

Despite completion of the Reverse Stock Split, there can be no assurance that we will be able to comply with other initial or continued listing standards of The NASDAQ Capital Market, and therefore our application may not be accepted for other reasons.

Even if the market price of our Common Stock continues to comply with the minimum bid price requirement following the Reverse Stock Split, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to achieve or maintain a listing of our Common Stock and Warrants on The NASDAQ Capital Market, and therefore our application may not be accepted for other reasons. The listing of our Common Stock on The NASDAQ Capital Market is a condition to consummation of the Offering. Even if our application is approved, our failure to meet these requirements could result in our Common Stock and Warrants being delisted from The NASDAQ Capital Market, irrespective of our compliance with the minimum bid price requirement.

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The Reverse Stock Split may decrease the liquidity of the shares of our Common Stock.

The liquidity of the shares of our Common Stock may be affected adversely by the Reverse Stock Split given the reduced number of shares that are outstanding following the Reverse Stock Split, especially if the market price of our Common Stock does not increase as a result of the Reverse Stock Split.

The market price of our Common Stock resulting from the Reverse Stock Split may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, we cannot assure you that the Reverse Stock Split will result in a share price that will attract new investors.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).

We could remain an “emerging growth company” for up to five years from the last day of our fiscal year in which the first sale of our common equity securities occurred pursuant to an effective registration statement under the Securities Act, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of Section 27A of the Securities Act and the Exchange Act, that involve risk and uncertainties. Any statements contained in this prospectus that are not statements of historical fact may be forward-looking statements. Words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions.

These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors”, and due to numerous factors, including:

●	current or future financial performance;
●	management’s plans and objectives for future operations;
●	uncertainties associated with product research and development;
●	uncertainties associated with dependence upon the actions of government regulatory agencies;
●	product plans and performance;
●	management’s assessment of market factors; and
●	statements regarding our strategy and plans.

Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances that occur in the future. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we may have projected. Any forward-looking statements you read in this prospectus reflects our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, financial condition, growth strategy and liquidity. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision.

Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. Accordingly, the safe harbor for forward looking statements is not currently available to the Company because we may be considered to be an issuer of penny stock.

TAX CONSIDERATIONS

THE SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE SECURITIES, THE SHARES AND WARRANTS THAT COMPRISE SUCH SECURITIES AND ANY SHARES OF THE COMPANY’S COMMON STOCK UNDERLYING THE SECURITIES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER UNITED STATES FEDERAL TAX LAWS.

The following is a summary of certain material United States federal income tax consequences to you of the acquisition, ownership and disposition of the Shares and Warrants, and the shares of Common Stock underlying the Pre-Funded Warrants and Warrants. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, and, except as otherwise specifically provided herein, it does not address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) all as in effect as of the date of this prospectus. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below.

The discussion does not cover all aspects of United States federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the Shares and Warrants, and the shares of Common Stock underlying the Pre-Funded Warrants and Warrants, by particular investors, and does not address state, local or non-U.S. tax laws, or any aspect of United States federal tax law other than income taxation (such as the estate and gift tax). In particular, this summary does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the United States federal income tax laws (such as financial institutions, insurance companies, investors liable for the alternative minimum tax, regulated investment companies, real estate investment trusts, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, partnerships and other pass-through entities, dealers or traders in securities or currencies, investors that will hold Securities as part of straddles, hedging transactions, conversion transactions or other integrated transactions for United States federal income tax purposes or investors whose functional currency is not the U.S. dollar). This discussion is limited to holders who purchase Securities pursuant to the registration statement of which this prospectus forms a part and who hold the Shares and Warrants, and the shares of Common Stock underlying the Pre-Funded Warrants and Warrants, as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

If a partnership (or other entity taxed as a partnership for United States federal income tax purposes) holds the Securities, the tax treatment of a partner in the partnership will depend on the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, partnerships holding the Securities and the partners in such partnerships should consult their tax advisors regarding the specific United States federal income tax consequences to them.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Securities who, for United States federal income tax purposes, is (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state or in the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place to be treated as a United States person.

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General Principles Related to Taxation of U.S. Holders

Distributions on Shares of our Common Stock.

A distribution of cash or other property (other than certain pro rata distributions of our capital stock) in respect of our Common Stock owned by a U.S. Holder generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of such U.S. Holder’s adjusted tax basis in such shares of our Common Stock, and then as capital gain (which will be treated in the manner described below under “- Sale or Other Taxable Dispositions of Securities”). In the case of certain non-corporate U.S. Holders, any distribution on shares of our Common Stock treated as a dividend generally will be eligible for a reduced tax rate so long as certain holding period and other requirements are met. In general, dividends paid on our Common Stock will not be eligible for the dividends received deduction provided to corporations receiving dividends from certain United States corporations.

Sale or Other Taxable Dispositions of Securities.

Upon a sale, exchange or other disposition of the Securities or the Common Stock underlying the Securities, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Security. Any gain or loss so recognized on such security generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such Security for more than one year at the time of such sale, exchange or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting.

Information reporting will generally apply to non-corporate U.S. Holders with respect to payments of dividends on the Shares or the shares of Common Stock underlying the Securities and to certain payments of proceeds on the sale or other disposition of the Shares or the shares of Common Stock underlying the Securities. Certain non-corporate U.S. Holders may be subject to U.S. backup withholding on payments of dividends on the Shares or the shares of Common Stock underlying the Securities and certain payments of proceeds on the sale or other disposition of the Shares or the shares of Common Stock underlying the Securities unless the beneficial owner furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. Holder’s United States federal income tax liability, which may entitle the U.S. Holder to a refund, provided the U.S. Holder timely furnishes the required information to the IRS.

Medicare Tax.

A U.S. person that is an individual or estate, or a trust that does not fall into the special classes of trusts that are exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes interest, “S Corporation” flow through income, dividends, and net gains from the disposition of the Securities or the securities underlying the Securities, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our Securities.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of all of the Shares, Pre-Funded Warrants and Warrants in both Offerings will be approximately $8,436,000, based on the initial public offering price of $3.125 per combination of share of Common Stock (or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant)) and warrant, after deducting (i) underwriting discounts and commissions from gross proceeds raised in the Underwritten Offering; (ii) placement commissions in connection with the Best Efforts Offering; and (iii) estimated offering expenses payable by us for both Offerings, allocated pro rata in accordance with amounts raised in both Offerings.

We expect to use the net proceeds from the Offering for our general corporate purposes and working capital, to fund the development of new and current projects and facilities, to finance project acquisitions, and to repay an outstanding bridge loan of the Company.

While we have no current specific plans for the proceeds, if proceeds from the Offering are used toward the repayment of debt of the Company, such proceeds would be applicable toward the October 2016 Note, as amended, which has a current balance of $1,106,000, does not bear interest and matures on the earlier of July 25, 2017 or the third business day after the closing of a public offering. For additional information on the October 2016 Note, see the section of this prospectus entitled “Description of Securities”. If proceeds are used to finance project acquisitions or new projects and facilities, our new and current projects and facilities in development, as well as proposed project acquisitions, are described in the section of this prospectus entitled “Description of Business”. However, until the negotiations for any such projects are finalized and the parties have executed a definitive agreement, there can be no assurance that we will be able to enter into any such transaction, on the terms in the applicable letter of intent or at all, or any other similar arrangement.

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Below is our estimate of how we expect the proceeds to us from this Offering to be used, assuming gross proceeds raised in both Offerings at 100%, 75%, 50% and 25% of the total Offering amount:

Use of Proceeds	At 100%	At 75%	At 50%	At 25%
Gross proceeds	$9,800,000	7,350,000	4,900,000	2,450,000
Offering expenses, fees and commissions	$1,364,000	1,168,000	972,000	776,000
Net proceeds	$8,436,000	6,182,000	3,928,000	1,674,000
Working capital , project development and operating expenses	$1,000,000	1,000,000	1,000,000	568,000
Project acquisition	$6,330,000	4,076,000	1,822,000	—
Repayment of outstanding debt	$1,106,000	1,106,000	1,106,000	1,106,000

However, any proceeds received by the Company may be used for other purposes that our Board or our management, in its good faith, deems to be in the best interest of the Company. Our actual expenditures may vary significantly depending on numerous factors and circumstances, including:

●	the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions, changing regulatory requirements and/or new competitive developments;
●	the existence of other opportunities or the need to take advantage of changes in timing of our existing activities; and/or
●	if strategic opportunities of which we are not currently aware present themselves, including acquisitions, joint ventures or other similar transactions.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of capital, including the proceeds of the Offering, is being optimized.

No net proceeds will be used to repurchase shares of Common Stock in connection with our Share Repurchase Program. See “Description of Securities - Issuer Purchases of Equity Securities.”

DETERMINATION OF THE PUBLIC OFFERING PRICE

Prior to this Offering, there has been a limited public market for our Common Stock and no public market for our Pre-Funded Warrants or Warrants. The public offering price was determined through negotiations between us and the representative of the underwriter, and does not necessarily bear any relationship to the value of our assets, our net worth, revenues or other established criteria of value, and should not be considered indicative of the actual value of the Securities. In addition to prevailing market conditions, the factors considered in determining the public offering price included the following:

●	the information included in this prospectus;
●	the current market price of our Common Stock, trading prices of our Common Stock over time, and the illiquidity and volatility of our Common Stock;
●	the valuation multiples of publicly traded companies that we or the underwriter believes to be comparable to us;
●	our financial information;
●	our prospects and the history and the prospects of the industry in which we compete;
●	an assessment of our management, its past and present operations, and the prospects for, and timing of, our projects’ future revenues;
●	the present state of our development; and
●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

MARKET FOR COMMON STOCK AND SHARES ELIGIBLE FOR FUTURE SALE

Our Common Stock is quoted on the OTCQB® Venture Marketplace under the symbol “BLSP”. Trading in our Common Stock has historically lacked consistent volume, and the market price has been volatile.

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The following table presents, for the periods indicated, the high and low sales prices of our Common Stock, adjusted retroactively to give effect to the Reverse Stock Split, and is based upon information provided by the OTCQB® Venture Marketplace. These quotations below reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions. These quotations are rounded to the nearest hundredth of a decimal place.

	HIGH	LOW
Quarter Ended:
30-Jun-17	$5.75	$2.70
31-Mar-17	$8.70	$4.55

Quarter Ended:
31-Dec-16	$10.40	$6.50
30-Sept-16	$10.40	$6.50
30-Jun-16	$13.00	$7.80
31-Mar-16	$11.70	$5.20

Quarter Ended:*
31-Dec-15	$6.50	$1.30
30-Sep-15	$5.20	$1.30
30-Jun-15	$9.10	$2.60
31-Mar-15	$29.90	$5.20
31-Dec-14	$26.00	$15.60

Quarter Ended:
30-Sep-14	$41.60	$22.10
30-Jun-14	$41.60	$7.80
31-Mar-14	$48.10	$11.70
31-Dec-13	$63.70	$6.50

* The Company changed its fiscal year to end on December 31st each year, effective January 1, 2016.

The last reported sale price of the Company’s common stock as of July 20, 2017 was $2.65 per share.

As of July 21, 2017, 1,750,000,000 shares of Common Stock and 500,000,000 shares of preferred stock, $0.001 par value, in one or more series and with such rights, preferences and privileges as our Board may determine, have been authorized.

As of July 21, 2017, there were 132 holders of record of the Company’s common stock, per the listing of stockholders maintained by the Company’s transfer agent, ClearTrust, LLC. This number does not include beneficial owners whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

As of July 21, 2017, there were 3,682,762 shares of our Common Stock issued and outstanding, and no shares of our preferred stock were issued and outstanding. On the same date, (a) 5,992 shares of our Common Stock are issuable upon the exercise of outstanding options granted under our 2010 Incentive Plan; (b) 2,085,942 shares of our Common Stock are issuable upon exercise of our currently outstanding warrants; (c) 235,849 shares of our Common Stock are issuable upon exercise of our currently outstanding convertible notes; (d) up to 954,927 shares of our Common Stock that will become issuable September 24, 2017 upon full conversion of all of our currently outstanding convertible 2015 Debentures, or in the alternative, upon closing of the Debenture Refinance, up to 1,432,391 shares of our Common Stock that would become issuable upon exercise six-months following issuance of the Convertible Debentures, which will be issued following the closing of this Offering upon certain conditions precedent being met (including repayment of the 2015 Debentures), in both cases, based on a conversion price equal to 80% of the average reported closing price of the Common Stock on the OTCQB Venture Marketplace calculated using the five trading days immediately preceding the date above (in the case of the Convertible Debentures, such formula was assumed because an exercise price is currently indeterminable using the Refinance Price Formula); (e) up to 225,000 shares of our Common Stock that would be issuable upon exercise of the Debenture Refinance Warrants, which will be issued following the closing of this Offering upon certain conditions precedent being met; and (f) 53,847 shares of our Common Stock that would be issuable upon exercise of certain warrants that are subject to dispute in the Prassas Litigation, at an exercise price of $6.50 per share.

Our outstanding warrants to purchase shares of our Common Stock have a weighted average exercise price of $5.04 per share and expire on dates ranging from January 30, 2019 to June 8, 2022. All of our outstanding issued options were issued under our 2010 Incentive Plan, have an exercise price of $74.92 per share and expire on April 30, 2018. All previously disclosed options granted under our 2014 Incentive Plan, but not issued, were terminated by our Board on November 20, 2016.

As of July 21, 2017, there are no shares of our Common Stock that the Company presently is obligated to register but which have not been registered.

DILUTION

If you invest in the Securities in the Offerings, your investment will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our Common Stock and the as-adjusted net tangible book value per share of our Common Stock after giving effect to both Offerings.

Our net tangible book value as of March 31, 2017 was $(3,811,000), or approximately $(1.73) per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding.

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Net tangible book value dilution per share of Common Stock to new investors represents the difference between the amount per share paid by purchasers in the Offerings and the as-adjusted net tangible book value per share of Common Stock immediately after completion of both Offerings. After giving effect to the Self-Underwritten Offering and Debenture Refinance (as defined below) and our sale of the maximum number of 3,136,000 shares of Common Stock in the Offerings (which also includes one Warrant per share of Common Stock purchased, which is excluded for the purposes of this calculation) at a public offering price of $3.125 per combination of share of Common Stock and Warrant, and after deduction of (i) underwriting discounts and commissions from gross proceeds raised in the Underwritten Offering, (ii) placement commissions in connection with the Best Efforts Offering, and (iii) estimated offering expenses payable by us for both Offerings, our pro forma as-adjusted net tangible book value as of March 31, 2017 would have been $8,555,264, or $1.24 per share of Common Stock. This represents an immediate increase in pro forma as-adjusted net tangible book value of $1.13 per share of Common Stock to existing stockholders and an immediate dilution in net tangible book value of $1.29 per share of Common Stock to investors of the Offerings, as illustrated in the following table, based on shares outstanding as of March 31, 2017. The table below also shows such amounts on a pro-form basis assuming gross proceeds raised in both Offerings at 75%, 50% and 25% of the total Offerings amount.

	Assuming Gross Proceeds of
	$9,800,000 (100%)		$7,350,000 (75%)	$4,900,000 (50%)	$2,450,000 (25%)
Offering price per share of Common Stock and Warrant *	$3.125	*	3.125	3.125	3.125
Actual net tangible book value per share before this Offering, as of March 31, 2017 **	$0.13		0.13	0.13	0.13
Increase in net tangible book value per share attributable to new investors	$2.53		2.42	2.19	2.14
Pro forma net tangible book value per share of Common Stock after this Offering, as of March 31, 2017 **	$1.24		1.03	0.75	0.48
Dilution in net tangible book value per share of Common Stock to new investors in the Offering	$1.29		1.39	1.44	1.66

*	The Offering price includes one Warrant per share of Common Stock purchased, which is not included in the calculation of the table and the above discussion.
**	Includes the effect of the Self-Underwritten Offering and Debenture Refinance.

The following table summarizes, on a pro forma basis as of March 31, 2017, the total number of shares of Common Stock issued by us, the total consideration paid, or to be paid, and the average price per share paid, or to be paid, by existing stockholders and by new investors in the Offerings at the public offering price of $3.00 per share of Common Stock, before deduction of (i) underwriting discounts and commissions from gross proceeds raised in the Underwritten Offering, (ii) placement commissions in connection with the Best Efforts Offering, and (iii) estimated offering expenses payable by us for both Offerings. As the table shows, new investors purchasing the offered Securities will pay an average price per share substantially lower than our existing stockholders paid.

	Shares Purchased		Total Consideration		Avg. Price Per Share
	Number	Percentage	Amount	Percentage	Amount
Existing stockholders *	3,682,762	54.01%	$48,964,000	83.32%	$13.29
New investors	3,136,000	45.99%	$9,800,000	16.68%	$3.125
Total **	6,818,762	100.00%	$58,764,000	100.00%	$8.618

*	Includes the effect of the Self-Underwritten Offering.
**	Average Price Per Share Amount in Total reflects an average.

The table above is based on 3,682,762 shares of Common Stock issued and outstanding as of July 21, 2017, per the listing of stockholders maintained by the Company’s transfer agent, ClearTrust, LLC, which includes the 1,440,000 shares that were issued pursuant to the Self-Underwritten Offering.

The table above excludes, as of March 31, 2017, (a) 596,016 shares of our Common Stock that were issuable upon exercise of our then-outstanding warrants, (b) 152,080 shares of our Common Stock that were issuable upon exercise of our then-outstanding convertible notes and/or debentures, and (c) 53,847 shares of our Common Stock that would be issuable upon exercise of certain warrants that are subject to dispute in the Prassas Litigation, at an exercise price of $6.50 per share.

DIVIDEND POLICY

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings, if any, to fund ongoing operations and the future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

CAPITALIZATION

The following tables set forth our capitalization (i) as of December 31, 2016, as adjusted for the reverse stock split, and (ii) as of March 31, 2017. Each table sets forth our capitalization for such date (a) as presented in the Company’s financial statements (as adjusted); (b) after giving effect to the Self-Underwritten Offering; (c) after giving effect to the Self-Underwritten Offering, Best Efforts Offering (assuming the maximum offering amount is sold) and Debenture Refinance; (d) after giving effect to the Self-Underwritten Offering, Best Efforts Offering (assuming the maximum offering amount is sold), Debenture Refinance and Underwritten Offering; and (e) after giving effect to the Self-Underwritten Offering, Best Efforts Offering (assuming the full offering amount), Debenture Refinance, and Underwritten Offering, plus recognition of the deferred revenues from the Rhode Island project as equity earnings (loss) in nonconsolidated affiliates. These tables should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus.  All amounts are denominated in thousands.

As of December 31, 2016

		Pro Forma Giving Effect To The
Stockholders’ Deficit	As of December 31, 2016 (audited) (a)	(a) + Self-Underwritten Offering (unaudited) (b)	(b) + Best Efforts Offering* and Debenture Refinance (unaudited) (c)	(c) + Underwritten Offering (unaudited) (d)	(d) + Deferred Revenues from Rhode Island (unaudited) (e)
Common stock, $0.001 per share par value	$2	$3	$4	$8	$8
Treasury Shares	(28)	(28)	(28)	(28)	(28)
Accumulated other comprehensive income	33	33	33	33	33
Additional paid-in capital	44,262	48,561	52,362	56,490	56,490
Accumulated/Retained deficit	(46,493)	(46,493)	(46,493)	(46,493)	(40,605)
Total Stockholders’ Equity (Deficit)	$(2,224)	$2,076	$5,878	$10,010	$15,898

*	Assumes that the maximum offering amount in the Best Efforts Offering is sold.

As of March 31, 2017

		Pro Forma Giving Effect To The
Stockholders’ Deficit	As of March 31, 2017 (unaudited) (a)	(a) + Self-Underwritten Offering (unaudited) (b)	(b) + Best Efforts Offering* and Debenture Refinance (unaudited) (c)	(c) + Underwritten Offering (unaudited) (d)	(d) + Deferred Revenues from Rhode Island (unaudited) (e)
Common stock, $0.001 per share par value	$2	$3	$4	$8	$8
Treasury Shares	(28)	(28)	(28)	(28)	(28)
Accumulated other comprehensive income	27	27	27	27	27
Additional paid-in capital	44,662	48,961	52,762	56,890	56,890
Accumulated/Retained deficit	(48,474)	(48,474)	(48,474)	(48,474)	(42,586)
Total Stockholders’ Equity (Deficit)	$(3,811)	$489	$4,291	$8,423	$14,311

*	Assumes that the maximum offering amount in the Best Efforts Offering is sold.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated unaudited interim and audited financial statements and notes thereto included in this prospectus. The following discussion contains forward-looking statements. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section “Cautionary Note Regarding Forward-Looking Statements” contained in this prospectus. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Company Overview

We are an international Independent Power Producer (“IPP”) that is active in the global clean energy production and waste-to-energy markets. We aspire to become a key player in these global markets, working with enterprises with clean energy, waste-to-energy and related by-product capabilities to generate clean energy, as well as soil amendment, compost and other by-products. We are currently focusing on projects related to the construction, acquisition or development of biogas and waste-to-energy facilities in the United States, Italy, the Netherlands, the United Kingdom and Israel.

Our business model is based on two main activities: we are a Build, Own & Operate (BOO) company, and we are a strategic acquirer of already constructed and operational facilities. In 2016, we continued to execute on our BOO business model by integrating the construction, financing and management of the North Carolina and Rhode Island projects. The North Carolina Facility commenced commercial operations on or about November 18, 2016 and the Rhode Island Facility commenced commercial operations on June 23, 2017, and the combined projects will have a collective capacity of 8.4 MW. We are the owner of 25% of the North Carolina project and 22.75% of the Rhode Island project. The partnerships have contracted with Auspark LLC for the design, construction and delivery of the North Carolina Facility and the Rhode Island Facility, and have contracted with Austep USA Inc. for the operation of the North Carolina Facility. Assuming that the BULA becomes effective, whereby Austep will transfer all of its United States operations and, accordingly, the agreements relating to the operation of our North Carolina Facility and Rhode Island Facility, Andion will become our contractual partner at the North Carolina Facility and the Rhode Island Facility. Our share of any net earnings (losses) generated by the North Carolina project is recognized as equity earnings (loss) in nonconsolidated affiliates. Our share of any net earnings (losses) generated by the Rhode Island project were recorded as deferred revenue from unconsolidated affiliates on the Company’s balance sheet for the quarter ended March 31, 2017, and because the Rhode Island project connected to the grid on or about June 23, 2017, our share of any net earnings (losses) generated by the Rhode Island project will be recognized as equity earnings (loss) in nonconsolidated affiliates in the Company’s Interim Condensed Consolidated Financial Statements for the period ended June 30, 2017.

Our equity investment in the North Carolina and Rhode Island projects is reflected in our financial statements as an investment in nonconsolidated affiliates. We also executed on our acquisition strategy in 2015 by acquiring four SPVs in Italy, each of which owns an operational anaerobic digester with approximately 1 MW of capacity. We have applied the equity method of accounting for the investments in the SPVs because our former Plant EBITDA Agreements between the SPVs and Austep, whereby Austep operated, maintained and supervised each biogas plant, prevented us from exercising a controlling influence over operating policies of the facilities. Under this method, our equity investment is reflected in our financial statements as an investment in nonconsolidated subsidiaries and the net earnings or losses of the investments is reflected as equity earnings (loss) in nonconsolidated subsidiaries. The foregoing achievements have put a tremendous burden on our human and financial resources. We plan to expand our BOO and strategic acquisition activities in the coming years, which will require adding members to our team and additional capital investments.

On July 18, 2017, we terminated the Plant EBITDA Agreements. For more information concerning the termination of the Plant EBITDA Agreements, see the subsection entitled “Change in Operator in Italy and Transfer of North Carolina and Rhode Island Project Agreements” in the “Prospectus Summary” section of this prospectus.

Results of Operations For the Three-Months Ended March 31, 2017 Compared to the Three-Months Ended March 31, 2016

General and Administrative Expenses

General and administrative expenses for the three-month period ended March 31, 2017 were $1,194,000, as compared to $2,082,000 for the three-month period ended March 31, 2016. The decrease in general and administrative expenses is mainly attributable to decrease in compensation expenses and service providers.

Equity Earnings in Nonconsolidated Affiliates

Equity Earnings in Nonconsolidated Affiliates for the three-month period ended March 31, 2017 was $367,000, as compared to $0 for the three-month period ended March 31, 2016. The increase is attributable to commencement of the commercial operation of our North Carolina project, which commenced its commercial operations and began providing output to Duke Energy pursuant to the Duke PPA on or about November 18, 2016. Until commencement of the commercial operations, we had not recorded our share of net earnings generated by the North Carolina project as equity earnings, but rather, had recorded them as deferred revenue in our current liabilities. As of March 31, 2017, we have not recorded our share of net earnings generated by the Rhode Island project as equity earnings, but rather, have recorded them as deferred revenue in our current liabilities. Deferred revenues represent payments that were received by us in connection with this project but were not recognized as equity earnings and increase in the affiliate’s membership interest accounted by the Company using the step-by-step basis in accordance with ASC 323-10-35-15. Such deferred revenues will be recorded to the income statement upon the commencement of the commercial operations of the Rhode Island plant and fulfillment of our obligation under the operating and development agreements.

Equity Income (Loss) in Nonconsolidated Subsidiaries

Equity Income in Nonconsolidated Subsidiaries for the three-month period ended March 31, 2017 was $64,000, as compared to a loss of $(670,000) for the three-month period ended March 31, 2016. Our Equity Income or losses are attributable to our share of net income or losses generated by the SPVs. The first quarter of 2016 was a ramp up and maintenance period that has taken place following the closing of the acquisition of the SPVs. Pursuant to the Plant EBITDA Agreement, Austep operated, maintained and supervised our biogas plants and agreed that we would receive a monthly aggregate EBITDA of $204,147 (€188,000) from the four SPVs, collectively, during the initial six months following the closing date, and for periods thereafter the Plant EBITDA Agreements provides that we will receive an annual aggregate EBITDA of $4,082,946 (€3,760,000). We collected an aggregate of $1,001,247 (€939,999) during the three-month period ended March 31, 2017 for the four SPVs, which represented the full amount of specified payments under the Plant EBITDA Agreement for such period. We apply the equity method of accounting because the Plant EBITDA Agreement prevented us from exercising a controlling influence over the operating policies of the facilities. Under this method, the equity investment is reflected as an investment in nonconsolidated subsidiaries on our balance sheets and the net earnings or losses of the investments is reflected as equity in net earnings of nonconsolidated subsidiaries on the Company’s consolidated statements of operations.

On July 18, 2017, we terminated the Plant EBITDA Agreements. For more information concerning the termination of the Plant EBITDA Agreements, see the subsection entitled “Change in Operator in Italy and Transfer of North Carolina and Rhode Island Project Agreements” in the “Prospectus Summary” section of this prospectus.

Gain (Loss) from Change in Fair Value of Warrants Liability

Gain from Change in Fair Value of Warrants Liability for the three-month period ended March 31, 2017 was $337,000, as compared to a loss of $1,190,000 for the three-month period ended March 31, 2016. The gain is attributable to the decrease in the Fair Value of our Warrants Liability mainly due to the decrease in the price of share of our common stock. The loss for the three-month period ended March 31, 2016 is attributable to an increase in our losses from change in fair value of warrants liability and an increase in our equity losses from non-consolidated subsidiaries. The estimated fair value of our outstanding warrants liability was measured using Black-Scholes valuation models. These valuation models involved using such inputs as the estimated fair value of the underlying stock at the measurement date, risk-free interest rates, expected dividends on stock and expected volatility of the price of the underlying stock. The table bellows explains the changes in the Fair Value of Warrants Liability during the twelve-month period ended December 31, 2016 and 2015.

Warrants Liability
Balance at December 31, 2016	$2,045
Issuance of warrants	181
Changes in fair value	(337)
Balance at March 31, 2017	$1,889

Net Loss

We incurred a net loss of $1,981,000 for the three-month period ended March 31, 2017, as compared to a net loss of $3,881,000 for the three-month period ended March 31, 2016. The decrease in net loss is mainly attributable to the decrease in our general and administrative expenses and increase in equity earnings in non-consolidated affiliates.

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Results of Operations – For the Year Ended December 31, 2016 Compared to the Year Ended September 30, 2015

Revenue from Services

Revenue from Services for the twelve-month period ended December 31, 2016 were $587,500 as compared to $0 for the twelve-month period ended September 30, 2015. The increase is attributable to commencement of the commercial operation of our North Carolina project.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2016 were $7,516,000 as compared to $5,317,000 for the year ended September 30, 2015. The increase is mainly attributable to the increase in compensation expenses to employees and service providers related to our growth.

Equity Earnings in Nonconsolidated Affiliates

Equity Earnings in Nonconsolidated Affiliates for the twelve-month period ended December 31, 2016 was $5,961,000, as compared to $0 for the twelve-month period ended September 30, 2015. The increase is attributable to commencement of the commercial operation of our North Carolina project, which commenced its commercial operations and began providing output to Duke Energy pursuant to the Duke PPA on November 18, 2016. Until commencement of the commercial operations, we had not recorded our share of net earnings generated by the North Carolina project as equity earnings, but rather, had recorded them as deferred revenue in our current liabilities. With the commencement of commercial operations at our North Carolina project, we were able to recognize such deferred revenue as equity earnings in the quarter ended December 31, 2016. As of December 31, 2016, we have not recorded our share of net earnings generated by the Rhode Island project as equity earnings, but rather, have recorded them as deferred revenue in our current liabilities. Deferred revenues represent payments that were received by us in connection with those projects but were not recognized as equity earnings and increase in the affiliate’s membership interest accounted by the Company using the step-by-step basis in accordance with ASC 323-10-35-15. Such deferred revenues will be recorded to the income statement upon the commencement of the commercial operations of the Rhode Island plant and fulfillment of our obligation under the operating and development agreements.

Equity Loss in Nonconsolidated Subsidiaries

Equity Loss in Nonconsolidated Subsidiaries for the twelve-month period ended December 31, 2016 was $444,000, as compared to $0 for the twelve-month period ended September 30, 2015. As demonstrated below, our loss is attributable to our share of net losses generated by the SPVs. The third quarter of 2016 was our first operational quarter after the ramp up and maintenance period that has taken place since we closed the acquisition of the SPVs. Pursuant to the Plant EBITDA Agreement, Austep operated, maintained and supervised our biogas plants and agreed that we would receive a monthly aggregate EBITDA of $204,147 (€188,000) from the four SPVs, collectively, during the initial six months following the closing date, and for periods thereafter the Plant EBITDA Agreements provides that we will receive an annual aggregate EBITDA of $4,082,946 (€3,760,000). We collected an aggregate of €3,070,000 during the year ended December 31, 2016 for the four SPVs, which represented the full amount of specified payments under the Plant EBITDA Agreement for such period. We apply the equity method of accounting because the Plant EBITDA Agreement prevented us from exercising a controlling influence over the operating policies of the facilities. Under this method, the equity investment is reflected as an investment in nonconsolidated subsidiaries on our balance sheets and the net earnings or losses of the investments is reflected as equity in net earnings of nonconsolidated subsidiaries on the Company’s consolidated statements of operations. Summarized financial information for the Company’s equity method investment in the SPVs is as follows:

	Year ended December 31, 2016	Three Months ended December 31, 2015
Net sales	$ 6,225,000	$ 400,000
Operating Income	1,248,000	40,000
Net Loss	$ 444,000	$ 38,000

On July 18, 2017, we terminated the Plant EBITDA Agreements. For more information concerning the termination of the Plant EBITDA Agreements, see the subsection entitled “Change in Operator in Italy and Transfer of North Carolina and Rhode Island Project Agreements” in the “Prospectus Summary” section of this prospectus.

Gain from Change in Fair Value of Warrants Liability

Gain from Change in Fair Value of Warrants Liability for the twelve-month period ended December 31, 2016 was $1,390,000, as compared to $0 for the twelve-month period ended September 30, 2015. The gain is attributable to the decrease in the Fair Value of our Warrants Liability mainly due to the decrease in the price of shares of our Common Stock. The estimated fair value of our outstanding warrants liability was measured using Black-Scholes valuation models. These valuation models involved using such inputs as the estimated fair value of the underlying stock at the measurement date, risk-free interest rates, expected dividends on stock and expected volatility of the price of the underlying stock. The table bellows explains the changes in the Fair Value of Warrants Liability during the twelve-month period ended December 31, 2016 and 2015.

	Warrants Liability
Balance at January 1, 2015	$
Issuance of warrants		325
Changes in fair value		219
Balance at December 31, 2015		$544
Issuance of warrants		2,891
Changes in fair value		(1,390)
Balance at December 31, 2016		$2,045

Net Loss

We incurred a net loss of $1,801,000 for the year ended December 31, 2016, as compared to a net loss of $7,462,000 for the year ended September 30, 2015. The decrease in net loss is mainly attributable to an increase in the equity earnings in nonconsolidated affiliates as a result of the commencement of the commercial operations of our North Carolina project.

Results of Operations – For the Three Months Ended December 31, 2015 Compared to the Three Months Ended December 31, 2014

General and Administrative Expenses

General and administrative expenses for the three-month period ended December 31, 2015 were $1,106,000 as compared to $827,000 for the three-month period ended December 31, 2014.

Equity Loss in Nonconsolidated Subsidiaries

Equity loss in nonconsolidated subsidiaries for the three-month period ended December 31, 2015 was $38,000, as compared to $0 for the three-month period ended December 31, 2014.

Loss from Change in Fair Value of Warrants Liability

Loss from Change in the Fair Value of our Warrants Liability for the three-month period ended December 31, 2015 was $219,000, as compared to $0 for the three-month period ended December 31, 2014.

Net Loss

We incurred a net loss of $1,288,000 for the three-month period ended December 31, 2015, as compared to a net loss of $1,314,000 for the three-month period ended December 31, 2014.

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Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of March 31, 2017, we had cash and cash equivalents of $242,000, as compared to $416,000 as of December 31, 2016. As of March 31, 2017, we had a working capital deficit of $12,080,000, as compared to $9,669,000 as of December 31, 2016. The increase in our working capital deficit was mainly attributable to increase in current maturities of debentures and long term loan in the amount of $713,000, increase in short term loans in the amount of $1,090,000, increase in accounts payables in the amount of $290,000 and increase in deferred revenues from nonconsolidated affiliates in the amount of $230,000.

As of December 31, 2016, we had cash of $416,000 as compared to $1,888,000 as of December 31, 2015. As of December 31, 2016, we had a working capital deficit of $9,669,000 as compared to $7,505,000 as of December 31, 2015. The decrease in our working capital deficit is mainly attributable to decrease in cash in the amount of $1,472,000, increase in current maturities of debentures and long term loan in the amount of $2,439,000 and increase in other accounts payable in the amount of $1,008,000. The decrease in our working capital deficit was mitigated by the decrease in deferred revenues from nonconsolidated affiliates in the amount of $3,394,000 due to the commencement of commercial operations of our North Carolina Facility.

Net cash used in operating activities was $853,000 for the three-month period ended March 31, 2017, as compared to cash used in operating activities of $1,594,000 for the three-month period ended March 31, 2016. The decrease is mainly attributable to the decrease in equity losses in nonconsolidated subsidiaries, increase in equity losses in nonconsolidated affiliates and increase in changes in warrants to issue shares.

Net cash used in operating activities was $4,819,000 for the year ended December 31, 2016, as compared to $818,000 for the year ended September 30, 2015. The decrease is mainly attributable to the decrease in net loss.

Net cash used in investing activities was $0 for the three-month period ended March 31, 2017, as compared to net cash used in investing activities of $60,000 for the three-month period ended March 31, 2016.

Net cash flows used in investing activities was $60,000 for the year ended December 31, 2016, as compared to $37,000 for the year ended September 30, 2015. Net cash flows used in investing activities was $2,143,000 for the three-month period ended December 31, 2015 which represents mainly the cash used to acquire one hundred percent (100%) of the share capital of SPVs.

Net cash provided by financing activities was approximately $682,000 for the three-month period ended March 31, 2017, as compared to approximately $1,514,000 for the three-month period ended March 31, 2016.

Net cash flows provided by financing activities was approximately $3,393,000 for the year ended December 31, 2016 as compared to approximately $718,000 for the prior period ended September 30, 2015. The increase in cash provided by financing activities was due to increase in proceeds from issuance of shares and warrants due to offerings that we conducted during 2016 and decrease in our loan repayments. Net cash flows provided by financing activities was approximately $5,995,000 for the three-month period ended December 31, 2015 and represents mainly cash provided by our $3 million offering of senior debentures and warrants, as further described in our Form 8-K filed with the SEC on December 28, 2015, and loans received in connection with the acquisition of the SPVs.

The opinion of our independent registered public accounting firm on our audited financial statements as of and for the year ended December 31, 2016 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon raising capital from financing transactions and future sales.

To date, we have principally financed our operations through the sale of our Common Stock, the issuance of debt, our operations in Italy and development fees received for the North Carolina and Rhode Island projects. Although management anticipates that cash resources will be available to the Company from distributions from the Italian operations and the North Carolina and Rhode Island projects, it believes existing cash will not be sufficient to fund planned operations and projects investments through the next 12 months.

Therefore, we are still seeking to raise additional funds for future operations and possible project investment, and any meaningful equity or convertible debt financing will likely result in significant dilution to our existing stockholders. There is no assurance that additional funds will be available on terms acceptable to us, or at all.

Inflation and Seasonality

In management’s opinion, our results of operations have not been materially affected by inflation or seasonality, and management does not expect that inflation risk or seasonality would cause material impact on our operations in the future.

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Change in Fiscal Year

As previously reported, on January 24, 2016, the Company’s Board changed the Company’s fiscal year end from September 30 to December 31, effective January 1, 2016. As a result of this change, the Company initially filed a Transition Report on Form 10-Q for the three-month period ended December 31, 2015, as amended by Amendments No. 1 and No. 2 to the Transition Report on Form 10-Q for the three-month period ended December 31, 2015, and the Company has included the audited financials for the three-month period ended December 31, 2015 with its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Off-Balance Sheet Arrangements

As of March 31, 2017, we had no off-balance sheet arrangements of any nature.

Related Party Transactions

We are currently party to certain services and employment agreements with our executives and a non-executive member of our Board, which are specifically described under the headings “Narrative Disclosure to Executive Summary Compensation Table” and “Narrative Disclosure to Director Compensation Table” in the “Executive Compensation” section of this prospectus.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“US GAAP”) requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements. No new accounting standards have been adopted since the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 was filed. The significant accounting policies applied in the annual financial statements of the Company as of December 31, 2016 are applied consistently in these financial statements except, for the following:

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.

We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).

We could remain an “emerging growth company” for up to five years from the last day of our fiscal year in which the first sale of our common equity securities occurred pursuant to an effective registration statement under the Securities Act, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues are $1 billion, as adjusted, or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Functional currency

The functional currency of the Company is the U.S. dollar, except for Blue Sphere Pavia. Accordingly, all monetary assets, liabilities, expenses and equity earnings of the foreign subsidiary are re-measured into U.S. dollars at the exchange rates in effect at the reporting date. The foreign currency translation adjustments are included as a component in the stockholders’ deficit in the accompanying consolidated balance sheet as a component of accumulated other comprehensive loss.

Basis of Presentation

The consolidated financial statements have been prepared in accordance with US GAAP and includes the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Cash equivalents

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

Fair Value of Financial Instruments

The Company records its financial assets and liabilities at fair value. The accounting guidance for fair value provides a framework for measuring fair value, clarifies the definition of fair value, and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The accounting guidance establishes a three-tiered hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company recognizes transfers among Level 1, Level 2 and Level 3 classifications as of the actual date of the events or change in circumstances that caused the transfers.

The Company’s financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued liabilities have carrying amounts which approximate fair value due to the short-term maturity of these instruments.

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Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Assets are depreciated using the straight-line method over their estimated useful lives. Annual rates of depreciation are as follows:

%
Computers, electronic equipment and software	33
Vehicles	15
Office furniture and equipment	15

Investment in Unconsolidated Variable Interests’ Entities

The classification of the Company’s variable interests in the North Carolina, Rhode Island and Italian projects in the financial statements is based on the nature of the entity and the type of investment we hold. Variable interests in partnerships and corporate entities are classified as either equity method or cost method investments. In the ordinary course of business, the Company also make investments in entities in which we are not the primary beneficiary but may hold a variable interest such as limited partner interests or mezzanine debt investments. These investments are classified in our financial statements as investment in unconsolidated variable interest entities accounted for under the equity method. Investments in those companies that are not controlled but over which the Company can exercise significant influence (generally, entities in which the Company holds approximately between 20% to 100% of the voting rights of the investee) are presented using the equity method of accounting. Profits on intercompany sales, not realized outside the Company, are eliminated. The Company discontinues applying the equity method when its investment (including advances and loans) is reduced to zero and the Company has not guaranteed obligations of the affiliate or otherwise committed to provide further financial support to the affiliate.

Investments in preferred shares, which are not in substance common stock, are recorded on a cost basis according to ASC 323-10-15-13, “Investments - Equity Method and Joint Ventures - In-substance Common Stock” and ASC 323-10-40-1, “Investment - Equity Method and Joint Ventures - Investee Capital Transactions”.

A change in the Company’s proportionate share of an investee’s equity, resulting from issuance of common or in-substance common shares by the investee to third parties, is recorded as a gain or loss in the consolidated income statements in accordance with ASC 323-10-40-1.

Investments in non-marketable equity securities of entities in which the Company does not have control or the ability to exercise significant influence over their operation and financial policies are recorded at cost (generally when the Company holds less than 20% of the voting rights).

Management evaluates investments in affiliated companies, partnerships and other non-marketable equity securities for evidence of other-than-temporary declines in value. Such evaluation is dependent on the specific facts and circumstances. Accordingly, in determining whether other-than-temporary declines exist, management evaluates various indicators for other-than-temporary declines and evaluates financial information (e.g. budgets, business plans, financial statements, etc.). During 2016 and 2015, no material impairment was recognized.

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Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates. On an on-going basis, management evaluates its estimates, judgments and assumptions. Those estimates and assumptions affect including investments in unconsolidated variable interest entities, investments in nonconsolidated subsidiaries, deferred revenue from unconsolidated variable interest entities, contingencies and litigation, income taxes and determination of fair value of stock-based compensation. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from management’s estimates.

Loss Per Share

Net loss per share, basic and diluted, is computed on the basis of the net loss for the period divided by the weighted average number of common stock outstanding during the period. Diluted net loss per share is based upon the weighted average number of common stock and of common stock equivalents outstanding when dilutive. Common stock equivalents include: (i) outstanding stock options under the Company’s share incentive plan and warrants which are included under the treasury share method when dilutive, and (ii) common stock to be issued under the assumed conversion of the Company’s outstanding convertible notes, which are included under the if-converted method when dilutive. The computation of diluted net loss per share for the years ended December 31, 2016 and September 30, 2015 and for the three months ended December 31, 2015 does not include common stock equivalents, since such inclusion would be anti-dilutive.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or in our tax returns. Estimates and judgments occur in the calculation of certain tax liabilities and in the determination of the recoverability of certain deferred income tax assets, which arise from temporary differences and carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. Management regularly assess the likelihood that deferred tax assets will be recovered from future taxable income and, to the extent that management believe, based upon the weight of available evidence, that it is more likely than not that all or a portion of deferred tax assets will not be realized, a valuation allowance is established through an adjustment to income tax expense. The factors used to assess the likelihood of realization of our deferred tax assets include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. Assumptions represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. The Company accounts for uncertainty in income taxes recognized in the Company’s consolidated financial statements by regularly reviewing its tax positions and benefits to be realized. The Company recognizes tax liabilities based upon management’s estimate of whether, and the extent to which, additional taxes will be due when such estimates are more-likely-than-not to be sustained. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained upon examination by taxing authorities. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Comprehensive Loss

Comprehensive income (loss) consists of net income (loss) and other gains and losses affecting equity that under US GAAP are excluded from net income (loss). For the Company, such items consist of translation adjustments.

Revenues from Services

The Company recognizes revenues from Development Fees in accordance with ASC Topic, “605-20 Revenue Recognition from Services”.

Treasury Shares

Treasury shares are held by the Company and presented as a reduction of the Company stockholders’ equity (deficit) and carried at their cost to the Company, under treasury shares.

Stock-based Compensation

The Company recognizes the estimated fair value of share-based awards under stock-based compensation cost. The Company measures compensation expense for share-based awards based on estimated fair values on the date of grant using the Black-Scholes option-pricing model. This option pricing model requires estimates as to the option’s expected term and the price volatility of the underlying stock. The Company measures compensation expense for the shares based on the market value of the underlying stock at the date of grant, less an estimate of dividends that will not accrue to the shares holders prior to vesting. The Company elected to recognize compensation cost for awards that have a graded vesting schedule using the straight-line approach. Share-based payments to non-employees are measured at the fair value of the goods or services received or the fair value of the equity instruments issued if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The amount recognized as an expense is adjusted to reflect the number of awards expected to vest. The fair value of equity awards is charged to the statement of operations over the service period. The offset to the recorded cost is to additional paid in capital. Consideration received on the exercise of stock options is recorded as capital stock and the related share-based payments reserve is transferred to share capital.

Contingencies

The Company is involved in various commercial and other legal proceedings that arise from time to time in the ordinary course of business. Except for income tax contingencies or contingent consideration or other contingent liabilities incurred or acquired in a business combination, the Company records accruals for these types of contingencies to the extent that the Company concludes their occurrence is probable and that the related liabilities are reasonably estimated. When accruing these costs, the Company will recognize an accrual in the amount within a range of loss that is the best estimate within the range. When no amount within the range is a better estimate than any other amount, the Company accrues for the minimum amount within the range. Legal costs are expensed as incurred. Contingent consideration and other contingent liabilities incurred or acquired in a business combination are recorded at a probability weighted assessment of their fair value and monitored on an ongoing basis for changes in that value.

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DESCRIPTION OF BUSINESS

Company Overview

We are an international Independent Power Producer (“IPP”) that is active in the global clean energy production and waste-to-energy markets. We aspire to become a key player in these rapidly growing markets by developing or acquiring projects with clean energy technologies, including but not limited to waste-to-energy facilities that generate clean energy, such as electricity, natural gas, and heat, as well as soil amendment and other by-products. These markets provide tremendous opportunity, insofar as we believe there is a virtually endless supply of waste and organic material that can be used to generate power and valuable by-products. In particular, the disposal of organic material to landfills in most parts of the world is a costly problem with environmentally-damaging consequences. We seek to offer a cost-effective, environmentally-safe alternative.

What is Waste-to-Energy?

Waste-to-Energy is the process of generating energy in the form of electricity, natural gas and/or heat from the treatment of various forms of waste. Most waste-to-energy processes produce electricity and/or heat directly through combustion, or produce a combustible fuel commodity, such as methane, methanol or ethanol. Generally, waste-to-energy technology includes the following:

Incineration

Incineration is the combustion of organic material such as waste with energy recovery, and is the most common waste-to-energy implementation. All new waste-to-energy plants in OECD countries (member and partner countries with the Organization for Economic Co-operation and Development) incinerating waste must meet strict emission standards, including those on nitrogen oxides, sulphur dioxide, heavy metals and dioxins. Hence, modern incineration plants are vastly different from the old types of plants, some of which recovered neither energy nor materials. Modern incinerators reduce the volume of the original waste by up to 96%, depending upon composition and degree of recovery of materials, such as metals from the ash for recycling.

Anaerobic Digestion

Anaerobic digestion is a collection of processes by which microorganisms break down biodegradable material in the absence of oxygen. The process is used for industrial or domestic purposes to manage waste or to produce fuels. The digestion process begins with bacterial hydrolysis of the input materials. Insoluble organic polymers, such as carbohydrates, are broken down to soluble derivatives that become available for other bacteria. Acidogenic bacteria then convert the sugars and amino acids into carbon dioxide, hydrogen, ammonia, and organic acids. These bacteria convert these resulting organic acids into acetic acid, along with additional ammonia, hydrogen, and carbon dioxide. Finally, methanogens convert these products to methane and carbon dioxide. The methanogenic archaea populations play an indispensable role in anaerobic wastewater treatments. Anaerobic digesters can also be fed with purpose-grown energy crops, such as maize. Anaerobic digestion is widely used as a source of renewable energy. The process produces a biogas, consisting of methane, carbon dioxide and traces of other ‘contaminant’ gases. This biogas can be used directly as fuel, in combined heat and power gas engines or upgraded to natural gas-quality biomethane. The nutrient-rich digestate also produced can be used as fertilizer.

Gasification

Gasification is a process that converts organic or fossil fuel based carbonaceous materials into carbon monoxide, hydrogen and carbon dioxide. This is achieved by reacting the material at high temperatures (>700 °C), without combustion, with a controlled amount of oxygen and/or steam. The resulting gas mixture is called syngas (from synthesis gas or synthetic gas) or producer gas and is itself a fuel. The power derived from gasification and combustion of the resultant gas is considered to be a source of renewable energy if the gasified compounds were obtained from biomass. The advantage of gasification is that using the syngas is potentially more efficient than direct combustion of the original fuel because it can be combusted at higher temperatures or even in fuel cells, so that the thermodynamic upper limit to the efficiency defined by Carnot’s rule is higher or (in case of fuel cells) not applicable. Gasification can also begin with material which would otherwise have been disposed of such as biodegradable waste. In addition, the high-temperature process refines out corrosive ash elements such as chloride and potassium, allowing clean gas production from otherwise problematic fuels.

Pyrolysis

Pyrolysis is a thermochemical decomposition of organic material at elevated temperatures in the absence of oxygen (or any halogen). It involves the simultaneous change of chemical composition and physical phase, and is irreversible. Pyrolysis is a type of thermolysis, and is most commonly observed in organic materials exposed to high temperatures. It is one of the processes involved in charring wood, starting at 200–300 °C (390–570 °F). It also occurs in fires where solid fuels are burning. In general, pyrolysis of organic substances produces gas and liquid products and leaves a solid residue richer in carbon content, char. Extreme pyrolysis, which leaves mostly carbon as the residue, is called carbonization.

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There are a number of other new and emerging technologies that can be used to produce energy from waste and other fuels without direct combustion. Many of these technologies have the potential to produce more electric power from the same amount of fuel than would be possible by direct combustion. This is mainly due to the separation of corrosive components (ash) from the converted fuel, thereby allowing higher combustion temperatures in, for example, boilers, gas turbines and fuel cells.

We Build, Own & Operate Projects and We Acquire Projects

Our business model is based on two main activities: we are a Build, Own & Operate (BOO) company, and we are a strategic acquirer of already constructed and operational facilities. Our BOO projects further fall into four primary phases of progress, making up our development cycle as follows:

1.	Pre-Development. In this phase, our business development team is evaluating project opportunities that may come from various sources such as: other developers, utility companies, strategic partners and land owners. In this phase, we are conducting site research, evaluating feedstock parameters, researching the availability for offtake agreements and reviewing regulatory issues surrounding a particular location.

2.	Development Phase. In this phase, we begin deploying capital and committing to projects. This phase generally includes the issuance of term-sheets or letters of intent for the development of projects. We begin the formal and in-depth due-diligence process to further these projects. Once due-diligence has been completed and a decision to move forward has been made, the company begins to assemble the various elements of the project. At this time, amongst other processes: technology is selected, an engineering study is completed, development plans are created, third party EPC operators are engaged, deposits are made on properties, environmental studies begin, permitting begins, feedstock agreements are put in place, a power purchase agreement (“PPA”) is agreed to and project financing is sourced. The development phase can take one year or longer depending on the project size and complexity.

3.	Construction Phase. In this phase, we complete a financial closing with our project finance partners and third party EPC and technology providers, the property is officially purchased or leased and a ground breaking occurs. After this site prep begins, materials are ordered, equipment is ordered and construction begins. Over the next year or longer: through our third party contractors, skilled technicians, laborers and managers build an advanced power plant that turns various forms waste into sources of clean energy and other by-products.

4.	Operating Phase. This phase includes the acceptance of waste materials, the ramp-up of biological elements in the case of an anaerobic digester plant, connecting to the electrical and or gas grids or connecting directly to a large end user. Once the connection is in place and the waste ramp-up phase is complete, and through our third party contractors, the plant is now fully operational. In addition to other administrative functions, management or our third party contractors will now begin to maintain feedstock intake, equipment monitoring and maintenance.

For our acquisition projects, we seek to acquire ongoing projects that are already constructed or operational.

Our Projects in All Phases

We are currently constructing or operating, or in negotiations to develop, as applicable, nineteen (19) projects related to our strategy of acquisition, development or operations of waste-to-energy facilities, which includes developing projects for which we have entered into nonbinding letters of intent to acquire additional biogas facilities in Italy and to develop and construct waste-to-energy facilities in the United States, the Netherlands, the United Kingdom and Israel. We continue to evaluate a pipeline of similar projects in the pre-development phase in the above listed countries, and we are also evaluating projects in other countries such as the Czech Republic, Poland, Canada and Mexico.

We are currently operating the following projects:

United States (operating)

●	Charlotte, NC Waste to Energy Anaerobic Digester 5.2 MW Plant
●	Johnston, RI Waste to Energy Anaerobic Digester 3.2 MW Plant

Italy (operating)

●	Soc. agr. AGRICERERE srl – Tromello (Blue Sphere Pavia) 999 KW Plant

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●	Soc. agr. AGRIELEKTRA srl – Alagna (Blue Sphere Pavia) 999 KW Plant
●	Soc. agr. AGRISORSE srl - Garlasco (Blue Sphere Pavia) 999 KW Plant
●	Soc. agr. GEFA srl – Dorno (Blue Sphere Pavia) 999 KW Plant

We currently have entered into definitive agreements to consummate the acquisition of the following projects:

Italy (consummating acquisition)

●	Cantu, Italy. Acquisition of fully operating .990KW Clean Energy Plant from Pronto-Verde, A.G.
●	Udine, Italy. Acquisition of fully operating .990KW Clean Energy Plant from Pronto-Verde, A.G.

We currently have nonbinding letters of intent to develop the following projects:

United States (negotiating and/or conducting due diligence)

●	Red Springs, NC. New Construction waste-to-energy Anaerobic Digester 3.0 MW Plant
●	Wallace, NC. New Construction waste-to-energy Anaerobic Digester 3.0 MW Plant

Italy (negotiating and/or conducting due diligence)

●	Cortona, Italy. Acquisition of fully operating 1.25MW Clean Energy Plants from Pronto-Verde, A.G.
●	Costa de Nobili, Italy. Acquisition of two fully operating 990 KW each from Rienergy S.r.l

The Netherlands (developing and negotiating)

●	Sterksel, NL. New Construction waste-to-energy Anaerobic Digester 10.0 MW Plant *
●	Terramass, NL. New Construction waste-to-energy Anaerobic Digester 2.5 MW Plant

* On December 8, 2016, Blue Sphere Brabant B.V., a wholly owned subsidiary of the Company in the Netherlands, won a grant to sell renewable gas on a per MWg basis to Rijksdienst voor Ondernemend Nederland (“RVO”) under the Renewable Energy Production Incentive Scheme. The grant provides for the sale of up to 234,466.589 MWh per year, for a maximum total value of the grant equal to €151.934.350,00 (approximately USD $161,642,955) paid over twelve (12) years, from the date the facility begins production. The grant is conditioned upon the following: (1) the construction must be assigned to a supplier (EPC) within one (1) year, with RVO receiving a copy of the assignment; (2) the facility must begin production within four (4) years; (3) notice of any material changes (i.e., in location, receiver, power, required dates, etc.) must be given to RVO; and (4) RVO is entitled to receive an annual progress report of the realization of the facility.

The United Kingdom (negotiating and/or conducting due diligence)

●	Carlton Forest, GB. New Construction waste-to-energy Pyrolysis Plant 7.5MW (electricity) + 10MW (thermal)
●	Hull, GB. New Construction waste-to-energy Pyrolysis Plant 15MW (electricity) + 15MW (thermal)
●	Seal Sands, GB. New Construction waste-to-energy Pyrolysis Plant 16MW (electricity) + 23MW (thermal)

We are currently negotiating, nonbinding letters of intent to develop the following projects:

Italy (negotiating and/or conducting due diligence)

●	Ostellato, Italy. New Construction of two 1MW Anaerobic Digester Plants with Energy Lab, S.p.A

Israel (negotiating and/or conducting due diligence)

●	Rishon, IL. New Construction of a MRF (Materials Recycling Facility) + a 2.5MW Anaerobic Digester Plant

Our strategy is to continue to expand in the future, including through acquisition of additional projects. From time to time, we negotiate, conduct due diligence and enter into nonbinding letters of intent for projects that we are evaluating. However, until due diligence is complete, further negotiations are finalized and the parties have executed a definitive agreement, there can be no assurance that we will be able to enter into any development or acquisition transaction, on the terms in the applicable letter of intent, if any, or at all, or any other similar arrangements. In the case of new construction projects for which we have not entered into definitive agreements, the power output identified herein reflects management’s position, determined based on a review of relevant factors including, but not limited to, pre-existing relationships with purchasers in the region, demand, land and facility space, environmental and engineering analysis, and the availability of feedstock and other sources of input. Furthermore, any such transactions that we do enter into would be subject to the uncertainties regarding our existing projects described in the “Risk Factors” section.

Our United States Projects

On October 19, 2012, we entered into definitive project agreements in respect of both the North Carolina and Rhode Island sites with Orbit Energy, Inc. (“Orbit”), pursuant to which we would be entitled to full ownership of each of the entities that owns the rights to implement the respective projects (Orbit Energy Charlotte, LLC (OEC) in the case of the North Carolina project and Orbit Energy Rhode Island, LLC (OERI) in the case of the Rhode Island project), subject to the satisfaction of certain conditions.

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Our North Carolina Project

* As discussed in more detail below, the Company anticipates that Andion Italy S.r.l. will assume the roles of EPC Provider and Operation, Service and Maintenance Provider.

Design and Development

On June 5, 2014, OEC entered into the NC Turnkey Agreement with Auspark, which amended and restated an original agreement dated April 30, 2014. Pursuant to the NC Turnkey Agreement, Auspark has provided, and presently continues to provide, the design, supply, engineering, permitting, procurement, assembly, construction, installation, commissioning and delivery of the North Carolina Facility, for the fixed price of $17,350,000, payable in accordance with meeting scheduled milestones, with the final payment becoming due upon delivery of a final completion certificate. As of March 31, 2017, approximately $15,400,000 in development fees have been paid to Auspark under the NC Turnkey Agreement. Payments under the NC Turnkey Agreement are funded by York Renewable Energy Partners LLC (“York”), our joint venture partner for the North Carolina project.

The term of the NC Turnkey Agreement is based on the project construction and workflow completion plan, subject to amendment pursuant to the terms of the agreement. Either party may terminate the NC Turnkey Agreement upon a substantial breach of performance following a 4-week cure period or the bankruptcy/insolvency of the other party. OEC may terminate for a gross violation of work quality subject to a 5-day cure period, or if Auspark loses the permits necessary to perform, and cannot cure such loss within 30 days. Auspark may terminate for failure of OEC to make specified reimbursements or failure of OEC to make payment within 30 days of demand. Austep guaranteed Auspark’s performance under the NC Turkey Agreement.

Upon effectiveness of the BULA, we anticipate that the NC Turnkey Agreement will be transferred to Andion, which will become responsible for performance thereunder. It is uncertain at this time whether Andion’s performance will be guaranteed by Andion’s parent entity. For more information, see the subsection below entitled “Austep Liquidation /Restructuring and Continuity of Performance at the North Carolina Facility and the Rhode Island Facility”.

The Amended OEC Purchase Agreement

On November 19, 2014, we signed an amended and restated purchase agreement with Orbit for the North Carolina project (the “Amended OEC Purchase Agreement”). Subject to the terms of the Amended OEC Purchase Agreement, Orbit transferred full ownership of OEC to us in exchange for our agreeing to pay Orbit a development fee of $900,000, reimbursement of $17,764 of Orbit’s expenses, and an amount equal to 30% of the distributable cash flow from the North Carolina project after the project achieves a post-recoupment 30% internal rate of return computed on the basis of any and all benefits from tax credits, depreciation and other incentives of any nature. We also agreed to use high solid anaerobic digester units designed by Orbit (the “HSAD Units”) and to retain Orbit to implement and operate the HSAD Units for an annual management fee of $187,500 (the “OEC Management Fee”), subject to certain conditions. The Amended OEC Purchase Agreement provided that we had until December 15, 2014 to pay Orbit the development fee and reimbursement amount, which was extended to January 15, 2015 in exchange for payment by us to Orbit of $75,000. We did not subsequently pay Orbit the development fee and reimbursement amount and, pursuant to the terms of the Amended OEC Purchase Agreement, ownership of OEC reverted back to Orbit on January 15, 2015.

Concord Energy Partners, LLC

On January 30, 2015, (i) the Company, Concord Energy Partners, LLC, a Delaware limited liability company (“Concord”) and York entered into a development and indemnification agreement (the “Concord Development and Indemnification Agreement”), pursuant to which in 2015 York funded Concord’s payment to us of $1,250,000 in development fees used for developing the project, and Concord issued us 250 Series B units of Concord (“Concord Series B Units”) and issued 750 Series A units of Concord (“Concord Series A Units”) to York, and (ii) we and York entered into an amended and restated limited liability company operating agreement (the “Concord LLC Agreement”) to establish the Concord Series A Units and Concord Series B Units and admit us and York as 25% and 75% members of Concord, respectively. Pursuant to the foregoing agreements, York also agreed to fund Concord’s payment to us of two equal installments of $587,500 upon (a) mechanical completion of the North Carolina project and (b) commercial operation of the North Carolina project. On December 14, 2016, we received payment of the first installment. We expect to receive payment of the second installment by September 30, 2017.

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Pursuant to the Concord LLC Agreement, our right to receive distributions from Concord are subject to certain priorities in favor of York, as follows:

(a)	York’s nine percent (9%) rate of return on the $500,000 capital contribution to Concord to fund liquidated damages to Duke Energy pursuant to the Duke PPA since the commercial operations had not been commenced within 60 days of December 31, 2015;
(b)	The repayment of York’s $500,000 capital contribution to Concord to fund liquidated damages to Duke Energy pursuant to the Duke PPA since the commercial operations had not been commenced within 60 days of December 31, 2015;
(c)	The amount of any excess profits from “feedstock tipping fees” shall be distributed with twenty percent (20%) going to York, and eighty percent (80%) going to us;
(d)	The amount of any excess profits from “thermal energy” shall be distributed equally between us and York; and
(e)	Any amount remaining will be distributed pro-rata to us and York in proportion to York and our respective ownership of Concord.

In addition, our right to receive distributions upon a liquidation event of Concord are subject to certain priorities in favor of York, as follows:

(a)	York’s nine percent (9%) rate of return on its unrecovered capital contributions to Concord;
(b)	The repayment of York’s unrecovered capital contributions to Concord; and
(c)	Any amount remaining will be distributed pro-rata to us and York in proportion to York and our respective ownership of Concord.

Pursuant to the Concord LLC Agreement, Concord is managed by a board of managers initially consisting of three managers (the “Concord Board”). So long as York owns more than 50% of the membership interests of Concord, York is entitled to appoint two of the Concord Board’s three managers. So long as we own no less than 50% of the membership interests of Concord that we acquired pursuant to the Concord Development and Indemnification Agreement, we are entitled to appoint one manager of the Concord Board. York will make capital contributions to Concord in accordance with the budgeted investment amount for the North Carolina project set forth in the Concord LLC Agreement. In the event that the Concord Board determines in good faith that additional capital is needed by Concord and is in the best interests of the North Carolina project, the Concord Board may determine the amount of additional capital needed and issue new units to raise the necessary funds. In this case, if we do not exercise our pre-emptive right with respect to such units, our percentage interest in Concord would be reduced accordingly. The Concord LLC Agreement also contains certain restrictions on our right to transfer our membership interests in Concord to third parties. If we propose to sell any equity or assets relating to or in connection with the development, construction or operation of an energy generation facility to a third party prior to January 30, 2020, Entropy Investment Management LLC, an affiliate of York that provides project financing for renewable energy projects, will have a right of first refusal to acquire all or a portion of such sale.

The New OEC Purchase Agreement

On January 30, 2015, we entered into the Orbit Energy Charlotte, LLC Membership Interest Purchase Agreement by and among the Company, Orbit, Concord, and OEC (the “New OEC Purchase Agreement”), pursuant to which (i) Concord purchased all of Orbit’s right, title and interest in and to the membership interests of OEC (the “OEC Interests”), (ii) Orbit abandoned all economic and ownership interest in the OEC Interests in favor of Concord, (iii) Orbit ceased to be a member of OEC and (iv) Concord was admitted as the sole member of OEC, in exchange for consideration of $917,764.

Under the Amended OEC Purchase Agreement and the New OEC Purchase Agreement, we had agreed to pay to Orbit the costs of evaluating and incorporating into the North Carolina project Orbit’s high solids anaerobic digestion technology and two HSAD Units designed by Orbit. Orbit was unable to design and install this technology into the North Carolina project, and we never paid any costs pursuant thereto. Instead, digesters were designed and provided by Auspark.

The New OEC Purchase Agreement also carried forward from the Amended OEC Purchase Agreement, and we indemnified York with respect to, our obligation to pay Orbit all amounts owed under the Amended OEC Purchase Agreement, including an amount equal to thirty percent (30%) of the North Carolina project’s distributable cash flow after we and the other equity investors in the North Carolina project fully recoup their respective investments in the North Carolina project (such investments to be calculated solely as amounts expended in and for the construction of the North Carolina project) and the North Carolina project achieves a thirty percent (30%) internal rate of return (the “NC Participation Fee”). The calculation of the project’s internal rate of return would take into account and be computed on the basis of any and all benefits from tax credits, depreciation and other incentives of any nature.

On January 13, 2017, the Company and Orbit entered into an agreement to eliminate the Company’s obligations to Orbit under the New OEC Purchase Agreement, the Concord LLC Agreement, the New OERI Purchase Agreement (defined below), and the Rhode Island LLC Agreement (defined below). In connection with the North Carolina project and the Rhode Island project, in exchange for an assignment to us of any rights to the NC Participation Fee and RI Participation Fee (defined below), and the termination of the OEC Management Fee and OERI Management Fee (defined below), Orbit will receive $200,000 in total, to be paid in twelve monthly equal installments, beginning on January 27, 2017.

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The Operations of the North Carolina project

On June 5, 2014, OEC entered into the NC O&M Agreement with Austep USA, whereby Austep USA will perform the day-to-day operation, management, service, and maintenance operations at the North Carolina Facility, for a term of 10 years beginning on the date that the facility achieves substantial completion, as defined in the NC Turnkey Agreement. For a period of two years following such date, Austep USA will guarantee annual production of 41,000,000 kWh of electricity for two years, and will use its best efforts to generate 42,640,000 kWh each year during the term. Austep USA will receive an aggregate fee of $1,153,000 per year under the agreement. Austep guaranteed Austep USA’s performance under the agreement.

Upon effectiveness of the BULA, we anticipate that the NC O&M Agreement will be transferred to Andion, which will become responsible for performance thereunder. It is uncertain at this time whether Andion’s performance will be guaranteed by Andion’s parent entity. For more information, see the subsection below entitled “Austep Liquidation /Restructuring and Continuity of Performance at the North Carolina Facility and the Rhode Island Facility”.

OEC and Duke Energy Carolinas, LLC (“Duke Energy”) are parties to an Amended and Restated Renewable Energy Purchase Agreement, dated October 12, 2012 and amended on April 25, 2013, January 31, 2014, January 29, 2015 and September 30, 2016 (as amended, the “Duke PPA”), pursuant to which OEC has agreed to sell, and Duke has agreed to purchase, the energy output of OEC’s facility, subject to the terms and conditions of the Duke PPA. Among other things, the Duke PPA required OEC to commence commercial operations by December 31, 2015 or, if not operational within 60 days of such date, pay Duke Energy $500,000 of liquidated damages, which would then extend the deadline for commercial operation to March 30, 2016. Since the commercial operations had not been commenced within 60 days of December 31, 2015, OEC was required to pay $500,000 of liquidated damages to Duke Energy pursuant to the Duke PPA during the first quarter of 2016, and York contributed these funds to OEC. The deadline for commercial operation was thereafter extended to November 23, 2016 by amendment to the Duke PPA. The Duke PPA is effective until August 21, 2030. The loss of Duke Energy as a customer of OEC could have a material adverse effect on the Company.

The Duke PPA further provides that OEC is responsible for certain interconnections fees and the costs and charges in connection with delivering power to the delivery point. OEC is responsible for delivering 100% of the output nameplate capacity of 5.2MW, and Duke Energy is responsible for purchasing up to the nameplate capacity. During the term of the Duke PPA, the bundled price payable to OEC is fixed per MWh, together with fixed prices per year for specified categories of RECs, as well as minimum REC requirements and purchase obligations during the term. Duke Energy is not responsible for purchasing additional energy or renewable energy attributes which exceeds 10% of the facility’s nameplate capacity. If OEC does not deliver up to the nameplate capacity, it must pay damages equal to specified replacement REC costs.

OEC is projected to require about 424 tons of organic feedstock on a daily basis and is working with organic waste suppliers to arrange supplies of feedstock. As of today, we believe we have all definitive agreements needed to supply all feedstock needed for operation of the North Carolina project.

On or about November 18, 2016, the North Carolina project connected to the grid, began commissioning and thereafter commenced commercial operations and started to provide output to Duke Energy pursuant to the Duke PPA. The North Carolina Facility is currently in the mechanical completion and ramp-up phase of the project. Commencement of the commercial operations includes the gradual intake of waste from the facility’s feedstock suppliers, increasing the parasitic load to the digesters, completing the waste-water-treatment resources and completing all other mechanical features needed for the facility to operate at full capacity. The Company estimates that the North Carolina project will be fully completed by September 30, 2017.

With respect to the North Carolina project, we have recognized revenue from services in the amount of $1,586,000 in the fiscal year 2015, and equity earnings in nonconsolidated affiliates in the amount of $5,960,946 and revenue from services in the amount of $587,500 in fiscal year 2016. We have recognized equity earnings in nonconsolidated affiliates in the amount of $367,000 in the first fiscal quarter of 2017.

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Our Rhode Island Project

* As discussed in more detail below, the Company anticipates that Andion Italy S.r.l. will assume the role of EPC Provider.

Design and Development

On April 7, 2015, OERI entered into the RI Turnkey Agreement with Auspark, which amended and restated an original agreement dated April 30, 2014. Pursuant to the RI Turnkey Agreement, Auspark has provided, and presently continues to provide, the design, supply, engineering, permitting, procurement, assembly, construction, installation, commissioning and delivery of the Rhode Island Facility, for the fixed price of $13,800,000, payable in accordance with meeting scheduled milestones, with the final payment becoming due upon delivery of a final completion certificate. As of March 31, 2017, approximately $11,800,000 in development fees have been paid to Auspark under the RI Turnkey Agreement. Payments under the RI Turnkey Agreement are funded by York, our joint venture partner for the Rhode Island project.

The term of the RI Turnkey Agreement is based on the project construction and workflow completion plan, subject to amendment pursuant to the terms of the agreement. Either party may terminate the RI Turnkey Agreement upon a substantial breach of performance following a 4-week cure period or the bankruptcy/insolvency of the other party. OERI may terminate for a gross violation of work quality subject to a 5-day cure period, or if Auspark loses the permits necessary to perform, and cannot cure such loss within 30 days. Auspark may terminate for failure of OERI to make specified reimbursements or failure of OERI to make payment within 30 days of demand. Austep guaranteed Auspark’s performance under the RI Turnkey Agreement.

Upon effectiveness of the BULA, we anticipate that the RI Turnkey Agreement will be transferred to Andion, which will become responsible for performance thereunder. It is uncertain at this time whether Andion’s performance will be guaranteed by Andion’s parent entity. For more information, see the subsection below entitled “Austep Liquidation /Restructuring and Continuity of Performance at the North Carolina Facility and the Rhode Island Facility”.

The Amended OEC Purchase Agreement

On January 7, 2015, we signed an amended and restated purchase agreement with Orbit for the Rhode Island project (the “Amended OERI Purchase Agreement”). Subject to the terms of the Amended OERI Purchase Agreement, Orbit transferred full ownership of OERI to us in exchange for our agreeing to pay Orbit a development fee of $300,000, reimbursement of $86,432 of Orbit’s expenses, and an amount equal to 30% of the distributable cash flow from the Rhode Island project after the project achieves a post-recoupment 30% internal rate of return computed on the basis of any and all benefits from tax credits, depreciation and other incentives of any nature. We also agreed to use HSAD Units designed by Orbit and to retain Orbit to implement and operate the HSAD Units for an annual management fee of $187,500 (the “OERI Management Fee”), subject to certain conditions. The Amended OERI Purchase Agreement provided that we had until January 22, 2015 to pay Orbit the development fee and reimbursement amount, which was extended to February 28, 2015 in exchange for payment by us to Orbit of $31,000. We did not subsequently pay Orbit the development fee and reimbursement amount and, pursuant to the terms of the Amended OERI Purchase Agreement, ownership of OERI reverted back to Orbit.

Rhode Island Energy Partners, LLC

On April 8, 2015, (i) the Company, Rhode Island Energy Partners, LLC, a Delaware limited liability company (“Rhode Island”) and York entered into a development and indemnification agreement (the “Rhode Island Development and Indemnification Agreement”), pursuant to which York funded Rhode Island’s payment to us of development fees of $1,541,900 used for developing the project, and Rhode Island issued us 2,275 Series B units of Rhode Island (“Rhode Island Series B Units), and issued 7,725 Series A units of Rhode Island (“Rhode Island Series A Units”) to York, and (ii) we and York entered into an amended and restated limited liability company operating agreement (the “Rhode Island LLC Agreement”) to establish the Rhode Island Series A Units and Rhode Island Series B Units and admit us and York as 22.75% and 77.25% members of Rhode Island, respectively. Pursuant to the foregoing agreements, York also agreed to fund Concord’s payment to us of three equal installments of $562,500 upon (a) signing of the Rhode Island Development and Indemnification Agreement, (b) the later of (x) the date of mechanical completion of the Rhode Island project and (y) the date on which an executed interconnection agreement between OERI and National Grid, including receipt of any regulatory approvals from the Rhode Island Public Utility Commission, is delivered by OERI, and (c) commercial operation of the Rhode Island project. To date, York has made payment of the first $562,500 installment.

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Pursuant to the Rhode Island LLC Agreement, our right to receive distributions from OERI are subject to certain priorities in favor of York, as follows:

(a)	The amount of any excess profits from “feedstock tipping fees” shall be distributed with twenty percent (20%) going to York, and eighty percent (80%) going to us;
(b)	The amount of any excess profits from “thermal energy” shall be distributed equally between us and York; and
(c)	Any amount remaining will be distributed pro-rata to us and York in proportion to York and our respective ownership in Rhode Island.

In addition, our right to receive distributions upon a liquidation event of Rhode Island are subject to certain priorities in favor of York, as follows:

(a)	York’s nine percent (9%) rate of return on the sum of all obligations guaranteed by York in connection with the Rhode Island project;
(b)	York’s nine percent (9%) rate of return on its unrecovered capital contributions to Rhode Island;
(c)	The repayment of York’s unrecovered capital contributions to Rhode Island;
(d)	Any amount remaining will be distributed pro-rata to us and York in proportion to York and our respective ownership in Rhode Island.

Pursuant to the Rhode Island LLC Agreement, Rhode Island is managed by a board of managers initially consisting of three managers (the “Rhode Island Board”). So long as York owns more than 50% of the membership interests of Rhode Island, York is entitled to appoint two of the Rhode Island Board’s three managers. So long as we own no less than 50% of the membership interests of Rhode Island that we acquired pursuant to the Rhode Island Development and Indemnification Agreement, we are entitled to appoint one manager of the Rhode Island Board. York will make capital contributions to Rhode Island in accordance with the budgeted investment amount for the North Carolina project set forth in the Concord LLC Agreement. In the event that the Rhode Island Board determines in good faith that additional equity capital is needed by Rhode Island and is in the best interests of the Rhode Island project, the Rhode Island Board may determine the amount of additional capital needed and issue new units to raise the necessary funds. In this case, if we do not exercise our pre-emptive right with respect to such units, our percentage interest in Rhode Island would be reduced accordingly. The Rhode Island LLC Agreement also contains certain restrictions on our right to transfer our membership interests in Rhode Island to third parties. If we propose to sell any equity or assets relating to or in connection with the development, construction or operation of an energy generation facility to a third party prior to April 8, 2020, Entropy Investment Management LLC will have a right of first refusal to acquire all or a portion of such sale.

The New OERI Purchase Agreement

On April 8, 2015, we entered into the Orbit Energy Rhode Island, LLC Membership Interest Purchase Agreement by and among the Company, Orbit, Rhode Island and OERI (the “New OERI Purchase Agreement”), pursuant to which (i) Rhode Island purchased all of Orbit’s right, title and interest in and to the membership interests of OERI (the “OERI Interests”), (ii) Orbit abandoned all economic and ownership interest in the OERI Interests in favor of Rhode Island, (iii) Orbit ceased to me a member of OERI and (iv) Rhode Island was admitted as the sole member of OERI, in exchange for consideration of $386,432.

Under the Amended OERI Purchase Agreement and the New OERI Purchase Agreement, we had agreed to pay to Orbit the costs of evaluating and incorporating into the Rhode Island project Orbit’s high solids anaerobic digestion technology and two HSAD Units designed by Orbit. Orbit was unable to design and install this technology into the Rhode Island project, and we never paid any costs pursuant thereto. Instead, digesters were designed and provided by Auspark.

The New OERI Purchase Agreement also carried forward from the Amended OERI Purchase Agreement, and we indemnified York with respect to, our obligation to pay Orbit all amounts owed under the Amended OERI Purchase Agreement, including an amount equal to thirty percent (30%) of the Rhode Island project’s distributable cash flow after we and the other equity investors in the Rhode Island project fully recoup our respective investments in the Rhode Island project (such investments to be calculated solely as amounts expended in and for the construction of the Rhode Island project) and the Rhode Island project achieves a thirty percent (30%) internal rate of return (the “RI Participation Fee”). The calculation of the project’s internal rate of return would take into account and be computed on the basis of any and all benefits from tax credits, depreciation and other incentives of any nature.

On January 13, 2017, the Company and Orbit entered into an agreement to eliminate the Company’s obligations to Orbit under the New OEC Purchase Agreement, the Concord LLC Agreement, the New OERI Purchase Agreement, and the Rhode Island LLC Agreement. In connection with the North Carolina project and the Rhode Island project, in exchange for an assignment to us of any rights to the NC Participation Fee and RI Participation Fee, and the termination of the OEC Management Fee and OERI Management Fee, Orbit will receive $200,000 in total, to be paid in twelve monthly equal installments, beginning on January 27, 2017.

The Operations of the Rhode Island project

OERI is currently negotiating a service, maintenance and operation agreement to perform the day-to-day operation, management, service, and maintenance activities at the Rhode Island Facility.

OERI and The Narragansett Electric Company d/b/a National Grid (“National Grid”) are parties to a Power Purchase Agreement, dated May 26, 2011 and amended on April 11, 2013, December 9, 2013, January 9, 2015 and May 27, 2016 (as amended, the “National Grid PPA”), pursuant to which OERI has agreed to sell, and National Grid has agreed to purchase, the energy output of OERI’s facility, subject to the terms and conditions of the National Grid PPA. Among other things, the National Grid PPA required OERI to commence commercial operations by December 31, 2015, which could be extended up to six months by OERI upon deposit of $22,500 of collateral. Since commercial operations were not commenced by December 31, 2015, OERI paid an additional “Development Period Security” of $22,500 pursuant to the National Grid PPA, such funds having been contributed to OERI by York. On May 27 2016, National Grid agreed to modify the date to commence commercial operations to June 30, 2017. As an incentive and evidence of good faith to achieve commercial operation, OERI posted additional collateral in the amount of $22,500, such funds having been contributed to OERI by York. The National Grid PPA is effective for 15 years from the date commercial operations are commenced, which may be extended by 6 years at the option of National Grid. The loss of National Grid as a customer of OERI could have a material adverse effect on the Company.

The National Grid PPA further provides that OERI is responsible for certain interconnections fees, subject to an adjustment based on MWh sold under the agreement, and the costs and charges in connection with delivering power to the interconnection point. OERI is responsible for delivering 100% of the output nameplate capacity of up to 3.2MW, and National Grid is responsible for purchasing up to our nameplate capacity. National Grid is not responsible for purchasing additional energy in excess of the specified maximum amount. During the term of the agreement, National Grid will pay a fixed bundled price per MWh for energy and RECs, subject to escalation by a factor of 2% annually. If OERI fails to deliver energy in accordance with the National Grid PPA, it will be responsible for specified replacement damages.

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On or about June 23, 2017, the Rhode Island project connected to the grid, began commissioning and thereafter commenced commercial operations and started to provide output to National Grid pursuant to the National Grid PPA. The Rhode Island Facility is currently in the mechanical completion and ramp-up phase of the project. Commencement of the commercial operations includes the gradual intake of waste from the facility’s feedstock suppliers, increasing the parasitic load to the digesters, completing the waste-water-treatment resources and completing all other mechanical features needed for the facility to operate at full capacity. The Company estimates that the Rhode Island project will be fully completed by October 30, 2017.

OERI and Renewable Organics Management LLC are parties to an Organic Waste Delivery Agreement, dated October 13, 2016, in respect of 80,000 tons per year of organic feedstock. This agreement has a five-year term, subject to renewal, and begins upon commencement of operations, at which time feedstock will be supplied to the Rhode Island project. OERI is projected to require 80,000 tons per year of organic feedstock on a daily basis, so the quantity represented by this agreement is expected to satisfy 100% of facility’s feedstock requirements for operations.

As of March 31, 2017, we have recorded deferred revenue from nonconsolidated affiliates in the amount of $5,888,000 with respect to our the Rhode Island project. Because the Rhode Island project connected to the grid on June 23, 2017, our share of any net earnings (losses) generated by the Rhode Island project will now be recognized as equity earnings in nonconsolidated affiliates in our Interim Condensed Consolidated Financial Statements for the period ending June 30, 2017.

Austep Liquidation /Restructuring and Continuity of Performance at the North Carolina Facility and the Rhode Island Facility

From the Official Records, the Company learned that on June 20, 2017, Austep was put in voluntary liquidation by shareholders’ resolution pursuant the Italian Civil Code and on June 30, 2017, Austep filed a petition in the Bankruptcy Court of Milan (Milan Court) for a creditors’ settlement procedure pursuant to Italian Bankruptcy Law. On July 6, 2017, the Milan Court approved Austep’s petition for a creditors’ settlement procedure and declared that Austep shall, by November 3, 2017, submit (i) the final debt restructuring plan and (ii) a request for certification of the restructuring agreement’s debts. For more information concerning the foregoing, see the subsection entitled “Change in Operator in Italy and Transfer of North Carolina and Rhode Island Project Agreements” in the “Prospectus Summary” section of this prospectus.

According to the Official Records, on June 29, 2017, Austep entered into a Business Unit Lease Agreement (BULA) with Andion Italy S.r.l., with the intent of assuring the regular operation of certain operations and agreements by Andion. Andion is wholly owned by Arcus Holdings Sa, a Luxembourg entity owned by White Cloud Capital II SCSp, which controls Austep Holdings S.p.A. Austep Holdings S.p.A. wholly-owns Austep and Austep USA, and Austep USA wholly-owns Auspark LLC and Austep Rhode Island LLC. Andion is not subject to the liquidation/restructuring of Austep.

The BULA provides for, among other things, the transfer of Austep’s entire United States operations and, accordingly, the agreements relating to the operation of our North Carolina Facility and Rhode Island Facility; specifically, the NC Turnkey Agreement, NC O&M Agreement and RI Turnkey Agreement. The term of the BULA is three (3) months from the effective date of the BULA, and will automatically renew if not terminated by one of the parties with at least thirty (30) days’ written notice. The BULA will become effective upon execution by all parties, and is subject to finalization of negotiations with unions regarding all employees who will not be transferred with the BULA.

Presently, the NC Turnkey Agreement, NC O&M Agreement and RI Turnkey Agreement are validly in force, and the parties continue to operate, maintain, and supervise the North Carolina Facility and the Rhode Island Facility in accordance with the terms of such agreements. When the BULA becomes effective, we anticipate that Andion will continue to operate, maintain, and supervise the North Carolina Facility and the Rhode Island Facility for the foreseeable future.

Our 2015 Italy Projects

The Acquisition of Our Italy Projects

On May 14, 2015, we entered into a Share Purchase Agreement (the “Italy Projects Agreement”) with Volteo Energie S.p.A., Agriholding S.r.l., and Overland S.r.l. (each, a “Seller” and collectively, the “Sellers”) through our indirect, wholly-owned subsidiary, Bluesphere Pavia (formerly Bluesphere Italy S.r.l.). Pursuant to the Italy Projects Agreement, we agreed to purchase one hundred percent (100%) of the share capital of four SPVs, Agricerere S.r.l., Agrielektra S.r.l., Agrisorse S.r.l. and Gefa S.r.l, from the Sellers, who collectively held all of the outstanding share capital of each SPV. Each SPV is engaged in the owning and operating of an anaerobic digestion biogas plant for the production and sale of electricity to Gestore del Servizi Energetici GSE, S.p.A., a state-owned company, pursuant to the SPVs PPA. All references to, and descriptions of, the Italy Projects Agreement incorporate the terms of an amendment to the same entered into by the parties on December 14, 2015.

Pursuant to the Italy Projects Agreement, we agreed to pay an aggregate purchase price of €5,600,000 for all of the SPVs, which, upon the application of certain credits applied, was adjusted to €5,200,000 (USD $5,646,628) (the “Purchase Price”). Fifty percent (50%) of the Purchase Price, less certain credits, was due to the Sellers on the Closing Date and the remaining balance along with interest at a rate of two percent (2%) per year (“the deferred payment”), less certain credits, is due to the Sellers on the third anniversary of the Closing Date. The Purchase Price is subject to certain adjustments and to an adjustment based on the actual EBITDA results in the 18 months following the Closing Date, per the following mechanism:

(a)	If the actual EBITDA in the 18 months following the Closing Date divided by 1.5 is greater than €934,519, then the deferred payment shall be increased by the amount equal to fifty percent (50%) of the difference.
(b)

If the actual EBITDA in the 18 months following the Closing Date divided by 1.5 is lesser than €934,519, then the deferred payment shall be reduced by the amount necessary to maintain a Purchase Price that yields an Equity IRR of twenty-five percent (25%), but more than 35% of the remaining balance.

Under the Italy Projects agreement, EBITDA is defined as “total cash revenues received minus all cash expenditures made during the relevant period excluding principle and interest payments due to the bank and taxes”.

As of the date of this prospectus, the Company is preparing its adjustment proposal to the Purchase Price based on the actual EBITDA results in the 18 months following the Closing Date, and anticipates sending to the Seller prior to July 31, 2017. The Seller may reject, accept or, if the Seller does not respond within 30 days, will be deemed to have accepted the adjustment proposal. If the Seller rejects the adjustment proposal, the matter will be decided in binding arbitration.

Pursuant to the Italy Projects Agreement, the Company will reimburse the Sellers the VAT amount that was requested and will be requested by the SPVs for the fiscal year of 2014. The reimbursed amount will not exceed €1,160,425 and will be refunded to the Sellers only after the amount is refunded to Blue Sphere Pavia by the VAT authorities in Italy. Pursuant to the Italy Projects Agreement, we also issued a corporate guarantee to the Sellers, whereby the Company will secure the obligations of Blue Sphere Pavia under the Italy Projects Agreement.

On December 14, 2015 (the “Closing Date”), pursuant to the Italy Projects Agreement, we completed the acquisitions of one hundred percent (100%) of the share capital of the “SPVs. On the Closing Date, the Company paid an amount of €1,952,858 (USD $2,143,181), which represented fifty percent (50%) of the Purchase Price adjusted for certain post-closing adjustments and closing costs. The remaining balance of the Purchase Price (balance less the adjusted closing payment) is promised by a note accruing interest at an annual rate of two percent (2%) to each Seller, with such principal and interest accrued due to each Seller on or before the third anniversary of the Closing Date, subject to adjustment to the variation of EBITDA, as described above. The portion of the Purchase Price and all closing costs, pre-closing receivables, fees and related expenses paid at closing were primarily financed by a loan of €2,900,000, obtained pursuant to the Helios Loan Agreement, of which €200,000 was repaid to Helios in March 2016.

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The closing of the Italy Projects Agreement was subject to certain conditions precedent including, but not limited to, obtaining consent to the proposed sale and resulting change of control from Banca IMI S.p.A. (“the SPVs’ lender”) in connection with a certain €22,080,000 Financing Agreement, dated February 25, 2013, between the SPVs, Banca IMI S.p.A. and Intesa San Paolo S.p.A. (the “SPV Financing Agreement”), as well as from other counterparties to certain agreements to which the SPVs are a party. Amounts outstanding under the SPV Financing Agreement are secured by the assets of the SPVs. After the Closing Date, the SPV’s paid a waiver fee of approximately €109,000 to the SPVs’ lender, such amount representing 50% of the fees and expenses charged by the lenders in connection with obtaining these consents. In addition, under the Italy Projects Agreement, the Sellers granted us a special credit of €100,000 per SPV, half of which is allocable to each payment of the Purchase Price. Following the achievement of key milestones under the SPV Financing Agreement, on December 21, 2016, we agreed with the SPVs’ lender to certain revised terms under the SPV Financing Agreement for each SPV, specifically (a) each SPV received a new VAT line of credit equal to €300,000 per SPV, and an extension to each SPV’s existing VAT line of credit for one year, (b) our obligation to fund a debt service reserve account deposit totaling €1,100,000 was terminated, and (c) a minimum cash requirement of €200,000 per account was removed. In addition, on December 21, 2016, the SPVs’ lender also officially approved the Framework EBITDA Agreement. As of December 31, 2016, €18,326,646 was outstanding under the SPV Financing Agreement.

The Operations of the 2015 Italy Projects

Termination of Our Agreements with Austep to Operate, Maintain and Supervise the SPV Facilities

As discussed more fully below, the Company has terminated all four Plant EBITDA Agreements with Austep on July 18, 2017. Notwithstanding, these facilities are currently operating and the Company is in the process of replacing Austep with a new operator. The Company believes that the termination of the Plant EBITDA Agreements with Austep and the engagement of a new operator will result in the facilities being operated under terms that are more advantageous to the Company, which the Company believes will improve profitability. Therefore, the Company believes that there will ultimately be no material negative impact resulting from this change in operating partner.

On July 17, 2015, we entered into a Framework EBITDA Agreement with Austep, pursuant to which Austep performed technical analyses of operating anaerobic digestion plants in Italy that we identified as potential acquisition targets. If and when we acquired such anaerobic digestion plants in Italy, we and Austep had agreed to negotiate individual agreements pursuant to which Austep would operate, maintain and supervise each plant and guarantee agreed-upon levels of EBITDA to us for a specified period. On the Closing Date, all four SPVs entered into Plant EBITDA Agreements with Austep. In accordance with the Plant EBITDA Agreements, Austep operated, maintained and supervised each biogas plant owned by the SPVs until July 12, 2017. The Plant EBITDA Agreements provided that we would receive an annual aggregate EBITDA of €3,760,000 for the four SPVs, collectively, and that Austep would receive ninety percent (90%) of the revenue in excess of such levels.

On July 12, 2017, Austep personnel shut down the engines at all of the SPV Facilities, and exited all four sites. The Company immediately notified Banca IMI, the SPVs’ lender, and began coordinating with Banca IMA on its remedial action plan. The Company believes that Austep’s failure to perform under the Plant EBITDA Agreements was due to a liquidation/restructuring of Austep. From the Official Records, the Company learned that on June 20, 2017, Austep was put in voluntary liquidation by shareholders’ resolution pursuant the Italian Civil Code and on June 30, 2017, Austep filed a petition in the Bankruptcy Court of Milan (Milan Court) for a creditors’ settlement procedure pursuant to Italian Bankruptcy Law. On July 6, 2017, the Milan Court approved Austep’s petition for a creditors’ settlement procedure and declared that Austep shall, by November 3, 2017, submit (i) the final debt restructuring plan and (ii) a request for certification of the restructuring agreement’s debts. For more information concerning the foregoing, see the subsection entitled “Change in Operator in Italy and Transfer of North Carolina and Rhode Island Project Agreements” in the “Prospectus Summary” section of this prospectus.

On July 14, 2017, the Company notified Austep’s liquidator, in accordance with the Plant EBITDA Agreements, that because (i) Austep had neglected specified contractual obligations concerning maintenance of the SPV Facilities, which each SPV had notified Austep of on June 21, 2017, and (ii) Austep, without notice, abandoned the SPV facilities, the Company had taken over direct management and supervision of the SPV Facilities to ensure their proper operation, safety and security. The Company reserved all rights to claim any and all damages arising as a consequence of Austep’s conduct, including costs incurred by the Company in its intervention.

On July 18, 2017, the SPVs delivered to Austep a notice of termination of the Plant EBITDA Agreements due to several breaches of Austep’s obligations, representations and warranties thereunder including without limitation those outlined in the notice provided to Austep’s liquidator on July 14, 2017. The Company further notified Austep that, as a consequence of early termination, (i) it is obligated to pay to a penalty of €85,000 to each SPV, and (ii) that Austep will be deemed liable to hold the SPVs harmless and indemnified for any direct and indirect losses (including loss of business), damages, costs of engaging replacement contractors and suppliers, costs relating to the supply of feedstock for years 2017 through 2018, insurance premium costs, costs incurred in connection with the financing facility agreement with Banca IMI, and any other expenses or other liabilities incurred or to be incurred by the SPVs as a consequence of or in connection with Austep’s breaches, actions and/or omissions under the Plant EBITDA Agreements. The notice was prepared in coordination with Banca IMI.

The Company will withhold its costs and damages arising from the loss in generation at the SPV Facilities, and the costs or remediating and implementing its short-term and long-term operational solutions, from any amounts payable to Austep under the terminated Plant EBITDA Agreements.

Continuity of Performance of the SPV Facilities

Upon initially learning of Austep’s liquidation/restructuring, the Company began planning and implementing a remedial action plan designed to insure minimal disruption to the SPV Facilities, provide for the short-term and long-term operation of the SPV Facilities on equal or better terms, and hold Austep accountable for any economic losses incurred as a result of the foregoing.

The Interim Operating Agreement. As discussed above, the Company notified Austep’s liquidator that the Company had taken over direct management and supervision of the SPV Facilities on July 14, 2017. On the same date, the Company entered into an Interim Operation Agreement with La Fenice, an Italian company experienced in the operation of biogas plants, pursuant to which La Fenice will immediately operate and supervise the SPV Facilities. The Interim Operation Agreement provides that we will pay La Fenice €10,000 + VAT per facility per month. The Interim Operation Agreement renews automatically each month, unless terminated by either party. The Company and La Fenice are operating pursuant to the Interim Operation Agreement, and are presently negotiating a definitive agreement.

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The SPV Facilities were not being operated or supervised for approximately three days after Austep abandoned the facilities. Pursuant to the Interim Operation Agreement, La Fenice personnel were on-site at the SPV Facilities on July 14, 2017 and began start-up of the engines at each facility. The SPV Facilities have begun transmitting electricity to the grid, and we anticipate that by August 5, 2017, all SPV Facilities will be generating at full capacity.

Long-Term Operational Plans. The Company intends for the Interim Operation Agreement to serve as a short-term solution to remediate any potential losses resulting from Austep’s breach of performance and its liquidation/restructuring. The Company is also currently negotiating with multiple prospective operators who can perform full-service operation, maintenance, and supervision of the SPV Facilities, and supply feedstock to the SPV Facilities, on equal or better terms than Austep under the now-terminated Plant EBITDA Agreements. The Company has also asked the prospective operators to assess and report on the current situation at each of the SPV Facilities and address any measures, actions or improvements that it recommends.

On July 13, 2017, the Company received a binding proposal for services from a primary biogas plant operator pursuant to which the operator will perform operation, maintenance, and supervision of the SPV Facilities for the duration of the SPVs PPA for €419,623 plus 22% VAT per facility per year. The operator has agreed to guarantee annual gross revenues of €2,150,000 per facility, subject to certain assumptions consistent with historical performance. To the extent that annual gross revenues exceed the specified threshold, the operator would be entitled to 50% of such excess. In addition, the SPVs and the operator would share equally in savings from consumption reductions resulting from management or technical improvements designed and implemented by the operator.

The Company anticipates receipt of an additional binding proposal from a prospective operator. The Company intends to have the SPVs enter into definitive agreements with a long-term operator for the operation, maintenance, and supervision of the SPV Facilities, by August 4, 2017; however, the Company cannot make any guarantees that it will be successful in entering into any such definitive agreement within this time frame or that it will be successful in negotiating terms and conditions favorable to the Company.

SPV Management Agreements

On December 21, 2016, each SPV entered into a Management Agreement with BlueSphere Pavia (each, an “SPV Management Agreement”), as approved by the SPVs’ lender. The SPV Management Agreement for each SPV is in substantially the same form. In addition to other customary terms, each SPV Management Agreement is for a term of 5 years, automatically renewable for subsequent 5 year terms, and provides that each SPV will pay a fee of €112,800 per year to BlueSphere Pavia, in exchange for administration, technical and professional services. Either party may terminate the SPV Management Agreement upon 3 months’ notice. Each SPV Management Agreement further provides that in the case of an event of default under the respective SPV Financing Agreement, the payment of fees to BlueSphere Pavia under the SPV Management Agreement will be suspended and, if applicable, subordinated to the full satisfactions of the SPVs’ lender’s rights under the SPV Financing Agreement.

The Helios Loan Agreement

On August 18, 2015, we and two of our wholly-owned subsidiaries, Eastern Sphere Ltd. (“Eastern Sphere”), the parent of Blue Sphere Pavia, and Blue Sphere Pavia, entered into a Long Term Mezzanine Loan Agreement (the “Helios Loan Agreement”) with Helios Italy Bio-Gas 1 L.P. (“Helios”) to finance the Italy Projects Agreement. Under the Helios Loan Agreement, Helios made up to five million euros (€5,000,000) available to Blue Sphere Pavia (the “Helios Loan”) to finance (a) ninety percent (90%) of the total required investment of the first four SPVs acquired, (b) seventy to eighty percent (70-80%) of the total required investment of up to three SPVs subsequently acquired, if applicable, (c) certain broker fees incurred in connection with the acquisitions, and (d) any taxes associated with registration of an equity pledge agreement (as described below). Each financing of an SPV acquisition will be subject to specified conditions precedent and will constitute a separate loan under the Helios Loan Agreement. Helios’s obligation to provide additional funds under the Helios Loan Agreement, in connection with subsequently acquired SPVs, terminated on June 30, 2016.

As of December 31, 2016, the outstanding balance under the Helios Loan was $2,607,000. Subject to specified terms, representations and warranties, the Helios Loan Agreement provides that each loan thereunder will accrue interest at a rate of fourteen and one-half percent (14.5%) per annum, and that Helios is entitled to an annual operation fee of one and one-half percent (1.5%) per annum. Payments of principal, interest and the operation fee are due and payable quarterly. The final payment for each loan will become due no later than the earlier of (a) thirteen and one half years from the date such loan was made available to Blue Sphere Pavia, and (b) the date that the license to produce electricity granted to the relevant SPV expires. Pursuant to the Helios Loan Agreement and an equity pledge agreement, Eastern Sphere pledged all its shares in Blue Sphere Pavia to secure all loan amounts utilized under the Helios Loan Agreement.

In addition, the Helios Loan Agreement provides for no prepayment of the outstanding amount; however, subject to Helios’ right of first refusal and following 5 years from the date of closing, we may prepay upon meeting certain conditions, including that the net consideration of such prepayment will be the principal amount of the Helios Loan, less loan principal, interest and operation fees previously paid, multiplied by 2.12. The Helios Loan Agreement is subject to certain standard events of default subject to a 7-day cure period, including our failure to make two consecutive installment payments or pay the operations fee, events of insolvency or liquidation, and the declaration of an event of default under each the SPV Financing Agreement.

On December 2015, we borrowed €2,900,000 (USD $3,149,000) under the Helios Loan Agreement to finance the purchase of the SPVs, of which €200,000 was repaid to Helios in March 2016. No additional funds have since been borrowed.

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Our 2017 Italy Projects

The Udine, Italy Acquisition

On June 29, 2017, we entered into a Share Purchase Agreement (the “Udine SPA”) with Pronto Verde A.G. (“Pronto Verde”), relating to the purchase of one hundred percent (100%) of the share capital of Futuris Papia S.r.l., a limited liability company organized under the laws of Italy (the “Udine SPV”), which owns and operates a 0.995 Kw plant for the production of electricity from vegetal oil located in Udine, Italy.

We agreed to pay an aggregate purchase price of €2,358,000 (USD $2,673,000) for the Udine SPV (the “Udine Purchase Price”), subject to an adjustment formula accounting for the Udine SPV’s net financial position, net working capital, and certain net receivables, to be calculated on the basis of the Udine SPV’s interim financial statement at the closing. The Udine Purchase Price will be paid to Pronto Verde at the closing, less (a) €1,290,000 (USD $1,462,000) to repay the balance of a mortgage loan on the Udine SPV (the “Udine Loan”); (b) a brokerage fee payable by Pronto Verde in the amount of €100,000 (USD $113,000); and (c) €100,000 (USD $113,000) to be held in escrow. The balance thereafter payable, if any, to Pronto Verde will be paid by September 30, 2017, including €150,000 (USD $179,000) payable by the Udine SPV. The Udine Purchase Price is subject to post-closing adjustment, to be calculated on the basis of the Udine SPV’s final closing financial statements, as audited.

On July 12, 2017, we entered into an Amendment Agreement to the SPA with Pronto Verde and Bluesphere Italy S.r.l., an Italian limited liability company and our wholly-owned subsidiary, whereby we assigned all of our rights, titles or interests arising out of the SPA to Bluesphere Italy S.r.l. The parties also agreed to change the closing date to July 31, 2017.

The closing in relation to the Udine SPV will be on or before July 31, 2017, and any such closing is subject to specified conditions precedent including, but not limited to, consummation of an acquisition of all share capital of the Udine SPV by Pronto Verde from the owners of the Udine SPV, and receipt of consent from the lender and confirmation to accept repayment of the Udine Loan.

The Cantu, Italy Acquisition

Also on June 29, 2017, we entered into a Share Purchase Agreement (the “Cantu SPA”) with Pronto Verde, relating to the purchase of one hundred percent (100%) of the share capital of Energyeco S.r.l., a limited liability company organized under the laws of Italy (the “Cantu SPV”), which owns and operates a 0,990 Kw plant for the production of electricity from vegetal oil located in Cantù, Italy.

We agreed to pay an aggregate purchase price of €2,200,000 (USD $2,490,000) for the Cantu SPV (the “Cantu Purchase Price”), subject to an adjustment formula accounting for the Cantu SPV’s net financial position, net working capital, and certain net receivables, to be calculated on the basis of the Cantu SPV’s audited closing financial statement at the closing. The Cantu Purchase Price will be paid to Pronto Verde at the closing, less (a) an amount of €150,000 (USD $179,000) paid by us and presently held in escrow, which will be reimbursed should the closing not occur due to Seller’s breach or in the event that a condition precedent to closing does not materialize; (b) €1,010,280 (USD $1,145,000) to repay the balance of two loans payable by the Cantu SPV (the “Cantu Loans”); (c) a brokerage fee payable by Pronto Verde in the amount of €60,000 (USD $68,000); and (d) €100,000 (USD $113,000) to be held in escrow. The Cantu Purchase Price is subject to post-closing adjustment, if any, to be calculated on the basis of the Cantu SPV’s final closing financial statements, adjusted for the period between when the Cantu Purchase Price is calculated and date that the closing occurs, as audited.

The closing in relation to the Cantu SPV will be on or before September 27, 2017, and any such closing is subject to specified conditions precedent including, but not limited to, consummation of an acquisition of all share capital of the Cantu SPV by Pronto Verde from the owners of the Cantu SPV, delivery of audited closing financial statements of the Cantu SPV by Seller, and receipt of consent from the lenders and confirmation to accept repayment of the Cantu Loans.

Strategy

Our main focus is providing tailored solutions internationally to produce clean energy primarily out of the treatment of waste. We are focused on waste-to-energy projects in the United States, Italy, the Netherlands, the United Kingdom and Israel and are in the process of developing a pipeline of similar projects. We believe there is a virtually endless supply of waste suitable for such projects and the demand for energy (particularly from such projects) is growing consistently.

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Our model is to acquire or build, own and operate waste-to-energy facilities. We select projects with signed, long-term agreements with waste producers or waste haulers for feedstock, with national governments or electricity corporations for energy output and with private entities for the sale of other project by-products (such as renewable energy credits, heat and soil amendment). We are currently focused on several types of projects: (i) anaerobic digestion to electricity, (ii) landfill gas to energy, (iii) anaerobic digestion to gas, (iv) gasification, (v) incineration and (vi) energy crop to electricity.

Another component of the clean energy and waste-to-energy industry in the United States is renewable energy credits (“RECs”). A REC represents a MWh or KWh of clean energy. Many states, including North Carolina and Rhode Island, the sites of our two United States projects, require their utilities to prove that a portion of the energy they sell is produced from clean or renewable sources. A REC is used to demonstrate that the relevant unit of energy has a clean or renewable source. Consequently, utilities purchase RECs from producers of clean and renewable energy. Our agreements with Duke Energy and National Grid, for our North Carolina and Rhode Island projects, respectively, provide for “bundled” pricing for the sale of electricity and RECs.

We expect our projects to generate revenue through sales of thermal and electrical energy, energy efficiency technologies and RECs, and by-products, project development services, and tipping fees from accepting waste, as applicable to a particular project. On or about November 18, 2016, the Waste to Energy Anaerobic Digester 5.2 MW Plant in Charlotte, NC, of which we are a 25% owner, commenced commercial operations and started to provide its output to Duke Energy pursuant to the power purchase agreement with Duke Energy. On or about June 23, 2017, the Waste to Energy Anaerobic Digester 3.2 MW Plant in Johnston, RI, of which we are a 22.75% owner, commenced commercial operations and started to provide its output to National Grid pursuant to the power purchase agreement with National Grid. The commencement of the commercial operations includes the gradual intake of waste from the facility’s feedstock suppliers, increasing the parasitic load to the digesters, completing the waste-water-treatment resources and completing all other mechanical features needed for the facility to operate at full capacity. Both the North Carolina Facility and the Rhode Island Facility are in the mechanical completion and ramp-up phase of the project. We estimate that the North Carolina Facility will achieve mechanical completion by September 30, 2017, and that the Rhode Island Facility will achieve mechanical completion by October 30, 2017.

Our strategy is to integrate all activities and components that make up a waste-to-energy project and provide a turn-key, one-stop shop solution for waste-to-energy development. We are also actively seeking to acquire facilities that are in various stages of development. We work with and outsource key components of our projects to engineering, procurement and construction (“EPC”) providers and other project participants that provide the most economically viable solution for each individual project. The EPC providers may also be the provider of the technology used for each project. We believe this provides us the flexibility and freedom to tailor the best solution for each project. We expect that we will remain involved in managing and financing all aspects of our projects throughout their lifetimes or until they are sold. We believe this assures all of the involved parties, including waste producers, financing stakeholders, EPC and technology providers, and customers, that there is long-term continuity and responsibility for each project.

We aim to be distinctive and successful in the waste-to-energy market by:

●	providing a one-stop, turn-key/build, own and operate/transfer solution;
●	identifying and obtaining the rights to lucrative projects without incurring material expense;
●	delivering seamless and professional project implementation through a combination of our own expertise and the use of third-party experts with a track-record of success;
●	being technology agnostic and using mature and well-known technologies and when necessary to tailor-make cost-efficient and effective solutions for our projects;
●	leveraging our management’s more than 30 years of experience in successful implementation of large and complex projects;
●	building local and international teams to support each project;
●	obtaining political, property, non-performance and insolvency insurance for our projects; and
●	our projects receiving almost all of their revenue in United States dollars or Euros, whether operating in the United States, Europe or the developing world.

Competition

There are a number of other companies operating in the clean energy and waste-to-energy space, ranging from other project developers to service or equipment providers, buyers and/or investors. Unlike the common market approach in this space (i.e., being solely a project developer, service or equipment provider or a buyer or investor), we seek to provide a one-stop shop, turn-key solution for project development and operation. As described above, our business model is to acquire or develop and manage all aspects of project implementation and sales of the project’s clean energy and by-products. We believe this integrated approach is attractive to project stakeholders and will differentiate us in a positive manner from our competition. We are aware of several competitors in the United States, such as – Harvest Power, Neo Energy, Anaergia, Quasar, CH4 and others. We value these companies, as they are helping to create awareness and credibility for the waste-to-energy space. However, companies in the waste-to-energy industry tend to focus on new or singular technologies, whereas we believe that we have a competitive advantage in being technology agnostic. By having our own technology experts, we are able to focus on finding the best locations where waste is abundant and implementing the best technology for that particular waste stream.

The clean energy and waste-to-energy space is intensely competitive and subject to rapid and significant technological change. Many of our competitors and other companies operating in this space have greater financial and other resources than we have. As a result, these companies may be more effective in developing and implementing a business model similar to ours and/or competing with us in any aspect of project implementation and clean energy sales.

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Government Regulation

Permitting

Each of our projects in development requires certain government approvals. In the United States, the standard required environmental permits relate to solid waste composting and air quality.

All construction and operational permits for our North Carolina and Rhode Island projects have been obtained, except for the operating permit to achieve commercial operation for our Rhode Island project. In Italy, all permits for operation of the projects have been received, and these projects are operational.

Regulatory Changes and Compliance

Many aspects of our operations and facilities are affected by political developments and are subject to both domestic and foreign governmental regulations, including those relating to:

●	constructing and equipping facilities;
●	workplace health and safety;
●	currency conversions and repatriation;
●	taxation of foreign earnings and earnings of expatriate personnel; and
●	protecting the environment.

We cannot determine the extent to which new legislation, new regulations or changes in existing laws or regulations may affect our future operations.

Environmental

Our operations and properties are subject to a wide variety of increasingly complex and stringent foreign, federal, state and local environmental laws and regulations, including those governing discharges into the air and water, the handling and disposal of solid and hazardous wastes, the remediation of soil and groundwater contaminated by hazardous substances and the health and safety of employees. Sanctions for noncompliance may include revocation of permits, corrective action orders, administrative or civil penalties and criminal prosecution. Some environmental laws provide for strict, joint and several liability for remediation of spills and other releases of hazardous substances, as well as damage to natural resources. In addition, companies may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances. Such laws and regulations may also expose us to liability for the conduct of or conditions caused by others or for our acts that were in compliance with all applicable laws at the time such acts were performed.

These laws and regulations include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and similar laws that provide for responses to, and liability for, releases of hazardous substances into the environment. These laws and regulations also include similar foreign, state or local counterparts to these federal laws, which regulate air emissions, water discharges, hazardous substances and waste and require public disclosure related to the use of various hazardous substances. Our operations are also governed by laws and regulations relating to workplace safety and worker health, including the U.S. Occupational Safety and Health Act and regulations promulgated thereunder.

Effect of Existing or Probable Government Regulations on Our Business

Our business is affected by numerous laws and regulations on the international, federal, state and local levels, including energy, environmental, conservation, tax and other laws and regulations relating to our industry. Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both. Moreover, changes in any of these laws and regulations could have a material adverse effect on our business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

We believe that our operations comply in all material respects with applicable laws and regulations and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in our industry. We do not anticipate any material capital expenditures to comply with international, federal and state environmental requirements. However, we can provide no assurance that we will not incur significant environmental compliance costs in the future.

Employees

We have eleven full-time basis professionals: our non-executive chairman, chief executive officer, two executive vice-presidents, chief technical officer, chief financial officer, controller for European operations, vice president of strategy and business development, vice president investor relations, operation manager for the United States market and vice president of business development for the United States market. We also employ one part-time office manager. Our subsidiary, Eastern Sphere, has two full-time employees, our vice president of business development for the European market and our executive vice president of mergers and acquisitions.

Segments and Geographic Information

We have one reporting segment. For information regarding revenue and other information regarding our results of operations for each of our last two fiscal years, please refer to our financial statements included in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus.

Corporate History

We were incorporated in the state of Nevada on July 17, 2007 and were originally in the business of developing and promoting automotive internet sites. In March 2010, we conducted a reverse merger, name change and forward split of our Common Stock, and current management took over operations, at which point we changed our business focus to become a project integrator in the clean energy production and waste to energy markets.

In 2013, we amended and restated our Articles of Incorporation to, among other things, (a) authorize the issuance of 500,000,000 shares of preferred stock, $0.001 par value, in one or more series and with such rights, preferences and privileges as our Board may determine and (b) effect a 113-for-1 reverse stock split of our outstanding Common Stock.

On March 24, 2017, we amended our Amended and Restated Articles of Incorporation to effectuate the Reverse Stock Split, at a ratio of 130-to-1.

Our direct wholly-owned subsidiaries are Eastern Sphere, Binosphere LLC (“Binosphere”), Blue Sphere Brabant B.V. (“BSB”), and BlueSphere Italy S.r.l.. Through our ownership of Blue Sphere Pavia, which is owned 100% by Eastern Sphere, we own 100% of Agricerere S.r.l., Agrielekra S.r.l., Agrisorse S.r.l. and Gefa S.r.l. Through our ownership of Eastern Sphere, we also own 50% of PureSphere Ltd. We also own a 25% interest in Concord (which owns OEC) and a 22.75% interest in Rhode Island (which owns OERI). On January 31, 2017, we dissolved Johnstonsphere LLC, and on April 30, 2017, we dissolved Sustainable Energy Ltd., neither of which had any operations. As of the date of this prospectus, BSB had not commenced operations. Below is a chart of our direct and indirect subsidiaries.

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Our Corporate Information

Our principal executive offices are located at 301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262 and our telephone number is (704) 909-2806. Our web address is http://www.bluespherecorporate.com. The information on our website does not form a part of this prospectus.

Available Information

We are required to file annual, quarterly and current reports and other information with the SEC. Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that we will file with or furnish to the SEC will be available free of charge by sending a written request to our Chief Executive Officer at our corporate headquarters. Additionally, the documents we file with the SEC are or will be available free of charge at the SEC’s Public Reference Room at 100 F Street, NE, Washington D.C. 20549. Other information on the operation of the Public Reference Room is or will be available by calling the SEC at (800) SEC-0330. This information is also available from the SEC’s website at http://www.sec.gov.

PROPERTIES

Our principal executive office is located in North Carolina at 301 McCullough Drive, 4th Floor, Charlotte, NC 28262. Since May 22, 2013, we have leased office space at this site and currently pay $196 per month through May 31, 2017, and have extended the term for an additional 12 months for $186 per month. We also have office space located at 35 Asuta St. Even Yehuda, Israel 40500, for which we pay the operating expenses but do not pay any rent.

Each of the SPVs owned by Blue Sphere Pavia own the real property used for the operation of the facilities, which has been used as collateral to secure the SPVs obligations under the SPV Financing Agreement, as follows: (i) Agrielektra S.r.l. owns the approximately 5.63 acres of real property used for the operation of the SPV, located at Strada Provinciale 29, Alagna (Pavia); (ii) Agricerere S.r.l. owns the approximately 5.85 acres of real property used for the operation of the SPV, located at Strada dei Balzini, Tromello (Pavia); (iii) Agrisorse S.r.l. owns the approximately 6.34 acres of real property used for the operation of the SPV, located at Strada Provinciale 206, Garlasco (Pavia); and (iv) Gefa S.r.l. owns the approximately 4.85 acres of real property used for the operation of the SPV, located at Strada Vicinale di Milano, Dorno (Pavia).

OERI leases the real property in Johnston, Rhode Island used for the operation of the Rhode Island Facility. The lease is for a period of 15 years beginning on April 1, 2015, and includes two subsequent renewal terms of 6 and 5 years, respectively. The lease includes a monthly base rent scale starting at $15,000 per month in year 1 and increasing each year up to $22,688.85 per month at the end of the initial term. The current monthly rent is $15,450 per month. OEC owns the approximately 13.06 acres of real property used for the operation of the North Carolina Facility, located at 600 Johnson Road, Charlotte, North Carolina.

We intend to obtain additional working space near our projects if and when we believe this is necessary for the development and operation of the projects. Until such time, we believe that our property is adequate for the conduct of our business.

LITIGATION

From time to time, we and our subsidiaries may be parties to legal proceedings arising in the normal course of our business. Except as noted below, we and our subsidiaries are currently not a party, nor is our property subject, to any material pending legal proceedings. None of our directors, officers, affiliates, or any owner of record or beneficially of more than five percent of our Common Stock, is involved in a material proceeding adverse to us or our subsidiaries or has a material interest adverse to us or our subsidiaries.

Barkats Litigation

On October 22, 2016, the law firm of JS Barkats PLLC filed a complaint against us and Shlomo Palas, our Chief Executive Officer, seeking allegedly unpaid legal fees for services rendered from June 9, 2011 through April 23, 2012 in the amount of USD $428,964.70, plus interest for a total of USD $652,000 (the “Barkats Litigation”). The Barkats Litigation was filed as JS Barkats PLLC v. Blue Sphere Corporation and Shlomo Palas with the Supreme Court of the State of New York for the County of New York (the “New York Court”), Index No. 655600/2016.

On October 26, 2016, without notice to us or Mr. Palas or an opportunity to be heard, the New York Court issued a Temporary Restraining Order (the “TRO”) in favor of JS Barkats PLLC, prohibiting us and Mr. Palas from “transferring or dissipating their assets … to the extent of $652,000”, pending the return date of JS Barkats PLLC’s asset attachment motion, due November 17, 2016. On October 28, 2016, we received notice of the foregoing. On October 31, 2016, we removed the Barkats Litigation to federal court, filed as JS Barkats PLLC v. Blue Sphere Corporation and Shlomo Palas with the United Stated District Court, Southern District Court of New York (the “Federal Court”), Docket No. 1:16-cv-08404.

It is the Company’s position that by operation of law, the TRO expired no later than November 15, 2016. On November 18, 2016, the Company and Mr. Palas moved to compel mediation and arbitration of the dispute. Subsequently, on December 6, 2016, JS Barkats PLLC filed a motion to remand the action to the New York Court and also filed a motion to hold the Company and Mr. Palas in contempt for allegedly violating the TRO, which the Company opposed.

On July 10, 2017, the Federal Court granted JS Barkats PLLC’s motion to remand the action to the New York Court, but denied JS Barkats PLLC’s request for costs and fees in bringing its remand petition. The Federal Court did not rule upon whether plaintiff’s complaint should be dismissed and/or the matter compelled to arbitration and did not rule upon Plaintiff’s motion to hold the Company and Mr. Palas in contempt for allegedly violating the TRO. The Federal Court has since remanded the case back to the New York Court where it is currently pending.

We terminated the services of JS Barkats LLC in 2012 and believe the claims brought by JS Barkats PLLC are without merit, that the TRO was improvidently granted, and that JS Barkats PLLC misrepresented, mischaracterized and omitted material facts and the law in seeking the TRO. We intend to vigorously defend against the Barkats Litigation, the TRO and any other attempts to attach the assets of the Company.

Prassas Litigation

On March 15, 2017, Prassas Capital, LLC, an Arizona limited liability company (“Prassas”), filed a complaint against the Company (the “Prassas Litigation”) alleging breach of contract and further   (a) seeking unpaid fees in the amount of USD $1,601,317.67 plus interest, (b) seeking issuance of an order of prejudgment attachment and garnishment on the Company’s bank accounts, other property held by the Company and all payments owed to the Company for third parties, (c) seeking an injunction restraining the Company from transferring funds or property outside of the court’s jurisdiction or alternatively that the court appoint a receiver to manage, operate, control and take possession of the Company’s assets, and (d) seeking a declaration that Prassas Capital, LLC has been granted a contractual right to purchase 53,847 shares of Common Stock at a price of $6.50 per share (after giving effect to the Reverse Stock Split). The Prassas Litigation was filed as Prassas Capital, LLC v. Blue Sphere Corporation with the United States District Court for the Western District of North Carolina, Civil Action No. 3:17-CV-00131. On March 20, 2017, the Company received notice of the foregoing.

On April 10, 2017, the Company filed its answer in the Prassas Litigation, denying the underlying factual allegations contained in the complaint and denying the contention that Prassas is entitled to any relief. In addition to filing its answer, the Company (1) moved for the court to dismiss the Prassas Litigation, because of Prassas’ failure to plead one or more essential elements of its claims, and (2) brought against Prassas claims of fraud, breach of fiduciary duty, constructive fraud, negligence, unjust enrichment and punitive damages. The Company seeks reimbursement of amounts fraudulently or negligently billed by Prassas and paid by the Company of not less than $833,000, pre and post judgement interest, attorney’s fees and costs actually incurred in defending the Prassas Litigation.

On May 10, 2017, Prassas filed its answer to the Company’s response, whereby Prassas moved for the court to dismiss the Company’s counterclaims alleging that, among other things, the Company did not plead one or more essential elements of its claims.

On June 2, 2017, the Company responded by filing with the court its memorandum in opposition to Prassas’ motion dismiss the Company’s counterclaims, and further to motion for a partial judgement on the pleadings of the Company’s counterclaims in the amount of $833,333.33, plus pre-judgment and post-judgment interest.

The Company believes that Prassas is a disgruntled service provider, that the claims brought by Prassas are without merit, that no amounts are owed to Prassas and that amounts, including those previously paid to Prassas, are payable to the Company.  We intend to vigorously defend against the Prassas Litigation and any other attempts to attach the assets of the Company.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each. There are no family relationships among any of our directors and executive officers. The officers are appointed by our Board.

Name	Age	Position
Joshua Shoham	66	Chairman of the Board, Class III Director
Shlomo Palas	55	Chief Executive Officer, Class III Director
Yigal Brosh	53	Class II Director
Shimon Erlichman	66	Class I Director
Lyron Bentovim	47	Class II Director
David A. Doctor	66	Class I Director
Roy Amitzur	54	Executive Vice President
Ran Daniel	49	Chief Financial Officer
Elad Kerner	49	Executive Vice President

Joshua Shoham – Chairman of the Board – Mr. Shoham became our Chairman on March 2, 2012. Mr. Shoham has extensive experience in senior executive management and in international business development in the United States, Europe and China. He has held several General Manager positions and is co-founder of several high-tech startups. Mr. Shoham was also a strategic market development consultant responsible for a range of transactions in the Israeli and Chinese traditional and high-tech industries. He previously served as a director on the board of Bio-Cell (TASE: BCEL), which merged its activities into Protalix Biotherapeutics (AMEX: PLX). Mr. Shoham holds an MBA and a B.A. in Economics, both from the Hebrew University of Jerusalem, and an LL.B. degree from the Faculty of Law of Tel-Aviv University. Our Board believes Mr. Shoham’s qualifications to serve as a member of our Board include his extensive experience in senior management and international business development.

Shlomo Palas – Chief Executive Officer and Director – Mr. Palas became our Chief Executive Officer and a director on March 3, 2010. Mr. Palas is a highly experienced entrepreneur who has held executive positions at a number of leading Israeli firms. From 2005 to 2010, he served as an entrepreneur advising companies in the biodiesel industry. Prior to that he was a senior consultant with Mitzuv, a leading management consulting firm, and has served in a variety of marketing roles. Since 2010, Mr. Palas has specialized in the renewable and clean tech industries. He has gained significant experience in renewable and clean tech manufacturing, off-take contracts with leading petrol companies, legal/financial structuring, and fundraising for these industries. He has also developed a large network in private and government sectors in many cities across China. Mr. Palas previously served as Chief Executive Officer of Becco Biofuels China Ltd., which was a company active in the biofuel industry. Mr. Palas participated in the establishment of the largest commercial algae farm in China together with one of China’s largest electrical utilities. Mr. Palas holds a B.A. in Statistics and Management from Haifa University and an M.S. from Baruch College. Our Board believes Mr. Palas’ qualifications to serve as a member of our Board include his significant experience in renewable and clean tech manufacturing and his management and entrepreneurial experience.

Yigal Brosh – Director – Mr. Brosh has been a member of our Board since May 2014. Mr. Brosh is a director at Abroker Trading & Securities LTD. and Chairman of the Board at Environmental Services Company Ltd. Environmental Services Company is a government-owned national infrastructure company, established for the purpose of handling all the hazardous waste produced in Israel. The company owns the Ramat Hovav plant for the treatment of hazardous waste, which handles a wide variety of organic, inorganic and solid materials. Mr. Brosh previously served as a director at Analyst Portfolio Management Ltd. and is former Chief Executive Officer, director and partner of Millennium Mutual Funds. Mr. Brosh holds a B.A. in Economics and an MBA (Hebrew University of Jerusalem) and an investment portfolio management license from the Israel Securities Authority (ISA). Our Board believes Mr. Brosh’s qualifications to serve as a member of our Board include his extensive experience in the environmental and waste management industry and his executive experience.

Shimon Erlichman – Director – Mr. Erlichman has been a member of our Board since September 2015. Mr. Erlichman previously served as Chief Financial Officer of two Israeli companies traded on the Israeli Stock Exchange and established his own company in 1980, which provides services to local and foreign companies in Israel. Mr. Erlichman holds a B.A. in Accounting and Economics from Bar Ilan University and is a member of the Israeli Institute of Certified Public Accountants. Our Board believes Mr. Erlichman’s qualifications to serve as a member of our Board include his financial expertise and his professional experience.

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Lyron Bentovim – Director – Mr. Bentovim has been a member of our Board since August 2016. Mr. Bentovim presently serves as President and Chief Executive Officer of Glimpse Group, and is the founder and Managing Partner of DarkLight Partners, a strategic advisor to small and mid-cap companies. Prior to founding DarkLight Partners, from 2014 to 2015, Mr. Bentovim served as Chief Operating Officer and Chief Financial Officer of Top Image Systems (NASDAQ: TISA). Prior to this position he served as Chief Operating Officer and Chief Financial Officer of NIT Health from 2013 to 2014. From 2009 until 2012, Mr. Bentovim served as the Chief Operating Officer and the Chief Financial Officer of Sunrise Telecom Inc. Prior to joining Sunrise Telecom Inc., from 2001 until 2009, Mr. Bentovim was a Managing Director for Skiritai Capital LLC. Mr. Bentovim has over 20 years of industry experience, including his experience as a member of the board of directors for public and private companies, including Manhattan Bridge Capital, Inc., RTW Inc., Ault Inc., Top Image Systems, Three-Five Systems Inc., Sunrise Telecom Incorporated, and Argonaut Technologies Inc. Mr. Bentovim has also served in senior and executive positions with WebBrix Inc., USWeb/CKS, the Mitchell Madison Group LLC and McKinsey & Company Inc. Mr. Bentovim has an MBA from Yale School of Management and a Law degree from the Hebrew University. Our Board believes Mr. Bentovim’s qualifications to serve as a member of our Board include his professional executive experience and experience as a strategic advisor.

David Doctor – Director – Mr. Doctor has been a member of our Board since December 2016. Mr. Doctor presently serves as President and Chief Executive Officer of E4 Carolinas, Inc., a trade association for over 130 energy companies in North Carolina and South Carolina. In 2012, Mr. Doctor joined the Duke University Energy Initiative, where he served as a Director and Engagement Administrator, and presently serves as an Energy Industry Fellow. In 2009, Mr. Doctor co-founded Datrix World, LLC, and until 2011 served as its Chief Executive Officer. In 2005, Mr. Doctor co-founded Interaction Intelligence Institute, Inc., and until 2009 served as its Chief Executive Officer. From 1997 until 2005, Mr. Doctor served as the University of Louisville’s College of Business Bank One Entrepreneur in Residence. From 2001 through 2003, Mr. Doctor served as Genscape, Inc.’s Chief Executive Officer and on its board of directors. From 1993 through 1997, Mr. Doctor was Chief Executive Officer of a subsidiary of Tenneco, Inc., Tenneco Energy Resources Corporation, a holding company containing 27 energy corporations. In 1994, Mr. Doctor co-founded and served as Chairman, President and Chief Executive Officer of EnTrade Corporation, a U.S. energy trading company which was sold to Tenneco Energy. Prior to that he served as Director of Strategy for Texas Gas Transmission Corporation. Mr. Doctor has established strategy for two Fortune 500 regulated energy utilities, and has co-founded or led seven companies, most of which have been companies in the energy industry. As a Chief Executive Officer, he has created or led more than a dozen start-ups, including energy trading, online collaboration, retail, energy information, consulting and software-as-a-service companies. Mr. Doctor has served on the boards of directors of seven private corporations. He has been twice named an Inc. Magazine/Ernst & Young Entrepreneur of the Year. Mr. Doctor is a 1974 Summa Cum Laude graduate of the University of Detroit. Our Board believes Mr. Doctor’s qualifications to serve as a member of our Board include his extensive leadership experience in the energy industry and his executive and strategic experience with developing and growing early stage companies.

Roy Amitzur – Executive Vice President – Mr. Amitzur has served as our Executive Vice President since August 2011. Since 2008 and prior to joining the Company, Mr. Amitzur served as President of Clean Technologies Group Ltd, a holding and integration company specializing in investment in water technologies and water and waste water project execution. In addition, Mr. Amitzur has previously managed a number of start-up companies, including Bio Pure Technology Ltd., Proxy Aviation Systems, Inc., and Aquarius Technologies Inc. Mr. Amitzur has significant experience in implementing BOT and turn-key projects in water technologies and water and waste water execution around the world.

Ran Daniel – Chief Financial Officer – Mr. Daniel has served as our Chief Financial Officer since May 2016. From August 2014 to March 2016, Mr. Daniel served as General Counsel and Head of the Family Office of Elie Tahari Ltd., and from December 2012 to August 2014, he served as Executive Vice President of IDH Properties LLC. Mr. Daniel served as Principal of Daniel Capital Management Inc. from 2009 through December 2012. Mr. Daniel has more than 20 years of financial and business management experience in the United States, Europe and Israel. He has worked with real estate, fashion and high-tech companies as well as high net worth individuals. He has been involved with financing, project management, M&A and real estate transactions. Mr. Daniel is licensed as a Certified Public Accountant (CPA) in the United States and Israel, admitted to practice law in the State of New York, licensed as a Real Estate Broker in the State of New York and a Chartered Financial Analyst (CFA). Mr. Daniel is a member of the CFA Institute, the New York Society of Security Analysts and the New York State Bar Association. Mr. Daniel holds a Bachelor of Economics, a Bachelor of Accounting and an MBA in Finance from the Hebrew University, as well as a Graduate Degree in Law from Bar-Ilan University. Our Board believes Mr. Daniel’s qualifications to serve as our Chief Financial Officer include his extensive chief financial executive experience, his expertise in reporting and finance-related activities for international operations, and his experience in M&A and real estate activities.

Dr. Elad Kerner – Executive Vice President – Dr. Kerner has served as our Executive Vice President since January 2016. Dr. Kerner has a Ph.D. in law from Bar-Ilan University and brings a wealth of knowledge in economics, finance and management. Dr. Kerner is an expert in commercial transactions, international investment, mergers & acquisitions, corporate finance and corporate governance. Before joining Blue Sphere, Dr. Kerner was General Counsel for Israel Aerospace Industries, Ltd, was the Chief Executive Officer of Toptrio Group and was a Partner in the law firm of Shugol, Ketzef, Ehrlich, Kerner & Co. Dr. Kerner was a Lieutenant Colonel and Military Judge in the Israeli Defense Forces.

CORPORATE GOVERNANCE

Board of Directors

We currently have six directors serving on our Board of Directors. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the action.

We are not a listed issuer, as such term is defined in Rule 10A-3 of the Exchange Act, and are therefore not subject to director independence standards. However, using the definition of “independent director” from NASDAQ Rule 5605(a)(2), the following directors would be considered independent: Yigal Brosh, Shimon Erlichman, David Doctor and Lyron Bentovim.

Our directors are elected by the vote of a majority in interest of the holders of our Common Stock and hold office until the earlier of his or her death, resignation, removal or expiration of the term for which he or she was elected and until a successor has been elected and qualified. The Board may also appoint directors to fill vacancies on the Board created by the death, resignation or removal of any director. Our Board consists of three classes of directors, apportioned as equally as possible, each of which is elected every three years.

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On June 17, 2015, our Board approved an amendment to the Company’s bylaws, effective as of such date, (i) to require any stockholder intending to propose business to be conducted at the annual meeting or to nominate any candidate for election to the Board to notify the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, in advance of the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered by the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company) and (ii) to require any such stockholder to provide specified information and representations and, if applicable, require director nominees to provide specified information and representations in order to be eligible to be elected as a director.

Committees of the Board of Directors

On October 12, 2015, our Board designated the following three committees of the Board: an Audit Committee, a Finance Committee and an Administration and Management Committee. On November 20, 2016, our Board designated the following two committees of the Board: a Compensation Committee and a Nominations Committee.

Shimon Erlichman is the Chairman of the Audit Committee, and Yigal Brosh and Lyron Bentovim are its members. The Audit Committee is responsible for, among other things, overseeing the financial reporting and audit process and evaluating our internal controls over financial reporting. The Board has determined that Yigal Brosh, Shimon Erlichman and Lyron Bentovim would each be considered “independent directors” and “Audit Committee financial experts” within the meaning of the NASDAQ and Exchange Act rules.

Lyron Bentovim is the Chairman of the Finance Committee, and Yigal Brosh and Shlomo Palas are its members. The Finance Committee is responsible for, among other things, reviewing our investment policy, annual financing plan and financial structure.

The members of the Administration and Management Committee are Shlomo Palas and Joshua Shoham. The Administration and Management Committee is responsible for, among other things, managing and overseeing daily operations and transactions in the ordinary course of our business.

Yigal Brosh is the Chairman of the Compensation Committee, and Shimon Erlichman is a member. The Compensation Committee is responsible for, among other things, establishing and overseeing the Company’s executive and equity compensation programs, establishing performance goals and objectives, and evaluating performance against such goals and objectives. The Board has determined that Yigal Brosh and Shimon Erlichman would each be considered “independent directors” within the meaning of the NASDAQ and Exchange Act rules.

David Doctor is the Chairman of the Nominations Committee, and Shimon Erlichman and Lyron Bentovim are its members.The Nominations Committee is responsible for, among other things, establishing and overseeing the Company’s director nominations process and procedures, developing and maintaining the Company’s corporate governance policies, and any related matters required by federal securities laws. The Board has determined that David Doctor, Lyron Bentovim and Shimon Erlichman would each be considered “independent directors” within the meaning of the NASDAQ and Exchange Act rules.

Current copies of the charters of the Audit Committee, Finance Committee, Compensation Committee and Nominations Committee are available on our corporate website at http://www.bluespherecorporate.com.

Code of Ethics

On April 27, 2016, our Board approved and adopted a code of ethics (the “Code of Ethics”). The Code of Ethics is applicable to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules and regulations; rules to promote full, fair, accurate, timely and understandable disclosure; use of Company assets and corporate opportunities; confidentiality; fair dealing; and reporting and enforcement. A current copy of the Code of Ethics is available on our corporate website at http://www.bluespherecorporate.com.

Anti-Harassment Policy

On April 27, 2016, our Board approved and adopted an anti-harassment policy (the “Anti-Harassment Policy”). The Anti-Harassment Policy is applicable to all of our directors, officers and employees and addresses, among other things, fair treatment of individuals in the workplace.

Involvement in Legal Proceedings

We know of no pending proceedings in which any director, officer, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries, except for our Chief executive Officer, Shlomi Palas, who is a co-defendant in the Barkats Litigation as described above.

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Stockholder Communications

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at 301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262, Attention: Stockholder Communication. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Certain Relationships and Related Transactions

We are currently a party to certain services and employment agreements with our executives and a non-executive member of our Board, which are specifically described under the headings “Narrative Disclosure to Executive Summary Compensation Table” and “Narrative Disclosure to Director Compensation Table” in the “Executive Compensation” section of this prospectus.

Unless otherwise stated in this prospectus, none of the following parties has, in our fiscal years ended 2015 and 2016, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; or
●	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

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EXECUTIVE COMPENSATION

Executive Summary Compensation Table for Calendar Years 2015 and 2016

The table below sets forth, for our last two calendar years, the compensation earned by our named executive officers, Shlomo Palas, our Chief Executive Officer, Roy Amitzur and Elad Kerner, our Executive Vice Presidents.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)(4)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)(5)	Total ($)

Shlomo Palas (6)	2016	204,000	180,000	216,386	—	—	—	36,720	637,106
(CEO)	2015	183,000	—	72,354	—	—	—	4,590	259,944

Roy Amitzur	2016	180,000	150,000	209,543	—	—	—	32,400	571,943
(EVP)	2015	180,000	—	69,100	—	—	—	4,050	253,150

Elad Kerner	2016	201,627	—	75,650	—	—	—	—	277,277
(EVP)	2015	—	—	—	—	—	—	—	—

(1)	The Company changed its fiscal year to end on December 31st each year, effective January 1, 2016. The Company filed an Annual Report on Form 10-K for the fiscal year ending September 30, 2015, thereby previously reporting compensation for such fiscal period. For the purposes of comparison and clarity, the Company has presented compensation in this table on the basis of a calendar year ending December 31, 2015 and 2016.
(2)

Specified performance bonuses of $180,000 payable to Shlomo Palas and $150,000 payable to Roy Amitzur were approved by the Board on August 8, 2016 and accrued prior to December 31, 2016. Such bonus amounts have not yet been paid but are payable in connection with the acquisition of the four SPVs by Blue Sphere Pavia and the North Carolina and Rhode Island projects.

(3)	For assumptions made in the valuation of stock awards and option awards, see Note 15 to our Audited Consolidated Financial Statements for the fiscal year ended December 31, 2016.
(4)	On February 24, 2015, as previously reported for option award amounts reflected for 2015, the Board granted five-year options to purchase shares of Common Stock at an exercise price of $18.20 per share to Messrs. Palas and Amitzur under the 2014 Incentive Plan, but such options were subsequently terminated on November 20, 2016.
(5)	All other compensation includes payment by the Company into specified welfare benefit plans and required insurance payments.
(6)	Shlomo Palas is also a director of the Company. Mr. Palas receives no compensation as a director.

Narrative Disclosure to Executive Summary Compensation Table

Shlomo Palas

On October 15, 2015, we entered into a service agreement with Mr. Palas to retain him as the Company’s Chief Executive Officer. The service agreement, which was intended to extend the term of a previous service agreement with Mr. Palas, will expire on October 15, 2020, subject to a five-year extension at the option of the Company and Mr. Palas. As Chief Executive Officer, Mr. Palas, among other duties, is responsible for setting our overall corporate direction, including establishing and maintaining budgets and ensuring we have adequate capital for our operations, marketing and general corporate activities. Under the terms of his service agreement, Mr. Palas will receive $204,000 in annual base compensation during the first year of the agreement, subject to an annual increase review, as well as stock grants vesting on each one year anniversary of the agreement to purchase 7,308 shares of Common Stock for a price of $0.01 and on such other terms as provided in the grants. Mr. Palas will also be entitled to participate in any bonus, incentive compensation, savings and retirement and insurance plans of the Company. Mr. Palas’ employment may be terminated with or without cause by the Company, subject to the terms of his service agreement. Pursuant to the service agreement, the Company will pay to Mr. Palas cash or equity compensation for past services provided to the Company through the date of such agreement, in such amount as reported by the Company’s Chief Financial Officer, which equals $175,000 in the aggregate, but as of the date of this prospectus the Company has not made such payment. Mr. Palas received $183,000 in annual base compensation in 2015 and $204,000 in annual base compensation in 2016. Pursuant to his service agreement, Mr. Palas purchased 7,308 shares of Common Stock at a price of $0.01 on December 20, 2016.

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On February 24, 2015, Mr. Palas was issued 5,770 shares of Common Stock under the 2010 Incentive Plan. In addition, on February 24, 2015, the Company granted 27,693 shares of Common Stock to Mr. Palas under its 2014 Incentive Plan. The shares vested on a quarterly basis over a two-year period. As of December 31, 2016, 25,385 of such shares had been issued to Mr. Palas, and the final installment of 2,308 shares was issued on March 31, 2017. Also on February 24, 2015, the Board granted options to purchase up to 6,924 shares of Common Stock to Mr. Palas, such options having never been issued and subsequently terminated on November 20, 2016.

On August 8, 2016, the Board approved specified performance bonuses to Mr. Palas, as follows: (i) $25,000 payable in connection with the acquisition of the four SPVs by Blue Sphere Pavia; (ii) $80,000 payable in connection with the North Carolina project; and (iii) $75,000 payable in connection with the Rhode Island project. All such specified performance bonuses vested immediately, but as of the date of this prospectus have not been paid to Mr.Palas. The Company intends to pay such amounts, only once the cash flows of the specified projects are sufficient to support the payment.

Roy Amitzur

On October 15, 2015, we entered into a service agreement with Roy Amitzur and JLS Advanced Investment Holdings Limited (“JLS”), a company owned by Mr. Amitzur, to retain Mr. Amitzur as the Company’s Executive Vice President. On December 29, 2016, we entered into an addendum to Mr. Amitzur’s service agreement, whereby the parties and Renewable Energy Management Services (“RES”), a wholly owned subsidiary of RR Water Projects Ltd., which is owned and controlled by Mr. Amitzur and his wife, agreed that all compensation and equity paid, issued or granted thereunder will be to REM. The service agreement, which was intended to extend the term of a previous service agreement with Mr. Amitzur, will expire on October 14, 2020, subject to a five-year extension at the option of the Company and Mr. Amitzur. As Executive Vice President, Mr. Amitzur, among other duties, is responsible for developing and managing the Company’s projects and sourcing the required capital for such projects. Under the terms of his service agreement, Mr. Amitzur will receive $180,000 in annual base compensation during the first year of the agreement, subject to an annual increase review, as well as stock grants vesting on each one year anniversary of the agreement to purchase up to 6,539 shares of the Company’s common stock for a price of $0.01 and on such other terms as provided in the grants. Mr. Amitzur will also be entitled to participate in any bonus, incentive compensation, savings and retirement and insurance plans of the Company. Mr. Amitzur’s employment may be terminated with or without cause by the Company, subject to the terms of his service agreement. Mr. Amitzur received $180,000 in annual base compensation in 2015 and in 2016. Pursuant to his service agreement, Mr. Amitzur purchased 6,539 shares of Common Stock at a price of $0.01 on December 30, 2016.

On February 24, 2015, Mr. Amitzur was issued 5,193 shares of Common Stock under the 2010 Incentive Plan. In addition, on February 24, 2015 the Company granted 26,924 shares of Common Stock to Mr. Amitzur under its 2014 Incentive Plan. The shares vested on a quarterly basis over a two-year period. As of December 31, 2016, 24,680 of such shares had been issued to Mr. Amitzur, and the final installment of 2,244 shares was issued on March 31, 2017. Also on February 24, 2015, the Board granted options to purchase up to 5,385 shares of Common Stock to Mr. Amitzur, such options having never been issued and subsequently terminated on November 20, 2016. All such shares and options are have been transferred or issued into the name of RES.

On August 8, 2016, the Board approved specified performance bonuses to Mr. Amitzur, as follows: (i) $25,000 payable in connection with the acquisition of the four SPVs by Blue Sphere Pavia; (ii) $65,000 payable in connection with the North Carolina project; and (iii) $60,000 payable in connection with the Rhode Island project. All such specified performance bonuses vested immediately, but as of the date of this prospectus have not been paid to Mr.Amitzur. The Company intends to pay such amounts, only once the cash flows of the specified projects are sufficient to support the payment.

Elad Kerner

On January 1, 2016, Eastern Sphere, our wholly-owned subsidiary, entered into an employment agreement with Mr. Elad Kerner to retain him as the Company’s Executive Vice President. The service agreement commenced on April 1, 2016 and will expire on April 1, 2021, subject to a five-year extension at the option of the Company and Mr. Kerner. As Executive Vice President, Mr. Kerner, among other duties, is responsible for developing and implementing the finance strategy of the Company. Under the terms of his service agreement, Mr. Kerner will receive $180,000 in annual base compensation during the first year of the agreement, subject to an annual increase review, as well as stock grants vesting upon execution and again on each one year anniversary of the agreement to purchase 6,538 shares of Common Stock for a price of $0.01 and on such other terms as provided in the grants. Mr. Kerner will also be entitled to participate in any bonus, incentive compensation, savings and retirement and insurance plans of the Company. In connection with his business development activity, upon the closing of project acquisitions and/or new projects, Mr. Kerner is entitled to received defined amounts of shares of Common Stock as incentive compensation and cash bonus amounts determined on a case-by-case basis by our Board (which shall never exceed 3% of a project’s total value). Mr. Kerner’s employment may be terminated with or without cause by the Company, subject to the terms of the service agreement. Mr. Kerner received $201,627 in compensation in 2016, of which $180,000 was annual base salary, adjusted up by $21,627 for travel and reimbursable expenses. Pursuant to his service agreement, Mr. Kerner purchased 6,538 shares of Common Stock at an exercise price of $0.01 on June 13, 2016.

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Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2016, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards (as adjusted for the Reverse Stock Split):

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) un-exercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Shlomo Palas (1) (CEO)	1,770	—	74.92	04/30/2018	2,308	20,070	—	—
Roy Amitzur(2) (EVP)	1,294	—	74.92	04/30/2018	2,244	19,512	—	—

(1)	On April 30, 2013, under the 2010 Incentive Plan, Mr. Palas was granted options to purchase 1,770 shares of Common Stock, which vested quarterly over a two-year period. The options are fully vested and exercisable for 5 years from the date of the grant at an exercise price of $74.92 per share. On February 24, 2015, pursuant to the 2014 Incentive Plan, Mr. Palas was granted 27,693 shares of Common Stock, vesting on a quarterly basis over a two-year period. As of December 31, 2016, 25,385 of such shares have been issued, with the final installment of 2,308 shares vesting on March 31, 2017.
(2)	On April 30, 2013, under the 2010 Incentive Plan, Mr. Amitzur was granted options to purchase 1,294 shares of Common Stock, which vested quarterly over a two-year period. The options are fully vested and exercisable for 5 years from the date of the grant at an exercise price of $74.92 per share. On February 24, 2015, pursuant to the 2014 Incentive Plan, Mr. Amitzur was granted 26,924 shares of Common Stock, vesting on a quarterly basis over a two-year period. As of December 31, 2016, 24,680 of such shares have been issued, with the final installment of 2,244 shares vesting on March 31, 2017.

Equity Compensation Plan Information

On February 24, 2015, our Board approved and adopted the Global Share and Options Incentive Enhancement Plan (2014) (the “2014 Incentive Plan”), pursuant to which the Company may award shares of Common Stock, options to purchase shares of Common Stock and other equity-based awards to eligible participants. The 2014 Incentive Plan replaced the Company’s Global Share Incentive Plan (2010) (the “2010 Incentive Plan”). All options issued and outstanding under the 2010 Incentive Plan are exercisable within five-years of issuance, at an exercise price of $74.92 per share. All options granted under the 2014 Incentive Plan were terminated by the Board of Directors on November 20, 2016.

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On August 8, 2016, our Board approved and adopted the Company’s 2016 Stock Incentive Plan (the “2016 Incentive Plan”), pursuant to which the Company may award shares of Common Stock, options to purchase shares of Common Stock and other equity-based awards to eligible participants. On November 23, 2016, the holders of a majority of the issued and outstanding shares of Common Stock approved the 2016 Incentive Plan. The 2016 Incentive Plan replaced the 2014 Incentive Plan. The 2016 Incentive Plan is described in more detail below.

The 2010 Incentive Plan, 2014 Incentive Plan and 2016 Incentive Plan are collectively referred to as our “Equity Incentive Plans”.

The following table summarizes information as of the close of business on December 31, 2016 concerning our Equity Incentive Plans (as adjusted for the Reverse Stock Split):

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	19,575	$—	326,579

Equity compensation plans not approved by security holders	18,767	$23.40	—
Total	38,342	$11.70	326,579

(1)	The number of securities in column (a) includes 19,575 shares of Common Stock issued in 2017 to members of our Board under our 2016 Incentive Plan pursuant to the Directors Compensation Plan, for services rendered in 2016.

The 2016 Incentive Plan

The purpose of the 2016 Incentive Plan is (i) assisting the Company and its affiliates in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Company’s businesses by affording such persons equity participation in the Company and (iii) associating the interests of such persons with those of the Company and its affiliates and stockholders.

General Provisions of the 2016 Incentive Plan

The Board shall have the sole authority to implement, interpret, and/or administer the 2016 Incentive Plan unless the Board delegates (i) all or any portion of its authority to implement, interpret, and/or administer the 2016 Incentive Plan to a committee of the Board (i.e., the Compensation Committee), or (ii) the authority to grant and administer awards under the 2016 Incentive Plan to an officer of the Company.

The 2016 Incentive Plan relates to the issuance of up to 346,154 shares of Common Stock, of which up to 115,385 shares shall be reserved specifically for the issuance of Incentive Stock Options, subject to adjustment as described below, and shall be effective for ten (10) years, unless earlier terminated. No single participant under the 2016 Incentive Plan may receive more than 25% of all options awarded in a single year.

Any employee of the Company or an affiliate, a director, or a consultant to the Company or an affiliate may be an “Eligible Person” under the 2016 Incentive Plan. The 2016 Incentive Plan provides Eligible Persons the opportunity to participate in the enhancement of stockholder value by the award of options and Common Stock, granted as stock bonus awards, restricted stock awards, deferred share awards and performance-based awards, under the 2016 Incentive Plan. This further provides for the Company to make payment of bonuses and/or consulting fees to certain Eligible Persons in options and Common Stock, or any combination thereof.

Certain options to be granted to employees under the 2016 Incentive Plan are intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), while other options granted under the 2016 Incentive Plan will be nonqualified options not intended to qualify as ISOs (“Nonqualified Options”), either or both as provided in the agreements evidencing the options granted.

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Stock Options

The Board or the Compensation Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the 2016 Incentive Plan who are to receive options under the 2016 Incentive Plan, (ii) to determine the number of shares of Common Stock to be covered by such options and the terms thereof, (iii) to determine the type of option granted (ISO or Nonqualified Option), and (iv) to determine other such details concerning the vesting, termination, exercise, transferability and payment of such options. The Board or the Compensation Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of the 2016 Incentive Plan, the Board or the Compensation Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the 2016 Incentive Plan, to interpret the 2016 Incentive Plan, to prescribe and amend the terms of the option agreements and to make all other determinations deemed necessary or advisable for the administration of the 2016 Incentive Plan.

The exercise price per share for Common Stock or options granted under the 2016 Incentive Plan shall be determined by the Board or the Compensation Committee, but in no case shall be less than one hundred percent (100%) of the fair market value of the Common Stock (determined in accordance with the 2016 Incentive Plan at the time the option is granted), provided that, with respect to ISOs granted to a person who holds ten percent (10%) or more of the total combined voting power of all classes of stock of the Company, the exercise price per share for Common Stock shall not be less than 110% of the fair market value of the Common Stock. The fair market value of the Common Stock with respect to which ISOs may be exercisable for the first time by any Eligible Person during any calendar year under all such plans of the Company and its affiliates shall not exceed $100,000, or such other amount provided in Section 422 of the Code.

Bonus and Restricted Stock Awards

The Board or the Compensation Committee may, in its sole discretion, grant awards of Common Stock in the form of bonus awards and restricted stock awards. Each stock award agreement shall be in such form and shall contain such terms and conditions as the Board or the Compensation Committee deems appropriate. The terms and conditions of each stock award agreement may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate stock award agreements need not be identical.

Deferred Stock Awards

The Board or the Compensation Committee may authorize grants of shares of Common Stock to be awarded at a future date upon such terms and conditions as the Committee may determine. Such awards shall be conferred upon the Eligible Person as consideration for the performance of services and subject to the fulfillment of specified conditions during the deferral period. Each deferred stock award agreement shall be in such form and shall contain such terms and conditions as the Board or the Compensation Committee deems appropriate. The terms and conditions of each deferred stock award agreement may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate deferred stock award agreements need not be identical.

Performance Share Awards

The Board or the Compensation Committee may authorize grants of shares of Common Stock to be awarded upon the achievement of specified performance objectives, upon such terms and conditions as the Board or the Compensation Committee may determine. Such awards shall be conferred upon the Eligible Person upon the achievement of specified performance objectives during a specified performance period, such objectives being set forth in the grant and including a minimum acceptable level of achievement and, optionally, a formula for measuring and determining the number of performance shares to be issued. Each performance share award agreement shall be in such form and shall contain such terms and conditions as the Board or the Compensation Committee deems appropriate. The terms and conditions of each performance share award may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate performance share award agreements need not be identical.

Adjustments

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding options and other awards under the 2016 Incentive Plan and (ii) the number of and class of shares then reserved for issuance under the 2016 Incentive Plan and the maximum number of shares for which awards may be granted to an Eligible Person during a specified time period shall be appropriately and proportionately adjusted. The Board or the Compensation Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

Change in Control

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while options or stock awards remain outstanding under the 2016 Incentive Plan, unless provisions are made in connection with such transaction for the continuance of the 2016 Incentive Plan and/or the assumption or substitution of such options or stock awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the stock option or stock award agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.

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Withholding of Taxes

Subject to other customary terms, the Company may, prior to certificating any Common Stock, deduct or withhold from any payment pursuant to a stock option or stock award agreement an amount that is necessary to satisfy any withholding requirement of the Company in which it believes, in good faith, is necessary in connection with U.S. federal, state, local or transfer taxes as a consequence of the issuance or lapse of restrictions on such Common Stock.

Director Compensation Table

The table below sets forth, for our fiscal year ended December 31, 2016, the compensation earned by each of our directors.

	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Options awards ($)(1)(3)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Shlomo Palas (4)	—	—	—	—	—	—	—
Joshua Shoham (5)	—	236,846	—	—	—	362,400	599,246
Yigal Brosh (6)(7)	20,000	112,714	—	—	—	—	132,714
Shimon Erlichman (6)	20,000	50,000	—	—	—	—	70,000
Itai Haboucha (6)	20,000	50,000	—	—	—	—	70,000
Lyron Bentovim (6)	7,065	17,663	—	—	—	—	24,728
David Doctor (6)	1,033	2,582	—	—	—	—	3,615

(1)	Stock awards made pursuant to the Directors Compensation Plan are based on a fixed annual dollar value, with the number of shares issued determined based on the trading price of Common Stock reported on the OTCQB® Venture Marketplace on the date of the grant. For assumptions made in the valuation of all other stock awards and option awards, see Note 15 to our Audited Consolidated Financial Statements for the fiscal year ended December 31, 2016.
(2)	As of December 31, 2016, the aggregate number of stock awards outstanding was 32,352. As of December 31, 2016, awards of Common Stock are outstanding to each of our directors, as follows: 2,308 shares to Mr. Palas, 2,244 shares to Mr. Shoham, 5,974 shares to Mr. Brosh, 5,750 shares to Mr. Erlichman, 2,031 shares to Mr. Bentovim and 297 to Mr. Doctor.
(3)	As of December 31, 2016, the aggregate number of option awards outstanding was 5,992. As of December 31, 2016, options to purchase shares of Common Stock are outstanding to each of our directors, as follows: to Mr. Palas, options to purchase up to 1,770 shares; and to Mr. Shoham, options to purchase up to 1,566 shares. On February 24, 2015, as previously reported for option award amounts reflected, the Board granted five-year options to purchase shares of Common Stock at an exercise price of $18.20 per share to Messrs. Shoham and Brosh under the 2014 Incentive Plan, but such options were terminated on November 20, 2016.
(4)	All the compensation received by Mr. Palas was attributable to his role as Chief Executive Officer of the Company.
(5)	Mr. Shoham received $180,000 in consulting fees pursuant to an advisory agreement and payment by the Company of $32,400 into specified welfare benefit plans and required insurance payments. In addition, he received specified performance bonuses of $150,000, which were approved by the Board on August 8, 2016 and accrued prior to December 31, 2016. Such bonus amounts have not yet been paid but are payable in connection with the acquisition of the four SPVs by Blue Sphere Pavia and the North Carolina and Rhode Island projects.
(6)	Reflects fees and stock awards earned pursuant to the Directors Compensation Plan.
(7)	Stock awards include 2,308 shares of Common Stock granted by our Board on December 20, 2016 as a one-time special award for services performed.

Directors Compensation Plan

On April 27, 2016, our Board approved the Company’s Non-Employee Directors Compensation Plan, and on February 1, 2017, our Board approved the Company’s Amended and Restated Non-Employee Directors Compensation Plan (as amended, the “Directors Compensation Plan”), applicable to members of the Board who are not employees of the Company (each, an “Eligible Director”). Under the Directors Compensation Plan, beginning on January 1, 2016, each Eligible Director shall be entitled to an annual cash retainer of USD $20,000, paid semi-annually, and a quarterly stock award equal to USD $12,500, determined based on the closing price of a share of Common Stock on the last trading day of such quarter, as reported on the OTCQB® Venture Marketplace. Eligible Directors shall also receive meeting fees equal to (a) USD $1,500 for scheduled quarterly meetings of the Board attended in-person, (b) USD $500 for scheduled quarterly meetings of the Board attended by teleconference, (c) USD $250 for special meetings of the Board, and (d) USD $500 for meetings of the committees of the Board. If an Eligible Director attends a meeting of the Board and one or more meetings of a committee of the Board on the same date, the Eligible Director shall receive the full fee for the meeting of the Board and 50% of the fee for each meeting of a committee of the Board attended.

Narrative Disclosure to Director Compensation Table

All of the compensation received by Shlomo Palas was attributable to his role as Chief Executive Officer of the Company, as described above under the heading “Executive Summary Compensation Table”. The compensation received by our other directors was in accordance with the Directors Compensation Plan or was individually negotiated, as described below.

On October 15, 2015, we entered into an advisory agreement with Joshua Shoham to retain Mr. Shoham as a strategic and business advisor to the Company, in addition to his role as Chairman of the Board. The agreement, which was intended to extend the term of a previous advisory agreement with Mr. Shoham, will expire on October 14, 2020, subject to a five year extension at the option of the Company and Mr. Shoham. Under the terms of his advisory agreement, Mr. Shoham will receive $180,000 in annual base compensation during the first year of the agreement, subject to an annual increase review, as well as stock grants vesting on each one year anniversary of the agreement to purchase up to 6,538 shares of Common Stock for a price of $0.01 and on such other terms as provided in the grants. Mr. Shoham will also be entitled to participate in any bonus, incentive compensation, savings and retirement and insurance plans of the Company. Mr. Shoham’s advisory agreement may be terminated with or without cause by the Company, subject to the terms of such agreement. Mr. Shoham received $180,000 in consulting fees in 2016. Pursuant to his service agreement, Mr. Shoham purchased 6,538 shares of Common Stock at a price of $0.01 on December 20, 2016.

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On February 24, 2015, our Board granted 4,616 shares of Common Stock to Mr. Shoham under the 2010 Incentive Plan, and on June 13, 2016 the shares were issued. In addition, on February 24, 2015 the Company granted 26,924 shares of Common Stock to Mr. Shoham under its 2014 Incentive Plan. The shares vested on a quarterly basis over a two-year period. As of December 31, 2016, 24,680 of such shares had been issued to Mr. Shoham, and the final installment of 2,244 shares was issued on March 31, 2017. Also on February 24, 2015, the Board granted options to purchase up to 5,385 shares of Common Stock to Mr. Shoham, such options having never been issued and subsequently terminated on November 20, 2016.

On August 8, 2016, the Board approved specified performance bonuses to Mr. Shoham, as follows: (i) $25,000 payable in connection with the acquisition of the four SPVs by Blue Sphere Pavia; (ii) $65,000 payable in connection with the North Carolina project; and (iii) $60,000 payable in connection with the Rhode Island project. All such specified performance bonuses vested immediately, but as of the date of this prospectus have not been paid to Mr. Shoham. The Company intends to pay such amounts, only once the cash flows of the specified projects are sufficient to support the payment.

On February 24, 2015, our Board granted 770 shares of Common Stock to Mr. Brosh under the 2010 Incentive Plan, and on June 13, 2016 the shares were issued. In addition, on February 24, 2015 the Company granted 2,693 shares of Common Stock to Mr. Brosh under its 2014 Incentive Plan. The shares vested on a quarterly basis over a two-year period. As of December 31, 2016, 2,468 of such shares had been issued to Mr. Brosh, and the final installment of 225 shares was issued on March 31, 2017. On December 30, 2016, our Board granted 2,308 shares of Common Stock to Mr. Brosh as a one-time special award for services performed. Also on February 24, 2015, the Board granted options to purchase up to 1,347 shares of Common Stock to Mr. Brosh, such options having never been issued and subsequently terminated on November 20, 2016.

Indemnification of Officers and Directors

Our bylaws provide that we shall indemnify, to the fullest extent permitted by applicable law, our officers, directors, employees and agents against expenses incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors, employees, agents or in other capacities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of common stock by: (i) each director, (ii) each of the executive officers of the Company, (iii) all current directors and executive officers as a group, and (iv) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock. Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of July 21, 2017.

Directors and Named Executive Officers

Title of Class	Directors and Named Executive Officers	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Common Stock	Shlomo Palas (2)	51,120	1.39%
Common Stock	Joshua Shoham (3)	46,764	1.27%
Common Stock	Yigal Brosh	18,109	0.49%
Common Stock	Shimon Erlichman	21,009	0.57%
Common Stock	Lyron L. Bentovim	8,621	0.23%
Common Stock	David A. Doctor	6,887	0.19%
Common Stock	Roy Amitzur (4)	48,450	1.32%
Common Stock	Elad Kerner	13,078	0.36%
Common Stock	Directors and Officers as a Group (8 persons)	214,038	5.80%

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Stockholders with 5% Beneficial Ownership

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (1)(2)
Common Stock	Lazarus Management Company LLC (5)(6) 3200 Cherry Creek South Drive, Suite 670 Denver, Colorado 80209	645,091	16.90%
Common Stock	Auto Transtech Inc. (7) 8155 N. 76th Street Milwaukee, WI 53223	205,128	5.42%
Common Stock	Justin Keener (8) 3960 Howard Hughes Parkway Las Vegas, NV 89169	440,984	11.34%

(1)	Applicable percentages are based on 3,682,762 shares outstanding, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the stockholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them.
(2)	The 51,120 shares of Common Stock include (i) 49,350 shares currently owned, and (ii) 1,770 shares exercisable pursuant to options awarded under the Company’s 2010 Incentive Plan.
(3)	The 46,764 shares of Common Stock include (i) 45,198 shares currently owned, and (ii) 1,566 shares exercisable pursuant to options awarded under the Company’s 2010 Incentive Plan.
(4)	The 48,450 shares of Common Stock include (i) 47,156 shares currently owned, and (ii) 1,294 shares exercisable pursuant to options awarded under the Company’s 2010 Incentive Plan.
(5)	Lazarus Management Company LLC beneficially owns 645,091 shares of Common Stock as the investment advisor and general partner of Lazarus Investment Partners LLLP, Lazarus Israel Opportunities Fund LLLP and Lazarus Israel Opportunities Fund II LLLP. Lazarus Investment Partners LLLP beneficially owns 85,179 shares of Common Stock, consisting of 67,696 shares of Common Stock and 17,483 shares of Common Stock issuable upon the exercise of warrants. Lazarus Israel Opportunities Fund LLLP beneficially owns 420,908 shares of Common Stock, consisting of 324,754 shares of Common Stock and 96,154 shares of Common Stock issuable upon the exercise of warrants. Lazarus Israel Opportunities Fund II LLLP beneficially owns 139,005 shares of Common Stock, consisting of 118,026 shares of Common Stock and 20,979 shares of Common Stock issuable upon the exercise of warrants.
(6)	Shares beneficially owned by Lazarus Management Company LLC are aggregated without regard to the “9.99% Blocker”, a provision contained in its warrants, which prevents the Company from effecting a conversion or exercise thereof, to the extent that, as a result of such conversion or exercise, the holder or its affiliates beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion or exercise of such warrants.
(7)	The 205,128 shares of Common Stock consist of 102,564 shares of Common Stock and 102,564 shares of Common Stock issuable upon the exercise of warrants.
(8)	The 440,984 shares of Common Stock consist of (i) 205,135 shares of Common Stock issuable upon exercise of the October 2016 SPA Warrants issued on October 25, 2016, December 20, 2016, February 14, 2017, March 14, 2017, April 13, 2017 May 11, 2017 and June 7, 2017, and (ii) 235,849 shares of Common Stock, as further described in this prospectus as the October 2016 Shares.

RELATED PARTY TRANSACTIONS

Since the beginning of the last two fiscal years, there has not been any transaction, and currently there is no proposed transaction, in which we were or are going to be a participant and the amount involved exceeds $120,000, in which any related person had or will have a direct or indirect material interest, except as set forth below. A related person is any person who is a director or executive officer of the Company, a holder of 5% or more of our Common Stock, and any immediate family member of the foregoing.

We are currently party to certain services and employment agreements with our executives and a non-executive member of our Board, which are specifically described under the headings “Narrative Disclosure to Executive Summary Compensation Table” and “Narrative Disclosure to Director Compensation Table” in the “Executive Compensation” section of this prospectus.

In July 2015, in order to finance a portion of the funds necessary to complete the acquisitions of the SPVs by Blue Sphere Pavia, we conducted a private placement of up to $250,000 of our Common Stock at $2.29 per share to certain accredited investors (the “July Offering”). On December 2, 2015, we closed on the July Offering, resulting in gross proceeds to the Company of $225,526, and agreed to issue 166,069 shares of our Common Stock at $1.35 per share, pursuant to certain subscription agreements. All investors in the July Offering were accredited investors and independent of the Company, but were part of a group led by a former member of our Board, Itai Haboucha. Mr. Haboucha did not receive any shares of Common Stock, was not paid any commissions and received no other compensation in connection with the July Offering. On June 2, 2016, the Company issued 107,160 shares of Common Stock in connection with the July Offering and pursuant to subscription agreements dated December 2, 2015, in consideration of $145,526, and on or about December 13, 2016, the Company issued the remaining 58,909 shares of its common stock in connection with the July Offering and pursuant to a subscription agreement dated December 2, 2015, in consideration for $84,000.

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On December 18, 2015, we entered into a no-interest bearing €118,000 promissory note with R.S. Palas Management Ltd., an entity owned and controlled by Shlomo Palas. The loan under the promissory note was used to finance a portion of the acquisition of the four SPVs in Italy pursuant to the Italy Projects Agreement. We have since paid back the loan under the promissory note with proceeds from Debenture Offering.

DESCRIPTION OF SECURITIES

We are offering up to 3,136,000 shares of our Common Stock or Pre-Funded Warrants, together with Warrants to purchase up to 3,136,000 shares of Common Stock at a price equal to $3.125 per combination of share of Common Stock (or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant)) and warrant for gross proceeds of up to $9.800,000, before deduction of underwriting discounts and commissions, as applicable, and estimated offering expenses payable by us. The shares of Common Stock, Pre-Funded Warrants and Warrants are immediately separable and will be issued separately. This prospectus also relates to the offering of shares of our Common Stock issuable upon exercise, if any, of the Pre-Funded Warrants and Warrants.

Common Stock

The following description of our Common Stock is intended as a summary only and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 1,750,000,000 shares of common stock, par value $0.001 per share, and 500,000,000 shares of preferred stock, $0.001 par value, in one or more series and with such rights, preferences and privileges as our Board may determine. As of July 21, 2017, there were 3,682,762 shares of our Common Stock issued and outstanding, and no shares of our preferred stock were issued and outstanding. In addition, on the same date, (a) 5,992 shares of our Common Stock are issuable upon the exercise of outstanding options granted under our 2010 Incentive Plan; (b) 2,085,942 shares of our Common Stock are issuable upon exercise of our currently outstanding warrants, with a weighted average exercise price of $5.04 per share; (c) 235,849 shares of our Common Stock are issuable upon exercise of our currently outstanding convertible notes; (d) up to 954,927 shares of our Common Stock that will become issuable September 24, 2017 upon full conversion of all of our currently outstanding convertible 2015 Debentures, or in the alternative, upon closing of the Debenture Refinance, up to 1,432,391 shares of our Common Stock that would become issuable upon exercise six-months following issuance of the Convertible Debentures, which will be issued following the closing of this Offering upon certain conditions precedent being met (including repayment of the 2015 Debentures), in both cases, based on a conversion price equal to 80% of the average reported closing price of the Common Stock on the OTCQB Venture Marketplace calculated using the five trading days immediately preceding the date above (in the case of the Convertible Debentures, such formula was assumed because an exercise price is currently indeterminable using the Refinance Price Formula); (e) up to 225,000 shares of our Common Stock that would be issuable upon exercise of the Debenture Refinance Warrants, which will be issued following the closing of this Offering upon certain conditions precedent being met; and (f) 53,847 shares of our Common Stock that would be issuable upon exercise of certain warrants that are subject to dispute in the Prassas Litigation, at an exercise price of $6.50 per share.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Pre-Funded Warrant.

Duration and Exercise Price.  Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.01. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrant will be issued separately from the accompanying Warrants, and may be transferred separately immediately thereafter.

Exercisability.  The Pre-Funded Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Limits on Exercise. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 9.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of shares of outstanding Common Stock after exercising the holder’s Pre-Funded Warrants to an amount not to exceed 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant.

Cashless Exercise.  If, at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Pre-Funded Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder of the Pre-Funded Warrants may utilize the cashless exercise provision in the Pre-Funded Warrants.

Transferability.  Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transactions. The Pre-Funded Warrants will survive an acquisition or similar fundamental change of control transaction. In addition, upon a change of control merger or a non-surviving merger of the Company.

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The Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercise Price. The exercise price per share of Common Stock purchasable upon exercise of the Warrants is $3.30. If we, at any time while the Warrants are outstanding, pay a stock dividend on our Common Stock or otherwise make a distribution on any class of capital stock that is payable in shares of our Common Stock, or subdivide outstanding shares of our Common Stock into a larger number of shares or combine the outstanding shares of our Common Stock into a smaller number of shares, then the number, class and type of shares available under the Warrants and the exercise price will be correspondingly adjusted to give the holder of the Warrant, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the Warrant been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.

Exercisability. Warrants may be exercised beginning on the date of original issuance and at any time up to the date that is five years from the initial issuance date.

Cashless Exercise. If at any time during the term of the Warrants, the Company is unable to issue the shares of Common Stock upon exercise of the Warrants without a restrictive legend because there is not a currently effective registration statement, or the prospectus therein is not available for use, for the sale or resale of the shares of Common Stock issued upon exercise of the Warrants, the holder of the Warrants may utilize the cashless exercise provision in the Warrant.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants; provided, however, that if we choose to engage in a rights offering or make a distribution of our assets to our common stockholders as a class, the holders of the Warrants will have the right to participate in such distributions as if they had exercised the warrants.

Fundamental Transactions. The Warrants will survive an acquisition or similar fundamental change of control transaction. In addition, upon a change of control merger or a non-surviving merger of the Company, the holders of the Warrants will have the right to require us or our successor to provide such property or securities that the holder would have received if exercised prior to the transaction occurring.

Limits on Exercise of Warrants. The holder will not have the right to exercise any portion of the Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock (including securities convertible into Common Stock) outstanding immediately after the exercise.

Voting Rights

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. The holders of Common Stock are entitled to any dividends that may be declared by the Board out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on Common Stock. In the event of our liquidation or dissolution, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights and have no right to convert their Common Stock into any other securities.

Dividends

We have not paid dividends on our Common Stock since inception and do not plan to pay dividends on our Common Stock in the foreseeable future.

Issuer Purchases of Equity Securities

On June 17, 2015, our Board approved a share repurchase program (the “Share Repurchase Program”). Under the Share Repurchase Program, we are authorized to repurchase up to $500,000 worth of our Common Stock. We may purchase shares of our Common Stock on the open market or through privately negotiated transactions from time-to-time and in accordance with applicable laws, rules and regulations. We are not obligated to make any purchases, including at any specific time or in any particular situation. The Share Repurchase Program may be limited or terminated at any time without prior notice.

We had no share repurchase activity during the twelve months ended December 31, 2016.

Anti-Takeover Provisions and Laws

Our amended and restated bylaws, effective as of June 17, 2015 (our “Bylaws”), and certain provisions of Nevada law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

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Our Bylaws

Our Bylaws contain the following provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us.

Requirements for Advance Notification of Stockholder Nominations and Proposals.

Our Bylaws (a) require any stockholder intending to propose business to be conducted at the annual meeting or to nominate any candidate for election to the Board of Directors to notify the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered by the 10th day following the day on which public announcement of the date of such meeting is first made by the Company) and (b) require any such stockholder to provide specified information and representations and, if applicable, require director nominees to provide specified information and representations in order to be eligible to be elected as a director. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Staggered Board

Our Board is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors. While each of our directors have been designated into one of the three classes, the effects of the staggered board will not go into effect until the next annual meeting of the stockholders.

Applicability of Nevada Law.

In addition, when we amended our Bylaws on June 17, 2015, we eliminated the Company’s election not to be governed by Sections 78.378 through 78.3793 and Sections 78.411 through 78.444 of the Nevada Revised Statutes, as discussed in more detail below.

Nevada Anti-Takeover Laws

We are incorporated in Nevada. Certain provisions of the Nevada Revised Statutes could delay or make more difficult a change of control transaction or other business combination.

Combinations with Interested Stockholders

Sections 78.411 through 78.444 of the Nevada Revised Statutes provide that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a Nevada corporation with at least 200 stockholders cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s board of directors before the person first became an interested stockholder.

Combinations with Interested Stockholders

Sections 78.378 to 78.3793 of the Nevada Revised Statutes, designed to protect corporations from takeovers, contain provisions governing acquisition of controlling interests in a Nevada corporation. These sections provide that persons who acquire a “controlling interest”, as defined in Section 78.3785 of the Nevada Revised Statutes, in a company may only be given full voting rights in their shares if such rights are conferred by the disinterested stockholders of the company at an annual or special meeting. However, any disinterested stockholder that does not vote in favor of granting such voting rights is entitled to demand that the company pay fair value for their shares, if the acquiring person has acquired at least a majority of all of the voting power of the company. As such, persons acquiring a controlling interest may not be able to vote their shares.

Sections 78.378 to 78.3793 of the Nevada Revised Statutes are applicable only to shares of a Nevada corporation which has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada and does business in Nevada directly or indirectly through an affiliated corporation. At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of Sections 78.378 to 78.3793 of the Nevada Revised Statutes do not apply to acquisitions of our shares of Common Stock, but could in the future.

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Other Securities of the Company, Not Included in the Offering

December 2015 Debenture Offering; May 2017 Debenture Refinance

On December 23, 2015, the Company completed the only closing of an offering (the “Debenture Offering”) with six accredited investors of up to $3,000,000 of our Senior Debentures (the “2015 Debentures”) and warrants to purchase up to 61,544 shares of our Common Stock, in proportion pro rata to each subscriber’s subscription amount relative to the total Debenture Offering amount, with 50% of the warrants exercisable at a price per share of $6.50 and the other 50% of the warrants exercisable at price per share of $9.75. On March 24, 2017, the Company and five of the six holders of the 2015 Debentures, representing an aggregate principal balance of $2,000,000, entered into a First Amendment to Senior Debenture, thereby amending the 2015 Debentures to provide that some or all of the principal balance, and accrued but unpaid interest thereon, is convertible into shares of Common Stock at the holders’ election, beginning on September 24, 2017. The conversion price of the 2015 Debentures will be (a) equal to 80% of the average reported closing price of the Common Stock on The NASDAQ Capital Market, calculated using the five (5) trading days immediately following the up-list to The NASDAQ Capital Market, or (b) if the up-list has not occurred, equal to 80% of the average reported closing price of the Common Stock on the OTCQB Venture Marketplace, calculated using the five (5) trading days immediately preceding the date of the conversion notice. The 2015 Debentures were secured by a pledge agreement between the Company and each investor, whereby we pledged as collateral up to 49% of our shares of common stock in Eastern Sphere, Ltd., our wholly-owned subsidiary.

On May 26, 2017, we entered into an agreement to refinance of all 2015 Debentures (the “Debenture Refinance”), whereby we entered into a Debenture Refinance and Purchase Agreement (the “Debenture Refinance Agreement”) with Mstead Ltd (“Mstead”), all holders of the 2015 Debentures, and Cliffordale Capital, LLC (“Cliffordale”), individually and as one of the holders of the 2015 Debentures. Pursuant to the Debenture Refinance Agreement, Mstead will prepay five of the 2015 Debentures having an aggregate principal balance of $2,000,000 and the Company will pay all outstanding interest to the holders thereof, and in exchange, Mstead will receive from the Company (i) a Convertible Senior Debenture having a principal balance of $2,000,000, maturing on December 31, 2018 and bearing interest at eleven percent (11%) per annum (the “Mstead Debenture”), convertible into shares of Common Stock on or after the six-month anniversary of the issuance date at a conversion price that is the lesser of (a) 80% of the price of the combined Shares or Pre-Funded Warrants and Warrants in this Offering, less the closing price of the Warrants on the first day that our securities are listed on The NASDAQ Capital Market, and (b) 80% of the volume weighted average price (VWAP), calculated using the five (5) trading days immediately following the first day that our securities are listed on The NASDAQ Capital Market (the “Refinance Price Formula”); and (ii) a five-year warrant to purchase up to 150,000 shares of Common Stock at an exercise price using the Refinance Price Formula (the “Mstead Warrant”).

Also pursuant to the Debenture Refinance Agreement, Cliffordale’s Debenture will terminate, and in exchange Cliffordale will receive (i) a Convertible Senior Debenture having a principal balance of $1,000,000 and otherwise containing the Refinance Price Formula and having same terms as the Mstead Debenture (the “Cliffordale Debenture” and together with the Mstead Debenture, the “Convertible Debentures”), and (2) a five-year warrant to purchase up to 75,000 shares of Common Stock at an exercise price using the Refinance Price Formula (the “Cliffordale Warrant” and together with the Mstead Warrant, the “Debenture Refinance Warrants”).

The Debenture Refinance Agreement further provides that Mstead and Cliffordale will have the right (i) to participate, on a pro rata basis, in any future equity, convertible or equity linked financings up to an aggregate maximum of thirty-three percent of any such financing until such time that either no longer holds our securities, and (ii) to have the shares of Common Stock underlying the Convertible Debentures and Debenture Refinance Warrants registered within six months from the date of purchase, unless such shares are freely tradable at such time pursuant to the provisions of Rule 144. In addition, Mstead will have the right to designate a member of our Board, provided that such right of designation shall terminate if Mstead’s beneficial ownership in the Company, on a fully-diluted basis, falls below five percent. As of the date of this prospectus, Mstead has not designated a member to our Board.

The Convertible Debentures will be secured by a pledge agreement between the Company and each of Mstead and Cliffordale, whereby we pledged as collateral up to 49% of our shares of common stock in Eastern Sphere, Ltd., our wholly-owned subsidiary (the “Pledge Agreement”). The Pledge Agreement further provides that our obligations under the Convertible Debentures rank senior to all other indebtedness of Blue Sphere Corporation, but are subordinate to all indebtedness and liabilities of our subsidiaries and project-level operating entities.

All payments, issuances of securities and other obligations contemplated above in connection with the Debenture Refinance Agreement will be made at a closing, to occur within two (2) business days of the conditions set forth in the Debenture Refinance Agreement, including, but not limited to, completion of the up-list to The NASDAQ Capital Market and receipt by the Company of at least $12 million in capital, pursuant to this Offering and the Self-Underwritten Offering.

February 2016 Stock Offering

In February 2016, we conducted an offering (the “February Stock Offering”) consisting of (a) up to USD $1,925,000 of our shares of our Common Stock (the “February Offering Shares”), priced at the closing price for shares of our Common Stock as reported on the OTCQB® Venture Marketplace on the trading day prior to the closing of the February Stock Offering, and (b) five-year warrants to purchase shares of our Common Stock in an amount equal to 50% of the number of shares of our Common Stock so purchased by the subscriber (the “February Offering Warrants”).

The securities in the February Stock Offering were offered pursuant to securities subscription agreements with each investor (the “February Subscription Agreements”). Subject to other customary terms, the February Offering Warrants are exercisable for 5 years from the date of issuance at $13.00 per share and include an option by which the holder may exercise the February Offering Warrant by means of a cashless exercise. The February Offering Warrants also include customary weighted-average price adjustment and anti-dilution terms.

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On February 15, 2016, the Company completed the only closing of the February Stock Offering, representing aggregate gross proceeds to the Company of USD $1,925,000. In connection with the closing, the Company and subscribers entered into February Subscription Agreements for an aggregate of (a) 269,231 shares of our Common Stock at $7.15 per share and (b) February Offering Warrants to purchase, in the aggregate, up to 134,616 shares of our Common Stock at an exercise price of $13.00 per share.

June 2016 Stock Offering

In June and July 2016, we conducted an offering (the “June Stock Offering”) consisting of (a) up to USD $3,000,000 of our shares of our Common Stock (the “June Offering Shares”), priced at the closing price for shares of Common Stock as reported on the OTCQB® Venture Marketplace on the trading day prior to each respective closing of the June Stock Offering, and (b) five-year warrants to purchase shares of our Common Stock in an amount equal to one hundred percent (100%) of the number of shares of Common Stock so purchased by the subscriber, with an exercise price equal to the per share price of our Common Stock or $1.43 per share, whichever is greater (the “June Offering Warrants”). The June Stock Offering consisted of two closings, with the last closing occurring on July 22, 2016.

The securities in the June Stock Offering were offered pursuant to subscription agreements with each subscriber (the “June Subscription Agreement”). In addition to other customary provisions, each June Subscription Agreement also provides that if, during the period beginning on the date of the first closing of the June Stock Offering and ending on the six month anniversary thereof, the Company completes (a) a subsequent closing of the June Stock Offering or (b) a public or private offering and sale of USD $1,000,000 or more of Common Stock or warrants to purchase Common Stock, where such subsequent closing or offering, as applicable, provides for material deal terms and conditions more favorable than are contained in such June Subscription Agreement, then the June Subscription Agreement will be deemed modified to provide the applicable subscriber with the more favorable deal terms and conditions, and the Company will take all reasonable steps necessary to amend the securities and/or issue new securities to the applicable subscriber reflecting such more favorable material deal terms and conditions. Subject to other terms and conditions, the June Offering Warrants are exercisable for five years from the date of issuance, include an option by which the holder may exercise the June Offering Warrant by means of a cashless exercise, and include customary weighted-average price adjustment and anti-dilution terms.

In connection with closings on July 7, 2016 and July 26, 2016, the Company received aggregate gross proceeds of USD $1,370,000. In connection with the closings, the Company and subscribers entered into June Subscription Agreements for (a) an aggregate of 140,513 shares of our Common Stock at $9.75 per share and (b) June Offering Warrants to purchase, in the aggregate, up to 140,513 shares of our Common Stock at an exercise price of $14.30 per share.

Registration Rights

Each February Subscription Agreement entered into by the Company in the February Stock Offering provides that the Company will use its reasonable commercial efforts to register all February Offering Shares, including all shares of our Common Stock underlying the February Offering Warrants, within 60 days of the closing of the February Stock Offering, and will use its reasonable commercial efforts to cause the registration statement to be declared effective as promptly as possible after filing. The subscriber in the February Stock Offering agreed to extend the date for filing.

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Each June Subscription Agreement entered into by the Company in the June Stock Offering provides that the Company will use its reasonable commercial efforts to register all June Offering Shares, including all shares of our Common Stock underlying the June Offering Warrants, within 20 days of the final closing of the June Stock Offering, and will use its reasonable commercial efforts to cause the registration statement to be declared effective as promptly as possible after filing.

The Company filed a registration statement covering the February Offering Shares and June Offering Shares, including all shares of our Common Stock underlying the February Offering Warrants and June Offering Warrants, on August 15, 2016, which was declared effective by the SEC on September 14, 2016.

October 2016 Financing

On October 25, 2016, the Company completed a private placement of its securities (the “October 2016 Financing”) to JMJ Financial, an accredited investor (the “October 2016 Investor”). Pursuant to the October 2016 Financing, the Company entered into a Securities Purchase Agreement, as amended (the “October 2016 SPA”) with the October 2016 Investor thereby agreeing to issue to the October 2016 Investor shares of Common Stock, notes and warrants, in exchange for up to USD $1,000,000 (the “October 2016 Note Principal”) in accordance with the following payment schedule: USD $500,000 paid at closing, USD $250,000 in guaranteed financing upon the achievement of certain milestones, and up to an additional USD $250,000 in financing upon the mutual agreement of the October 2016 Investor and the Company.

Pursuant to the terms of the October 2016 Financing, as amended, the Company agreed to issue to the October 2016 Investor (i) restricted shares of Common Stock equal to twenty-five percent (25%) of the October 2016 Note Principal paid to the Company to be issued no later than July 25, 2017, as amended (the “October 2016 Shares”); provided that, if this Offering is not completed by July 25, 2017, as amended, the pricing of such shares shall reset to the pricing of the subsequent offering if such pricing results in a higher number of shares, (ii) a non-interest bearing six (6) month promissory note in the amount of the October 2016 Note Principal plus an amount equal to approximately five percent (5%) of the actual October 2016 Note Principal, for a total of USD $1,053,000 (the “October 2016 Note”), and (iii) a five (5) year warrant to purchase up to 51,283 shares of Common Stock (the “October 2016 Warrant”). In connection with the closing on October 25, 2016, the Company issued the October 2016 Shares, the October 2016 Note and the October 2016 Warrant.

We entered into Amendment No. 2 to the October 2016 SPA and October 2016 Note with the October 2016 Investor on March 14, 2017, to increase the principal loan under the October 2016 SPA and the October 2016 Note by USD $500,000, to an aggregate principal amount of up to USD $1,500,000 (the “Amended October 2016 Note Principal”). In addition, we agreed to (i) increase the number of October 2016 Shares proportionately up to the Amended October 2016 Note Principal; (ii) amend the October 2016 Note to reflect the Amended October 2016 Note Principal, plus an aggregate “origination fee” of USD $79,500, for a total October 2016 Note balance of up to USD $1,579,500; and (iii) issue warrants to purchase shares of Common Stock equal to 100% coverage upon receipt of each payment made by the Investor toward the Amended October 2016 Note Principal.

We entered into Amendment No. 5 to the October 2016 SPA and October 2016 Note with the October 2016 Investor on May 10, 2017, to increase the principal loan under the October 2016 SPA and the October 2016 Note by $500,000, to an aggregate principal amount of up to $2,000,000 (the “Second Amended October 2016 Note Principal”). In addition, we agreed to (i) increase the number of October 2016 Shares proportionately up to the Second Amended October 2016 Note Principal; (ii) amend the October 2016 Note to reflect the Second Amended October 2016 Note Principal, plus an aggregate “origination fee” of $26,500, for a total October 2016 Note balance of up to $2,106,000; and (iii) issue warrants to purchase shares of common stock equal to 100% coverage upon receipt of each payment made by the Investor toward the Second Amended October 2016 Note Principal.

On December 20, 2016, we received the second installment under the October 2016 Note in the amount of USD $250,000 upon achieving certain milestones, and issued a five (5) year warrant to purchase up to 25,642 shares of Common Stock in accordance with the October 2016 SPA (the “December 2016 Warrant”).

On February 14, 2017, we received the third installment under the October 2016 Note in the amount of USD $250,000 upon achieving certain milestones, and issued a five (5) year warrant to purchase up to 25,642 shares of Common Stock in accordance with the October 2016 SPA (the “February 2017 Warrant”). On March 14, 2017, we received the fourth installment under the October 2016 Note in the amount of USD $250,000 and issued a five (5) year warrant to purchase up to 25,642 shares of Common Stock in accordance with the October 2016 SPA (the “March 2017 Warrant”). On April 13, 2017, we received the fifth installment under the October 2016 Note in the amount of USD $250,000 and issued a five (5) year warrant to purchase up to 25,642 shares of Common Stock in accordance with the October 2016 SPA (the “April 2017 Warrant”). On May 11, 2017, we received the sixth installment under the October 2016 Note in the amount of $250,000 and issued a five-year warrant to purchase up to 25,642 shares of common stock in accordance with the October 2016 SPA (the “May 2017 Warrant”). On June 7, 2017, we received the seventh installment under the October 2016 Note in the amount of $250,000 and issued a five-year warrant to purchase up to 25,642 shares of common stock in accordance with the October 2016 SPA (together with the October 2016 Warrant, the December 2016 Warrant, the February 2017 Warrant, the March 2017 Warrant the April 2017 Warrant and the May 2017 Warrant, the “October 2016 SPA Warrants”).

On June 30, 2017, the Company repaid $1,000,000 of the outstanding balance of the October 2016 Note. As of July 21, 2017, the outstanding balance of the October 2016 Note is $1,106,000.

By letter agreement or amendment, the Company and the October 2016 Investor agreed to extend certain milestone dates contained in the October 2016 SPA, October 2016 Note and the October 2016 SPA Warrants, as follows:

●	By letter agreement on March 1, 2017, the parties agreed to extend (i) the date to receive conditional approval from The NASDAQ Capital Market to March 31, 2017 and (ii) the date upon which a reverse split of our Common Stock will become effective to April 15, 2017.

●	By letter agreement on April 4, 2017 in substantially the same form as the March 1, 2017 letter agreement, the parties agreed to further extend the date to receive conditional approval from The NASDAQ Capital Market to April 28, 2017.

●	By entering into Amendment No. 3 to the October 2016 SPA and October 2016 Note on April 13, 2017, the parties agreed to extend (i) the maturity date of the October 2016 Note, (ii) the date the October 2016 Shares are issuable and (iii) the date the pricing of the October 2016 Shares shall reset, in all cases, to May 1, 2017.

●	By entering into Amendment No. 4 to the October 2016 SPA, October 2016 Note and the October 2016 SPA Warrants on April 28, 2017, the parties agreed to extend (i) the maturity date of the October 2016 Note, (ii) the date the October 2016 Shares are issuable, (iii) the date the pricing of the October 2016 Shares shall reset and (iv) the date to receive conditional approval from The NASDAQ Capital Market, in all cases, to May 19, 2017.

●	By entering into Amendment No. 6 to the October 2016 SPA, October 2016 Note and the October 2016 SPA Warrants on May 18, 2017, the parties agreed to extend (i) the maturity date of the October 2016 Note, (ii) the date the October 2016 Shares are issuable, (iii) the date the pricing of the October 2016 Shares shall reset and (iv) the date to receive conditional approval from The NASDAQ Capital Market, in all cases, to June 2, 2017.

●	By entering into Amendment No. 7 to the October 2016 SPA, October 2016 Note and the October 2016 SPA Warrants on June 6, 2017, the parties agreed to extend (i) the maturity date of the October 2016 Note, (ii) the date the October 2016 Shares are issuable, (iii) the date the pricing of the October 2016 Shares shall reset and (iv) the date to receive conditional approval from The NASDAQ Capital Market, in all cases, to June 25, 2017.

●	By entering into Amendment No. 8 to the October 2016 SPA, October 2016 Note and the October 2016 SPA Warrants on June 30, 2017, the parties agreed to extend (i) the maturity date of the October 2016 Note, (ii) the date the October 2016 Shares are issuable, (iii) the date the pricing of the October 2016 Shares shall reset and (iv) the date to receive conditional approval from The NASDAQ Capital Market, in all cases, to July 25, 2017.

In addition, in each of the foregoing letter agreements or amendments, the October 2016 Investor conditionally agreed to waive any default in connection with the original dates, except to the extent of damages, fees, penalties, liquidated damages, or other amounts or remedies otherwise resulting from such a default, if we trigger an event of default or breach any terms of the October 2016 SPA, October 2016 Note and the October 2016 SPA Warrants, as the case may be, subsequent to the letter agreement or amendment.

The Company may exercise its right to repay the October 2016 Note at any time on or before its maturity date, which is the earlier of July 25, 2017 or the third business day after the closing of this Offering, and the October 2016 Note is convertible into shares of Common Stock upon default of repayment or upon an issuance of a variable security by the Company. The October 2016 SPA Warrants are exercisable for five (5) years from the date of issuance, includes an option by which the holder may exercise the October 2016 SPA Warrants by means of a cashless exercise, and includes weighted-average price adjustment and anti-dilution terms. The exercise price per share of Common Stock under the October 2016 SPA Warrants will be the lesser of (i) 80% of the per share price of Common Stock in this Offering, (ii) $9.75 per share (the deemed aggregate exercise price), (iii) 80% of the unit price offering price in this Offering, or (iv) the exercise price of any warrants issued in this Offering. The October 2016 Shares are issuable on the fifth trading day after the pricing of this Offering, but in no event later than July 25, 2017.

February 2017 Promissory Note

On February 7, 2017, we issued a demand Promissory Note to Viskoben Limited for the principal sum of $200,000 (the “Viskoben Note”), bearing interest at an absolute rate of ten percent (10.0%) through maturity, or a thirty percent (30.0%) rate of interest calculated annually.  Principal and interest under the Viskoben Note became due on May 7, 2017, and would have become payable within fifteen (15) days of demand by the holder, but such demand was not made. On June 26, 2017, the Company repaid all principal and interest due under the Viskoben Note in full satisfaction thereof.

Placement Agent Securities Issued in the Debenture Offering, February Stock Offering June Stock Offering, and October 2016 Financing

The Company engaged Maxim Group LLC (“Maxim”) to assist in the Debenture Offering, February Stock Offering, the June Stock Offering and the October 2016 Financing. Pursuant to the terms of an engagement letter, as amended, between Maxim and the Company, Maxim received (a) commissions equal to (i) 7% of the gross proceeds raised from Maxim investors and (ii) 3.5% of the gross proceeds raised from Company directed investors, and (b) common stock purchase warrants for a number of securities equal to (i) 8% of the total amount of securities sold to Maxim investors and (ii) 4% of the total amount of securities sold to Company directed investors, at a price per share equal to 110% of the price of the securities paid by investors (the “Maxim Warrants”). Pursuant to the letter of engagement between Maxim and the Company, Maxim was entitled to, and did, elect to have the Maxim Warrants issued into the names of its affiliates. Pursuant to the Debenture Offering, the Company issued Maxim Warrants to purchase 34,462 shares of our Common Stock at $8.94 per share. Pursuant to the February Stock Offering, the Company issued Maxim Warrants to purchase (a) 21,540 shares of our Common Stock at $7.87 per share and (b) 10,770 shares of our Common Stock at $14.30 per share. Pursuant to the June Stock Offering, the Company issued Maxim Warrants to purchase (a) 7,140 shares of our Common Stock at $10.73 per share and (b) 7,140 shares of our Common Stock at $15.73 per share. Prior to the October 2016 Financing, Maxim and the Company agreed to amend their engagement letter, providing that, in pertinent part, Maxim would receive (y) commissions equal to 1% of the gross proceeds raised from Company directed investors and (z) Maxim Warrants for a number of securities equal to 3.5% of the total amount of securities sold to Company directed investors. Cash fees and Maxim Warrants are owed to Maxim, but have not yet been paid or issued, in connection with the October 2016 Financing, however Maxim has waived its right to such cash and fees.

Each Maxim Warrant issued by the Company provides that the Company may, in its discretion, file a registration statement covering the shares of Common Stock underlying the Maxim Warrants. However, if the Company does not timely file all reports and other documents with the SEC, and as a result Rule 144 is unavailable to the holder, then the holder is entitled to one “demand” registration right at the Company’s expense, and an additional “demand” registration right at the holder’s expense.

June 2017 Self-Underwritten Offering

On June 19, 2017, the Company’s Self-Underwritten Registration Statement on Form S-1 went effective, pursuant to which the Company offered up to 1,440,000 shares of Common Stock and June 2017 Warrants to purchase up to 1,440,000 shares of Common Stock at an offering price of $3.125 per combination of share of Common Stock and June 2017 Warrant. On June 23, 2017, the Self-Underwritten Offering was fully subscribed; the Company received gross proceeds of $4,500,000 from investors, and the Company issued 1,440,000 shares of Common Stock and June 2017 Warrants to purchase up to 1,440,000 shares of Common Stock.

The June 2017 Warrants are exercisable for five years from the date of issuance at an exercise price of $3.30 per share. In addition to other customary terms, the June 2017 Warrants include an option by which the holder may exercise the June 2017 Warrant by means of a cashless exercise, and include customary weighted-average price adjustment and anti-dilution terms. Holders of June 2017 Warrants cannot exercise any portion of their warrant if the holder, together with its affiliates, will beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock (including securities convertible into Common Stock) outstanding immediately after such exercise.

Disputed Claim for Warrants

On March 15, 2017, Prassas Capital, LLC filed a complaint against the Company alleging, among other things, that it is entitled to a warrant to purchase up to 53,847 shares of Common Stock at a price of $6.50 per share (after giving effect to the Reverse Stock Split). The Company disputes the allegations and claims set forth in the Prassas Litigation, and believes that such claims are without merit, including the claim for warrants. For more details on the Prassas Litigation, see the section entitled “Litigation.”

63

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York. Certain matters will be passed upon for the Representative by Harter Secrest & Emery LLP.

EXPERTS

The audited consolidated financial statements appearing in this prospectus and Registration Statement for the years ended December 31, 2016 and September 30, 2015 and for the three-month period ended December 31, 2015, have been audited by Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu Limited, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed the registration statement on Form S-1 of which this prospectus forms a part under the Securities Act with the SEC with respect to the Securities to be sold in the Offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement. For further information with respect to us and the Securities to be sold in the Offering, we make reference to the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document.

We are required to file annual, quarterly and current reports and other information with the SEC. You can read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This information is also available from the SEC’s website at http://www.sec.gov.

64

APPENDIX A - FINANCIAL STATEMENTS

BLUE SPHERE CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

IN U.S. DOLLARS

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

CONSOLIDATED FINANCIAL STATEMENTS:
Consolidated Balance sheets as of December 31, 2016, and 2015	F-3
Consolidated Statements of operations for the year ended December 31, 2016 and the year ended September 30, 2015 and for the three months period ended December 31, 2015	F-4
Statements of changes in stockholders’ equity (deficit) for the year ended December 31, 2016 and the year ended September 30, 2015 and for the three months period ended December 31, 2015	F-6

Consolidated Statements of cash flows for the year ended December 31, 2016 and the year ended September 30, 2015 and for the three months period ended December 31, 2015	F-8
Notes to consolidated financial statements	F-10

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Blue Sphere Corporation.

We have audited the accompanying consolidated balance sheets of Blue Sphere Corporation and its subsidiaries (“the Company”) as of December 31, 2016 and 2015 and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2016, for the year ended September 30, 2015 and for the three month period ended December 31, 2015. These financial statements are the responsibility of the Company’s Board of Directors and management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Blue Sphere Corporation and its subsidiaries as of December 31, 2016 and 2015 and the results of their operations and their cash flows for the year ended December 31, 2016, for the year ended September 30, 2015 and for the three month period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1b to the consolidated financial statements, the Company has incurred recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1b. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

Member of Deloitte Touche Tohmatsu Limited

Tel Aviv, Israel

February 14, 2017

(except for Note 18, as to which the date is March 24, 2017)

F-2

BLUE SPHERE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands except share and per share data)

	December 31, 2016	December 31, 2015
Assets
CURRENT ASSETS:
Cash and cash equivalents	$416	$1,888
Related Parties	1,408	1,378
Other current assets	81	37
Total current assets	1,905	3,303

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation	50	30
INVESTMENTS IN NOCONSOLIDATED AFFILIATES	10,137	7,570

INVESTMENTS IN NONCONSOLIDATED SUBSIDIARIES	4,429	4,993

Total assets	$16,521	$15,896

Liabilities and Stockholders’ Deficit
CURRENT LIABILITIES:
Current maturities of Debentures and long term loan	$2,988	$549
Short term loan	280	—
Accounts payables	557	124
Other accounts payable	2,091	1,083
Deferred revenues from nonconsolidated affiliates	5,658	9,052
Total current liabilities	11,574	10,808

ACCRUED SEVERANCE PAY	11	—

LONG TERM BANK LOAN	112	127

LONG TERM LOANS AND LIABILITIES	5,003	5,543

DEBENTURES	—	2,360

WARRANTS LIABILITY	2,045	544

COMMITMENTS AND CONTIGENCIES (Note 10)

TOTAL LIABILITIES	18,745	19,382

STOCKHOLDERS’ DEFICIT:
Common shares of $0.001 par value each:
Authorized: 1,750,000,000 shares at December 31, 2016 and 2015. Issued and outstanding: 2,147,383 shares and 1,388,481 shares at December 31, 2016 and December 31, 2015, respectively.	2	1
Proceeds on account of shares	—	165
Treasury shares	(28)	(28)
Accumulated Other Comprehensive Income	33	—
Additional paid-in capital	44,262	41,068
Accumulated deficit	(46,493)	(44,692)
Total Stockholders’ Deficit	(2,224)	(3,486)
Total liabilities and Stockholders’ Deficit	$16,521	$15,896

The accompanying notes are an integral part of the consolidated financial statements.

F-3

BLUE SPHERE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands except share and per share data)

	Year ended		Three Months ended
	December 31, 2016	September 30, 2015	December 31, 2015
Revenue from Services	$588	$—	$—

OPERATING EXPENSES -
General and administrative expenses	(7,516)	(5,317)	(1,106)

OPERATING LOSS	(6,928)	(5,317)	(1,106)

Financial Expense (Income), net	1,728	2,145	(75)

Loss (gain) from Change in Fair Value of Warrants Liability	(1,390)	—	219

NET LOSS BEFORE INCOME TAXES AND EQUITY EARNINGS (LOSSES)	(7,266)	(7,462)	(1,250)

Income Taxes	(52)	—	—

Equity Earnings in Nonconsolidated Affiliates	5,961	—	—

Equity Losses in Nonconsolidated Subsidiaries	(444)	—	(38)

NET LOSS	$(1,801)	$(7,462)	$(1,288)

Net loss per common share - basic and diluted	$(0.99)	$(11.39)	$(0.95)

Weighted average number of common shares outstanding during the period - basic and diluted	1,814,668	654,859	1,361,628

The accompanying notes are an integral part of the consolidated financial statements.

F-4

BLUE SPHERE CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Amounts in thousands except share and per share data)

	Year ended		Three Months ended
	December 31, 2016	September 30, 2015	December 31, 2015

NET LOSS	$1,801	$7,462	$1,288
Other comprehensive loss, net of tax:

Currency translation adjustments	(33)	—	—

TOTAL COMPREHENSIVE LOSS	$1,768	$7,462	$1,288

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-5

BLUE SPHERE CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Amounts in thousands, except share and per share data)

			Proceeds
			on				Total
			account		Additional		Stockholders’
	Common Stock		of	Treasury	paid-in	Accumulated	Equity
	Shares	Amount	shares	Shares	Capital	deficit	(deficit)

BALANCE AT SEPTEMBER 30, 2014	385,455	$1	$20	$—	$36,231	$(35,942)	$310
Share based compensation	—	—	—	—	558	—	558
Issuance of common stock, net of issuance cost	71,836	—	—	—	347	—	347
Issuance of common stock in respect of issuance of convertible notes	581,019	—	—	—	1,525	—	1,525
Issuance of shares for services	254,743	—	—	—	1,574	—	1,574
Issuance of convertible debentures	—	—	—	—	482	—	482
Treasury shares purchases	(1,109)	—	—	(28)	—	—	(28)
Net loss	—	—	—	—	—	(7,462)	(7,462)
BALANCE AT SEPTEMBER 30, 2015	1,291,944	$1	$20	(28)	$40,717	$(43,404)	$(2,694)

Issuance of shares for services	18,731	—	—	—	136	—	136
Issuance of common stock, net of issuance cost	77,806	—	—	—	215	—	215
Proceeds on account of shares	—	—	145	—	—	—	145
Net loss	—	—	—	—	—	(1,288)	(1,288)
BALANCE AT DECEMBER 31, 2015	1,388,481	$1	$165	$(28)	$41,068	$(44,692)	$(3,486)

F-6

BLUE SPHERE CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Amounts in thousands, except share and per share data)

			Proceeds
			on			Accumulated		Total
			account		Additional	other		Stockholders’
	Common Stock		of	Treasury	paid-in	comprehensive	Accumulated	Equity
	Shares	Amount	shares	Shares	Capital	income	deficit	(deficit)

BALANCE AT DECEMBER 31, 2015	1,388,481	$1	$165	$(28)	$41,068	$—	$(44,692)	$(3,486)

Extinguish of liability upon shares issuance	161,051	—	—	—	1,527	—	—	1,527
Issuance of common stock, net of issuance cost	427,552	1	(20)	—	736	—	—	717
Issuance of shares for services	57,754	—	—	—	745	—	—	745
Issuance of shares with respect to proceeds on account of shares	107,160	—	(145)	—	145	—	—	—
Exercise of warrants	5,385	—	—	—	41		—	41
Comprehensive loss	—	—	—	—	—	33	(1,801)	(1,768)
BALANCE AT DECEMBER 31, 2016	2,147,383	$2	$—	(28)	$44,262	$33	$(46,493)	$(2,224)

The accompanying notes are an integral part of the consolidated financial statements.

F-7

BLUE SPHERE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except share and per share data)

	Year ended
	December 31, 2016	September 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(1,801)	$(7,462)
Adjustments required to reconcile net loss to net cash used in operating activities:
Share based payment	1,181	558
Depreciation	17	6
Capital loss from disposal of property, plant and equipment	12	—
Expenses in respect of Convertible notes and loans	162	1,949
Equity earnings in Nonconsolidated Affiliates	(5,961)	—
Equity losses in nonconsolidated subsidiary	444	—
Issuance of shares for services	745	1,574
Changes in Warrants Liability	(1,338)	—
Amortization of projects cost	—	469
Expenses in respect of severance pay	11	—
Impairment of Investment	—	(22)

Decrease in related parties	(80)	—
Decrease (increase) in other current assets	(33)	244
Increase in deferred revenues from Nonconsolidated Affiliates	—	1,482
Increase in accounts payables	439	46
Increase in other account payables	1,383	338
Net cash used in operating activities	(4,819)	(818)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(60)	(37)
Net cash used in investing activities	(60)	(37)
CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from Short Term Loans	750	—
Proceeds from issuance of debenture	—	625
Proceeds from loans	50	859
Proceeds from exercise of warrants	41
Repayment of loans and convertible debentures	(449)	(1,081)
Proceeds from issuance of shares and warrants	3,001	315
Net cash provided by financing activities	3,393	718

DECREASE IN CASH AND CASH EQUIVALENTS	(1,486)	(137)

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH BALANCES IN FOREIGN CURRENCIES	14	—

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,888	298

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$416	$161

NON-CASH TRANSACTION:
Increase in investments in nonconsolidated affiliates against deferred revenues	$2,133	$4,952
Extinguish of debt upon shares issuance	$373	$—
Issuance expense paid through Common Stock	$225	$—
Proceeds on account of shares exercised into Common Stock	$229	$—
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$621	$172

The accompanying notes are an integral part of the consolidated financial statements.

F-8

BLUE SPHERE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Amounts in thousands, except share and per share data)

Three months ended December 31,
2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(1,288)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	1
Equity losses in nonconsolidated subsidiary	38
Expenses in respect of convertible notes and loans	26
Changes in Warrants Liability	219
Issuance of shares for services	136

Increase in related parties	(1,378)
Increase in other current assets	(16)
Increase in accounts payables	66
Increase in other account payables	71
Net cash used in operating activities	(2,125)
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in nonconsolidated subsidiary	(2,143)
Net cash used in investing activities	(2,143)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans received	3,183
Proceeds from issuance of debenture and warrants	2,672
Repayment of loans	(5)
Proceeds on account of shares	145
Net cash provided by financing activities	5,995

INCREASE IN CASH AND CASH EQUIVALENTS	1,727

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	161

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,888

NON-CASH TRANSACTION:
Increase in investments in nonconsolidated affiliates against deferred revenues	$2,618
Loans exercised into Common Stock	$188
Increase Investment in nonconsolidated subsidiary in consideration of Long Term Loan	$4,236

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$4

F-9

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 1 – GENERAL

a.	General

Blue Sphere Corporation (the “Company”), together with its wholly-owned subsidiaries, Eastern Sphere Ltd. (“Eastern”), BinoSphere LLC (“Binosphere”), Bluesphere Pavia S.r.l (“Bluesphere Pavia”, formerly called Bluesphere Italy S.r.l.), Sustainable Energy Ltd. (“SEL”), and Blue Sphere Brabant B.V. (“BSB”), is focused on project integration in the clean energy production and waste to energy markets. The Company was incorporated in the state of Nevada on July 17, 2007 and was originally in the business of developing and promoting automotive internet sites. On February 17, 2010, the Company conducted a reverse merger, name change and forward split of its common stock, and in March 2010 current management took over operations, at which point the Company changed its business focus to become a project integrator in the clean energy production and waste to energy markets. On May 12, 2015, the Company formed Bluesphere Pavia, a subsidiary of Eastern, in order to acquire certain biogas plants located in Italy (see note 5 below). On September 19, 2016, the Company formed BSB in order to commence operations in the Netherlands. As of December 31, 2016, SEL had not commenced operations. On January 31, 2017, we dissolved Johnstonsphere LLC, which had no operations since inception.

b.	Going concern consideration

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2016, the Company had approximately $416 thousand in cash, a negative working capital of approximately $9,669 thousand, a stockholders’ deficit of approximately $2,224 thousand and an accumulated deficit of approximately $46,493 thousand. Management anticipates their business will require substantial additional investments that have not yet been secured. The Company anticipates that the existing cash will not be sufficient to continue its operations through the next 12 months. Management is continuing in the process of fund raising in the private equity and capital markets as the Company will need to finance future activities and general and administrative expenses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Company’s ability to continue as a going concern is dependent upon raising capital from financing transactions and revenue from operations.

These financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to obtain additional financing as may be required and ultimately to attain profitability.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

a.	Functional currency

The functional currency of the company is U.S dollar. The functional currency of the subsidiaries is also U.S dollar, except for Blue Sphere Pavia. Accordingly, all monetary assets, liabilities, expenses and equity earnings of the foreign subsidiary are re-measured into U.S. dollars at the exchange rates in effect at the reporting date. The foreign currency translation adjustments are included as a component in the stockholders’ Deficit in the accompanying consolidated balance sheet as a component of accumulated other Comprehensive Loss.

b.	Basis of Presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and includes the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

F-10

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

c.	Cash equivalents

Cash equivalents are short-term highly liquid investments which include short term bank deposit (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

d.	Fair Value of Financial Instruments

The Company records its financial assets and liabilities at fair value. The accounting guidance for fair value provides a framework for measuring fair value, clarifies the definition of fair value, and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The accounting guidance establishes a three-tiered hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company recognizes transfers among Level 1, Level 2 and Level 3 classifications as of the actual date of the events or change in circumstances that caused the transfers.

The Company’s financial instruments, including cash equivalents, accounts payable and accrued liabilities have carrying amounts which approximate fair value due to the short-term maturity of these instruments.

e.	Property, plant and equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Assets are depreciated using the straight-line method over their estimated useful lives.

Annual rates of depreciation are as follows:

%
Computers, electronic equipment and software	33
Vehicles	15
Office furniture and equipment	15

F-11

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

f.	Investment in nonconsolidated affiliates

Investments in companies in which the Company has the ability to exert significant influence over operating and financial policies (generally 20% to 50% ownership), but which the Company does not control, are accounted for using the equity method. Under the equity method, investments are initially recorded at cost and adjusted for dividends and undistributed earnings and losses.  The Company evaluates its investments in nonconsolidated Affiliates for impairment whenever events or changes in circumstances indicate that the carrying value of such investments may have experienced a decline in value. When there is evidence of loss in value that is other than temporary, the Company compares the estimated fair value of the investment to the carrying value of the investment to determine whether impairment has occurred. If the estimated fair value is less than the carrying value, the excess of the carrying value over the estimated fair value is recognized as an impairment loss.

g.	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates. On an on-going basis, management evaluates its estimates, judgments and assumptions. Those estimates and assumptions affect including investments in nonconsolidated affiliates, investments in nonconsolidated subsidiaries, deferred revenue from nonconsolidated affiliates, contingencies and litigation, income taxes and determination of fair value of stock-based compensation. These estimates are based available as of the date of the consolidated financial statements; therefore, actual results could differ from management’s estimates.

h.	Loss per share

Net loss per share, basic and diluted, is computed on the basis of the net loss for the period divided by the weighted average number of common shares outstanding during the period. Diluted net loss per share is based upon the weighted average number of common shares and of common shares equivalents outstanding when dilutive. Common share equivalents include: (i) outstanding stock options under the Company’s share incentive plan and warrants which are included under the treasury share method when dilutive, and (ii) common shares to be issued under the assumed conversion of the Company’s outstanding convertible notes, which are included under the if-converted method when dilutive. The computation of diluted net loss per share for the years ended December 31, 2016 and September 30, 2015 and for the three months period ended December 31, 2015 does not include common share equivalents, since such inclusion would be anti-dilutive.

i.	Income taxes

The Company account for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in Company’s consolidated financial statements or in our tax returns. Estimates and judgments occur in the calculation of certain tax liabilities and in the determination of the recoverability of certain deferred income tax assets, which arise from temporary differences and carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. Management regularly assess the likelihood that deferred tax assets will be recovered from future taxable income and, to the extent that management believe, based upon the weight of available evidence, that it is more likely than not that all or a portion of deferred tax assets will not be realized, a valuation allowance is established through an adjustment to income tax expense. The factors used to assess the likelihood of realization of our deferred tax assets include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. Assumptions represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. The Company account for uncertainty in income taxes recognized in the Company’s consolidated financial statements by regularly reviewing our tax positions and benefits to be realized. The Company’s recognize tax liabilities based upon management’s estimate of whether, and the extent to which, additional taxes will be due when such estimates are more-likely-than-not to be sustained. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained upon examination by taxing authorities. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

j.	Comprehensive loss

Comprehensive income (loss) consists of net income (loss) and other gains and losses affecting equity that under US GAAP are excluded from net income (loss). For the Company, such items consist of translation adjustments.

F-12

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

k.	Revenues from Services

The Company recognizes revenues from Development Fees in accordance with ASC Topic 605-20 Revenue Recognition from Services.

l.	Treasury shares

Treasury shares are held by the Company and presented as a reduction of the Company shareholders’ deficit and carried at their cost to the Company, under treasury shares.

m.	Stock-based compensation

The Company recognizes the estimated fair value of share-based awards under stock-based compensation cost. The Company measures compensation expense for share-based awards based on estimated fair values on the date of grant using the Black-Scholes option-pricing model. This option pricing model requires estimates as to the option’s expected term and the price volatility of the underlying stock. The Company measures compensation expense for the shares based on the market value of the underlying stock at the date of grant, less an estimate of dividends that will not accrue to the shares holders prior to vesting. The Company elected to recognize compensation cost for awards that have a graded vesting schedule using the straight-line approach. Share-based payments to non-employees are measured at the fair value of the goods or services received or the fair value of the equity instruments issued if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The amount recognized as an expense is adjusted to reflect the number of awards expected to vest. The fair value of equity awards is charged to the statement of operations over the service period. The offset to the recorded cost is to additional Paid in Capital. Consideration received on the exercise of stock options is recorded as capital stock and the related share-based payments reserve is transferred to share capital.

n.	Contingencies

The Company is involved in various commercial and other legal proceedings that arise from time to time in the ordinary course of business. Except for income tax contingencies or contingent consideration or other contingent liabilities incurred or acquired in a business combination, the Company records accruals for these types of contingencies to the extent that Company concludes their occurrence is probable and that the related liabilities are reasonably estimated. When accruing these costs, the Company will recognize an accrual in the amount within a range of loss that is the best estimate within the range. When no amount within the range is a better estimate than any other amount, the Company accrues for the minimum amount within the range. Legal costs are expensed as incurred. Contingent consideration and other contingent liabilities incurred or acquired in a business combination are recorded at a probability weighted assessment of their fair value and monitored on an ongoing basis for changes in that value.

F-13

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

o.	Newly issued accounting pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) 605, Revenue Recognition. The new revenue recognition standard requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. In August 2015, the FASB issued Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, or ASU 2015-14. This amendment defers the effective date of the previously issued Accounting Standards Update ASU 2014-09, until the interim and annual reporting periods beginning after December 15, 2017. Earlier application is permitted for interim and annual reporting periods beginning after December 15, 2016.

In August 2015, the FASB has issued Accounting Standards Update (ASU) No. 2015-15, Interest - Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements - Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting . This ASU adds SEC paragraphs pursuant to the SEC Staff Announcement at the June 18, 2015, Emerging Issues Task Force meeting about the presentation and subsequent measurement of debt issuance costs associated with line-of-credit arrangements. Given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The Company does not expect this update will have a material impact on the presentation of the Company’s consolidated financial position, results of operations and cash flows.

In November 2015, the FASB has issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets. The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company does not expect this update will have a material impact on the presentation of the Company’s consolidated financial position, results of operations and cash flows.

F-14

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 3 - FAIR VALUE MEASUREMENT

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows (in thousands):

	As of December 31, 2016
	Level 1	Level 2	Level 3	Total
Liabilities:
Obligation to issue shares of Common Stock	$187	$—	$—	$187
Deferred payment due to the acquisition of the SPVs	$—	$—	$2,685	$2,685
Warrants Liability	$—	$—	$2,045	$2,045
Total liabilities	$187	$—	$4,730	$4,917

	Balance as of December 31, 2015,
	Level 1	Level 2	Level 3	Total
Liabilities:
Deferred payment due to the acquisition of the SPVs	$—	$—	$2,910	$2,910
Warrants liability	$—	$—	$544	$544
Total liabilities	$—	$—	$3,454	$3,454

Deferred payment due to the acquisition of the SPVs - Represents the remaining balance of fifty percent (50%) of the Purchase Price that is due to the Sellers on the third anniversary of the closing date. The fair value measurement of the fair market value of the Deferred Payment is based on significant inputs not observed in the market and thus represents a Level 3 measurement, which reflects the Company’s own assumptions in measuring fair value. The Company estimated the fair value of the Deferred Payment using the discounted cash flow model. Key assumptions include the level and timing of the expected future payment and discount rate consistent with the level of risk and economy in general. The Deferred payment due to the acquisition of the SPVs is included in long term loans and Liabilities in the consolidated Balance Sheets and the change in fair value of remaining balance is included in interest expenses in the consolidated statements of income.

Deferred payment due to the acquisition of the SPVs
Balance at January 1, 2015	$—
Increase due to acquisition of the SPVs	2,910
Balance at December 31, 2015	$2,910
Changes in fair value, interest expense and translation adjustments	(225)
Balance at December 31, 2016	$2,685

Warrant Liability—The estimated fair values of outstanding warrant liability were measured using Black-Scholes valuation models. These valuation models involved using such inputs as the estimated fair value of the underlying stock at the measurement date, risk-free interest rates, expected dividends on stock and expected volatility of the price of the underlying stock. Due to the nature of these inputs, the valuation of the warrants was considered a Level 3 measurement.

As of December 31, 2016, and 2015, the Level 3 liabilities consisted of the Company’s warrant liability.

Warrants Liability
Balance at January 1, 2015	$—
Issuance of warrants	325
Changes in fair value	219
Balance at December 31, 2015	$544
Issuance of warrants	2,839
Changes in fair value	1,338
Balance at December 31, 2016	$2,045

F-15

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 4 – INVESTMENTS IN NONCONSOLIDATED AFFILIATES

Investment in nonconsolidated affiliates consists of the following:

	December 31, 2016		December 31, 2015
	Carrying Value (In thousands)	Ownership Percentage	Carrying Value (In thousands)	Ownership Percentage
Investment in Concord Energy Partners, LLC	$5,960	25.00%	$4,795	25.00%
Rhode Island Energy Partners LLC	$4,177	22.75%	$2,775	22.75%
Total	$10,137		$7,570

Deferred revenues from nonconsolidated affiliates consists of the following:

	December 31, 2016		December 31, 2015
	Carrying Value (In thousands)	Ownership Percentage	Carrying Value (In thousands)	Ownership Percentage
Deferred revenues from Concord Energy Partners, LLC	$—	25.00%	$4,795	25.00%
Deferred revenues from Rhode Island Energy Partners LLC	$4,177	22.75%	$2,776	22.75%
Deferred Revenue from Services from Rhode Island Energy Partners LLC	$1,481	22.75%	$1,481	22.75%
Total	$5,658		$9,052

Deferred revenues represent payment that were received by the Company in connection of those projects but were not recognized as revenue and increase in the affiliate’s membership interest accounted by the Company using the step-by-step basis in accordance with ASC 323-10-35-15. Such deferred revenues will be recorded to the Income statement upon the commencement of the commercial operations of the plant and fulfillment of all the Company’s obligation under the above agreements.

F-16

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 4 – INVESTMENTS IN NONCONSOLIDATED AFFILIATES (continued)

North Carolina Project

On January 30, 2015, the Company, Concord Energy Partners, LLC (“Concord”) and York Renewable Energy Partners LLC (“York”) entered a development and indemnification agreement (the “Concord Development and Indemnification Agreement”), pursuant to which the Company will own 25% of the membership interest of Concord and York will pay the Company $1,250 in consideration of the Company’s Project Development Services. York also agreed to pay the Company two equal installments of $587 upon the commencement of the commercial operation and mechanical completion of the North Carolina project.

The Company’s right to receive distributions from Concord are subject to certain priorities in favor of York, as follows:

(a)	The unpaid rate of return, equal to nine percent (9%) per annum and compounded annually, of unrecovered capital contributions outstanding, will be paid to York;
(b)	The unpaid and unrecovered capital contributions outstanding will be paid to York;
(c)	The amount of any excess profits from “feedstock tipping fees” shall be distributed with twenty percent (20%) will be paid to York, and the balance to the Company;
(d)	The amount of any excess profits from “thermal energy” shall be distributed equally between the Company and York; and
(e)	Any amount remaining will be distributed pro-rata between the Company and York in proportion to the respective ownership Concord.

In addition, the Company’s right to receive distributions upon a liquidation event of Concord are subject to certain priorities in favor of York, as follows:

(a)	The unpaid rate of return, equal to nine percent (9%) per annum and compounded annually, of unrecovered capital contributions outstanding, will be paid to York;
(b)	The unpaid and unrecovered capital contributions outstanding will be paid to York; and
(c)	Any amount remaining will be distributed pro-rata to the Company and York in proportion to the respective ownership in Concord.

On November 18, 2016, The North Carolina Project commenced commercial operations and started to provide its output to Duke Energy pursuant to the Purchase Power Agreement with Duke. The commencement of the commercial operations includes the gradual intake of waste from the Facility’s feedstock suppliers, increasing the parasitic load to the digesters, completing the waste-water-treatment resources and completing all other mechanical features needed for the Facility to operate at full capacity. The Company estimates that construction of the facility will be fully completed by March 31, 2017.

F-17

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 4 – INVESTMENTS IN NONCONSOLIDATED AFFILIATES (continued)

Rhode Island Project

On April 8, 2015, the Company, Rhode Island Energy Partners LLC (“Rhode Island”) and York entered into a development and indemnification agreement (the “Rhode Island Development and Indemnification Agreement”), pursuant to which the Company will own 22.75% of the membership interest of Rhode Island and York will pay the Company $1,482 in consideration of the Company’s Project Development Services. Pursuant to this agreement York also agreed to pay the Company three equal installments of $563 upon the signing of the Rhode Island Development and Indemnification Agreement, the commencement of the commercial operation and mechanical completion of the Rhode Island project.

The company’s right to receive distributions from Rhode Island are subject to certain priorities in favor of York, as follows:

(a)	The amount of any excess profits from “feedstock tipping fees” shall be distributed with twenty percent (20%) going to York, and eighty percent (80%) going to us;
(b)	The amount of any excess profits from “thermal energy” shall be distributed equally between the Company and York; and
(c)	Any amount remaining will be distributed pro-rata to us and York in proportion to York and our respective ownership in the Rhode Island project.

The company’s right to receive distributions upon a liquidation event of Concord are subject to certain priorities in favor of York, as follows:

(a)	The unpaid guaranteed obligation return will be paid to York;
(b)	The unpaid rate of return, equal to nine percent (9%) per annum and compounded annually, of unrecovered capital contributions outstanding, will be paid to York;
(c)	The unpaid and unrecovered capital contributions outstanding will be paid to York; and
(d)	Any amount remaining will be distributed pro-rata to the Company and York in proportion to York and our respective ownership in the Rhode Island project.

On January 13, 2017, the Company and Orbit Energy, Inc., a former partner of the Company in both projects entered into an agreement to reduce certain of the Company’s past obligations in consideration of Two Hundred Thousand Dollars ($200) which will be paid in twelve monthly equal installments starting January 27, 2017. Any amount not paid when due will accrue interest at the simple annual rate of eight per cent (8%) from the date due until the date fully paid. The Company accrued the full settlement amount at December 31, 2016.

The tables set forth below summarize the combined financial information related to the nonconsolidated affiliates that are accounted for under the equity method as of December 31, 2016, and December 31, 2015.

	December 31, 2016
(Dollars in thousands)	Concord	Rhode Island
Assets:
Restricted Cash	$500	$751
Property, Plant and Equipment, net of accumulated depreciation	26,169	19,230
Total assets	$26,669	$19,981

Current liabilities	$652	$142
Membership Interest	26,017	19,839
Total liabilities and Membership Interest	$26,669	$19,981

	December 31, 2015
(Dollars in thousands)	Concord	Rhode Island
Assets:
Property, Plant and Equipment, net of accumulated depreciation	$22,878	15,901
Other assets	17	—
Total assets	$22,895	$15,901
Current liabilities	$2,127	$2,224
Membership Interest	20,768	13,677
Total liabilities and Membership Interest	$22,895	$15,901

F-18

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 5 – INVESTMENTS IN NONCONSOLIDATED SUBSIDAIRIES

In 2015, The Company acquired one hundred percent (100%) of the share capital of Agricerere S.r.l., Agrielektra S.r.l., Agrisorse S.r.l. and Gefa S.r.l (each, an “SVP” and collectively, the “SVPs”) in consideration of $5,647 (€5,200) (“Purchase Price”). Each SVP owns and operates an anaerobic digestion biogas plant for the production and sale of electricity to Gestore del Servizi Energetici GSE, S.p.A., a state-owned utility company, pursuant to a power purchase agreement. The Company to paid 50% of the Purchase Price on the closing date (December 14, 2015) and the remaining balance will be paid on the third anniversary of the closing date. The remaining balance bears interest at an annual rate of two percent (2%). The Purchase Price is subject to certain adjustments and to the difference between the actual EBITDA results in the 18 months following the closing date divided by 1.5 and € 935, per the following mechanism:

(i)        If the actual EBITDA results in the 18 months following the closing date divided by 1.5 is greater than € 935 then the deferred payment shall be increased by the amount equal to 50% (fifty per cent) of this difference.

(ii)       If the actual EBITDA results in the 18 months following the closing date divided by 1.5 is lesser than € 935 then the deferred payment shall be reduced by the amount of the amount necessary to maintain Purchase Price that yields an Equity IRR of 25%, but not more than 35% of the remaining balance.

The Company also agreed to reimburse the sellers the VAT amount that was claimed by the SPVs through the closing date. The reimbursed amount will not exceed € 1,160 and will be refunded to the Sellers only after the amount will be refunded to the Company by the VAT authorities in Italy.

In 2015, the Company entered into an EBITDA Guarantee Agreement (“EBITDA Guarantee Agreement”) with Austep S.p.A. (“Austep”). Austep specializes in design, construction, operation and servicing of anaerobic digestion plants. Pursuant to the EBITDA Guarantee Agreement, Austep will operate, maintain and supervise the Company’s biogas plants in consideration to a monthly guaranteed EBITDA of $204 (€188) during the initial six months following the Closing Date and an annual guaranteed EBITDA of $4,083 (€3,760) then after. Pursuant to the terms of the agreements with Austep, the Company will receive the guaranteed levels of EBITDA and Austep will receive ninety percent (90%) of the revenue in excess of these levels.

The Company applies the equity method because the EBITDA Guarantee Agreement whereby Austep operates, maintains and supervises each plant, prevents the Company from exercising a controlling influence over operating policies of the plants. Under this method, the equity investment is reflected as an investment in nonconsolidated subsidiaries on our Balance Sheets and the net earnings or losses of the investments is reflected as equity in net earnings of nonconsolidated subsidiaries on the Company’s consolidated statements of operations. The Company’s investment in the SPV’s carrying value exceeded its proportionate share of the net assets of the SPVs by $19. This Premium was recognized as part of the carrying value in the Company’s equity investment in the SPVs.

Investment in nonconsolidated subsidiaries included the following activity during the years:

	Year ended December 31,
	2016	2015
Balance at beginning of period	$4,993	$—
Investment in nonconsolidated subsidiaries	—	5,031
Equity in losses of nonconsolidated subsidiaries	(444)	(38)
Translation adjustment	(120)	—
Balance at end of period	$4,429	$4,993

F-19

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 5 – INVESTMENTS IN NONCONSOLIDATED SUBSIDAIRIES  (continued)

The table set forth below summarize the combined financial information related to our nonconsolidated subsidiaries that are accounted for under the equity method as of December 31, 2016, and December 31, 2015.

(Dollars in thousands)	December 31, 2016	December 31, 2015
Assets:
Current Assets	$2,735	$2,753
Property, Plant and Equipment, net of accumulated depreciation	16,167	18,109
Other Non-Current Assets	7,970	6,054
Total assets	$26,872	$26,916
Liabilities and Shareholder’s Deficit:
Current liabilities	$8,221	$4,697
Long Term Liabilities	14,282	17,286

Total liabilities	22,503	21,983

Shareholder’s Equity	4,369	4,933

Total Shareholder’s Equity	4,369	4,933

Total liabilities and Shareholder’s Equity	$26,872	$26,916

F-20

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 6 – CURRENT MATURITIES OF DEBENTURES AND LONG TERM LOANS

Current Maturities of Debentures and Long Term Loans consisted of the following:

	Interest rate as of December 31, 2016	December 31, 2016	December 31, 2015
Debentures	11%	$2,658	$—
Current Maturities portion of Loan from Helios	14.5%	289	517
Current Maturities Long Term Loan from Bank	1.8-6%	41	32
Total Current Maturities of Debentures and Long Term Loans		$2,988	$549

NOTE 7 – SHORT TERM LOAN

On October 25, 2016, the Company completed a private placement of its securities (the “October Financing”) to an accredited investor (the “Investor”). Pursuant to the October Financing, the Company agreed to issue to the Investor shares of the Company’s common stock, notes and warrants, in exchange for up to $1,000 in accordance with the following payment schedule: $500 paid at closing, $250 in guaranteed financing upon the achievement of certain milestones, and up to an additional $250 in financing upon the mutual agreement of the Investor and the Company.

The balance as of December 31, 2016, represents a six (6) month promissory note in the amount of $750, accrued interest in the amount of $39 less the unamortized amount of fair value of the issued warrants using the Black-Scholes in the amount of $322 and a balance of $188 that represents the Company’s obligation to issue shares of Common Stock equal to twenty-five percent (25%) of the Note Principal to the Investor.

Per the SPA the Company may exercise its right to repay the Note at any time on or before its maturity date. The Note is convertible into shares of the Common Stock only upon default event as set forth in the agreement of repayment at a price per share equal to the lesser of (i) USD $9.75, or (ii) a sixty percent (60%) discount to the lowest trade price in the twenty five (25) trading days prior to the conversion.

F-21

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 8 – ACCRUED SEVERANCE PAY

The Israeli labor laws generally require severance payments upon dismissal of an employee or upon termination of employment in certain other circumstances. The following principal plans relate to the Company’s employees in Israel:

Severance pay liability with respect to Israeli employees’ is calculated pursuant to Israeli Severance Pay Law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. The Company records an expense for the increase in its severance liability, net of earnings (losses) from the related severance pay fund. The liability is presented on the undiscounted basis as a long-term liability. Severance pay expenses were $24 thousand and $2 thousand for the years ended December 31, 2016 and September 30, 2015, respectively. Severance pay expenses were $1 thousand for the three months’ period ended December 31, 2015, respectively. The Company’s liability for its Israeli employees is covered for by monthly deposits with severance pay funds. The value of the deposited funds is based on the cash surrender value of these policies and includes profits (or loss) accumulated through the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligations pursuant to Israeli Severance Pay Law or labor agreements.

NOTE 9 – LONG TERM LOANS AND LIABILITIES

Long-term loans and liabilities consisted of the following:

	Interest rate as of December 31, 2016	December 31, 2016	December 31, 2015
Deferred payment due to the acquisition of the SPVs (1)	2%	$2,685	$2,910
Long Term portion of Loan from Helios (2)	14.5%	2,607	3,149
Total Long-term loans and liabilities		$5,292	$6,059

Less: current maturities of Long Term portion of Loan from Helios (2)	14.5%	289	516
		$5,003	$5,543

(1)

Represents the remaining balance of fifty percent (50%) of the Purchase Price that is due to the Sellers on the third anniversary of the closing date. This amount will be adjusted to the variation of EBITDA as described above and is promised by a note to each Seller, to be paid on the third anniversary of the closing, along with interest on the unpaid balance due at an annual rate of two percent (2%). The fair value measurement of the fair market value of the remaining balance is based on significant inputs not observed in the market and thus represents a Level 3 measurement, which reflects the Company’s own assumptions in measuring fair value. The Company estimated the fair value of the remaining balance using the discounted cash flow model. Key assumptions include the level and timing of the expected future payment and discount rate consistent with the level of risk and economy in general. The balance of the Deferred payment due to the acquisition of the SPVs is included in long term loans and Liabilities in the consolidated Balance Sheets and the change in fair value of remaining balance is included in interest expenses in the consolidated statements of income.

(2)

In 2015, the Company entered into a Long Term Mezzanine Loan Agreement (the “Helios Loan Agreement”) with Helios Italy Bio-Gas 1 L.P. (“Helios”) to finance the acquisition of the SPVs. Under the Helios Loan Agreement, the Company borrowed €2,900 ($3,149) at annual interest rate of fourteen and one-half percent (14.5%), paid quarterly. Helios is also entitled to an annual operation fee of one and one-half percent (1.5%), paid quarterly. The final payment of the loan will become due no later than the earlier of (a) thirteen and one half years from the date such loan was made available to the Company, and (b) the date that the Feed in Tariff license granted to the relevant SVP expires. Pursuant to the Helios Loan Agreement, the Company pledged all its shares in Eastern and Bluesphere Pavia to secure the outstanding balance under the Helios Loan Agreement.

F-22

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 10 – DEBENTURES

Beginning in November 2015, the Company conducted an offering of up to $3,000 of the Company’s Senior Debentures and warrants to purchase up to 61,544 shares of Common Stock, in proportion pro rata to each Subscriber’s subscription amount relative to the total offering amount, with 50% of the Debenture Offering Warrants exercisable at a price per share of $6.5 and the other 50% of the Debenture Offering Warrants exercisable at price per share of $9.75. The Debenture Offering Securities were offered pursuant to subscription agreements with each investor (the “Debenture Offering Subscription Agreement”). Pursuant to the Debenture Offering Subscription Agreements, the investors in the Debenture Offering shall have the right to collectively designate one observer or member to the Company’s Board of Directors. On December 23, 2015, the Company completed the Debenture Offering and entered into Debenture Offering Subscription Agreements with investors representing aggregate gross proceeds to the Company of $3,000.

During the year ended December 31, 2016, the Company recorded amortization expenses in the amounts of $298, in respect of the discounts recorded on the debentures. During the year ended December 31, 2015, the Company recorded amortization expenses in the amounts of $11, in respect of the discounts recorded on the debentures.

NOTE 11 – WARRANTS LIABILITY

At each balance sheet date, the Company had the following warrants to purchase common stock outstanding:

			Fair value		Fair value
		Warrants	of Warrants	Warrants	of Warrants
		outstanding	Liabilities as of	outstanding	Liabilities as of
		as of	December 31, 2016	as of	December 31, 2015
		December 31, 2016	(in thousands)	December 31, 2015	(in thousands)
May 1, 2014 Warrants ($13.00 per share)		11,539	$26	11,539	$—
November 2015 Warrants ($6.5 per share)	(1)	30,772	155	30,772	175
November 2015 Warrants ($9.75 per share)	(1)	30,772	128	30,772	174
November 2015 Warrants ($8.94 per share)	(1)	34,462	150	34,462	195
February 3, 2016 Warrants ($7.80 per share)	(2)	11,540	42	—	—
February 2016 Offering ($13.00 per share)	(3)	134,617	485	—	—
February 2016 Offering ($7.87 per share)	(3)	21,540	101	—	—
February 2016 Offering ($14.30 per share)	(3)	10,770	36	—	—
July 2016 Offering ($14.30 per share)	(4)	140,515	512	—	—
July 2016 Offering ($15.73 per share)	(4)	7,140	25	—	—
July 2016 Offering ($10.73 per share)	(4)	7,140	30	—	—
October 2016 Offering ($9.75 per shares)	(5)	76,925	353	—	—
Total		517,732	$2,045	107,545	$544
Average date to maturity (in years)		4.25		4.78
Average exercise price		$11.72		$8.90

(1)	Pursuant to the November 2015 Offering, the Company sold warrants to purchase up to 30,772 shares of Common Stock at an exercise price per share of $6.5 and warrants to purchase up to 30,772 shares of Common Stock at an exercise price per share of $9.75. The Warrants are exercisable until December 22, 2020 and were accounted for as derivative liabilities. The Company has estimated the fair value of such warrants at a value of $209 at the date of issuance using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0%
Risk-free interest rate	1.74%
Expected term (years)	5
Volatility	202%

F-23

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 11 – WARRANTS LIABILITY (continued)

The Company engaged Maxim Group LLC (“Maxim”) to assist in the Debenture Offering. Pursuant to the terms of the engagement Maxim received warrants to purchase 34,462shares of Common Stock at an exercise price of $8.94 per share. The Warrants are exercisable until December 22, 2020 and were accounted for as derivative liabilities. The Company has estimated the fair value of such warrants at a value of $117 at the date of issuance using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0%
Risk-free interest rate	1.74%
Expected term (years)	5
Volatility	202%

(2)	On February 3, 2016, the Company issued warrants to purchase up to 11,540shares of our common stock of the Company at an exercise price of $7.80 per share, in full satisfaction of certain obligations of the Company. The Warrants are exercisable until February 2, 2019 and were accounted for as derivative liabilities. The Company has estimated the fair value of such warrants at a value of $87 at the date of issuance using the Black-Scholes option pricing model using the following assumptions:
%
Dividend yield	0%
Risk-free interest rate	1.20%
Expected term (years)	3
Volatility	203%

(3)	Pursuant to the February 2016 Offering, the Company sold warrants to purchase up to 134,617shares of Common Stock at an exercise price per share of $13.00. The Warrants are exercisable until February 14, 2021 and were accounted for as derivative liabilities. The Company has estimated the fair value of such warrants at a value of $847 at the date of issuance using the Black-Scholes option pricing model using the following assumptions:
%
Dividend yield	0%
Risk-free interest rate	1.20%
Expected term (years)	5
Volatility	203%

F-24

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 11 – WARRANTS LIABILITY (continued)

The Company engaged Maxim Group LLC to assist in the February 2016 Offering. Pursuant to the terms of the engagement Maxim received warrants to purchase 21,540shares of Common Stock at an exercise price of $7.87 per share and warrants to purchase 10,770 shares of Common Stock at an exercise price of $14.30 per share. The Warrants are exercisable until February 14, 2021 and were accounted for as derivative liabilities. The Company has estimated the fair value of such warrants at a value of $204 at the date of issuance using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0
Risk-free interest rate	1.20%
Expected term (years)	5
Volatility	203%

(4)	Pursuant to the July 2016 Offering, the Company sold warrants to purchase up to 140,515 shares of Common Stock at an exercise price per share of $14.30. The Warrants are exercisable until July 25, 2021 and were accounted for as derivative liabilities. The Company has estimated the fair value of such warrants at a value of $1,140 at the date of issuance using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0%
Risk-free interest rate	1.00%
Expected term (years)	5
Volatility	147%

The Company engaged Maxim Group LLC to assist in the July 2016 Offering. Pursuant to the terms of the engagement Maxim received warrants to purchase 7,140 shares of Common Stock at an exercise price of $10.73 per share and warrants to purchase 7,140 shares of Common Stock at an exercise price of $15.73 per share. The Warrants are exercisable until July 25, 2021 and were accounted for as derivative liabilities. The Company has estimated the fair value of such warrants at a value of $117 at the date of issuance using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0
Risk-free interest rate	1.00%
Expected term (years)	5
Volatility	147%

(5)	Pursuant to the October 2016 Offering, the Company sold warrants to purchase up to 76,925 shares of Common Stock at an exercise price per share of $9.75. 51,283 Warrants are exercisable until October 24, 2021 and the balance are exercisable until December 19, 2021. The warrants were accounted for as derivative liabilities. The Company has estimated the fair value of such warrants at a value of $504 at the date of issuances using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0%
Risk-free interest rate	1.75-2.04%
Expected term (years)	5
Volatility	77-89%

F-25

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 12 – RELATED PARTY TRANSACTIONS

On December 18, 2015, The Company entered into a no-interest bearing $129 promissory note with R.S. Palas Management Ltd., an entity owned and controlled by Shlomo Palas. The loan under the promissory note was used to finance a portion of the acquisition of the four SPVs in Italy pursuant to the Italy Projects Agreement. The Company paid back the loan under the promissory note with proceeds from the debentures offering that was completed in December, 2015.

In July 2015, in order to finance a portion of the funds necessary to complete the acquisitions of the SPVs by Bluesphere Pavia, we conducted a private placement of up to $250 of our Common Stock at $2.288 per share to certain accredited investors. On December 2, 2015, we closed on the July Offering, resulting in gross proceeds to the Company of $225 and agreed to issue 166,069 shares of our Common Stock at $1.352 per share, pursuant to certain subscription agreements. All investors in the July Offering were accredited investors and independent of the Company, but were part of a group led by a former member of our Board, Itai Haboucha. Mr. Haboucha did not receive any shares of Common Stock, was not paid any commissions and received no other compensation in connection with the July Offering. On June 2, 2016 the Company issued 107,160 shares of Common Stock in consideration of $146. On December 14, 2016 the Company issued 58,909 shares of Common Stock in consideration of $84.

F-26

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 13 – CONTINGENT AND COMMITMENTS

From time to time the Company may be a party to commercial and litigation matters involving claims against the Company. None of the Company’s directors, officers, nonconsolidated affiliates, or any owner of record or beneficially of more than five percent of the Company’s Common Stock, is involved in a material proceeding adverse to the Company and its subsidiaries or has a material interest adverse to the Company or its subsidiaries. The Company accrues a liability for such matters when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. In management’s opinion, there are no current matters that would have a material effect on the Company’s financial position or results of operations and no contingent liabilities requiring accrual as of December 31, 2016.

On October 22, 2016, the law firm of JS Barkats PLLC filed a complaint against the Company and its Chief Executive Officer, seeking allegedly unpaid legal fees for services rendered from June 9, 2011 through April 23, 2012 in the amount of $428 thousands, plus interest for a total of $652 thousands. This Litigation was filed as JS Barkats PLLC v. Blue Sphere Corporation and Shlomo Palas with the Supreme Court of the State of New York for the County of New York , Index No. 655600/2016. On October 26, 2016, without notice to the Company or its Chief Executive Officer or an opportunity to be heard, the New York Court issued a Temporary Restraining Order (the “TRO”) in favor JS Barkats PLLC, prohibiting the Company and Mr. Palas from transferring or dissipating any assets up to $652. On October 31, 2016, the Company removed the Barkats Litigation to federal court, filed as JS Barkats PLLC v. Blue Sphere Corporation and Shlomo Palas with the United Stated District Court, Southern District Court of New York, Docket No. 1:16-cv-08404, and on December 6, 2016, Mr. Barkats filed a motion to remand to the New York Court and request for oral argument. The Company terminated the services of JS Barkats LLC in 2012 and management believe the claims brought by JS Barkats PLLC are without merit, that the TRO was improvidently granted, and that JS Barkats PLLC misrepresented, mischaracterized and omitted material facts and the law in seeking the TRO. The Company intend to vigorously defend against this Litigation, the TRO and any other attempts to attach the assets of the Company.

F-27

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 14 – COMMON SHARES

Common Stock Reserved for Future Issuance

The Company had shares of common stock reserved for issuance as follows:

	Year ended December 31,
	2016	2015
Outstanding warrants to purchase common stock	517,732	107,545
Outstanding Options to purchase common stock	5,992	5,992
Approved but not Outstanding Options to purchase common stock	—	24,429
Unvested Common Stock under the 2014 Incentive Plan	7,406	56,282
Common Stock reserved under the 2016 Incentive Plan	230,769	—
Option to purchase Common Stock reserved under the 2016 Incentive Plan	115,385	—
Common Stock reserved under the October 2016 Offering	438,461	—
Total shares reserved for issuance	1,315,745	194,248

Issuances

On October 28, 2014, the Company issued 2,577 shares of the Company’s common stock, in connection with the May 1, 2014 service agreement.

During October, 2014, an investor converted $42 principal amount out of the April 11, 2014 notes for 3,631 shares of the Company’s common stock.

On December 8, 2014, the Company issued 2 shares of the Company’s common stock to Carter Terry.

On October 3, 2014, the Company signed a consulting agreement with a consultant according to which the consultant would provide investor relation and public relations services for a period of one year. The Company agreed to grant the consultant 15,385 shares of the Company and additional 3,846 options to purchase Company’s shares at an exercise price of $0.13 per shares. Such shares were issued on March 19, 2015. In addition, on the same date the Company issued the consultant 3,846 shares of the Company for the exercised of the options granted. The Company has estimated the fair value of such shares and options, and recorded an expense of $217.

On January 5, 2015, the Company signed a consulting agreement with Dr. Borenstein Ltd according to which the company issued the consultant 7,692 options to purchase 7,692 shares of common stock of the Company at an exercise price of $0.13 for one year commencing the date of the agreement. The Consultant exercised such options at May 27, 2015. The Company has estimated the fair value of such options, and recorded an expense of $158.

On February 28, 2015 and March 19, 2015, the Company issued 47,037 shares of the Company to a consultant in respect of his September 2014 consulting investor relation and public relations services agreement with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $738.

On March 12, 2015, the Company issued 839 shares of the Company for an investor pursuant to the exercise of his options granted at May 2014. The Company has estimated the fair value of such shares, and recorded an expense of $14.

In May and June 2015, the Company issued 28,962 shares of the Company to a consultant in respect of his investor relations and public relations services pursuant to a consulting agreement with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $150.

In May 2015, the Company issued 25,000 shares of the Company to a consultant in respect of his investor relations and public relations services pursuant to a consulting agreement with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $136.

On June 15, 2015 the Company issued consultant 11,538 shares of common stock of the Company in mutual agreement for termination of his June 2014 consulting agreement. The Company has estimated the fair value of such shares, and recorded an expense of $34.

F-28

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 14 – COMMON SHARES (continued)

From July through September 2015, the Company issued 61,808 shares of common stock to a consultant in respect of his investor relations and public relations services consulting agreement with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $199.

In August 2015, the Company issued 26,726 shares of the Company to Maxim Group LLC in respect of its financial advisor and investment banker agreement with the Company. The shares have been valued and recorded at $34.

In August 2015, the Company issued 8,679 shares of the Company to a non-U.S. person in respect of its financial advisor and investment banker settlement agreement with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $13.

On April 13, 2015, the Company entered into a subscription agreement with a non-U.S. person pursuant to which the Company issued 3,205 shares of common stock in exchange for $25.

On April 15, 2015, the Company entered into a Subscription Agreement with Dr. Borenstein Ltd. (the “April Borenstein Subscription Agreement”) pursuant to which the Company agreed to sell 12,538 shares of common stock of the Company for the aggregate purchase price of $48.

On June 12, 2015, the Company entered into a Subscription Agreement with Dr. Borenstein Ltd. (the “June Borenstein Subscription Agreement”) pursuant to which the Company agreed to sell 65,268 shares of common stock of the Company for the aggregate purchase price of $140.

On July 1, 2015, the Company entered into a subscription agreement with a non-U.S. person pursuant to which the Company issued 15,384 shares of common stock in exchange for $32.

On July 6, 2015, the Company entered into a subscription agreement with several non-U.S. entity pursuant to which the Company issued 18,681 shares of common stock in exchange for $51.

On July 17, 2015, the Company entered into a subscription agreement with several non-U.S. personnel pursuant to which the Company issued 17,832 shares of common stock in exchange for $39.

From February through August 2015, convertible promissory notes holders representing an aggregate principal amount of $1,480,716 converted their notes into 577,387 shares of the Company’s common stock.

On January 26, 2016, the Company issued 7,692 shares of Common Stock, pursuant to a subscription agreement dated June 12, 2015.

On February 1, 2016, the Company issued 4,153 shares Common Stock to a consultant in respect of his consulting services for the Company. The Company has estimated the fair value of such shares, and recorded an expense of $108.

F-29

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 14 – COMMON SHARES (continued)

In February 2016, the Company conducted an offering (the “February 2016 Offering”) consisting of (a) up to $1,925 of the Company’s shares of Common Stock, priced at the closing price for shares of Common Stock, as reported on the OTCQB Venture Marketplace, on the trading day prior to the closing of the February Offering, and (b) 5-year warrants to purchase shares of Common Stock in an amount equal to 50% of the number of shares of Common Stock so purchased by the. The Securities have been offered pursuant to subscription agreements with each investor. In addition to other customary provisions, each Subscription Agreement provides that the Company will use its reasonable commercial efforts to register all shares of Common Stock sold in the February Offering, including all shares of Common Stock underlying the February Warrants, within 60 days of the closing of the February Offering. The February Warrants are exercisable for 5 years from the date of issuance at $13.00 per share, include an option by which the holder may exercise the Warrant by means of a cashless exercise, and include customary weighted-average price adjustment and anti-dilution terms. On February 15, 2016, the Company completed the only closing of the February Offering, representing aggregate gross proceeds to the Company of $1,925. In connection with the closing, the Company and subscribers entered into (a) February Subscription Agreements for, in the aggregate, 269,231 shares of Common Stock at $7.15 per share, and (b) February Warrants to purchase, in the aggregate, up to 134,617 shares of Common Stock at an exercise price of $13.00 per share.

The Company engaged Maxim to assist in the February 2016 Offering. Pursuant to the terms of an engagement letter between Maxim and the Company, Maxim received commissions equal to 7% of the gross proceeds raised by Maxim in the February Offering, warrants to purchase, in the aggregate, up to 21,540 shares of Common Stock at an exercise price of $7.87 per share and to purchase, in the aggregate, up to 10,770 shares of Common Stock at an exercise price of $14.30 per share.

On March 15, 2016, the Company issued 654 shares of Common Stock to a consultant in respect of his consulting services for the Company. The Company has estimated the fair value of such shares, and recorded an expense of $5,685.

On April 13, 2016, the Company issued 7,692 shares of Common Stock to a consultant in consideration for corporate finance, investor communications and financial and investor public relations services. The Company has estimated the fair value of such shares, and recorded an expense of $73 in second fiscal quarter of 2016 and $10 in first fiscal quarter of 2016. On June 13, 2016 and per the consulting agreement the Company issued an additional 7,692 shares of common stock as a service bonus since the agreement was not terminated prior to June 9, 2016. The Company has estimated the fair value of such shares, and recorded an expense of $89.

On April 13, 2016, the Company issued an aggregate of 6,731 shares of Common Stock to a consultant, pursuant to consulting agreements dated September 1, 2015 and March 1, 2016, in consideration for investor relations and communications services. The Company has estimated the fair value of such shares, and recorded an expense of $42.

F-30

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 14 – COMMON SHARES (continued)

On May 18, 2016, a 1.5-year warrant to purchase shares of Common Stock, dated May 4, 2015, was exercised into 5,385 shares of Common Stock at an exercise price of $7.54 per share, for total consideration of $41.

On June 2, 2016, the Company issued 107,160 shares of the Company’s Common Stock in consideration of $146 pursuant to the July 2015 Offering Subscription Agreements.

On June 13, 2016, the Company issued 54,642 shares of Common Stock to several officers, directors, employees and/or consultants of the Company. All shares were issued pursuant to the Company’s Global Share and Options Incentive Enhancement Plan (2014). The Company has estimated and recorded the fair value of such shares as an expense of $632 which was recorded through 2015 and the 2016.

On June 26, 2016, the Company issued 3,846 shares of Common Stock in order to complete its obligations under the Share Purchase Agreement from 2015.

On July 14, 2016, the Company cancelled 654 shares of Common Stock that were issued in error.

In June and July 2016, The Company conducted an offering (the “June 2016 Offering”) consisting of (a) up to $3,000 of shares of Common Stock, priced at the closing price for shares of Common Stock, as reported on the OTCQB Venture Marketplace on the trading day prior to each respective closing of the June Offering, and (b) five-year warrants (the “June Warrants”, together with the shares of Common Stock subscribed for, the “June Securities”) to purchase shares of Common Stock in an amount equal to one hundred percent (100%) of the number of shares of Common Stock so purchased by the subscriber, with an exercise price equal to the per share price of the Common Stock or $14.30 per share, whichever is greater. The June Securities were offered pursuant to subscription agreements with each subscriber (the “June Subscription Agreement”). In addition to other customary provisions, each June Subscription Agreement provides that the Company will use its reasonable commercial efforts to register all shares of Common Stock sold in the June Offering, including all shares of Common Stock underlying the June Warrants, within twenty (20) days of the final closing of the June Offering. Each June Subscription Agreement also provides that if, during the period beginning on the date of the first closing of the June Offering and ending on the six month anniversary thereof, the Company completes (a) a subsequent closing of the June Offering or (b) a public or private offering and sale of $1,000 or more of Common Stock or warrants to purchase Common Stock, where such subsequent closing or offering, as applicable, provides for material deal terms and conditions more favorable than are contained in such June Subscription Agreement, then the June Subscription Agreement will be deemed modified to provide the applicable subscriber with the more favorable deal terms and conditions, and the Company will take all reasonable steps necessary to amend the June Securities and/or issue new securities to the applicable subscriber reflecting such more favorable material deal terms and conditions (the “June MFN Rights”). The June Warrants are exercisable for five years from the date of issuance, include an option by which the holder may exercise the June Warrant by means of a cashless exercise, and include customary weighted-average price adjustment and anti-dilution terms. On July 26, 2016, the Company completed closings of the June Offering, both such closings representing aggregate gross proceeds to the Company of $1,370. In connection with both closings, the Company and subscribers entered into (a) June Subscription Agreements for 140,515 shares of Common Stock at $9.75 per share, and (b) June Warrants to purchase up to 140,515 shares of Common Stock at an exercise price of $14.30 per share. The subscriber in the July 7, 2016 closing received an adjustment to its June Securities pursuant to its June MFN Rights. The warrants were accounted for as derivative liabilities.

F-31

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 14 – COMMON SHARES (continued)

The Company engaged Maxim to assist in the June Offering. Pursuant to the terms of an engagement letter between Maxim and the Company, in connection with both closings, Maxim received commissions equal to 4.44% of the gross proceeds raised, warrants to purchase up to 7,140 shares of Common Stock at an exercise price of $10.73 per share, and warrants to purchase up to 7,140 shares of Common Stock at an exercise price of $15.73 per share.

On August 7, 2016, the Company issued 1,100 shares of Common Stock, in consideration for past capital advisory services rendered to the Company. The Company has estimated the fair value of such shares, and recorded an expense of $11.

On August 16, 2016, the Company issued 3,077 shares of Common Stock in satisfaction of debt of $24.

On September 15, 2016, the Company issued 3,846 shares of Common Stock to a consultant in consideration for communications and investor relations services. The Company has estimated the fair value of such shares, and recorded an expense of $20.

On September 15, 2016, the Company issued 3,846 shares of Common Stock to a consultant in consideration for communications and investor relations services. The Company has estimated the fair value of such shares, and recorded an expense of $34.

On October 25, 2016, the Company completed a private placement of its securities to JMJ Financial, an accredited investor. Pursuant to the financing, the Company entered into a Securities Purchase Agreement with the investor thereby agreeing to issue shares of Common Stock, notes, and warrants to purchase shares of Common Stock, in exchange for $500 paid at closing and an additional $250 which were paid at December 20, 2016 after the achievement of certain milestones, as well as up to an additional $250 in financing upon the mutual agreement of the Investor and the Company.

Pursuant to the terms of such financing, the Company agreed to issue to the investor (i) restricted shares of Common Stock equal to twenty-five percent (25%) of the note principal paid to the Company by the Investor, subject to certain adjustments, (ii) a six (6) month promissory note covering the note principal plus an amount equal to approximately five percent (5%) of the actual note principal, in total $1,053, and (iii) a five (5) year warrant to purchase 76,925 shares of Common Stock with an aggregate exercise amount of $750.

On December 14, 2016, the Company issued 58,909 shares of Common Stock in consideration of $84 pursuant to the July 2015 Offering Subscription Agreement.

On December 20, 2016, the Company issued 7,308 shares of Common Stock to the CEO of the Company and 6,538 shares of Common Stock to the Chairman of the Board of the Company under their service agreements with the Company. The Company has estimated and recorded the fair value of such shares as an expense of $50 which was recorded through 2016.

F-32

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 14 – COMMON SHARES (continued)

On December 30, 2016, the Company issued 6,538 shares of Common Stock to an EVP of the under his service agreement with the Company. The Company has estimated and recorded the fair value of such shares as an expense of $24 which was recorded through 2016.

On December 30, 2016, the Company issued 44,423 shares of Common Stock to several officers, directors, employees and/or consultants of the Company. All shares were issued pursuant to the Company’s Global Share and Options Incentive Enhancement Plan (2014). The Company has estimated and recorded the fair value of such shares as an expense of $386.

On December 30, 2016, the Company issued 2,308 shares of Common Stock, in consideration for past services rendered a member of the Board of Directors to the Company. The Company has estimated the fair value of such shares, and recorded an expense of $20.

Share Repurchase Program

On June 17, 2015, the Company’s Board of Directors approved a share repurchase program (the “Share Repurchase Program”). Under the Share Repurchase Program, the Company is authorized to repurchase up to $500 worth of its common stock, which, based on the value of the Company’s common stock on December 31, 2016, equates to approximately 57,491 shares of common stock. However, the total number of shares could differ based on the ultimate price per share paid by the Company. Further, the Company’s shares of common stock may be purchased on the open market or through privately negotiated transactions from time-to-time and in accordance with applicable laws, rules and regulations. The Company is not obligated to make any purchases, including at any specific time or in any particular situation. The program may be limited or terminated at any time without prior notice. As of December 31, 2016, the Company had not repurchased any shares under the Share Repurchase Program. On June 23, 2015, the Company repurchased 1,109 shares from a shareholder for $28 as part of a settlement with such shareholder. This repurchase was not pursuant to the Share Repurchase Program.

F-33

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 15 – STOCK OPTIONS AND STOCK INCENTIVE PLANS

On February 24, 2015, the Board of Directors approved a grant of up to 19,813 shares of common stock to certain of its managers, directors and key employees under the 2010 Plan, of which 19,813 shares were issued as of December 31, 2016.

On February 24, 2015, the Company’s Board of Directors approved and adopted the Global Share and Options Incentive Enhancement Plan (2014) (the “2014 Plan”), pursuant to which the Company may award shares of its common stock, options to purchase shares of its common stock and other equity-based awards to eligible participants. The 2014 Plan replaced the Company’s Global Share Incentive Plan (2010). Subject to the terms and conditions of the 2014 Plan, the Board of Directors has full authority in its discretion, from time to time and at any time, to determine (i) eligible participants in the 2014 Plan, (ii) the number of options or shares to be covered by an award, (iii) the time or times at which an award shall be granted, (iv) the vesting schedule and other terms and conditions of an award, (v) the form(s) of written agreements applicable to an award, and (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the 2014 Plan and the granting of awards thereunder. The 2014 Plan permits the grant of up to 100,775 shares of common stock and up to 24,423 options to purchase shares of common stock to certain of its managers, directors and key employees. The shares will vest on a quarterly basis over a two-year period, and the options will vest on a quarterly basis over a two-year period with an exercise price of $18.20 per share. As of December 2016, 82,564 shares granted under the 2016 Incentive Plan have been issued.

On August 8, 2016, the Company’s Board of Directors approved and adopted the Global Share and Options Incentive Enhancement Plan (2016) (the “2016 Plan”), pursuant to which the Company may award shares of its common stock, options to purchase shares of its common stock and other equity-based awards to eligible participants. The 2016 Plan replaced the 2014 Plan. Subject to the terms and conditions of the 2016 Plan, the Board of Directors has full authority in its discretion, from time to time and at any time, to determine (i) eligible participants in the 2016 Plan, (ii) the number of options or shares to be covered by an award, (iii) the time or times at which an award shall be granted, (iv) the vesting schedule and other terms and conditions of an award, (v) the form(s) of written agreements applicable to an award, and (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the 2016 Plan and the granting of awards thereunder. The 2016 Plan permits the grant of up to 230,769 shares of common stock and up to 115,384 options to purchase shares of common stock to certain of its managers, directors and key employees. The shares will vest on a quarterly basis over a two-year period, and the options will vest on a quarterly basis over a two-year period with an exercise price that shall not be less than the Fair Market Value on the date of grant. As of December 31, 2016, all shares and options granted under the 2016 Incentive Plan have not yet been issued. As December 31, 2016 and 2015 5,922 options were outstanding and exercisable all of which with a weighted average exercise price of $74.92 and an intrinsic value of $9.

F-34

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 15 – STOCK OPTIONS (continued)

The following table summarizes information about options to employees, officers and directors outstanding at December 31, 2016 under the plans:

	Options Outstanding		Vested and Exercisable

Exercise Price	Number of Option	Weighted Average Remaining Contractual Life (Years)	Number of Option	Weighted Average Exercise Price
$74.92	5,992	1.33	5,992	$74.92

As of December 31, 2016, the aggregated intrinsic value for the options vested and exercisable was $9 thousand with a weighted average remaining contractual life of 1.33 years.

NOTE 16 – INCOME TAXES

US resident companies are taxed on their worldwide income for corporate income tax purposes at a statutory rate of 35%. No further taxes are payable on this profit unless that profit is distributed. If certain conditions are met, income derived from foreign subsidiaries is tax exempt in the US under applicable tax treaties to avoid double taxation.

Taxable income of Israeli companies is subject to tax at the rate of 26.5% in the year 2015, 25% in the year 2016, 24% in the year 2017 and 23% in the year 2018.

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred income taxes reflect the net effects of temporary differences between the amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The breakdown of the deferred tax asset as of December 31 2016, and 2015 is as follows:

	2016	2015
	U.S. dollars in thousands
Deferred tax assets:
Net operating loss carry-forward	$9,259	$6,768
Valuation allowance	(9, 259)	(6,768)
	$—	$—

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. Management has determined, based on its recurring net losses, lack of a commercially viable product and limitations under current tax rules, that a full valuation allowance is appropriate.

U.S. dollars in thousands
Valuation allowance, December 31, 2015	$6,768
Increase	2,491
Valuation allowance, December 31, 2016	$9,259

Carry forward losses of the Company are approximately $20,635 at December 31, 2016 and available throughout 2036.

F-35

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 16 – INCOME TAXES (continued)

Carry forward losses of the Israeli subsidiary are approximately $4,114 at December 31, 2016 and have no expiration date.

Reconciliation between the theoretical tax expense, assuming all income is taxed at the statutory tax rate applicable to income of the Company and the actual tax expense as reported in the Statement of Operations, is as follows:

	Year ended December 31,
	2016	2015
Loss before taxes, as reported in the consolidated statements of operations	$7,266	$7,462

Federal statutory rate	35%	35%

Theoretical tax benefit on the above amount at federal statutory tax rate	2,543	2,611

Losses and other items for which a valuation allowance Was provided or benefit from loss carry forward	(2,491)	(2,611)

Actual tax expense	52	—

F-36

BLUE SPHERE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE 17 – TRANSITION PERIOD FINANCIAL INFORMATION

In 2016, the Company changed its fiscal year to end on December 31st each year, effective January 1, 2016. The following table presents selected financial data for the transition period, the three months ended and as of December 31, 2015, and three months ended and as of December 31, 2014, (in thousands, except per share data):

	Three Month Ended December 31,
	2015	2014
		(unaudited)
Consolidated Statement of Operations data:
General and administrative expenses	$1,106	$827
Other losses	—	19
Financial expenses. net	144	468
Equity Losses in Nonconsolidated Subsidiaries	38	—
Net Loss	$1,288	$1,314

Net loss per common share – basic and diluted	$(0.95)	$(3.35)
Weighted average shares outstanding during the period (basic and diluted)	1,361,628	392,552

Consolidated Balance Sheet (as of December 31, 2014, Unaudited):
Total Current Assets	$404
Total Non-Current Assets	509
Total Assets	$913

Total Current liabilities	$1,234
Long Tern Bank Loan	126
Total stockholders’ equity	(447)
Total Liabilities and stockholders’ deficit	$913

NOTE 18 – SUBSEQUENT EVENTS

On January 31, 2017, the Company issued 3,109 shares of Common Stock to the Former Chief Financial Officer (Israel) of the Company and 2,692 shares of Common Stock to Former Chief Financial Officer (U.S.) of the Company under their departure settlement agreements with the Company. The fair market value of the shares at grant date was $41.

On January 31, 2017, the Company dissolved Johnstonsphere, LLC.

On February 1, 2017, the Board of Directors approved the Company’s Amended and Restated Non-Employee Director Compensation Policy, applicable to members of the Board who are not employees of the Company. Under the Amended Director Compensation Policy, beginning on January 1, 2016 each Eligible Director shall be entitled to an annual cash retainer of USD $20, paid semi-annually, and a quarterly stock awards equal to $13, determined based on the closing price of a share of Common Stock on the last trading day of such quarter, as reported on the OTCQB® Venture Marketplace. Eligible Directors shall also receive meeting fees equal to (a) $1.5 for scheduled quarterly meetings of the Board attended in-person, (b) $0.5 for scheduled quarterly meetings of the Board attended by teleconference, (c) USD $0.25 for special meetings of the Board, and (d) $0.5 for meetings of the committees of the Board. If an Eligible Director attends a meeting of the Board and one or more meetings of a committee of the Board on the same date, the Eligible Director shall receive the full fee for the meeting of the Board and 50% of the fee for each meeting of a committee of the Board attended.

On February 7, 2017, the Company entered into a 90 days Loan Agreement with Viskoben Limited to borrow $200 at a quarterly interest rate of ten percent (10.0%).

On February 14, 2017, the Company received an additional $250 under the October Financing and issued warrants to purchase up to 25,642 shares of Common Stock at an exercise price equal to the lesser of (i) 80% of the per share price of Common Stock in the Public Offering, (ii) $9.75 per share (the deemed aggregate exercise price), (iii) 80% of the unit price offering price in the Public Offering, or (iv) the exercise price of any warrants issued in the Public Offering, pursuant to the amendment of the October Financing.  (See also, Note 7)    On February 21, 2017, the Company issued 19,576 shares of its common stock to four Directors of the Company and a former Director of the Company for services that were rendered in 2016 and pursuant to the Company’s Amended and Restated Non-Employee Directors Compensation Plan. The fair market value of the shares at grant date was $110.  On March 2, 2017, the Company issued 17,949 shares of its common stock to a former consultant pursuant to a letter agreement dated August 8, 2014, whereby the Company had agreed to issue $350,000 of common stock, determined based on the closing price per share on the OTCQB Venture Marketplace on November 25, 2014, which was $19.5 per share. The letter agreement evidenced a bonus granted by the Company for investor relation and advisory services provided in 2014.  In connection with the issuance, on March 1, 2017, the consultant provided to the Company a release and waiver of any and all claims. The fair market value of the shares at grant date was $85.

On March 14, 2017, the Company amended the terms of the October Financing, thereby agreeing to issue to the Investor shares of the Company’s common stock, notes and warrants, in exchange for up to $1,500 (an increase of $500). On the same date, the Company received an additional $250 and issued warrants to purchase up to 25,642 shares of Common Stock at an exercise price equal to the lesser of (i) 80% of the per share price of Common Stock in the Public Offering, (ii) $9.75 per share (the deemed aggregate exercise price), (iii) 80% of the unit price offering price in the Public Offering, or (iv) the exercise price of any warrants issued in the Public Offering, pursuant to the amendment of the October Financing. (See also, Note 7)

On March 15, 2017, Prassas Capital, LLC, an Arizona limited liability company, filed a complaint against the Company alleging breach of contract and seeking (a) unpaid fees in the amount of $1,601 plus interest, (b) issuance of an order of prejudgment attachment and garnishment on the Company’s bank accounts, other property held by the Company and all payments owed to the Company from third parties, (c) an injunction restraining the Company from transferring funds or property outside of the court’s jurisdiction or alternatively that the court appoint a receiver to manage, operate, control and take possession of the Company’s assets, and (d) a declaration that Prassas Capital, LLC has been granted a contractual right to purchase 53,847 shares of Common Stock at a price of $6.50 per share (after giving effect to the reverse stock split described below). This litigation was filed as Prassas Capital, LLC v. Blue Sphere Corporation with the United States District Court for the Western District of North Carolina, Civil Action No. 3:17-CV-00131. The Company disputes the allegations and claims, and intends to rigorously defend against this litigation.

On March 24, 2017, the Company and five of the six holders of the Debentures, representing an aggregate principal balance of $2,000,000, entered into a First Amendment to Senior Debenture (the “Debenture Amendment”), thereby amending the Debentures to provide that some or all of the principal balance, and accrued but unpaid interest thereon, is convertible into shares of Common Stock at the holders’ election, with such right to convert beginning on the six (6) month anniversary of the Debenture Amendment and ending ten (10) days prior to the date the Debenture matures. The conversion price shall be (a) equal to 80% of the average reported closing price of the Common Stock on The NASDAQ Capital Market, calculated using the five (5) trading days immediately following the up-list to The NASDAQ Capital Market, or (b) if the up-list has not occurred, equal to 80% of the average reported closing price of the Common Stock on the OTCQB Venture Marketplace, calculated using the five (5) trading days immediately preceding the date of the conversion notice.

On March 24, 2017, the Company completed a reverse stock split of its common stock. As a result of the reverse stock split, the following changes have occurred (i) every one hundred and thirty shares of common stock have been combined into one share of common stock; (ii) the number of shares of common stock underlying each common stock option or common stock warrant have been proportionately decreased on a 130-for-1 basis, and the exercise price of each such outstanding stock option and common warrant has been proportionately increased on a 130-for-1 basis. Accordingly, all option numbers, share numbers, warrant numbers, share prices, warrant prices, exercise prices and losses per share have been adjusted within these consolidated financial statements, on a retroactive basis, to reflect this 130-for-1 reverse stock split.

F-37

BLUE SPHERE CORPORATION

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2017

F-38

BLUE SPHERE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands except share and per share data)

	March 31, 2017	December 31, 2016
	Unaudited	Audited
Assets
CURRENT ASSETS:
Cash and cash equivalents	$242	$416
Related Parties	1,493	1,408
Other current assets	76	81
Total current assets	1,811	1,905

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation	48	50

INVESTMENTS IN NON-CONSOLIDATED AFFILIATES	10,734	10,137
INVESTMENTS IN NON-CONSOLIDATED SUBSIDIARIES	4,563	4,429

Total assets	$17,156	$16,521
Liabilities and Stockholders’ Deficiency
CURRENT LIABILITIES:
Current maturities of Debentures and long term loan	$3,701	$2,988
Short Term Loans	1,370	280
Accounts payables	847	557
Other accounts payable and liabilities	2,085	2,091
Deferred revenues from joint ventures	5,888	5,658
Total current liabilities	13,891	11,574

ACCRUED SEVERANCE PAY	13	11

LONG TERM BANK LOANS	125	112

LONG TERM LOANS AND LIABILITIES	5,049	5,003

WARRANTS LIABILITY	1,889	2,045
STOCKHOLDERS’ DEFICIENCY:
Common shares of $0.001 par value each:
Authorized: 1,750,000,000 shares at March 31, 2017 and December 31, 2016. Issued and outstanding: 2,201,963 shares and 2,147,383 shares at March 31, 2017 and December 31, 2016, respectively	2	2
Treasury shares	(28)	(28)
Accumulated other comprehensive income	27	33
Additional paid-in capital	44,662	44,262
Accumulated deficit	(48,474)	(46,493)
Total Stockholders’ Deficiency	(3,811)	(2,224)
Total liabilities and Stockholders’ Deficiency	$17,156	$16,521

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-39

BLUE SPHERE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands except share and per share data)

	Three months ended March 31
	2017	2016
	(Unaudited)	(Unaudited)
OPERATING EXPENSES
General and administrative expenses	1,194	2,082
Other income	—	(102)
OPERATING LOSS	1,194	1,980
FINANCIAL EXPENSES, net	940	41
LOSS FROM EXTINGUISHMENT OF DEBENTURE	615	—
LOSS (GAIN) FROM CHANGE IN FAIR VALUE OF WARRANTS LIABILITY	(337)	1,190
NET LOSS BEFORE EQUITY INCOME (LOSSES)	2,412	3,211

EQUITY INCOME IN NON-CONSOLIDATED AFFILIATES	367	—
EQUITY INCOME (LOSS) IN NON-CONSOLIDATED SUBSIDIARIES	64	(670)

NET LOSS FOR THE PERIOD	$1,981	$3,881

Net loss per common share - basic and diluted	$(0.91)	$(2.59)

Weighted average number of common shares outstanding during the period - basic and diluted	2,165,433	1,497,375 *

(*)	Retrospectively adjusted to reflect the 130-for-1 reverse stock split

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-40

BLUE SPHERE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(U.S. dollars in thousands except share and per share data)

	Three months ended March 31
	2017	2016
	(Unaudited)	(Unaudited)
NET LOSS	$1,981	$3,881
Other comprehensive (income) loss, net of tax:
Currency translation adjustments	6	(4)
TOTAL COMPREHENSIVE LOSS	$1,987	$3,877

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-41

BLUE SPHERE CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	Common Stock, $0.001 Par Value
	Shares	Amount	Treasury Shares	Accumulated other comprehensive income	Additional paid-in Capital	Accumulated deficit	Total Stockholders’ deficiency

BALANCE AT DECEMBER 31, 2016 (Audited)	2,147,383	$2	(28)	$33	$44,262	$(46,493)	$(2,224)
CHANGES DURING THE PERIOD OF THREE MONTHS ENDED MARCH 31, 2017 (Unaudited):
Issuance of shares for services	27,598	*	—	—	132	—	132
Extinguish of liability upon shares issuance	7,406	*	—	—	47	—	47
Share based compensation	19,576	*	—	—	221	—	221
Comprehensive loss	—	—	—	(6)	—	(1,981)	(1,987)
BALANCE AT MARCH 31, 2017 (Unaudited)	2,201,963	$2	(28)	$27	$44,662	$(48,474)	$(3,811)

	Common Stock, $0.001 Par Value**
	Shares	Amount	Proceeds on amount of Shares	Treasury Shares	Accumulated other comprehensive income	Additional paid-in Capital	Accumulated deficit	Total Stockholders’ deficiency

BALANCE AT DECEMBER 31, 2015 (Audited)	1,388,481	$1	$165	(28)	$—	$41,068	$(44,692)	$(3,486)
CHANGES DURING THE PERIOD OF THREE MONTHS ENDED MARCH 31, 2016 (Unaudited):
Issuance of shares for services	4,808	*				385		385
Issuance of common stock, net of issuance costs	276,924	*	(20)			614		594
Comprehensive loss					4		(3,881)	(3,877)
BALANCE AT MARCH 31, 2016 (Unaudited)	1,670,211	$1	$145	(28)	$4	$42,067	$(48,573)	$(6,384)

*	less than $1
**	Retrospectively adjusted to reflect the 130-for-1 reverse stock split

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-42

BLUE SPHERE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Three months ended March 31
	2017	2016
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(1,981)	$(3,881)
Adjustments required to reconcile net loss to net cash used in operating activities:
Share based payments	221	—
Depreciation	2	4
Extinguish of liability upon shares issuance	47	—
Equity losses (income) in non-consolidated subsidiaries	(64)	670
Equity income in non-consolidated affiliates	(367)	—
Expense in respect of convertible notes and loans	680	172
Loss from extinguishment of debenture	615	—
Changes in warrants liability	(337)	1,190
Expenses in respect of severance pay	2	—
Issuance of shares for services	132	385

Increase in related parties	(60)	(126)
Decrease (increase) in other current assets	5	(43)
Increase in other long term assets	—	(9)
Increase (decrease) in accounts payables	288	(249)
Increase in other account payables	(36)	293
Net cash used in operating activities	(853)	(1,594)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	(60)
Net cash used in investing activities	—	(60)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loans	750	50
Repayment of loans	(68)	(288)
Proceeds from issuance of shares and warrants	—	1,752
Net cash provided by financing activities	682	1,514

DECREASE IN CASH AND CASH EQUIVALENTS	(171)	(140)

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH BALANCES IN FOREIGN CURRENCIES	(3)	5

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	416	1,888

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$242	$1,753
NON-CASH TRANSACTION:

Issuance expense paid through warrants issuance	—	225
Increase in investments in nonconsolidated affiliates against deferred revenues	230	411
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:

Interest	$203	$25

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-43

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(Amounts in thousands, except share and per share data)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position and results of operations of Blue Sphere Corporation (the “Company”). These condensed consolidated financial statements and notes thereto are unaudited and should be read in conjunction with the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the U.S. Securities and Exchange Commission. The results of operations for the three months ended March 31, 2017 are not necessarily indicative of results that could be expected for the entire fiscal year.

NOTE 2 – GENERAL

Blue Sphere Corporation (the “Company”), together with its wholly-owned subsidiaries, Eastern Sphere Ltd. (“Eastern”), BinoSphere LLC (“Binosphere”), Bluesphere Pavia S.r.l (“Bluesphere Pavia”, formerly called Bluesphere Italy S.r.l.), and Blue Sphere Brabant B.V. (“BSB”), is focused on project integration in the clean energy production and waste to energy markets. The Company was incorporated in the state of Nevada on July 17, 2007 and was originally in the business of developing and promoting automotive internet sites. On February 17, 2010, the Company conducted a reverse merger, name change and forward split of its common stock, and in March 2010 current management took over operations, at which point the Company changed its business focus to become a project integrator in the clean energy production and waste to energy markets. On May 12, 2015, the Company formed Bluesphere Pavia, a subsidiary of Eastern, in order to acquire certain biogas plants located in Italy (see note 5 below). On September 19, 2016, the Company formed BSB in order to commence operations in the Netherlands. On January 31, 2017, the Company dissolved Johnstonsphere LLC, which had no operations since inception.

F-44

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(Amounts in thousands, except share and per share data)

NOTE 3 – CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements as of March 31, 2017 and for the three months then ended have been prepared in accordance with accounting principles generally accepted in the United States relating to the preparation of financial statements for interim periods. Accordingly, they do not include all the information and footnotes required for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017.

The March 31, 2017 Condensed Balance Sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

F-45

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(Amounts in thousands, except share and per share data)

NOTE 4 – SIGNIFICANT ACCOUNTING POLICIES

A.	Unaudited Interim Financial Statements

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of U.S. Securities and Exchange Commission Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included (consisting only of normal recurring adjustments except as otherwise discussed).

For further information, reference is made to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Operating results for the three months ended March 31, 2017, are not necessarily indicative of the results that may be expected for the year ended December 31, 2017.

B.	Significant Accounting Policies

The significant accounting policies followed in the preparation of these unaudited interim condensed consolidated financial statements are identical to those applied in the preparation of the latest annual financial statements.

C.	Recent Accounting Standards

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This guidance narrows the definition of a business. This standard provides guidance to assist entities with evaluating when a set of transferred assets and activities is a business. This guidance is effective for interim and annual reporting periods beginning after December 15, 2017, and early adoption is permitted. This guidance must be applied prospectively to transactions occurring within the period of adoption. The Company expects to adopt this guidance effective January 1, 2018. The Company does not expect the adoption of this guidance to have a material impact on its financial position, results of operations or cash flows.

In January 2017, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This guidance eliminates Step 2 from the goodwill impairment test, instead requiring an entity to recognize a goodwill impairment charge for the amount by which the goodwill carrying amount exceeds the reporting unit’s fair value. This guidance is effective for interim and annual goodwill impairment tests in fiscal years beginning after December 15, 2019, and early adoption is permitted. This guidance must be applied on a prospective basis. The Company expects to adopt this guidance for interim and annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not expect the adoption of this guidance to have a material impact on its financial position, results of operations or cash flows.

D.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

F-46

NOTE 5 – FAIR VALUE MEASUREMENT

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows (in thousands):

	Balance as of March 31, 2017
	Level 1	Level 2	Level 3	Total
Liabilities:
Obligation to issue shares of Common Stock	$312	$—	$—	$312
Deferred payment due to the acquisition of the SPVs	$—	$—	$2,756	$2,756
Warrants liability	$—	$—	$1,889	$1,889
Total liabilities	$312	$—	$4,645	$4,957

	As of December 31, 2016
	Level 1	Level 2	Level 3	Total
Liabilities:
Obligation to issue shares of Common Stock	$187	$—	$—	$187
Deferred payment due to the acquisition of the SPVs	$—	$—	$2,685	$2,685
Warrants Liability	$—	$—	$2,045	$2,045
Total liabilities	$187	$—	$4,730	$4,917

Deferred payment due to the acquisition of the SPVs - represents the remaining balance of fifty percent (50%) of the purchase price that is due to the sellers on the third anniversary of the closing date (the “Deferred Payment”). The fair value measurement of the fair market value of the Deferred Payment is based on significant inputs not observed in the market and thus represents a Level 3 measurement, which reflects the Company’s own assumptions in measuring fair value. The Company estimated the fair value of the Deferred Payment using the discounted cash flow model. Key assumptions include the level and timing of the expected future payment and discount rate consistent with the level of risk and economy in general. The Deferred Payment due to the acquisition of the SPVs is included in long term loans and Liabilities in the consolidated Balance Sheets and the change in fair value of remaining balance is included in interest expenses in the consolidated statements of income.

Deferred payment due to the acquisition of the SPVs
Balance at December 31, 2016	$2,685
Changes in fair value, interest expense and translation adjustments	71
Balance at March 31, 2017	$2,756

Warrant Liability - the estimated fair values of outstanding warrant liability were measured using Black-Scholes valuation models. These valuation models involved using such inputs as the estimated fair value of the underlying stock at the measurement date, risk-free interest rates, expected dividends on stock and expected volatility of the price of the underlying stock. Due to the nature of these inputs, the valuation of the warrants was considered a Level 3 measurement.

As of March 31, 2017, and December 31, 2016, the Level 3 liabilities consisted of the Company’s warrant liability.

Warrants Liability
Balance at December 31, 2016	$2,045
Issuance of warrants	181
Changes in fair value	(337)
Balance at March 31, 2017	$1,889

F-47

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(Amounts in thousands, except share and per share data)

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2017, the Company had approximately $242 in cash and cash equivalents, approximately $12,080 in negative working capital, a stockholders’ deficit of approximately $3,811 and an accumulated deficit of approximately $48,474. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management anticipates their business will require substantial additional investments that have not yet been secured. Management is continuing in the process of fund raising in the private equity and capital markets as the Company will need to finance future activities. Company’s ability to continue as a going concern is dependent upon raising capital from financing transactions and revenue from operations. These financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to obtain additional financing as may be required and ultimately to attain profitability.

NOTE 7 – SHORT TERM LOAN AND DEBENTURES

On February 7, 2017, the Company entered into a 90 day Loan Agreement with Viskoben Limited to borrow $200 at a quarterly interest rate of ten percent (10.0%), or thirty percent (30.0%) if calculated annually (the “Viskoben Note”).

On February 14, 2017, the Company received an additional $250 under its private placement of securities closed on October 25, 2016 (the “October Financing”) and issued warrants to purchase up to 25,642 shares of its common stock at an exercise price equal to the lesser of (i) 80% of the per share price of the Company’s common stock in a public offering of up to $15 million of its securities (the “Public Offering”), (ii) $9.75 per share (the deemed aggregate exercise price), (iii) 80% of the unit price offering price in the Public Offering, or (iv) the exercise price of any warrants issued in the Public Offering, pursuant to the amendment of the October Financing.  On March 14, 2017, the Company amended the terms of the October Financing, thereby agreeing to issue to the investor shares of the Company’s common stock, notes and warrants, in exchange for up to $1,500 (an increase of $500). On the same date, the Company received an additional $250 and issued warrants to purchase up to 25,642 shares of its common stock at an exercise price equal to the lesser of (i) 80% of the per share price of its common stock in the Public Offering, (ii) $9.75 per share (the deemed aggregate exercise price), (iii) 80% of the unit price offering price in the Public Offering, or (iv) the exercise price of any warrants issued in the Public Offering, pursuant to the amendment of the October Financing.

On March 24, 2017, the Company and five of the six holders of the Debentures, representing an aggregate principal balance of $2,000, entered into a First Amendment to Senior Debenture (the “Debenture Amendment”), thereby amending the Debentures to provide that some or all of the principal balance, and accrued but unpaid interest thereon, is convertible into shares of the Company’s common stock at the holders’ election, with such right to convert beginning on the six (6) month anniversary of the Debenture Amendment and ending ten (10) days prior to the date the Debenture matures. The conversion price shall be (a) equal to 80% of the average reported closing price of the Company’s common stock on The NASDAQ Capital Market, calculated using the five (5) trading days immediately following the up-list to The NASDAQ Capital Market, or (b) if the up-list has not occurred, equal to 80% of the average reported closing price of the Company’s common stock on the OTCQB Venture Marketplace, calculated using the five (5) trading days immediately preceding the date of the conversion notice.

NOTE 8 – CONTINGENT

On March 15, 2017, Prassas Capital, LLC, an Arizona limited liability company, filed a complaint against the Company alleging breach of contract and seeking (a) unpaid fees in the amount of $1,601 plus interest, (b) issuance of an order of prejudgment attachment and garnishment on the Company’s bank accounts, other property held by the Company and all payments owed to the Company from third parties, (c) an injunction restraining the Company from transferring funds or property outside of the court’s jurisdiction or alternatively that the court appoint a receiver to manage, operate, control and take possession of the Company’s assets, and (d) a declaration that Prassas Capital, LLC has been granted a contractual right to purchase 53,847 shares of the Company’s common stock at a price of $6.50 per share (after giving effect to the reverse stock split described below). This litigation was filed as Prassas Capital, LLC v. Blue Sphere Corporation with the United States District Court for the Western District of North Carolina, Civil Action No. 3:17-CV-00131. The Company disputes the allegations and claims, and intends to rigorously defend against this litigation.

F-48

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(Amounts in thousands, except share and per share data)

NOTE 9 – COMMON SHARES

On March 24, 2017, the Company completed a reverse stock split of its common stock. As a result of the reverse stock split, the following changes have occurred (i) every one hundred and thirty shares of common stock have been combined into one share of common stock; (ii) the number of shares of common stock underlying each common stock option or common stock warrant have been proportionately decreased on a 130-for-1 basis, and the exercise price of each such outstanding stock option and common warrant has been proportionately increased on a 130-for-1 basis. Accordingly, all option numbers, share numbers, warrant numbers, share prices, warrant prices, exercise prices and losses per share have been adjusted within these consolidated financial statements, on a retroactive basis, to reflect this 130-for-1 reverse stock split.

On January 31, 2017, the Company issued 3,109 shares of its common stock to the Former Chief Financial Officer (Israel) of the Company and 2,692 shares of its common stock to Former Chief Financial Officer (U.S.) of the Company under their departure settlement agreements with the Company. The fair market value of the shares at grant date was $41.

On February 14, 2017 and March 14, 2017, the Company issued warrants in connection with two (2) separate installments of $250,000 each under the October Financing, with each such five-year warrant providing its holder with the right to purchase up to 25,642 shares of our common stock. (See Note 7).

On February 21, 2017, the Company issued 19,576 shares of its common stock to four Directors of the Company and a former Director of the Company for services that were rendered in 2016 and pursuant to the Company’s Amended and Restated Non-Employee Directors Compensation Plan. The fair market value of the shares at grant date was $170.

On March 2, 2017, the Company issued 17,949 shares of its common stock to a former consultant pursuant to a letter agreement dated August 8, 2014, whereby the Company had agreed to issue $350 of common stock, determined based on the closing price per share on the OTCQB Venture Marketplace on November 25, 2014, which was $19.50 per share. The letter agreement evidenced a bonus granted by the Company for investor relation and advisory services provided in 2014.  In connection with the issuance, on March 1, 2017, the consultant provided to the Company a release and waiver of any and all claims. The fair market value of the shares at grant date was $87.

On March 13, 2017, the Company issued 3,847 shares of its common stock to a consultant, pursuant to a consulting agreement dated September 1, 2016, in consideration for financial advisory and consulting services. The fair market value of the shares at grant date was $6.

On March 31, 2017, the Company issued 7,406 shares of its common stock to several officers, directors, employees and/or consultants of the Company. All shares issued vested on March 31, 2017 pursuant to grants dated February 24, 2015 under the Company’s Global Share and Options Incentive Enhancement Plan (2014). The fair market value of the shares at grant date was $47.

NOTE 10 – SUBSEQUENT EVENTS

On April 13, 2017 the Company received an additional $250 and issued warrants to purchase up to 25,642 shares of its common stock at an exercise price equal to the lesser of (i) 80% of the per share price of its common stock in the Public Offering, (ii) $9.75 per share (the deemed aggregate exercise price), (iii) 80% of the unit price offering price in the Public Offering, or (iv) the exercise price of any warrants issued in the Public Offering, pursuant to the amendment of the October Financing. On April 28, 2017, the Company extended the maturity date from the earlier of May 1, 2017 or the third business day after the closing of a public offering to the earlier of May 19, 2017 or the third business day after the closing of a public offering.

On April 17, 2017, the Company issued 7,840 shares of our common stock to four Directors of the Company for services that were rendered in the first quarter of 2017, pursuant to the Company’s Amended and Restated Non-Employee Directors Compensation Plan. The fair market value of the shares at grant date was $50.

On April 30, 2017, the Company dissolved Sustainable Energy Ltd.

On May 10, 2017, the Company amended the terms of the October Financing, thereby agreeing to issue to the investor shares of the Company’s common stock, notes and warrants, in exchange for up to $2,000 (an increase of $500). On May 11,2017 the Company received an additional $250 and issued warrants to purchase up to 25,642 shares of its common stock at an exercise price equal to the lesser of (i) 80% of the per share price of the Company’s common stock in the Public Offering, (ii) $9.75 per share (the deemed aggregate exercise price), (iii) 80% of the unit price offering price in the Public Offering, or (iv) the exercise price of any warrants issued in the Public Offering, pursuant to the amendment of the October Financing.

The Viskoben Note matured on May 7, 2017, and the Company will be in default thereunder if it does not pay the unpaid principal and interest balance within fifteen (15) days after such payment is demanded; as of the date hereof, the holder has not demanded payment and has agreed to withhold its demand until such time as the parties can enter into an amendment to extend the Viskoben Note, which the holder has verbally agreed to do.

F-49

[BACK COVER]

This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information or representations contained in this prospectus. We have not authorized anyone to provide information other than that provided in this prospectus. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

$9,800,000

Up to 3,136,000 Shares of Common Stock and/or

Pre-funded Warrants to Purchase Shares of Common Stock and

Warrants to Purchase up to 3,136,000 Shares of Common Stock

PRELIMINARY PROSPECTUS

Maxim Group LLC Sole Book-Running Manager (for the Underwritten Offering) and Placement Agent (for the Best Efforts Offering) Chardan Co-Manager (for the Underwritten Offering)

________, 2017

ADDITIONAL/ALTERNATE PAGE(S) FOR BEST EFFORTS PROSPECTUS

[PROSPECTUS COVER PAGE]

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this preliminary prospectus is a part becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated July 21, 2017

BLUE SPHERE CORPORATION

Up to $5,000,000

Up to 1,600,000 Shares of Common Stock and/or

Pre-funded Warrants to Purchase Shares of Common Stock and

Warrants to Purchase up to 1,600,000 Shares of Common Stock

This prospectus relate to the offering of up to $5,000,000 of our securities (the “Offering” or the “Best Efforts Offering”), consisting of no less than 320,000 shares and up to 1,600,000 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase no less than 320,000 shares and up to 1,600,000 shares of our Common Stock (each whole warrant, a “Warrant”). This prospectus also includes the shares of Common Stock that are issuable from time to time upon exercise of the Warrants (the “Warrant Shares”). This prospectus also includes an offering to each purchaser whose purchase of shares of Common Stock in this Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Common Stock immediately following the consummation of this Offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (the “Pre-Funded Warrants”), in lieu of Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding Common Stock. Each Pre-Funded Warrant will be immediately exercisable for one share of our Common Stock and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of Common Stock are being sold to the public in this Offering, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per share. This Offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this Offering (the “Pre-Funded Warrant Shares”, along with the Shares, the Warrants, the Warrant Shares, and the Pre-Funded Warrants, the “Securities”). For each Pre-Funded Warrant we sell, the number of Shares we are offering will be decreased on a one-for-one basis. Because we will issue one Warrant for each share of Common Stock or Pre-Funded Warrant sold in this Offering, the number of Warrants sold in this Offering will not change as a result of a change in the mix of the Shares and Pre-Funded Warrants sold. Each Share of Common Stock or Pre-Funded Warrant is being sold together in a fixed combination with a Warrant to purchase 1,600,000 shares of Common Stock for a public offering price of $3.00 per share of Common Stock or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant) and $0.125 per Warrant, or of $3.125 per combination of share of Common Stock (or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant)) and warrant. Each Warrant is immediately exercisable for one share of our Common Stock at an exercise price of $3.30 per share, or 110% of the per share price of our Common Stock in the Offering. Each Warrant expires five years from the date of issuance. The shares of Common Stock and Warrants will be issued and will trade separately. Any reference in this prospectus to the shares of Common Stock sold in the Offering shall relate to all shares of our Common Stock sold in the Offering, regardless of whether sold in the form of Shares or Pre-Funded Warrants. The Offering will end on or before September 15, 2017.

The Offering will commence on the date of this prospectus. All investor funds received from the date of this prospectus to the closing date of the Offering will be deposited into an escrow account until closing. The closing date is also the termination date of this Offering. If, on the closing date, investor funds in an aggregate amount of $1,000,000 are not received in the escrow account, this Offering will terminate and any funds will be returned promptly to investors.

The Offering is being conducted concurrently with a firm underwritten offering by the Company of $4,800,000 of our Securities (the “Underwritten Offering”), consisting of up to 1,536,000 Shares or Pre-Funded Warrants, and Warrants to purchase up to 1,536,000 Warrant Shares. Any reference to the “Offerings” shall be deemed a reference to both the Underwritten Offering and the Best Efforts Offering, collectively.

See the section entitled “Plan of Distribution” for more information on the Offering.

Our officers and directors may be making solicitations of our securities directly on a best-efforts basis. None of our officers or directors will receive any commission or compensation for the sale of our Securities. Because there is a minimum offering amount required as a condition to closing in this Offering, sufficient subscriptions may not be received to close the Offering, or the actual amount of gross proceeds, if any, in this Offering could vary substantially from the number of Securities being registered in the registration statement, of which this prospectus forms a part.

Our Common Stock is quoted on the OTCQB® Venture Marketplace (the “OTCQB”) under the symbol “BLSP”. On July 20, 2017, the closing sale price of our Common Stock was $2.65 per share. Currently, there is no established public trading market in the United States for our Common Stock and quotes of our Common Stock on the OTCQB may not be indicative of the market price on a national securities exchange. On January 20, 2017, we filed an application to have our Common Stock and the Warrants listed on The NASDAQ Capital Market under the symbols “BLSP” and “BLSPW”, respectively. No assurance can be given that our application will be approved. Listing of our Common Stock on The NASDAQ Capital Market is a condition to consummation of the Offering. The Pre-Funded Warrants are not and will not be listed for trading on any national securities exchange.

On June 13, 2017, the Company filed a registration statement on Form S-1 (the “Self-Underwritten Registration Statement”) seeking to register up to 1,440,000 shares of Common Stock and warrants to purchase up to 1,440,000 shares of Common Stock pursuant to a self-underwritten offering conducted on a “best-efforts” basis, with no minimum amount of shares is required to be sold (the “Self-Underwritten Offering”). On June 19, 2017, the Self-Underwritten Registration Statement went effective. On June 23, 2017, the Self-Underwritten Offering was fully subscribed and the Company received gross proceeds of $4,500,000 from investors, and the Company issued 1,440,000 shares of Common Stock and warrants to purchase up to 1,440,000 shares of Common Stock (the “June 2017 Warrants”).

On August 15, 2016, the Company filed a registration statement on Form S-1 (the “Resale Registration Statement”) seeking to register 684,872 shares of Common Stock on behalf of certain selling security holders named therein (“Selling Security Holders”). On September 14, 2016, the Resale Registration Statement went effective. The Company has not and will not receive any proceeds from the sale of the Common Stock by the Selling Security Holders.

Investing in our Securities involves a high degree of risk. For more information, see the section of this prospectus entitled “Risk Factors”.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). For more information, see the subsection entitled “Emerging Growth Company” in the Prospectus Summary.

The Company is currently in the development stage and has limited operations and revenues to date, and there can be no assurance that the Company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment. See the section entitled “Risk Factors” in this prospectus.

	Per Share	Per Pre-Funded Warrant	Per Warrant	Total Per Share or Pre-Funded Warrant and Warrant(3)
Public offering price	$3.00	$2.99	$0.125	$3.125
Placement Agent’s Fees(1)	$0.24	$0.01	$0.25	$0.24
Proceeds, before expenses, to Blue Sphere Corporation(2)	$2.76	$0.115	$2.875	$2.75

(1)	We have agreed to issue warrants to the Representative (or its designated affiliates) and to reimburse the Representative for its out-of-pocket expenses in connection with the Best Efforts Offering, subject to a cap of $50,000 in the aggregate, including but not limited to the fees of its legal counsel. See the section “Plan of Distribution” for more information on the Representative’s compensation.
(2)	We estimate our total expenses for the Offering to be approximately $296,000.
(3)	Assumes exercise of the Pre-Funded Warrants, if any, in full.

The Representative expects to deliver the Shares, Pre-Funded Warrants and Warrants to purchasers against payment within three (3) business days following execution of the Underwriting Agreement in connection with the Underwritten Offering.

Maxim Group LLC

Placement Agent

The date of this prospectus is _____________ , 2017

THE OFFERING

Securities Offered	No less than 320,000 shares of our Common Stock or Pre-Funded Warrants and up to 1,600,000 shares of our Common Stock or Pre-Funded Warrants, and Warrants to purchase up to 1,600,000 shares of Common Stock.

Amount of Offering	No less than $1,000,000 and up to $5,000,000

Offering Price	$3.00 per Share of Common Stock or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant), and $0.125 per Warrant, or $3.125 per combination of share of Common Stock (or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant)) and warrant.

Description of the Pre-Funded Warrants	This prospectus also includes an offering to each purchaser whose purchase of shares of Common Stock in this Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Common Stock immediately following the consummation of this Offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants, in lieu of Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding Common Stock. Each Pre-Funded Warrant will be immediately exercisable for one share of our Common Stock and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of Common Stock are being sold to the public in this Offering, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per share. This Offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this Offering. For each Pre-Funded Warrant we sell, the number of Shares we are offering will be decreased on a one-for-one basis. Because we will issue one Warrant for each share of Common Stock or Pre-Funded Warrant sold in this Offering, the number of Warrants sold in this Offering will not change as a result of a change in the mix of the Shares and Pre-Funded Warrants sold.

Description of the Warrants	The Warrants will have an exercise price of $3.30 per share, subject to adjustment as set forth therein and will expire five years from the date of issuance. The Warrants are exercisable immediately. Investors will receive one Warrant for each share of Common Stock purchased in the Offering.

Shares of Common Stock Issued and Outstanding Before the Offering	3,682,762

Shares of Common Stock Issued and Outstanding After the Offering (assuming the maximum offering amount is sold)	5,282,762 (6,882,762 if the Pre-Funded Warrants and Warrants being offered hereby are exercised in full)

Term of the Offering	On or before September 15, 2017.

Representative’s Warrants	We have agreed to issue the Representative (or its designated affiliates), at the closing of the Offering, share purchase warrants covering a number of shares of Common Stock equal to up to three and one-half percent (3.5%) of the total number of shares of Common Stock and Pre-Funded Warrants sold in the Offering.

Use of Proceeds	The Company will use the net proceeds from the Offering for its general corporate purposes and working capital, to fund the development of new and current projects and facilities, to finance project acquisitions, and to repay an outstanding bridge loan of the Company. See the section entitled “Use of Proceeds.”

Risk Factors	See the prospectus section titled “Risk Factors” and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in the Securities.

Market for Common Stock	Shares of the Company’s Common Stock are quoted on the OTCQB® Venture Marketplace under the symbol “BLSP”. On July 20, 2017, the closing sale price of our Common Stock was $2.65 per share.

NASDAQ Listing Application and Proposed Symbols	On January 20, 2017, we applied to have our Common Stock and Warrants listed on The NASDAQ Capital Market under the symbols “BLSP” and “BLSPW”, respectively. No assurance can be given that our application will be approved. Listing of our Common Stock on The NASDAQ Capital Market is a condition to consummation of the Offering. The Pre-Funded Warrants are not and will not be listed for trading on any national securities exchange.

Dividends	We have not declared or paid dividends on our Common Stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Unless otherwise indicated in this prospectus, all Common Stock share and per share information in this prospectus gives effect to the Reverse Stock Split. Any reference in this prospectus to the shares of Common Stock sold in this Offering shall relate to all shares of our Common Stock sold in this Offering, regardless of whether sold in the form of Shares or Pre-Funded Warrants.

The number of shares of our Common Stock issued and outstanding before the Offering is as of July 21, 2017. The number of shares of our Common Stock outstanding before and after the Offering assumes all Shares or Pre-Funded Warrants and Warrants offered in this prospectus are purchased, does not give effect to the Underwritten Offering, and excludes:

●	5,992 shares of our Common Stock are issuable upon the exercise of options granted under our 2010 Incentive Plan;
●	2,085,942 shares of our Common Stock are issuable upon exercise of our currently outstanding warrants, with a weighted average exercise price of $5.04 per share;
●	225,000 shares of our Common Stock that would be issuable upon exercise of the Debenture Refinance Warrants (as defined below), which will be issued following the closing of this Offering upon certain conditions precedent being met, at an exercise price based on the Refinance Price Formula (as defined below);
●	53,847 shares of our Common Stock that would be issuable upon exercise of certain warrants that are subject to dispute in the Prassas Litigation (as defined below), at an exercise price of $6.50 per share;
●	235,849 shares of our Common Stock are issuable upon exercise of our currently outstanding convertible notes;
●	954,927 shares of our Common Stock that will become issuable September 24, 2017 upon full conversion of all of our currently outstanding convertible 2015 Debentures (as defined below), or in the alternative, upon closing of the Debenture Refinance, 1,432,391 shares of our Common Stock that would become issuable upon exercise six-months following issuance of the Convertible Debentures (as defined below), which will be issued following the closing of this Offering upon certain conditions precedent being met (including repayment of the 2015 Debentures), in both cases, based on a conversion price equal to 80% of the average reported closing price of the Common Stock on the OTCQB Venture Marketplace calculated using the five trading days immediately preceding the date above (in the case of the Convertible Debentures, such formula was assumed because an exercise price is currently indeterminable using the Refinance Price Formula);
●	Up to 117,824 shares of our Common stock issuable upon exercise of the Representative’s Warrants issued in both the Underwritten Offering and the Best Efforts Offering.

PLAN OF DISTRIBUTION

We are offering no less than 320,000 Shares or Pre-Funded Warrants and up to 1,600,000 Shares or Pre-Funded Warrants, and Warrants to purchase no less than 320,000 Warrant Shares and up to 1,600,000 Warrant Shares, for gross proceeds of up to $5,000,000, before deduction of placement commissions and offering expenses, in a best efforts offering at a price of 3.00 per Share of Common Stock or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant), and $0.125 per Warrant, or $3.125 per combination of share of Common Stock (or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant)) and warrant.

There is a $1,000,000 minimum offering amount required as a condition to closing of the Offering. Because there is a minimum offering amount required as a condition to closing in this Offering, sufficient subscriptions may not be received to close the Offering, or the actual amount of gross proceeds, if any, in this Offering could vary substantially from the number of Securities being offered in this prospectus.

Placement Agent

Maxim Group LLC (“Maxim” or the “Representative”) is acting as the exclusive placement agent in connection with this Offering, subject to the terms and conditions of the placement agency agreement, dated as of the date of this prospectus. The placement agent is not purchasing or selling any of the Securities we are offering by this prospectus, and is not required to arrange the purchase or sale of any specific number of Securities or dollar amount, but the placement agent has agreed to use its “best efforts” to arrange for the sale of the Securities offered hereby.

The placement agency agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

Subscription Procedures

The placement agent proposes to arrange for the sale of the Shares or Pre-Funded Warrants, and Warrants we are offering pursuant to this prospectus to one or more investors through a securities purchase agreement directly between the purchasers and us. All of the Shares or Pre-Funded Warrants, and Warrants will be sold at the same price and, we anticipate, at a single closing. This Offering will terminate upon the earlier to occur of (i) September 15, 2017, and (ii) the date on which the Offering is fully subscribed.

All funds to purchase the Securities in the Offering will be deposited into an interest-bearing escrow account. Upon closing (or closings) of the Offering, proceeds will be paid to the Company out of the escrow account, less the placement commission due to the placement agent, out-of-pocket expenses payable to the placement agent, and certain offering expenses.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. In the event subscriptions are rejected or if sufficient subscriptions are not received to close the Offering, all funds in escrow from such rejected or insufficient subscriptions will be returned promptly to the subscriber from the escrow account, without interest or deductions.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 8% of the gross proceeds in this Offering. The following table shows the per share and total placement commission we will pay to the placement agent in connection with the sale of the Shares or Pre-Funded Warrants, and Warrants offered hereby, assuming the purchase of all of the Securities we are offering.

Per Share or Pre-Funded Warrant and Warrant	$0.25
Cash Commissions	$400,000

In addition to the foregoing) have agreed to pay the Representative share purchase warrants (the “Representative’s Warrants”) covering a number of shares of Common Stock equal to up to three and one-half percent (3.5%) of the total number of shares of Common Stock and Pre-Funded Warrants being sold in the Offering. The Representative’s Warrants will be non-exercisable for six (6) months after the date of the Closing and will expire three (3) years after such date. The Representative’s Warrants will be exercisable at a price equal to 125.0% of the public offering price in connection with the Offering. The Representative’s Warrants shall not be redeemable. The Representative’s Warrants will be subject to FINRA Rule 5110(g)(1) in that, except as otherwise provided by FINRA rules, for a period of 180 days following the effective date of the registration statement of which this prospectus forms a part, the Representative’s Warrants shall not be (a) sold, transferred, assigned, pledged or hypothecated, or (b) the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, except as otherwise permitted by FINRA Rule 5110(g)(2). The Representative’s Warrants may be exercised as to all or a lesser number of shares of Common Stock, and will provide for cashless exercise. The Representative’s Warrants shall provide for the same anti-dilution protection and price adjustment rights received by investors in the Offering.

Offering Expenses

We have agreed to bear the cost of all actual expenses related to the Offering, including without limitation all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering. We estimate the total offering expenses of this Offering that will be payable by us, will be approximately $296,000, which includes legal and printing costs, and various other fees. In addition, we have agreed to reimburse the Representative for its out-of-pocket expenses in connection with the Best Efforts Offering, subject to a cap of $50,000 in the aggregate, including but not limited to the fees of its legal counsel.

After deducting the placement commission due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $4,350,000, assuming the purchase of all of the Securities we are offering.

Indemnification

Pursuant to the placement agency agreement, we have agreed to indemnify the Representative against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Representative or such other indemnified parties may be required to make in respect of those liabilities.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services. Other than this prospectus in electronic format, the information on the such websites and any information contained in any other website is not part of this prospectus or the registration statement, of which this prospectus forms a part, has not been approved and/or endorsed by us and should not be relied upon by investors.

Lock-Up Agreements

The Company has entered into, with each of the Company’s directors, officers and beneficial owners (other than Justin Keener) of 5% or more of the outstanding shares of Common Stock of the Company as of the effective date of the registration statement of which this prospectus forms a part, customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities will agree that, for a period of 180 days after the Offering is completed, they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the Representative’s prior written consent, including the issuance of shares of Common Stock upon the exercise of currently outstanding options approved by the Representative.

Determination of the Offering Price

There is a limited public market for our Common Stock and no public market for the Pre-Funded Warrants or the Warrants. The public offering price was determined through negotiations between us and the Representative, and does not necessarily bear any relationship to the value of our assets, our net worth, revenues or other established criteria of value, and should not be considered indicative of the actual value of the Securities. In addition to prevailing market conditions, the factors considered in determining the public offering price included the following:

•	the information included in this prospectus;
•	the current market price of our Common Stock, trading prices of our Common Stock over time, and the illiquidity and volatility of our Common Stock;
•	the valuation multiples of publicly traded companies that the underwriters believe to be comparable to us;
•	our financial information;
•	our prospects and the history and the prospects of the industry in which we compete;
•	an assessment of our management, its past and present operations, and the prospects for, and timing of, our projects’ future revenues;
•	the present state of our development; and
•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

See also the section of this prospectus entitled “Determination of the Public Offering Price”.

Other Relationships

We have agreed to bear the cost of all actual expenses related to the Offering, including without limitation all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering. In addition, we have agreed to reimburse the Representative for its out-of-pocket expenses in connection with the Best Efforts Offering, subject to a cap of $50,000 in the aggregate, including but not limited to the fees of its legal counsel.

Pursuant to an engagement letter dated May 21, 2015, between the Company and Maxim, whereby Maxim provided general financial advisory and investment banking services to us, we paid Maxim an aggregate cash fee of approximately $80,000 and issued Maxim an aggregate of 26,727 shares of our Common Stock. We and Maxim ceased performing under this agreement in August 2016.

In connection with the Debenture Offering, the February Stock Offering and the June Stock Offering, we paid Maxim an aggregate cash fee, including fees paid to Maxim’s counsel, of $470,650 and issued the Maxim Warrants to purchase shares of our Common Stock as follows: (a) pursuant to the Debenture Offering, the Company issued Maxim Warrants to purchase 34,462 shares of our Common Stock at $8.94 per share; (b) pursuant to the February Stock Offering, the Company issued Maxim Warrants to purchase 21,540 shares of our Common Stock at $7.87 per share and 10,770 shares of our Common Stock at $14.30 per share; and (c) pursuant to the June Stock Offering, the Company issued Maxim Warrants to purchase 7,140 shares of our Common Stock at $10.73 per share and 7,140 shares of our Common Stock at $15.73 per share. Maxim has waived its right to the cash fees and Maxim Warrants owed to Maxim in connection with the October 2016 Financing.

The Maxim Warrants will be subject to FINRA Rule 5110(g)(1) in that, except as otherwise provided by FINRA rules, for a period of 180 days following the effective date of the registration statement on which the shares underlying the Maxim Warrants are registered, the Maxim Warrant shall not be (a) sold, transferred, assigned, pledged or hypothecated, or (b) the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person except as permitted by FINRA Rule 5110(g)(2). We also reimbursed Maxim for its out of pocket expenses in an aggregate amount of $9,305 relating to the Debenture Offering, the February Stock Offering and the June Stock Offering, and granted a right of first refusal for a period of 12 months to act as lead book running underwriter and book runner for any and all future public and private equity offerings.

In connection with the Refinance Agreement and upon closing of the Debenture Refinance, we will pay to Maxim an aggregate cash fee of $150,000.

In connection with the Underwritten Offering, the Company and the Representative have entered into an Underwriting Agreement, pursuant to which we have agreed to bear the cost of all actual expenses related to the Underwritten Offering, including without limitation all filing fees and communication expenses relating to the registration of the Securities to be sold in the Underwritten Offering. In addition, we have agreed to reimburse the Representative for its out-of-pocket expenses in connection with the Underwritten Offering, subject to a cap of $130,000 in the aggregate, including but not limited to the fees (not to exceed $75,000) of its legal counsel..

[BACK COVER]

This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information or representations contained in this prospectus. We have not authorized anyone to provide information other than that provided in this prospectus. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Up to $5,000,000

Up to 1,600,000 Shares of Common Stock and/or

Pre-funded Warrants to Purchase Shares of Common Stock and

Warrants to Purchase up to 1,600,000 Shares of Common Stock

PRELIMINARY PROSPECTUS

Maxim Group LLC

Placement Agent

________, 2017

ADDITIONAL/ALTERNATE PAGE(S) FOR UNDERWRITTEN PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this preliminary prospectus is a part becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated July 21, 2017

BLUE SPHERE CORPORATION

$4,800,000

Up to 1,536,000 Shares of Common Stock and/or

Pre-funded Warrants to Purchase Shares of Common Stock and

Warrants to Purchase up to 1,536,000 Shares of Common Stock

This prospectus relate to the offering of $4,800,000 of our securities (the “Offering” or the “Underwritten Offering”), consisting of up to 1,536,000 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase up to 1,536,000 shares of our Common Stock (each whole warrant, a “Warrant”). This prospectus also includes the shares of Common Stock that are issuable from time to time upon exercise of the Warrants (the “Warrant Shares”). This prospectus also includes an offering to each purchaser whose purchase of shares of Common Stock in this Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Common Stock immediately following the consummation of this Offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (the “Pre-Funded Warrants”), in lieu of Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding Common Stock. Each Pre-Funded Warrant will be immediately exercisable for one share of our Common Stock and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of Common Stock are being sold to the public in this Offering, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per share. This Offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this Offering (the “Pre-Funded Warrant Shares”, along with the Shares, the Warrants, the Warrant Shares, and the Pre-Funded Warrants, the “Securities”). For each Pre-Funded Warrant we sell, the number of Shares we are offering will be decreased on a one-for-one basis. Because we will issue one Warrant for each share of Common Stock or Pre-Funded Warrant sold in this Offering, the number of Warrants sold in this Offering will not change as a result of a change in the mix of the Shares and Pre-Funded Warrants sold. Each Share of Common Stock or Pre-Funded Warrant is being sold together in a fixed combination with a Warrant to purchase 1,536,000 shares of Common Stock for a public offering price of $3.00 per share of Common Stock or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant) and $0.125 per Warrant, or of $3.125 per combination of share of Common Stock (or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant)) and warrant. Each Warrant is immediately exercisable for one share of our Common Stock at an exercise price of $3.30 per share, or 110% of the per share price of our Common Stock in the Offering. Each Warrant expires five years from the date of issuance. The shares of Common Stock and Warrants will be issued and will trade separately. Any reference in this prospectus to the shares of Common Stock sold in the Offering shall relate to all shares of our Common Stock sold in the Offering, regardless of whether sold in the form of Shares or Pre-Funded Warrants.

The Offering is being conducted concurrently with an offering being conducted on a “best efforts” basis by the Company of no less than $1,000,000 and up to $5,000,000 of our securities (the “Best Efforts Offering”), consisting of no less than 320,000 and up to 1,600,000 Shares or Pre-Funded Warrants, and Warrants to purchase up to 1,600,000 Warrant Shares. Any reference to the “Offerings” shall be deemed a reference to both the Underwritten Offering and the Best Efforts Offering, collectively. The Best Efforts Offering will end on or before September 15, 2017, the Underwritten Offering will not terminate.

See the section entitled “Underwriting” for more information on the Offering.

Our Common Stock is quoted on the OTCQB® Venture Marketplace (the “OTCQB”) under the symbol “BLSP”. On July 20, 2017, the closing sale price of our Common Stock was $2.65 per share. Currently, there is no established public trading market in the United States for our Common Stock and quotes of our Common Stock on the OTCQB may not be indicative of the market price on a national securities exchange. On January 20, 2017, we filed an application to have our Common Stock and the Warrants listed on The NASDAQ Capital Market under the symbols “BLSP” and “BLSPW”, respectively. No assurance can be given that our application will be approved. Listing of our Common Stock on The NASDAQ Capital Market is a condition to consummation of the Offering. The Pre-Funded Warrants are not and will not be listed for trading on any national securities exchange.

On June 13, 2017, the Company filed a registration statement on Form S-1 (the “Self-Underwritten Registration Statement”) seeking to register up to 1,440,000 shares of Common Stock and warrants to purchase up to 1,440,000 shares of Common Stock pursuant to a self-underwritten offering conducted on a “best-efforts” basis, with no minimum amount of shares is required to be sold (the “Self-Underwritten Offering”). On June 19, 2017, the Self-Underwritten Registration Statement went effective. On June 23, 2017, the Self-Underwritten Offering was fully subscribed and the Company received gross proceeds of $4,500,000 from investors, and the Company issued 1,440,000 shares of Common Stock and warrants to purchase up to 1,440,000 shares of Common Stock (the “June 2017 Warrants”).

On August 15, 2016, the Company filed a registration statement on Form S-1 (the “Resale Registration Statement”) seeking to register 684,872 shares of Common Stock on behalf of certain selling security holders named therein (“Selling Security Holders”). On September 14, 2016, the Resale Registration Statement went effective. The Company has not and will not receive any proceeds from the sale of the Common Stock by the Selling Security Holders.

Investing in our Securities involves a high degree of risk. For more information, see the section of this prospectus entitled “Risk Factors”.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). For more information, see the subsection entitled “Emerging Growth Company” in the Prospectus Summary.

The Company is currently in the development stage and has limited operations and revenues to date, and there can be no assurance that the Company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment. See the section entitled “Risk Factors” in this prospectus.

	Per Share	Per Pre-Funded Warrant	Per Warrant	Total Per Share or Pre-Funded Warrant and Warrant(3)
Public offering price	$3.00	$2.99	$0.125	$3.125
Underwriting discount and commissions(1)	$0.24	$0.01	$0.25	$0.24
Proceeds, before expenses, to Blue Sphere Corporation(2)	$2.76	$0.115	$2.875	$2.75

(1)	We have agreed to issue the Representative (or its designated affiliates) and to reimburse the Representative for its out-of-pocket expenses in connection with the Underwritten Offering, subject to a cap of $130,000 in the aggregate, including but not limited to the fees (not to exceed $75,000) of its legal counsel. See the section entitled “Underwriting” for more information on the Representative’s compensation.
(2)	We estimate our total expenses for the Offering to be approximately $284,000.
(3)	Assumes exercise of the Pre-Funded Warrants, if any, in full.

The Representative expects to deliver the Shares, Pre-Funded Warrants and Warrants to purchasers against payment within three (3) business days following execution of the Underwriting Agreement.

In connection with the Underwritten Offering, we have granted the Representative an option for a period of up to 45 days following the closing of the Offering to purchase up to an additional 15% of the total number of Shares and/or Warrants sold in the Offering at the public offering price, less the underwriting discounts and commissions.

Maxim Group LLC

Sole Book-Running Manager

Chardan

 Co-Manager

The date of this prospectus is _____________ , 2017

THE OFFERING

Securities Offered	Up to 1,536,000 shares of our Common Stock or Pre-Funded Warrants, and Warrants to purchase up to 1,536,000 shares of Common Stock.

Amount of Offering	$4,800,000

Offering Price	$3.00 per Share of Common Stock or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant), and $0.125 per Warrant, or $3.125 per combination of share of Common Stock (or Pre-Funded Warrant (minus $0.01 per Pre-Funded Warrant)) and warrant.

Description of the Pre-Funded Warrants	This prospectus also includes an offering to each purchaser whose purchase of shares of Common Stock in this Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Common Stock immediately following the consummation of this Offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants, in lieu of Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding Common Stock. Each Pre-Funded Warrant will be immediately exercisable for one share of our Common Stock and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of Common Stock are being sold to the public in this Offering, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per share. This Offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this Offering. For each Pre-Funded Warrant we sell, the number of Shares we are offering will be decreased on a one-for-one basis. Because we will issue one Warrant for each share of Common Stock or Pre-Funded Warrant sold in this Offering, the number of Warrants sold in this Offering will not change as a result of a change in the mix of the Shares and Pre-Funded Warrants sold.

Description of the Warrants	The Warrants will have an exercise price of $3.30 per share, subject to adjustment as set forth therein and will expire five years from the date of issuance. The Warrants are exercisable immediately. Investors will receive one Warrant for each share of Common Stock purchased in the Offering.

Shares of Common Stock Issued and Outstanding Before the Offering	3,682,762

Shares of Common Stock Issued and Outstanding After the Offering	5,218,762 (6,754,762 if the Pre-Funded Warrants and Warrants being offered hereby are exercised in full)

Over-allotment Option	We have granted the underwriter an option for up to 45 days from the closing date of the Offering to purchase up to an additional number of shares of Common Stock equal to 15% of the total number of shares of Common Stock and Pre-Funded Warrants and/or up to an additional number of Warrants equal to 15% of the Warrants to be offered in the Underwritten Offering.

Representative’s Warrants	We have agreed to issue the Representative (or its designated affiliates), at the closing of the Offering, share purchase warrants covering a number of shares of Common Stock equal to up to three and one-half percent (3.5%) of the total number of shares of Common Stock and Pre-Funded Warrants sold in the Offering, including pursuant to the over-allotment option (the “Representative’s Warrants”).

Use of Proceeds	The Company will use the net proceeds from the Offering for its general corporate purposes and working capital, to fund the development of new and current projects and facilities, to finance project acquisitions, and to repay an outstanding bridge loan of the Company. See the section entitled “Use of Proceeds.”

Risk Factors	See the prospectus section titled “Risk Factors” and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in the Securities.

Market for Common Stock	Shares of the Company’s Common Stock are quoted on the OTCQB® Venture Marketplace under the symbol “BLSP”. On July 20, 2017, the closing sale price of our Common Stock was $2.65 per share.

NASDAQ Listing Application and Proposed Symbols	On January 20, 2017, we applied to have our Common Stock and Warrants listed on The NASDAQ Capital Market under the symbols “BLSP” and “BLSPW”, respectively. No assurance can be given that our application will be approved. Listing of our Common Stock on The NASDAQ Capital Market is a condition to consummation of the Offering. The Pre-Funded Warrants are not and will not be listed for trading on any national securities exchange.

Dividends	We have not declared or paid dividends on our Common Stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Unless otherwise indicated in this prospectus, all Common Stock share and per share information in this prospectus gives effect to the Reverse Stock Split. Any reference in this prospectus to the shares of Common Stock sold in this Offering shall relate to all shares of our Common Stock sold in this Offering, regardless of whether sold in the form of Shares or Pre-Funded Warrants.

The number of shares of our Common Stock issued and outstanding before the Offering is as of July 21, 2017. The number of shares of our Common Stock outstanding before and after the Offering assumes all Shares or Pre-Funded Warrants and Warrants offered in this prospectus are purchased, does not give effect to the Best Efforts Offering, and excludes:

●	5,992 shares of our Common Stock are issuable upon the exercise of options granted under our 2010 Incentive Plan;
●	2,085,942 shares of our Common Stock are issuable upon exercise of our currently outstanding warrants, with a weighted average exercise price of $5.04 per share;
●	225,000 shares of our Common Stock that would be issuable upon exercise of the Debenture Refinance Warrants (as defined below), which will be issued following the closing of this Offering upon certain conditions precedent being met, at an exercise price based on the Refinance Price Formula (as defined below);
●	53,847 shares of our Common Stock that would be issuable upon exercise of certain warrants that are subject to dispute in the Prassas Litigation (as defined below), at an exercise price of $6.50 per share;
●	235,849 shares of our Common Stock are issuable upon exercise of our currently outstanding convertible notes;
●	954,927 shares of our Common Stock that will become issuable September 24, 2017 upon full conversion of all of our currently outstanding convertible 2015 Debentures (as defined below), or in the alternative, upon closing of the Debenture Refinance, 1,432,391 shares of our Common Stock that would become issuable upon exercise six-months following issuance of the Convertible Debentures (as defined below), which will be issued following the closing of this Offering upon certain conditions precedent being met (including repayment of the 2015 Debentures), in both cases, based on a conversion price equal to 80% of the average reported closing price of the Common Stock on the OTCQB Venture Marketplace calculated using the five trading days immediately preceding the date above (in the case of the Convertible Debentures, such formula was assumed because an exercise price is currently indeterminable using the Refinance Price Formula);
●	230,400 shares of our Common Stock issuable upon exercise of the over-allotment option; and
●	Up to 117,824 shares of our Common stock issuable upon exercise of the Representative’s Warrants issued in both the Underwritten Offering and the Best Efforts Offering.

UNDERWRITING

Maxim Group LLC (“Maxim” or the “Representative”) is acting as the sole book running manager of the Offering and as representative of the underwriters. Subject to the terms and conditions of the underwriting agreement, dated as of the date of this prospectus, the underwriters set forth below have agreed to purchase, and we have agreed to sell to them, the number of shares of Common Stock, Pre-Funded Warrants and Warrants at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriter	Number of Shares	Number of Pre-Funded Warrants	Number of Warrants
Maxim Group LLC	1,305,600	1,305,600	1,305,600
Chardan Capital Markets, LLC	230,400	230,400	230,400

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Shares, Pre-Funded Warrants and Warrants offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Shares, Pre-Funded Warrants and Warrants offered by this prospectus if any such Shares, Pre-Funded Warrants and Warrants are taken, other than those Shares, Pre-Funded Warrants and Warrants covered by the over-allotment option described below.

Commissions

We (i) have agreed to pay the underwriters a cash fee equal to eight percent (8%) of the aggregate gross proceeds raised in this offering and (ii) have agreed to pay the Representative share purchase warrants (the “Representative’s Warrants”) covering a number of shares of Common Stock equal to up to three and one-half percent (3.5%) of the total number of shares of Common Stock and Pre-Funded Warrants being sold in the Offering, including pursuant to the over-allotment option. The Representative’s Warrants will be non-exercisable for six (6) months after the date of the Closing and will expire three (3) years after such date. The Representative’s Warrants will be exercisable at a price equal to 125.0% of the public offering price in connection with the Offering. The Representative’s Warrants shall not be redeemable. The Representative’s Warrants will be subject to FINRA Rule 5110(g)(1) in that, except as otherwise provided by FINRA rules, for a period of 180 days following the effective date of the registration statement of which this prospectus forms a part, the Representative’s Warrants shall not be (a) sold, transferred, assigned, pledged or hypothecated, or (b) the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, except as otherwise permitted by FINRA Rule 5110(g)(2). The Representative’s Warrants may be exercised as to all or a lesser number of shares of Common Stock, and will provide for cashless exercise. The Representative’s Warrants shall provide for the same anti-dilution protection and price adjustment rights received by investors in the Offering.

The Representative has advised us that the underwriters propose to offer the Shares, Pre-Funded Warrants and Warrants directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Shares, Pre-Funded Warrants and Warrants to other securities dealers at such price less a concession of up to 4%. After the offering to the public, the offering price and other selling terms may be changed by the underwriters without changing the proceeds we will receive from the underwriters.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ over-allotment option. The underwriting commissions are equal to the public offering price per share (or Pre-Funded Warrant) less the amount per share or warrant the underwriter pays us for the Shares, Pre-Funded Warrants and Warrants.

	Per Share (or Pre-Funded Warrant) and Warrant (2)	Total without overallotment	Total with full exercise of overallotment
Public offering price	$3.125	$4,800,000	$5,520,000
Underwriting discounts and commissions (1)	$0.25	$384,000	$441,600
Proceeds, before expenses, to us	$2.875	$4,416,000	$5,078,400

(1) The fees shown do not include the Representative’s Warrant.

(2) Assumes exercise of the Pre-Funded Warrants, if any, in full.

In addition, we have agreed to reimburse the Representative for its out-of-pocket expenses in connection with the Underwritten Offering, subject to a cap of $130,000 in the aggregate, including but not limited to the fees (not to exceed $75,000) of its legal counsel. We have provided the Representative an advance in the amount of $10,000 to be applied towards reasonable out-of-pocket expenses, including legal fees, background search firm fees, and road show expenses, incurred in connection with the Offering, provided that any funds provided under such advance shall be applied solely towards the Representative’s reasonable out-of-pocket expenses in connection with the Offering. We estimate that the total expenses of the Offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $284,000, all of which are payable by us.

Over-Allotment Option

We have granted the underwriters an option for a period of 45 days following the closing of the Offering to purchase up to an additional number of shares of Common Stock equal to 15% of the total number of Shares and Pre-Funded Warrants and/or up to an additional number of Warrants equal to 15% of the Warrants sold in the Offering at the public offering price, less the underwriting discounts and commissions. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional Shares, Pre-Funded Warrants and/or Warrants.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Right of First Refusal

We have granted the Representative a right of first refusal for 12 months following the closing of the Offering to act as lead or co-lead managing underwriter and book runner or lead or co-lead placement agent with at least 80% of the economics for any and all future public or private equity, or equity-linked, or convertible security offerings during such 12 month period of Blue Sphere Corporation, not including any commercial debt financing, equipment financing, or seller financing in connection with any acquisition by the Company relating to the Company’s project level financings or other project level activities.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in the Offering and the underwriter may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Lock-Up Agreements

The Company has entered into, with each of the Company’s directors, officers and beneficial owners (other than Justin Keener) of 5% or more of the outstanding shares of Common Stock of the Company as of the effective date of the registration statement of which this prospectus forms a part, customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities will agree that, for a period of 180 days after the Offering is completed, they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the Representative’s prior written consent, including the issuance of shares of Common Stock upon the exercise of currently outstanding options approved by the Representative.

Determination of the Offering Price

There is a limited public market for our Common Stock and no public market for the Pre-Funded Warrants or the Warrants. The public offering price was determined through negotiations between us and the Representative, and does not necessarily bear any relationship to the value of our assets, our net worth, revenues or other established criteria of value, and should not be considered indicative of the actual value of the Securities. In addition to prevailing market conditions, the factors considered in determining the public offering price included the following:

•	the information included in this prospectus;
•	the current market price of our Common Stock, trading prices of our Common Stock over time, and the illiquidity and volatility of our Common Stock;
•	the valuation multiples of publicly traded companies that the underwriters believe to be comparable to us;
•	our financial information;
•	our prospects and the history and the prospects of the industry in which we compete;
•	an assessment of our management, its past and present operations, and the prospects for, and timing of, our projects’ future revenues;
•	the present state of our development; and
•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

See also the section of this prospectus entitled “Determination of the Public Offering Price”.

Price Stabilization, Short Positions and Penalty Bids

In connection with the Offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising the over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when shares of the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

We have agreed to bear the cost of all actual expenses related to the Offering, including without limitation all filing fees and communication expenses relating to the registration of the Securities to be sold in this offering. In addition, we have agreed to reimburse the Representative for its out-of-pocket expenses in connection with the Underwritten Offering, subject to a cap of $130,000 in the aggregate, including but not limited to the fees (not to exceed $75,000) of its legal counsel. We have provided the Representative an advance in the amount of $10,000 to be applied towards reasonable out-of-pocket expenses, including legal fees, background search firm fees, and road show expenses, incurred in connection with the Offering, provided that any funds provided under such advance shall be applied solely towards the Representative’s reasonable out-of-pocket expenses in connection with the Offering. The Representative will return to us any remaining portion of the advance to the extent such monies were not used for its out-of-pocket accountable expenses and legal expenses actually incurred.

Pursuant to an engagement letter dated May 21, 2015, between the Company and Maxim, whereby Maxim provided general financial advisory and investment banking services to us, we paid Maxim an aggregate cash fee of approximately $80,000 and issued Maxim an aggregate of 26,727 shares of our Common Stock. We and Maxim ceased performing under this agreement in August 2016.

In connection with the Debenture Offering, the February Stock Offering and the June Stock Offering, we paid Maxim an aggregate cash fee, including fees paid to Maxim’s counsel, of $470,650 and issued the Maxim Warrants to purchase shares of our Common Stock as follows: (a) pursuant to the Debenture Offering, the Company issued Maxim Warrants to purchase 34,462 shares of our Common Stock at $8.94 per share; (b) pursuant to the February Stock Offering, the Company issued Maxim Warrants to purchase 21,540 shares of our Common Stock at $7.87 per share and 10,770 shares of our Common Stock at $14.30 per share; and (c) pursuant to the June Stock Offering, the Company issued Maxim Warrants to purchase 7,140 shares of our Common Stock at $10.73 per share and 7,140 shares of our Common Stock at $15.73 per share. Maxim has waived its right to the cash fees and Maxim Warrants owed to Maxim in connection with the October 2016 Financing.

The Maxim Warrants will be subject to FINRA Rule 5110(g)(1) in that, except as otherwise provided by FINRA rules, for a period of 180 days following the effective date of the registration statement on which the shares underlying the Maxim Warrants are registered, the Maxim Warrant shall not be (a) sold, transferred, assigned, pledged or hypothecated, or (b) the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person except as permitted by FINRA Rule 5110(g)(2). We also reimbursed Maxim for its out of pocket expenses in an aggregate amount of $9,305 relating to the Debenture Offering, the February Stock Offering and the June Stock Offering, and granted a right of first refusal for a period of 12 months to act as lead book running underwriter and book runner for any and all future public and private equity offerings.

In connection with the Refinance Agreement and upon closing of the Debenture Refinance, we will pay to Maxim an aggregate cash fee of $150,000.

In connection with the Best Efforts Offering, the Company and the Representative have entered into a Placement Agency Agreement, pursuant to which we have agreed to pay placement commissions of eight percent (8%). In addition, we have agreed to bear the cost of all actual expenses related to the Best Efforts Offering, including without limitation all filing fees and communication expenses relating to the registration of the Securities to be sold in the Best Efforts Offering. In addition, we have agreed to reimburse the Representative for its out-of-pocket expenses in connection with the Best Efforts Offering, subject to a cap of $50,000 in the aggregate, including but not limited to the fees of its legal counsel.

[BACK COVER]

This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information or representations contained in this prospectus. We have not authorized anyone to provide information other than that provided in this prospectus. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

$4,800,000

Up to 1,536,000 Shares of Common Stock and/or

Pre-funded Warrants to Purchase Shares of Common Stock and

Warrants to Purchase up to 1,536,000 Shares of Common Stock

PRELIMINARY PROSPECTUS

Maxim Group LLC Sole Book-Running Manager Chardan Co-Manager

________, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Blue Sphere Corporation (the “Registrant”, the Company”, “we” or “us”) in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling security holder.

SEC registration fees*	$1,500
Printing expenses*	$5,000
Accounting fees and expenses*	$72,000
Legal fees and expenses*	$230,000
Representative’s Out-of-Pocket Expenses and Fees	$180,000
NASDAQ Listing Fee	$75,000
Miscellaneous*	$15,500
Total*	$580,000

* Estimate

Item 14.	Indemnification of Directors and Officers.

Our bylaws provide that our directors and officers will be indemnified to the fullest extent permitted by the General Corporation Law of the State of Nevada. Specifically, our bylaws require the Company to indemnify any person who is or was, or has agreed to become, a director or officer of the Company (hereinafter, a “director” or “officer”) and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding (hereinafter, a “proceeding”), including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Company, or, while a director or officer of the Company, is or was serving, or has agreed to serve, such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against (i) judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and (ii) costs, charges and expenses, including attorneys’ fees (hereinafter, “expenses”), incurred in connection with such proceeding. However, a director and/or officer is not entitled to indemnification if a judgment or other final adjudication adverse to the director or officer and from which there is no further right to appeal establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Company is required to indemnify a director or officer in connection with any suit (or part thereof) initiated by a director or officer only if such suit (or part thereof) was authorized by the Board.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

Each of the below transactions were exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated under the Securities Act and, in the case of sales to investors who are non-US persons, Regulation S promulgated under the Securities Act.

In the past three years, the Company issued and/or sold the following unregistered securities (after giving effect to the Reverse Stock Split):

●	On January 9, 2014, pursuant to grants by the Company’s Board of Directors made on December 13, 2013, the Company issued of 3,268 shares of the Company to its Chief Executive Officer, 2,723 shares to the Chairman of the Board, 2,723 shares to its Executive Vice-President and 2,179 shares to the Chief Carbon Officer and general counsel of the Company.

II-1

●	On January 9, 2014, the Company issued 1,539 shares of its common stock to a consultant providing investor relation services pursuant to an agreement dated December 15, 2013. The agreement provided for two additional tranches of 200,000 shares of common stock, but the Company terminated the agreement prior to such shares vesting.
●	On January 9, 2014, the Company issued 2,043 shares of its common stock to an investor for proceeds of $25,000.
●	On January 9, 2014, the Company issued 137 shares of its common stock in exchange for consulting services, with an estimated fair value of $4,602.
●	On January 9, 2014, the Company issued 2,655 shares of its common stock in exchange for consulting services, with an estimated fair value of $89,734.
●	On February 7, 2014, the Company issued an aggregate of 9,231 shares of its common stock to an investor and financial engineering service provider pursuant to a service agreement, in exchange for (a) an investment of $77,000 (for which the provider received 2,962 shares of common stock) and (b) the provision of financial engineering services (for which the provider received 6,270 shares of common stock).
●	On March 5, 2014, Eastern Institutional Funding, LLC purchased $68,750 of the Company’s 20% notes due one (1) year from such date and convertible into shares of the Company’s common stock at a discount of 50% from the lowest trade price over the last 20 days from the date of conversion. On March 21, 2014, Capitoline Ventures II, LLC purchased $68,750 of the Company’s 20% notes due one year from such date that are convertible into shares of the Company’s common stock at a discount of 50% from the lowest trade price over the last 20 days from the date of conversion. In June and July 2014, the Company issued 49,493 shares of its common stock in respect of both notes.
●	On March 10, 2014, the Board of Directors of the Company approved and the Company thereafter issued shares of common stock of the Company to certain executives as follows: 1,924 shares to its Chief Executive Officer, 1,693 shares to the Chairman of the Board, 1,539 shares to its Executive Vice-President, and 1,385 shares to the Chief Carbon Officer and general counsel of the Company.
●	On May 2, 2014, the Company signed an agreement with a consultant according to which the consultant would provide investor relations services for a period of 12 months. Based on the agreement, the Company issued the consultant 1,624 shares of its common stock, with an estimated fair value of $41,518.
●	On May 25, 2014, the Company signed an agreement with a consultant according to which the consultant would provide investor relations services for a period of 6 months. Pursuant to the agreement, the Company issued the consultant 2,693 shares of its common stock and six (6) month warrants to purchase up to 2,692 shares of its common stock at an exercise price of $26.00 per share. In addition, the Company agreed to issue 1,154 additional shares of its common stock after six (6) months from the date of the agreement and warrants to purchase up to 1,154 shares of its common stock for $26.00 per share. The Company evaluated the fair value of the 2,308 shares at $54,600 and the warrants at $28,310.
●	On June 1, 2014, the Company signed an investment agreement with a third party according to which the Company issued 1,385 shares of its common stock for proceeds of $28,874. In addition, the investor received options to purchase 1,385 shares of common stock of the Company for an exercise price of $32.50 per share.
●	In April and June 2014, the Company signed three agreements with a non-US investor who provided the Company with several loans amounting to $78,400, according to which the investor converted the balance of loans into 6,161 shares of common stock of the Company. In addition, the Company issued the same non-US investor 2,926 shares of common stock of the Company for total proceeds of $69,000.
●	In July 2014, the Company issued a non-US investor 1,462 shares of its common stock pursuant to a convertible loan dated June 2013.
●	On July 3, 2014, the Company issued 9,616 shares of its common stock to an investor for proceeds of $75,000.
●	On July 10, 2014, a loan in the amount of $24,000 was converted into 885 shares of the Company’s common stock. In addition, the Company issued the investor an additional 577 shares for granting the loan.
●	On July 10, 2014, the Company issued 577 shares vested to an accredited investor pursuant to an agreement, dated June 18, 2014, to serve on the Company’s advisory board for one (1) year. The agreement was terminated prior to completion of the services, and no other compensation vested. The Company evaluated the fair value of the shares and warrants and recorded an expense of $52,800.
●	On July 29, 2014, the Company issued 1,109 shares of its common stock to an investor for proceeds of $34,522. In addition, the investor received options to purchase up to 1,109 shares of common stock of the Company for an exercise price of $13.00 per share. In April 2015, the investor exercised the option and the Company issued 1,109 shares of its common stock to the investor.
●	On January 26, 2014, the Company signed a subscription agreement with an investor for an investment of, in the aggregate $400,000, in exchange for 13,378 shares of common stock, subject to upward adjustment if, six months from the date of the agreement the investor’s ownership in the Company would be reduced below 12.3% of the shares issued and outstanding and, if on the first anniversary of the agreement, the share price of the Company common stock was $29.90 per share or less. On September 17, 2014, the Company issued 22,048 shares of its common stock to the investor pursuant to the subscription agreement.
●	On September 17, 2014, the Company issued a convertible promissory note to an accredited investor in an aggregate principal amount of $75,000. The note matured one (1) year from the date of issuance and accrued interest at a rate of 8% per annum. The note was convertible into shares of our common stock at a conversion price equal to a 42% discount to our lowest trade or closing prices during periods in proximity to the time of conversion, subject to further discounts in the case of certain events of default.

II-2

●	On September 21, 2014, the Company issued 371 shares of its common stock for proceeds of $11,557. In addition, the investor received options to purchase up to 371 shares of common stock of the Company for an exercise price of $41.60 per share.
●	On September 21, 2014, the Company issued 882 and 2,158 shares of its common stock to accredited investors, for total proceeds of $83,107.
●	On May 1, 2014, the Company signed an agreement with an investor according to which the company would issue 21,685 shares of its common stock and warrants to purchase up to 9,177 shares of its common stock at an exercise price of $13.00 per share. On September 22, 2014, the Company issued the consultant 19,108 shares of common stock of the Company pursuant to the agreement. In addition, on September 22, 2014, the Company issued 7,408 shares of common stock of the Company to the consultant, for total proceeds of $52,708. On May 1, 2014, the Company signed an agreement with the consultant according to which the consultant would provide investor relations services for a period of 12 months. Based on the agreement, the Company issued the consultant 2,308 shares of its common stock and five (5) year options to purchase up to 11,539 shares of its common stock at an exercise price of $13.00 per share. In addition, the Company agreed to issue 3,847 shares of its common stock upon the fulfillment of other conditions set in the agreement. The Company evaluated the fair value of the 2,308 shares and 11,539 options issued at $90,000 and $151,434, respectively.
●	On September 22, 2014, the Company issued a convertible promissory note to an accredited investor in an aggregate principal amount of $250,000 for an aggregate purchase price of $225,000, including an original issue discount of $25,000. The note matured one (1) year from the date of issuance. The note was convertible into shares of common stock of the Company at a conversion price equal to a 37% discount to the Company’s lowest trade or closing prices during periods in proximity to the time of conversion, subject to further discounts in the case of certain events of default.
●	On August 28, 2014, the Company issued 8,168 shares of its common stock to a non-US investor.
●	In the third quarter of 2014, the Company issued 30,769 shares of its common stock in connection with a one (1) year consulting services agreement, dated April 22, 2014, with a non-US person, in exchange for consulting services including advice on investor relations, public relations, transaction structuring, ongoing introductions to investors and strategic initiatives. The Company also issued to the same consultant 25,532 shares of its common stock pursuant to an August 21, 2014 consulting services agreement. The Company estimated the fair value of such shares and recorded an expense of $1,583,273.
●	During the third quarter of 2014, the Company signed investment agreements according to which the Company issued 6,770 shares of its common stock for total proceeds of $109,721. In addition, the investors received options to purchase up to 6,327 shares of common stock of the Company for an exercise price of $13.00 per share.
●	During the third quarter of 2014, the Company signed investment agreements pursuant to which the Company issued 5,839 shares of its common stock for total proceeds of $77,127. In addition, the investors received options to purchase up to 5,839 shares of common stock of the Company for an exercise price of $13.00 per share, and 5,839 shares of common stock of the Company for an exercise price of $16.90 per share.
●	During the third quarter of 2014, the Company signed investment agreements according to which the Company issued 2,714 shares of its common stock for total proceeds of $98,784. In addition, the investors received options to purchase up to 2,714 shares of common stock of the Company for an exercise price of $78.00 per share.
●	During the third quarter of 2014, the Company signed several investment agreements according to which the Company issued 1,532 shares of its common stock for total proceeds of $19,904. In addition, the investors received options to purchase up to 1,532 shares of common stock of the Company for an exercise price of $16.90 per share, and 1,532 shares of common stock of the Company for an exercise price of $20.80 per share.
●	During July through September 2014, the Company issued 16,747 shares of its common stock to a consultant, pursuant to consulting agreements dated September 10, 2013 and April 22, 2014. The Company estimated the fair value of such shares and recorded an expense of $481,810.
●	On October 3, 2014, the Company signed a consulting agreement with a non-US person according to which the consultant would provide investor relations and public relations services for a period of one year. The Company agreed to grant the consultant 15,385 shares of the Company’s common stock and additional options to purchase up to 3,847 shares of the Company’s common stock at an exercise price of $0.13 per share. Such shares were issued on March 19, 2015. In addition, on the same date, the Company issued the consultant 3,847 shares of the Company’s common stock for the exercise of the options granted. The Company estimated the fair value of such shares and options, and recorded an expense of $216,828.
●	On October 28, 2014, the Company issued 2,577 shares of the its common stock to a consultant, pursuant to a service agreement dated May 1, 2014.
●	During October, 2014, a noteholder converted its April 11, 2014 note, with a principal balance of $42,500, into 3,631 shares of the Company’s common stock.
●	On December 8, 2014, the Company issued 1,609 shares of its common stock to a registered broker-dealer in the United States, as compensation for arranging a private placement of the Company’s securities.

II-3

●	On January 5, 2015, the Company signed a consulting agreement with Dr. Borenstein Ltd, according to which the Company issued the consultant one (1) year options to purchase up to 7,693 shares of its common stock at an exercise price of $0.13. The Consultant exercised such options at May 27, 2015. The Company estimated the fair value of such options, and recorded an expense of $158,024.
●	On February 28, 2015 and March 19, 2015, the Company issued 47,038 shares of its common stock to a consultant in respect of a September 2014 consulting agreement for investor and public relations services. The Company estimated the fair value of such shares and recorded an expense of $738,353.
●	On March 12, 2015, the Company issued 839 shares of its common stock to an investor, pursuant to the exercise of options granted in May 2014. The Company estimated the fair value of such shares and recorded an expense of $14,103.
●	On April 13, 2015, the Company entered into a subscription agreement with a non-U.S. person, pursuant to which the Company issued 3,206 shares of its common stock in exchange for $25,000.
●	On April 15, 2015, the Company entered into a Subscription Agreement with Dr. Borenstein Ltd., pursuant to which the Company issued 12,539 shares of its common stock for the aggregate purchase price of $48,000.
●	In April 2015, a non-U.S. investor exercised warrants to purchase shares of common stock of the Company for total consideration of $48,549.
●	On May 27, 2015, the Company issued 1,385 shares of its common stock to a consultant in respect of a September 2014 consulting agreement for investor and public relations services. The Company estimated the fair value of such shares and recorded an expense of $7,560.
●	In May 2015, the Company issued 25,000 shares of its common stock to a consultant, pursuant to a consulting agreement with the Company for investor relations and public relations services. The Company estimated the fair value of such shares and recorded an expense of $136,500.
●	On July 6, 2015, the Company entered into a subscription agreement with several non-U.S. entities, pursuant to which the Company issued 18,682 shares of its common stock in exchange for $51,000.
●	On June 12, 2015, the Company entered into a Subscription Agreement with Dr. Borenstein Ltd., pursuant to which the Company issued 65,269 shares of its common stock for the aggregate purchase price of $140,000.
●	On June 15, 2015, the Company issued 11,539 shares of its common stock to a consultant, in mutual agreement of the termination of the consultant’s June 2014 consulting agreement. The Company estimated the fair value of such shares and recorded an expense of $34,500.
●	On June 17, 2015, the Company’s Board of Directors approved a share repurchase program (the “Share Repurchase Program”). Under the Share Repurchase Program, the Company is authorized to repurchase up to $500,000 worth of its common stock, which, based on the value of the Company’s common stock on September 30, 2015, equates to approximately 128,206 shares of common stock. However, the total number of shares could differ based on the ultimate price per share paid by the Company. Further, the Company’s shares of common stock may be purchased on the open market or through privately negotiated transactions from time-to-time and in accordance with applicable laws, rules and regulations. The Company is not obligated to make any purchases, including at any specific time or in any particular situation. The program may be limited or terminated at any time without prior notice. On June 23, 2015, the Company repurchased 1,109 shares from a stockholder for $28,328 as part of a settlement with such stockholder.
●	In May and June 2015, the Company issued 28,962 shares of the Company to a consultant in respect of his investor relations and public relations services, pursuant to a consulting agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $150,118.
●	On July 1, 2015, the Company entered into a subscription agreement with a non-U.S. person, pursuant to which the Company issued 15,385 shares of its common stock in exchange for $32,000.
●	On July 17, 2015, the Company entered into a subscription agreement with several non-U.S. persons, pursuant to which the Company issued 17,833 shares of its common stock in exchange for $39,394.
●	In July 2015, in order to finance a portion of the funds necessary to complete the acquisitions of the projects by Blue Sphere Pavia, the Company conducted a private placement of up to $250,000 of its common stock. On December 2, 2015, the Company closed on the offering, resulting in gross proceeds of $225,526. On June 2, 2016, the Company issued 107,160 shares of its common stock in consideration of $145,525 of proceeds pursuant to all but one of the investors, and on or about December 13, 2016, the Company issued the remaining 58,909 shares of its common stock, in consideration for $83,949 of proceeds.
●	In August 2015, the Company issued 26,727 shares of its common stock to two affiliate entities of Maxim Group LLC, pursuant to a financial advisor and investment banking agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $34,397.
●	In August 2015, the Company issued 8,679 shares of its common stock to a non-U.S. person, pursuant to a financial advisor and investment banking settlement agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $13,088.
●	Between February and August 2015, the Company issued 577,390 shares of its common stock to holders of convertible promissory notes representing an aggregate principal amount of $1,480,716.
●	In August 2015, the Company issued 26,727 shares of its common stock to Maxim Group LLC, pursuant to a financial advisor and investment banker agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $34,397.
●	In August 2015, the Company issued 8,679 shares of its common stock to a non-U.S. person, pursuant to a financial advisor and investment banker settlement agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $13,088.

II-4

●	Between July and September 2015, the Company issued 61,808 shares of its common stock to a consultant, pursuant to an investor relations and public relations services consulting agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $198,614.
●	On October 12, 2015, the Company issued 2,885 shares of its common stock to a consultant, pursuant to a general advisory services and strategic planning consulting agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $22,586.
●	On October 21, 2015, the Company issued 12,539 and 65,269 shares of its common stock to Dr. Borenstein Ltd., pursuant to subscription agreements dated April 15, 2015 and June 12, 2015, for an aggregate purchase price of $48,000 and $140,000, respectively.
●	On October 26, 2015, the Company issued 5,308 shares of its common stock to a consultant, pursuant to a consulting agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $25,803.
●	On December 2, 2015, the Company issued 4,808 shares of its common stock to a consultant, pursuant to a consulting agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $43,411.
●	On December 2, 2015, the Company issued 5,731 shares of its common stock to a consultant, pursuant to a consulting agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $16,544.
●	Beginning in November 2015, the Company conducted a private offering of up to $3,000,000 of the Company’s Senior Debentures and warrants to purchase up to 61,539 shares of its common stock in proportion to each subscriber’s subscription amount relative to the total offering amount, with 50% of the warrants exercisable at a price per share of $6.50 and the other 50% of the warrants exercisable at price per share of $9.75. On December 23, 2015, the Company completed the closing of the offering and entered into subscription agreements with investors representing aggregate gross proceeds to the Company of $3,000,000. The Company engaged Maxim Group LLC to assist in the private offering, pursuant to which Maxim Group LLC received commissions equal to 7% of the gross proceeds it raised in the offering and warrants to purchase, in the aggregate, up to 34,462 shares of common stock at an exercise price of $8.94 per share. The Company estimated the fair value of such warrants at a value of $116,599 at the date of issuance.
●	On January 26, 2016, the Company issued 7,693 shares of its common stock in connection with a private offering to one investor pursuant to a subscription agreement dated June 12, 2015.
●	On February 1, 2016, the Company issued 4,154 shares its common stock to a consultant, pursuant to a consulting service agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $108,327.
●	On February 3, 2016, the Company issued three (3) year warrants to three private investors to purchase up to 11,539 shares of its common stock at an exercise price of $7.80 per share, in full satisfaction of certain obligations of the Company.
●	On February 15, 2016, the Company completed a private offering representing aggregate gross proceeds to the Company of $1,925,000, pursuant to which the Company issued (a) 269,231 shares of its common stock priced at $7.15 per share, the closing price for shares of its common stock reported by the OTCQB Venture Marketplace on the trading day prior to the closing of the offering, and (b) five (5) year warrants to purchase up to 134,616 shares of its common stock at an exercise price of $13.00 per share, which was equal to 50% of the shares purchased in the offering. The Company engaged Maxim Group LLC to assist in the offering, pursuant to which Maxim received five (5) year warrants to purchase (i) up to 21,539 shares of common stock at an exercise price of $7.87 per share and (ii) up to 10,770 shares of its common stock at an exercise price of $14.30 per share.
●	On March 15, 2016, the Company issued 654 shares of its common stock to a consultant, pursuant to a consulting services agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $5,685.
●	On April 13, 2016, the Company issued 7,692 shares of its common stock to a consultant, pursuant to a consulting agreement dated March 9, 2016, in consideration for corporate finance, investor communications and financial and investor public relations services. The Company thereafter issued an additional 7,692 shares of common stock as a service bonus because the consulting agreement was not terminated prior to June 9, 2016.
●	On April 13, 2016, the Company issued an aggregate of 6,731 shares of its common stock to a consultant, pursuant to consulting agreements dated September 1, 2015 and March 1, 2016, in consideration for investor relations and communications services. The Company estimated the fair value of such shares and recorded an expense of $42,467.
●	On May 18, 2016, the Company issued 5,385 shares of its common stock upon exercise of a warrant to purchase shares of common stock, dated May 4, 2015, at an exercise price of $7.54 per share, for total proceeds of $40,235.

II-5

●	On June 13, 2016, the Company issued 54,643 shares of common stock of the Company to several officers, directors, employees and/or consultants of the Company. All shares were issued pursuant to the Company’s Global Share and Options Incentive Enhancement Plan (2014) and the Company’s Global Share Incentive Plan (2010). The Company estimated and recorded the fair value of such shares as an expense of $632,208 which was recorded through the vesting periods.
●	On June 26, 2016, the Company issued 3,847 shares of its common stock, in full satisfaction of certain obligations under a prior subscription agreement.
●

In June and July 2016, the Company conducted an offering consisting of (a) up to USD $3,000,000 of shares of its common stock, priced at the closing price for shares of its common stock, as reported on the OTCQB Venture Marketplace on the trading day prior to each respective closing of the offering, and (b) five (5) year warrants to purchase shares of its common stock in an amount equal to one hundred percent (100%) of the number of shares of common stock so purchased by the subscriber, with an exercise price equal to the per share price of the common stock, or $1.43 per share, whichever is greater. On July 7, 2016 and July 26, 2016, the Company completed closings of the offering, both such closings representing aggregate gross proceeds to the Company of $1,370,000. In connection with both closings, the Company and subscribers entered into subscription agreements and issued (i) 140,513 shares of common stock at $9.75 per share and (ii) warrants to purchase up to 140,513 shares of common stock at an exercise price of $1.43 per share. The Company engaged Maxim Group LLC to assist in the offering, pursuant to which, Maxim Group LLC received commissions equal to 4.44% of the gross proceeds raised, warrants to purchase up to 7,139 shares of common stock at an exercise price of $10.73 per share, and warrants to purchase up to 7,139 shares of common stock at an exercise price of $15.73 per share.

●	On August 7, 2016, the Company issued 1,100 shares of its common stock, in consideration for past capital advisory services rendered to the Company. The Company estimated the fair value of such shares and recorded an expense of $11,440.
●	On August 16, 2016, the Company issued 3,077 shares of its common stock in satisfaction of debt of $24,000.
●	On September 15, 2016, the Company issued 7,693 shares of its common stock to a consultant in consideration for communications and investor relations services. The Company estimated the fair value and recorded an expense of $19,983 for half of the shares, and of $34,450 for the other half of the shares.
●	On October 25, 2016, the Company completed a private placement of its securities to JMJ Financial, a Nevada sole proprietorship and an accredited investor. Pursuant to the October Financing, the Company entered into a Securities Purchase Agreement with the investor thereby agreeing to issue shares of its common stock, notes and warrants, in exchange for up to USD $1,000,000 in accordance with the following payment schedule: $500,000 paid at closing, $250,000 in guaranteed financing upon the achievement of certain milestones, and up to an additional $250,000 in financing upon the mutual agreement of the investor and the Company. Pursuant to the terms of the financing, the Company agreed to issue to the investor (a) restricted shares of its common stock equal to twenty-five percent (25%) of the note principal paid to the Company by the investor, subject to certain adjustments, (b) a six (6) month promissory note covering the note principal plus an amount equal to approximately five percent (5%) of the actual note principal, in total $1,053,000, and (c) a five-year warrant to purchase up to 51,283 shares of common stock with an aggregate exercise amount of USD $500,000. The Company entered into Amendment No. 2 to the Securities Purchase Agreement and the note on March 14, 2017, to increase the principal loan under the Securities Purchase Agreement and the note to an aggregate principal amount of up to $1,500,000. In addition, the Company agreed to (i) increase the number of restricted shares proportionately up to the increased note principal; (ii) amend the note to reflect the increase note principal amount plus an aggregate “origination fee” of $79,500, for a total balance of up to $1,579,500; and (iii) issue warrants to purchase shares of common stock equal to 100% coverage upon receipt of each payment made by the investor toward the note principal amount. The Company entered into Amendment No. 5 to the Securities Purchase Agreement and the note on May 10, 2017, to increase the principal loan under the Securities Purchase Agreement and the note by $500,000 to an aggregate principal amount of up to $2,000,000. In addition, the Company agreed to (x) increase the number restricted shares proportionately up to the increased note principal; (y) amend the note to reflect the increase note principal amount plus an aggregate “origination fee” of $106,000, for a total balance of up to $2,106,000; and (z) issue warrants to purchase shares of common stock equal to 100% coverage upon receipt of each payment made by the investor toward the note principal amount. Pursuant to subsequent loans under the note, the Company issued five (5) additional five-year warrants, each to purchase up to 25,642 shares of the Company’s common stock, on December 20, 2016, February 14, 2017, March 14, 2017, April 13, 2017, May 11, 2017, and June 7, 2017.
●	On December 20, 2016, the Company issued 7,308 shares of its common stock to its Chief Executive Officer and 6,538 shares of its common stock to its Chairman of the Board of Directors, pursuant to their respective service agreements with the Company. The Company has estimated and recorded the fair value of such shares as an expense of $50,025, which was recorded through the vesting periods.
●	On December 30, 2016, the Company issued 6,538 shares of its common stock to an executive under his service agreement with the Company. The Company has estimated and recorded the fair value of such shares as an expense of $23,623 which was recorded through the vesting period.
●	On December 30, 2016, the Company issued 44,424 shares of its common stock to several officers, directors, employees and/or consultants of the Company. All shares were issued pursuant to the Company’s Global Share and Options Incentive Enhancement Plan (2014) and the Company’s Global Share Incentive Plan (2010). The Company has estimated and recorded the fair value of such shares as an expense of $386,347, which was recorded through the vesting periods.
●	On December 30, 2016, the Company issued 2,308 shares its common stock in consideration for past services rendered by a member of our Board of Directors. The Company has estimated the fair value of such shares, and recorded an expense of $19,770.
●	On January 31, 2017, the Company issued 3,109 shares of its common stock to the Former Chief Financial Officer (Israel) of the Company and 2,693 shares of its common stock to the Former Chief Financial Officer (U.S.) of the Company under their departure settlement agreements with the Company.
●	On February 21, 2017, the Company issued 19,576 shares of its common stock to four Directors of the Company and a former Director of the Company for services that were rendered in 2016 and pursuant to the Company’s Amended and Restated Non-Employee Directors Compensation Plan.
●	On March 2, 2017, the Company issued 17,949 shares of its common stock to a former consultant pursuant to a letter agreement dated August 8, 2014, whereby the Company had agreed to issue $350,000 of common stock, determined based on the closing price per share on the OTCQB Venture Marketplace on November 25, 2014, which was $19.50 per share. The letter agreement evidenced a bonus granted by the Company for investor relation and advisory services provided in 2014. In connection with the issuance, on March 1, 2017, the consultant provided to the Company a release and waiver of any and all claims.
●	On March 13, 2017, the Company issued 3,847 shares of its common stock to a consultant, pursuant to a consulting agreement dated September 1, 2016, in consideration for financial advisory and consulting services.
●	On March 31, 2017, the Company issued 7,406 shares of its common stock to several officers, directors, employees and/or consultants of the Company. All shares issued vested on March 31, 2017 pursuant to grants dated February 24, 2015 under the Company’s Global Share and Options Incentive Enhancement Plan (2014).
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On April 17, 2017, the Company issued 7,840 shares of its common stock to four non-employee Directors of the Company for services that were rendered in the first quarter of 2017, pursuant to the Company's Amended and Restated Non-Employee Directors Compensation Plan.

●

On May 26, 2017, the Company entered into an agreement to refinance certain of its convertible and non-convertible debentures, pursuant to which the Company will issue two (2) debentures maturing on December 31, 2018 and having an aggregate principal balance of $3,000,000, both of which will be convertible into shares of the Company’s common stock, and two (2) five-year warrants to purchase up to 225,000 shares of the Company’s common stock. In connection with the refinancing, six (6) debentures of the Company having a principal balance of $3,000,000 and maturing on December 22, 2017 will be repaid in full.

●

On July 3, 2017, the Company issued 18,520 shares of its common stock to four non-employee Directors of the Company for services that were rendered in the second quarter of 2017, pursuant to the Company’s Amended and Restated Non-Employee Directors Compensation Plan.

●

On July 3, 2017, the Company issued 6,539 shares of its common stock to its Chief Financial Officer pursuant to the Company's 2016 Stock Incentive Plan and the Services Agreement between the Company and Mr. Daniel, dated May 1, 2016, for services rendered to the Company thereunder.

●

On July 11, 2017, the Company issued 6,539 shares of its common stock to its Executive Vice President pursuant the Personal Employment Agreement between the Company and Mr. Kerner, dated January 1, 2016, for services rendered to the Company thereunder.

Except as noted, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Company believes each transaction was exempt from the registration requirements of the Securities Act as stated above. All recipients of the foregoing transactions either received adequate information about the Company or had access, through their relationships with the Company, to such information. Furthermore, the Company affixed appropriate legends to the share certificates and instruments issued in each of the foregoing transactions setting forth that the securities had not been registered and the applicable restrictions on transfer.

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Item 16.	Exhibits and Financial Statement Schedules.

The Exhibit Index attached hereto is incorporated herein by reference.

Item 17.	Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)  The undersigned Registrant hereby undertakes that it will:

(1)   for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)   for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized on July 21, 2017.

BLUE SPHERE CORPORATION

By:	/s/ Shlomo Palas
Shlomo Palas
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Shlomo Palas	President, Chief Executive Officer and Director	July 21, 2017
Shlomo Palas	(Principal Executive Officer)

/s/ Ran Daniel	Chief Financial Officer	July 21, 2017
Ran Daniel	(Principal Accounting Officer and Principal Financial Officer)

/s/ Joshua Shoham	Director, Chairman	July 21, 2017
Joshua Shoham

/s/ Yigal Brosh	Director	July 21, 2017
Yigal Brosh

/s/ Shimon Erlichman	Director	July 21, 2017
Shimon Erlichman

/s/ Lyron Bentovim	Director	July 21, 2017
Lyron Bentovim

/s/ David Doctor	Director	July 21, 2017
David Doctor

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EXHIBIT INDEX

No.	Description	Note (s)

1.1	Form of Underwriting Agreement for the Underwritten Offering	**

3.1	Amended and Restated Articles of Incorporation, dated November 22, 2013.	(1)

3.2	Certificate of Amendment No. 2 to our Amended and Restated Certificate of Incorporation	*

3.3	Amended and Restated Bylaws, dated June 17, 2015.	(2)

4.1	Form of Common Stock Certificate.	(16)

5.1	Opinion of Thompson Hine LLP regarding the legality of the securities being registered.	**

10.1	Orbit Energy Rhode Island LLC Membership Interest Purchase Agreement, dated April 8, 2015.	(3)

10.2	Rhode Island Energy Partners LLC Development and Indemnification Agreement, dated April 8, 2015.	(3)

10.3	Amended and Restated Rhode Island Energy Partners LLC Agreement, dated April 8, 2015.	(3)

10.4	Orbit Energy Charlotte, LLC Letter Agreement dated January 29, 2015.	(4)

10.5	Orbit Energy Charlotte, LLC Membership Interest Purchase Agreement, dated January 30, 2015.	(5)

10.6	Concord Energy Partners, LLC Development and Indemnification Agreement, dated January 30, 2015.	(4)

10.7	Amended and Restated Concord Energy Partners LLC Agreement, dated January 30, 2015.	(4)

10.8	Ori Ackerman Loan Agreement, dated March 15, 2015.	(6)

10.9	Share Purchase Agreement by and among Bluesphere Italy S.r.l. and Volteo Energie S.p.A., Agriholding S.r.l. and Overland S.r.l., dated May 14, 2015.	(7)

10.10	Amendment to the Share Purchase Agreement Dated May 14, 2015, by and among Bluesphere Italy S.r.l. and Volteo Energie S.p.A., Agriholding S.r.l. and Overland S.r.l., dated December 14, 2015.	*

10.11	Framework EBITDA Guarantee Agreement dated July 17, 2015.	(5)

10.12	Long Term Mezzanine Loan Agreement by and among Blue Sphere Corp., Eastern Sphere Ltd., Bluesphere Italy S.r.l., and Helios Italy Bio-Gas 1 L.P., dated August 18, 2015.	(8)

10.13	Service Agreement between Blue Sphere Corporation and Shlomo Palas, dated October 15, 2015.	(9) #

10.14	Service Agreement by and among Blue Sphere Corporation, JLS Advanced Investment Holdings Limited, and Roy Amitzur, dated October 15, 2015.	(9) #

10.15	Advisory Agreement between Blue Sphere Corporation and Joshua Shoham, dated October 15, 2015.	(9) #

10.16	Form of Subscription Agreement from Debenture Offering.	(10)

10.17	Form of Senior Debenture from Debenture Offering.	(10)

10.18	Form of Warrants from Debenture Offering.	(10)

10.19	Form of Pledge Agreement from Debenture Offering.	(10)

10.20	Form of Securities Subscription Agreement from February Stock Offering.	(11)

10.21	Form of Offering Warrant from February Stock Offering.	(11)

10.22	Services Agreement, dated May 1, 2016, between the Company and Ran Daniel.	(12)

10.23	Form of February 3, 2016 Warrant.	(13)

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10.24	Form of July Offering Subscription Agreements, entered into December 2, 2015.	(13)

10.25	Form of Securities Subscription Agreement from June Stock Offering.	(14)

10.26	Form of Offering Warrant from June Stock Offering.	(14)

10.27	2016 Stock Incentive Plan.	(15)

10.28	Form of Maxim Warrant.	(15)

10.29	Form of Securities Purchase Agreement from the October 2016 Financing.	(17)

10.30	Form of Promissory Note from the October 2016 Financing.	(17)

10.31	Form of Common Stock Purchase Warrant from the October 2016 Financing.	(17)

10.32	Organic Waste Delivery Agreement, dated October 13, 2016.	*

10.33	2010 Stock Incentive Plan.	(19)

10.34	2014 Stock Incentive Plan.	(6)

10.35	Form of Warrant for the Offering.	*

10.36	Service, Maintenance and Operation Agreement, dated June 5, 2014, between Orbit Energy Charlotte, LLC, Austep USA Inc. and Austep S.p.A.	*

10.37	Acceptance Letter of Grant Application from Rijksdienst voor Ondernemend Nederland, dated December 8, 2016.	(20)

10.38	Addendum No. 1 to Service Agreement dated December 29, 2016, between the Company, Mr. Amitzur, JLS Advanced Investment Holdings Limited and Renewable Energy Management Services.	* #

10.39	Service and Consulting Agreement dated May 30, 2013, between the Company and Efim Monsov.	* #

10.40	Personal Employment Agreement dated January 1, 2016, between Eastern Sphere and Elad Kerner.	* #

10.41	Amended and Restated Non-Employee Director Compensation Plan.	* #

10.42	Amended and Restated Turnkey Agreement for the Design, Construction and Delivery of a Biogas Plant, dated June 5, 2014, between Orbit Energy Charlotte, LLC and Auspark LLC.	*

10.43	Amended and Restated Turnkey Agreement for the Design, Construction and Delivery of a Biogas Plant, dated April 7, 2015, between Orbit Energy Rhode Island, LLC and Auspark LLC.	*

10.44	Form of SPV Management Agreement.	*

10.45	Amended and Restated Lease Agreement, dated April 8, 2015, between Orbit Energy Rhode Island, LLC and Shelby Realty, Inc.	*

10.46	Form of Plant EBITDA Guarantee Agreement entered into with Austep S.p.A. in connection with each SPV.	*

10.47	Letter Agreement, dated March 1, 2017, between JMJ Financial and Blue Sphere Corporation.	*

10.48	Amendment #2 to the Securities Purchase Agreement and to the $1,053,000 Promissory Note, dated March 14, 2017, by and between Blue Sphere Corporation and JMJ Financial.	(21)

10.49	Form of First Amendment to Senior Debenture.	(22)

10.50	Letter Agreement, dated April 4, 2017, between JMJ Financial and Blue Sphere Corporation.	(23)

10.51	Form of Representative’s Warrant for the Offerings.	*

10.52	Amendment #3 to the Securities Purchase Agreement and to the $1,579,500 Promissory Note, dated April 13, 2017, by and between Blue Sphere Corporation and JMJ Financial.	(23)

10.53	Amendment #4 to the Securities Purchase Agreement, the $1,579,500 Promissory Note, and the Common Stock Purchase Warrants, dated April 28, 2017, by and between Blue Sphere Corporation and JMJ Financial.	(23)

10.54	Amendment #5 to the Securities Purchase Agreement and to the $1,579,500 Promissory Note, dated May 11, 2017, by and between Blue Sphere Corporation and JMJ Financial.	(23)

10.55	Amendment #6 to the Securities Purchase Agreement, the $2,106,000 Promissory Note, and the Common Stock Purchase Warrants, dated May 18, 2017, by and between Blue Sphere Corporation and JMJ Financial.	*

10.56	Form of Pre-Funded Warrant for the Offerings.	*

10.57	Debenture Refinance and Purchase Agreement, dated May 26, 2017.	(24)

10.58	Form of Pledge Agreement used in connection with the Debenture Refinance.	(24)

10.59	Form of Convertible Senior Debenture used in connection with the Debenture Refinance.	(24)

10.60	Form of Warrant used in connection with the Debenture Refinance.	(24)

10.61	Power Purchase Agreement, dated May 26, 2011 and amended on April 11, 2013, December 9, 2013, January 9, 2015 and May 27, 2016, between Orbit Energy Rhode Island, LLC and The Narragansett Electric Company d/b/a National Grid.	*

10.62	Second Amended and Restated Renewable Energy Purchase Agreement, dated September 30, 2016, between Orbit Energy Charlotte, LLC and Duke Energy Carolinas, LLC.	*

10.63	Amendment #7 to the Securities Purchase Agreement, the $2,106,000 Promissory Note, and the Common Stock Purchase Warrants, dated June 6, 2017, by and between Blue Sphere Corporation and JMJ Financial.	(25)

10.64	Amendment #8 to the Securities Purchase Agreement, the $2,106,000 Promissory Note, and the Common Stock Purchase Warrants, dated June 6, 2017, by and between Blue Sphere Corporation and JMJ Financial.	**

10.65	Share Purchase Agreement relating to the purchase of 100% of the share capital of FUTURIS PAPIA S.r.l., dated June 29, 2017, by and between Blue Sphere Corporation and Pronto Verde A.G.	(26)

10.66	Share Purchase Agreement relating to the purchase of 100% of the share capital of ENERGYECO S.r.l., dated June 29, 2017, by and between Blue Sphere Corporation and Pronto Verde A.G.	(26)

10.67	Amendment Agreement relating to the Share Purchase Agreement for the purchase of 100% of the share capital of FUTURIS PAPIA S.r.l., dated July 12, 2017, between Blue Sphere Corporation and Pronto Verde A.G.	(27)

10.68	Biogas Plants’ Ordinary Management Proposal, dated July 14, 2017, between the Company and Società Agricola Burnigaia Società Semplice d/b/a La Fenice (as translated from Italian into English).	(28)

10.69	Form of Placement Agency Agreement.	**

10.70	Form of Subscription Agreement for the Best Efforts Offering.	**

10.71	Escrow Agreement for the Best Efforts Offering.	**

14.1	Code of Ethics and Anti-Harassment Policy of the Company.	(18)

21.1	Subsidiaries of Registrant.	**

23.1	Consent of Thompson Hine LLP (Included in Exhibit 5.1).	**

23.2	Consent of Brightman Almagor Zohar & Co.	**

99.1	Charter of the Audit Committee.	*

99.2	Charter of the Finance Committee.	*

99.3	Charter of the Nominations Committee.	*

99.4	Charter of the Compensation Committee.	*

#	Indicates management contract or compensatory plan or arrangement.
*	Previously filed.
**	Filed herewith.

(1)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 3, 2013.
(2)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 17, 2015.
(3)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 14, 2015.
(4)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on February 5, 2015.
(5)	Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2015.
(6)	Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2015.
(7)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on May 18, 2015.
(8)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on August 24, 2015.
(9)	Incorporated by reference to our Annual Report on Form 10-K filed with the SEC on January 13, 2016.
(10)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 28, 2015.

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(11)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on February 17, 2016.
(12)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on May 4, 2016.
(13)	Incorporated by reference to our Quarterly Report on Form 10-Q/A filed with the SEC on June 13, 2016.
(14)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on July 8, 2016.
(15)	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-213145) filed with the SEC on August 15, 2016.
(16)	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1/A (File No. 333-213145) filed with the SEC on September 1, 2016.
(17)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on October 31, 2016.
(18)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 29, 2016.
(19)	Incorporated by reference to our Amendment to Annual Report on Form 10-K filed with the SEC on March 9, 2011.
(20)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 13, 2016.
(21)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on March 20, 2017.
(22)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on March 24, 2017.
(23)	Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2017.
(24)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on May 26, 2017.
(25)	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-218692) filed with the SEC on June 13, 2017.
(26)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on July 6, 2017.
(27)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on July 14, 2017.
(28)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on July 19, 2017.

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